EXHIBIT 4

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                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
                                   Depositor,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                Master Servicer,

                          MIDLAND LOAN SERVICES, INC.,
                                Special Servicer,

                    HSBC FINANCIAL SERVICES (CAYMAN) LIMITED,
                            Cayman Collateral Trustee

                                       and

                             WELLS FARGO BANK, N.A.,
                         Trustee and REMIC Administrator

                          ----------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2006

                          ----------------------------

                                 $2,037,667,323

                  Commercial Mortgage Pass-Through Certificates

                                  Series 2006-1



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

                                TABLE OF CONTENTS

                                    ARTICLE I

        DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL
                              AND THE CERTIFICATES

Section 1.01  Defined Terms................................................
Section 1.02  Rules of Construction; Other Definitional Provisions.........
Section 1.03  Certain Calculations in Respect of the Mortgage Pool.........
Section 1.04  Cross-Collateralized Mortgage Loans..........................
Section 1.05  Incorporation of Preliminary Statement.......................

                                   ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance of the Torre Mayor Loan REMIC and REMIC I by
               Trustee.....................................................
Section 2.03  Mortgage Loan Seller's Repurchase or Substitution of
               Mortgage Loans for Material Document Defects and
               Material Breaches...........................................
Section 2.04  Representations and Warranties of the Depositor..............
Section 2.05  Representations and Warranties of the Master Servicer........
Section 2.06  Representations and Warranties of the Special Servicer.......
Section 2.07  Representations and Warranties of the Trustee and the
               REMIC Administrator.........................................
Section 2.08  Creation of the Torre Mayor Loan REMIC Regular Interest
               and the Torre Mayor Loan REMIC Residual Interest............
Section 2.09  Issuance of the Class R-I Certificates; Creation of the
               REMIC I Regular Interests...................................
Section 2.10  Conveyance of REMIC I Regular Interests; Acceptance of
               REMIC II by the Trustee.....................................
Section 2.11  Issuance of the REMIC II Certificates........................
Section 2.12  Loss of Value Reserve Fund Provisions........................
Section 2.13  Designation of Grantor Trust.................................

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Serviced Loans.........................
Section 3.02  Collection of Mortgage Loan Payments.........................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Servicing Advances; Reserve Accounts....
Section 3.04  Certificate Account, Distribution Account, Torre Mayor
               Loan REMIC Distribution Account, REMIC I Distribution Account, REMIC II Distribution Account, Excess Interest Distribution Account, Excess Liquidation Proceeds
               Account, the Class A-SBFL Floating Rate Account and
               Serviced Whole Loan Custodial Account.......................
Section 3.05  Permitted Withdrawals From the Certificate Account, the
               Distribution Account, the Serviced Whole Loan Custodial Accounts, the Class A-SBFL Floating Rate Account and the
               Excess Liquidation Proceeds Account.........................
Section 3.06  Investment of Funds in the Certificate Account, the
               Interest Reserve Account, the Excess Interest
               Distribution Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account,
               the REMIC II Distribution Account, the Excess
               Liquidation Proceeds Account, the Class A-SBFL Floating
               Rate Account and the REO Account............................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.08  Enforcement of Alienation Clauses............................
Section 3.09  Realization Upon Defaulted Serviced Loans....................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.11  Servicing Compensation; Interest on Servicing Advances;
               Payment of Certain Expenses; Obligations of the Trustee
               Regarding Back-up Servicing Advances........................
Section 3.12  Inspections; Collection of Financial Statements..............
Section 3.13  [Reserved]...................................................
Section 3.14  [Reserved]...................................................
Section 3.15  Access to Certain Information................................
Section 3.16  Title to REO Property; REO Account...........................
Section 3.17  Management of REO Property...................................
Section 3.18  Resolution of Defaulted Serviced Loans and REO Properties....
Section 3.19  Additional Obligations of the Master Servicer and the
               Special Servicer............................................
Section 3.20  Modifications, Waivers, Amendments and Consents..............
Section 3.21  Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping; Asset Status Report; Directing
               Certificateholder...........................................
Section 3.22  Sub-Servicing Agreements.....................................
Section 3.23  Designation of the Special Servicer by the Majority
               Certificateholder of the Controlling Class..................
Section 3.24  Confidentiality..............................................
Section 3.25  No Solicitation of Prepayments...............................
Section 3.26  Certain Matters with Respect to Mortgage Loans Permitting
               Defeasance, Franchise Mortgage Loans and Certain
               Mortgage Loans Permitting Additional Debt...................
Section 3.27  Application of Default Charges...............................
Section 3.28  Matters Regarding the Whole Loans............................
Section 3.29  Matters Regarding the KinderCare Portfolio Whole Loan and
               the Torre Mayor Whole Loan..................................
Section 3.30  Certain Powers of the Controlling Holders and Certain
               Intercreditor Matters.......................................
Section 3.31  Matters Regarding the Torre Mayor Pari Passu Note A-2
               Mortgage Loan and the Cayman Islands Mortgage Loan..........
Section 3.32  Class A-SBFL Swap Contract...................................
Section 3.33  Pending Amendment of KinderCare Portfolio Whole Loan.........

                                   ARTICLE IV

              PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; Certain Reports by the
               Master Servicer and the Special Servicer....................
Section 4.03  P&I Advances.................................................
Section 4.04  Allocation of Realized Losses and Additional Trust Fund
               Expenses....................................................
Section 4.05  Interest Reserve Account.....................................
Section 4.06  Excess Interest Distribution Account.........................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of Certificates........
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................
Section 5.06  Certification by Certificate Owners..........................
Section 5.07  Regarding the Identification of Certain Certificateholders...

                                   ARTICLE VI

    THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE REMIC
                                  ADMINISTRATOR

Section 6.01  Liability of the Depositor, the Master Servicer, the
               Special Servicer and the REMIC Administrator................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Master Servicer, the Special Servicer or the REMIC
               Administrator...............................................
Section 6.03  Limitation on Liability of the Depositor, the Master
               Servicer, the Special Servicer, the REMIC Administrator
               and Others..................................................
Section 6.04  Master Servicer, Special Servicer and REMIC Administrator
               Not to Resign...............................................
Section 6.05  Rights of the Depositor and the Trustee in Respect of the
               Master Servicer, the Special Servicer and the REMIC
               Administrator...............................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Form 8-K Information; Notification to Certificateholders.....
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Additional Remedies of Trustee Upon Event of Default.........

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Loans.......................................
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Fees of Trustee; Indemnification of Trustee..................
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee...........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Appointment of Custodians....................................
Section 8.12  Access to Certain Information................................
Section 8.13  Maintenance of Mortgage File.................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................

                                    ARTICLE X

                  ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

Section 10.01 REMIC Administration.........................................
Section 10.02 Depositor, Master Servicer, Special Servicer and Trustee
               to Cooperate with REMIC Administrator.......................
Section 10.03 Fees of the REMIC Administrator..............................
Section 10.04 Use of Agents................................................
Section 10.05 Grantor Trust Administration.................................

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01 Intent of the Parties; Reasonableness........................
Section 11.02 Succession; Subcontractors...................................
Section 11.03 Filing Obligations...........................................
Section 11.04 Form 10-D Filings............................................
Section 11.05 Form 10-K Filings............................................
Section 11.06 Sarbanes-Oxley Certification.................................
Section 11.07 Form 8-K Filings.............................................
Section 11.08 Form 15 Filing...............................................
Section 11.09 Annual Compliance Statements.................................
Section 11.10 Annual Reports on Assessment of Compliance with Servicing
               Criteria....................................................
Section 11.11 Annual Independent Public Accountants' Servicing Report......
Section 11.12 Indemnification..............................................
Section 11.13 Signatures; Article XI Notices...............................
Section 11.14 Amendments...................................................
Section 11.15 Companion Loans..............................................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Amendment....................................................
Section 12.02 Recordation of Agreement; Counterparts.......................
Section 12.03 Limitation on Rights of Certificateholders...................
Section 12.04 Governing Law................................................
Section 12.05 Notices......................................................
Section 12.06 Severability of Provisions...................................
Section 12.07 Successors and Assigns; Beneficiaries........................
Section 12.08 Article and Section Headings.................................
Section 12.09 Notices to and from Rating Agencies..........................
Section 12.10 Requests for Information; Standing Requests..................
Section 12.11 Insolvency...................................................

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A-1       Form of Class A-1 Certificate
EXHIBIT A-2       Form of Class A-2 Certificate
EXHIBIT A-3       Form of Class A-3A Certificate
EXHIBIT A-4       Form of Class A-3B Certificate
EXHIBIT A-5       Form of Class A-SBFL Certificate
EXHIBIT A-6       Form of Class A-4 Certificate
EXHIBIT A-7       Form of Class A-1A Certificate
EXHIBIT A-8       Form of Class XC Certificate
EXHIBIT A-9       Form of Class XP Certificate
EXHIBIT A-10      Form of Class A-M Certificate
EXHIBIT A-11      Form of Class A-J Certificate
EXHIBIT A-12      Form of Class B Certificate
EXHIBIT A-13      Form of Class C Certificate
EXHIBIT A-14      Form of Class D Certificate
EXHIBIT A-15      Form of Class E Certificate
EXHIBIT A-16      Form of Class F Certificate
EXHIBIT A-17      Form of Class G Certificate
EXHIBIT A-18      Form of Class H Certificate
EXHIBIT A-19      Form of Class J Certificate
EXHIBIT A-20      Form of Class K Certificate
EXHIBIT A-21      Form of Class L Certificate
EXHIBIT A-22      Form of Class M Certificate
EXHIBIT A-23      Form of Class N Certificate
EXHIBIT A-24      Form of Class O Certificate
EXHIBIT A-25      Form of Class P Certificate
EXHIBIT A-26      Form of Class Q Certificate
EXHIBIT A-27      Form of Class R-I Certificate
EXHIBIT A-28      Form of Class R-II Certificate
EXHIBIT A-29      Form of Class R-TM Certificate
EXHIBIT A-30      Form of Class V Certificate
EXHIBIT B         Form of Investment Representation Letter
EXHIBIT C-1       Form of Transfer Affidavit and Agreement Pursuant to
                  Section 5.02(d)(i)(B)
EXHIBIT C-2       Form of Transferor Certificate Pursuant to
                  Section 5.02(d)(i)(D)
EXHIBIT D         Request for Release
EXHIBIT E         Form of ERISA Representation Letter
EXHIBIT F         Form of Custodial Certification
EXHIBIT G         Form of Trustee Distribution Date Statement
EXHIBIT H         Request for Review
EXHIBIT I         Form of Notice Regarding Purchase Option Exercise
EXHIBIT J         Form of Notice and Certification Regarding Defeasance of
                  Mortgage Loan
EXHIBIT K         Form of Certification to be Provided with Form 10-K
EXHIBIT L         Form of Certification to be Provided to Depositor
EXHIBIT M         Form of Confidentiality Agreement
EXHIBIT N         Form of Regulation S Certificate
EXHIBIT O         Form of Transfer Certificate for Exchange or Transfer from
                  Domestic Global Certificate to Regulation S Global Certificate
                  During the Restricted Period
EXHIBIT P         Form of Transfer Certificate for Exchange or Transfer from
                  Domestic Global Certificate to Regulation S Global Certificate
                  After the Restricted Period
EXHIBIT Q         Form of Transfer Certificate for Exchange or Transfer from
                  Regulation S Global Certificate to Domestic Global Certificate
SCHEDULE I        Mortgage Loan Schedule
SCHEDULE II       Sub-Servicing Agreements in Effect as of the Closing Date
SCHEDULE III      Schedule of Exceptions under Section 2.02(a)
SCHEDULE IV       Class XP Reference Rates
SCHEDULE V        Mortgage Loans that Initially Pay Interest Only
SCHEDULE VI       Mortgage Loans Containing Additional Debt
SCHEDULE VII      Schedule of Controlling Holders and Operating Advisors
SCHEDULE VIII     Servicing Criteria to be Addressed in Assessment of Compliance
SCHEDULE IX       Additional Form 10-D Disclosure
SCHEDULE X        Additional Form 10-K Disclosure
SCHEDULE XI       Form 8-K Disclosure Information
SCHEDULE XII      Form of Additional Disclosure Notification

            This Pooling and Servicing Agreement (this "Agreement"), dated and effective as of March 1, 2006, is by and among BANC OF AMERICA COMMERCIAL MORTGAGE INC., as Depositor, BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, MIDLAND LOAN SERVICES, INC., as Special Servicer, HSBC FINANCIAL SERVICES (CAYMAN) LIMITED, solely as Cayman Collateral Trustee, and WELLS FARGO BANK, N.A., as Trustee and as REMIC Administrator.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

            As provided herein, the Trustee will elect that three segregated pools of assets within the Trust Fund (exclusive of the Excess Interest, the Excess Interest Distribution Account, the Class A-SBFL Regular Interest, the Class A-SBFL Swap Contract and the Class A-SBFL Floating Rate Account) be treated for federal income tax purposes as three separate real estate mortgage investment conduits (the "Torre Mayor Loan REMIC", "REMIC I" and "REMIC II", respectively).

                             Torre Mayor Loan REMIC

            The Trustee will elect to treat the segregated pool of assets consisting of the Torre Mayor Pari Passu Note A-2 Mortgage Loan (exclusive of Excess Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Torre Mayor Loan REMIC". The Class R-TM Certificates will represent the sole class of "residual interests" in the Torre Mayor Loan REMIC for purposes of the REMIC Provisions. The Torre Mayor Loan REMIC Regular Interests will represent the "regular interest" in the Torre Mayor Loan REMIC for purposes of the REMIC Provisions, will have an initial principal balance equal to $55,000,000, will not be certificated and will be held by REMIC I.

            The following table sets forth the initial Torre Mayor Pari Passu Note A-2 Mortgage Loan Balance and the Corresponding Torre Mayor Loan REMIC Regular Interest:

             Initial Torre Mayor           Corresponding Mortgage Loan
            Mortgage Loan Balance            REMIC Regular Interest
            ---------------------            ----------------------

                $55,000,000              Torre Mayor Pari Passu Note A-2
                                                  Mortgage Loan
                                                 Regular Interest

                                     REMIC I

            As provided herein, the Trustee will elect that the portion of the Trust Fund consisting of the Majority Mortgage Loans (exclusive of Excess Interest), the Torre Mayor Loan REMIC Regular Interest and certain other related assets subject to this Agreement shall be treated as a REMIC for federal income tax purposes, and such segregated asset pool will be designated as "REMIC I". The REMIC I Regular Interests listed below under the heading "Corresponding REMIC I Regular Interests" constitute "regular interests" in REMIC I and the Class R-I Certificates constitute the sole Class of "residual interests" in REMIC I created hereunder for purposes of the REMIC Provisions.

            The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), and the Corresponding Components of the Class X Certificates for each Class of the REMIC II Certificates (the "Corresponding Certificates").

                   Corresponding                              Corresponding
 Corresponding    REMIC I Regular          REMIC I         Components of Class
  Certificates    Interests(1)(2)     Principal Balance     X Certificates(1)
------------------------------------------------------------------------------
Class A-1              LA-1-1             $4,417,000              XA-1-1
                       LA-1-2             $5,489,000              XA-1-2
                       LA-1-3            $34,816,000              XA-1-3
                       LA-1-4            $36,778,000              XA-1-4
Class A-2              LA-2-1             $2,873,000              XA-2-1
                       LA-2-2            $39,740,000              XA-2-2
                       LA-2-3            $38,975,000              XA-2-3
                       LA-2-4             $2,812,000              XA-2-4
Class A-3A            LA-3A-1            $37,229,000             XA-3A-1
                      LA-3A-2            $42,097,000             XA-3A-2
                      LA-3A-3            $50,774,000             XA-3A-3
Class A-3B              LA-3B            $25,000,000               XA-3B
Class A-SBFL                             $18,580,000
  Regular
  Interest          LA-SBFL-1                                    XA-SB-1
                    LA-SBFL-2            $45,315,000             XA-SB-2
                    LA-SBFL-3            $39,450,000             XA-SB-3
                    LA-SBFL-4            $30,123,000             XA-SB-4
Class A-4              LA-4-1             $3,389,000              XA-4-1
                       LA-4-2            $51,749,000              XA-4-2
                       LA-4-3           $117,532,000              XA-4-3
                       LA-4-4           $443,830,000              XA-4-4
Class A-1A            LA-1A-1               $522,000             XA-1A-1
                      LA-1A-2               $636,000             XA-1A-2
                      LA-1A-3             $6,535,000             XA-1A-3
                      LA-1A-4             $7,557,000             XA-1A-4
                      LA-1A-5             $7,500,000             XA-1A-5
                      LA-1A-6             $7,369,000             XA-1A-6
                      LA-1A-7             $7,747,000             XA-1A-7
                      LA-1A-8             $7,437,000             XA-1A-8
                      LA-1A-9             $7,552,000             XA-1A-9
                     LA-1A-10            $43,917,000            XA-1A-10
                     LA-1A-11             $6,266,000            XA-1A-11
                     LA-1A-12             $5,985,000            XA-1A-12
                     LA-1A-13             $5,878,000            XA-1A-13
                     LA-1A-14             $5,680,000            XA-1A-14
                     LA-1A-15           $234,818,000            XA-1A-15
Class A-M                LA-M           $203,766,000                XA-M
Class A-J                LA-J           $142,637,000                XA-J
Class B                    LB            $20,377,000                  XB
Class C                    LC            $22,924,000                  XC
Class D                    LD            $20,376,000                XD-1
Class E                  LE-1            $10,179,000                XE-1
                         LE-2            $11,870,000                XE-2
                         LE-3            $13,610,000                XE-3
Class F                  LF-1             $4,792,000                XF-1
                         LF-2            $13,132,000                XF-2
                         LF-3             $2,453,000                XF-3
Class G                  LG-1             $1,415,000                XG-1
                         LG-2            $15,167,000                XG-2
                         LG-3             $8,889,000                XG-3
Class H                  LH-1             $8,365,000                XH-1
                         LH-2            $14,559,000                XH-2
Class J                  LJ-1             $2,660,000                XJ-1
                         LJ-2            $17,155,000                XJ-2
                         LJ-3             $8,203,000                XJ-3
Class K                    LK             $7,641,000                  XK
Class L                  LL-1             $2,731,000                XL-1
                         LL-2             $7,457,000                XL-2
Class M                    LM             $7,641,000                  XM
Class N                    LN             $2,547,000                  XN
Class O                    LO             $5,095,000                  XO
Class P                    LP             $7,641,000                  XP
Class Q                    LP            $28,018,323                  XQ

(1) The REMIC I Regular Interest or Interests and the Component or Components of the Class X Certificates that correspond to any particular Class of REMIC II Regular Certificates also correspond to each other and, accordingly, constitute the (i) "Corresponding REMIC I Regular Interests" and (ii) "Corresponding Components", respectively, with respect to each other.

(2) The Class LA-SBFL Regular Interests do not correspond to any Class of Certificates. The Class LA-SBFL Regular Interests correspond to the Class A-SBFL Regular Interest.

                                    REMIC II

            As provided herein, the Trustee will elect to treat that portion of the Trust Fund consisting of the REMIC I Regular Interests and certain other assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated asset pool will be designated as "REMIC II". The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class XC, Class XP, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-SBFL Regular Interest will constitute "regular interests" in REMIC II, and the Class R-II Certificates will constitute the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            The following table sets forth the designation, the approximate initial Pass-Through Rate and the Initial Class Principal Balance for each of the Classes of REMIC II Regular Certificates (which are issued by REMIC II) and the Class A-SBFL Certificates:

                            Approximate Initial           Initial Class
     Designation             Pass-Through Rate          Principal Balance
--------------------------------------------------------------------------------
REMIC II Regular
Certificates
Class A-1                   5.2190% per annum              $81,500,000
Class A-2                   5.3340% per annum              $84,400,000
Class A-3A                  5.4470% per annum             $130,100,000
Class A-3B                  5.4470% per annum              $25,000,000
Class A-SBFL          LIBOR + 0.20% per annum (1)         $133,468,000
Class A-4                   5.3720% per annum (2)         $616,500,000
Class A-1A                  5.3780% per annum (2)         $355,399,000
Class A-M                   5.4210% per annum (2)         $203,766,000
Class A-J                   5.4600% per annum (2)         $142,637,000
Class B                     5.4900% per annum (2)          $20,377,000
Class C                     5.5090% per annum (2)          $22,924,000
Class D                     5.6424% per annum (3)          $20,376,000
Class E                     5.7304% per annum (3)          $35,659,000
Class F                     5.7764% per annum (4)          $20,377,000
Class G                     5.7764% per annum (4)          $25,471,000
Class H                     5.7764% per annum (4)          $22,924,000
Class J                     5.7764% per annum (4)          $28,018,000
Class K                     5.0450% per annum (2)           $7,641,000
Class L                     5.0450% per annum (2)          $10,188,000
Class M                     5.0450% per annum (2)           $7,641,000
Class N                     5.0450% per annum (2)           $2,547,000
Class O                     5.0450% per annum (2)           $5,095,000
Class P                     5.0450% per annum (2)           $7,641,000
Class Q                     5.0450% per annum (2)          $28,018,323
Class XC                    0.0447% per annum (5)       $2,037,667,323 (6)
Class XP                    0.3406% per annum (5)       $1,989,427,000 (6)

---------------

(1) The Pass-Through Rate applicable to the Class A-SBFL Certificates for each Distribution Date will be a per annum rate equal to the LIBOR plus 0.20%. In addition, under certain circumstances described herein, the Pass-Through Rate applicable to the Class A-SBFL Certificates may convert to a fixed rate equal to 5.3280% per annum. Subject to the provisions of this Agreement and the Class A-SBFL Swap Contract, the Pass-Through Rate applicable to the Class A-SBFL Certificates may convert to a fixed rate equal to 5.3280% per annum. The initial LIBOR will be determined on March 10, 2006, and subsequent LIBOR rates will determined two LIBOR business days before the start of the related Interest Accrual Period.

(2) Initial Pass-Through Rate. The Pass-Through Rate for the Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates for each Distribution Date will not exceed the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(3) Initial Pass-Through Rate. The Pass-Through Rate for the Class D and Class E Certificates for each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date minus 0.134% and 0.0465%, respectively.

(4) Initial Pass-Through Rate. The Pass-Through Rate for the Class F, Class G, Class H and Class J Certificates for each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(5) The Pass-Through Rates for each of the Class XC and Class XP Certificates will be calculated in accordance with the definitions of "Class XC Pass-Through Rate" and "Class XP Pass-Through Rate".

(6) The Class XC and Class XP Certificates will not have Class Principal Balances; rather, each such Class of Certificates will accrue interest as provided herein on the related Notional Amount.

            The Class R-TM, Class R-I and Class R-II Certificates will bear no Pass-Through Rate and will have no initial Certificate Principal Balances or notional amounts. Any Available Distribution Amount (i) remaining in the Torre Mayor Loan REMIC Distribution Account after distributions of all amounts distributable in respect of the Torre Mayor Loan REMIC Regular Interest, (ii) remaining in the REMIC I Distribution Account after the distribution of all amounts distributable in respect of the REMIC I Regular Interests and (iii) remaining in the REMIC II Distribution Account after distributions to the Holders of the REMIC II Regular Certificates shall be distributed to the Holders of the Class R-TM, Class R-I and Class R-II Certificates, respectively.

            The portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust (the "Excess Interest Grantor Trust") for federal income tax purposes. The Class V Certificates represent undivided beneficial interests in the Excess Interest Grantor Trust.

            The portion of the Trust Fund consisting of the Class A-SBFL Regular Interest, the Class A-SBFL Swap Contract, the Class A-SBFL Floating Rate Account and the proceeds thereof shall be treated as another grantor trust (the "Class A-SBFL Grantor Trust") for federal income tax purposes. The Class A-SBFL Certificates will represent undivided beneficial interests in the Class A-SBFL Grantor Trust.

            As provided herein, the Trustee shall take all actions necessary to ensure that the portions of the Trust Fund consisting of the Grantor Trusts will maintain their respective status as a "grantor trust" under federal income tax law and will not be treated as part of either REMIC I or REMIC II.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, each Special Servicer, the Trustee and the REMIC Administrator agree as follows:

                                    ARTICLE I

          DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE
                            POOL AND THE CERTIFICATES

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Certificate Interest": With respect to any Class of REMIC II Regular Certificates and the Class A-SBFL Regular Interest, for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates and the Class A-SBFL Regular Interest for such Distribution Date, accrued on the related Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date and, with respect to the Class XC and Class XP Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. For the avoidance of doubt, the Accrued Certificate Interest in respect of any Class of REMIC II Regular Certificates for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period. Except with respect to the Class A-SBFL Certificates, Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to the Class A-SBFL Certificates shall be calculated on an Actual/360 Basis; provided, however, that if a Class A-SBFL Distribution Conversion has occurred, Accrued Certificate Interest with respect to the Class A-SBFL Certificates shall be the same as for the Class A-SBFL Regular Interest.

            "Accrued Component Interest": With respect to each Component of the Class XC or Class XP Certificates for any Distribution Date, one month's interest at the Class XC Strip Rate or Class XP Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated as described in the definitions of Class XC Strip Rate or Class XP Strip Rate with respect to any applicable Component and any Distribution Date, and shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

            "Additional Collateral": Any non-real property collateral pledged and/or delivered by or on behalf of the related Mortgagor and held by the related Mortgagee to secure payment on any Loan.

            "Additional Disclosure Notification": The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Additional Form 8-K Disclosure, which is attached hereto as
Schedule XII.

            "Additional Exclusions": Exclusions relating to terrorist or similar acts in addition to those customarily found in insurance policies for Mortgaged Properties prior to September 11, 2001.

            "Additional Form 8-K Disclosure": As defined in Section 11.07.

            "Additional Form 10-D Disclosure": As defined in Section 11.04.

            "Additional Form 10-K Disclosure": As defined in Section 11.05.

            "Additional Master Servicing Compensation": As defined in Section 3.11(b).

            "Additional Servicer": Each Affiliate of the Master Servicer that services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer and the Trustee, who Services 10% or more of the Mortgage Loans.

            "Additional Special Servicing Compensation": As defined in Section 3.11(d).

            "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Holders of the Principal Pay Certificates receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

            "Adjusted Net Mortgage Rate": With respect to any Loan or related REO Serviced Loan, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on a 30/360 Basis during the most recently ended calendar month to produce the actual amount of interest accrued (or, if such Loan or REO Serviced Loan, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Loan or REO Serviced Loan, as the case may be, at the related Net Mortgage Rate in effect for such Loan or REO Serviced Loan during such calendar month. Such rate shall be calculated by multiplying (i) the Net Mortgage Rate (and, in the case of an ARD Loan after its Anticipated Repayment Date, without giving effect to any Excess Interest or the Excess Interest Rate) by (ii) the actual number of days of accrued interest for the related period for such Loan or REO Serviced Loan, divided by 30; provided, however, that with respect to such Loan or REO Serviced Loan, the Adjusted Net Mortgage Rate for the one-month period (a) prior to the Due Dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be the per annum rate stated in the related Mortgage Note as of the Closing Date less the related Administrative Fee Rate and (b) prior to the Due Date in March will be determined inclusive of one day of interest retained for each of the one-month periods prior to the Due Dates in January and February in any year that is not a leap year or February in any year that is a leap year.

            "Administrative Fee Rate": With respect to each Mortgage Loan and REO Serviced Loan, as specified in the Mortgage Loan Schedule, being the sum of the related Master Servicing Fee Rate (and, in the case of a Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Primary Servicing Fee
Rate) and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer (or any Sub-Servicer), the Special Servicer or the Trustee, as the case may be, all in accordance with
Section 3.11(g) or Section 4.03(d), as applicable.

            "Adverse Grantor Trust Event": Either: (i) any impairment of the status of the Grantor Trust as a "grantor trust" under subpart E, Part I of subchapter J of the Code; or (ii) the imposition of a tax upon the Grantor Trust or any of its assets or transactions.

            "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": With respect to any of REMIC I, REMIC II and the Torre Mayor Loan REMIC, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Excess Interest shall begin to accrue on such Loan, which date is prior to the Stated Maturity Date for such Loan.

            "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of any state in which the Corporate Trust Office of the Trustee is located, (b) the laws of the states in which any Loan documents are held and/or any REO Properties are located, (c) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or
(ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (d) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

            "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with Title XI of FIRREA (or, in the case of a Loan or REO Serviced Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer in the case of a limited appraisal and summary report or internal valuation with respect to a Loan or an REO Serviced Loan with a Stated Principal Balance as of the date of such appraisal or valuation of $2,000,000 or less).

            "Appraisal Reduction Amount": With respect to any Required Appraisal Serviced Loan, an amount (calculated as of the Determination Date by the Special Servicer immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Serviced Loan) equal to the excess, if any, of:

            (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Serviced Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Serviced Loan through the most recent Due Date prior to such Determination Date,
(c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Serviced Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Serviced Loan and reimbursable out of the Trust Fund and all Advances related to such Required Appraisal Serviced Loan that were not reimbursed out of collections on such Required Appraisal Serviced Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any Escrow Payments or Reserve Funds; over

            (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate in accordance with the Servicing Standard (without implying any obligation to do so) based upon its review of the related Appraisal and such other information as the Special Servicer deems appropriate), as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b), over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Serviced Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Serviced Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause
(2)(x)(i) of this definition).

            Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Serviced Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(b), with respect to the related Mortgaged Property during the 12 month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(b), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(b), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Serviced Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(b), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Serviced Loan will be recalculated in accordance with the preceding sentence of this definition.

            Also notwithstanding the foregoing, if and when any Cross-Collateralized Mortgage Loan becomes a Required Appraisal Serviced Loan, an Appraisal Reduction Amount shall be calculated for the entire Cross-Collateralized Group to which that particular Cross-Collateralized Mortgage Loan belongs as if such Cross-Collateralized Group was a single mortgage loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such Cross-Collateralized Group shall be allocated among the respective Cross-Collateralized Mortgage Loans forming that group on a pro rata basis in accordance with the respective Stated Principal Balances of those Serviced Loans.

            In addition, notwithstanding the foregoing and for the avoidance of doubt, for purposes of calculating Appraisal Reduction Amounts for determining change of control with respect to any Serviced Whole Loan, references to the Stated Principal Balance will be to the entire Stated Principal Balance thereof (i.e., the aggregate Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s)).

            For the avoidance of doubt and for purposes of calculating Appraisal Reduction Amounts in connection with any P&I Advance required to be made under this Agreement for a Mortgage Loan constituting a part of a Serviced Whole Loan, such calculation shall be made based upon and allocated solely to the Stated Principal Balance of the Mortgage Loan contained in such Serviced Whole Loan and shall exclude the Stated Principal Balance of the related Companion Loan.

            Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Whole Loan.

            Any Appraisal Reduction Amount for the Serviced Whole Loan shall be deemed allocated to the related Serviced Pari Passu Companion Loans and Mortgage Loan, pro rata, based on their respective outstanding principal balances.

            In addition, notwithstanding anything to the contrary and for the avoidance of doubt, Appraisal Reduction Amounts with respect to the (i) KinderCare Portfolio Whole Loan shall be calculated in accordance with the KinderCare Portfolio Pooling Agreement, and (ii) Torre Mayor Whole Loan shall be calculated in accordance with the Torre Mayor Pooling Agreement.

            "Appraisal Trigger Event": With respect to any Serviced Loan, any of the following events:

                  (i) such Serviced Loan becomes a Modified Serviced Loan;

                  (ii) any Monthly Payment with respect to such Serviced Loan remains unpaid for 60 days past the Due Date for such payment (or for such shorter period at the end of which such delinquency will become a Servicing Transfer Event); provided, however, solely in the case of a delinquent Balloon Payment and if (x) the related Borrower is actively seeking a refinancing commitment, (y) the related Borrower continues to make payments in the amount of its Monthly Payment, and (z) subject to Section 3.21(f), the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the Due Date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such Due Date, during which the refinancing would occur;

                  (iii) the passage of 60 days after the Special Servicer
            receives notice that the Mortgagor under such Serviced Loan becomes the subject of bankruptcy, insolvency or similar proceedings that remain undischarged and undismissed;

                  (iv) the passage of 60 days after the Special Servicer
            receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property;

                  (v) the related Mortgaged Property becomes an REO Property, or

                  (vi) if a Serviced Loan has been extended three times, upon the sixtieth day after the third extension.

            "Appraised Value": With respect to any Mortgaged Property (other than the Mortgaged Property related to a Non-Serviced Mortgage Loan) and as of any date of determination, the appraised value of a Mortgaged Property or REO Property based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement. With respect to the Mortgaged Property related to a Non-Serviced Mortgage Loan, the appraised value shall be determined pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Approval Provisions": With respect to any Serviced Loan and the provisions set forth in Section 3.21(e), the approvals and consents and the time frames for such approvals and consents necessary in connection with the taking of a Special Action or the extension of the maturity date of a Serviced Loan set forth below (in each case subject to the limitations set forth in Section 3.21(e) and Section 3.21(f):

                  (i) with respect to any Performing Serviced Loan, the Master
            Servicer shall obtain the approval or consent of the Special Servicer in connection with a Special Action;

                  (ii) (A) with respect to any Non-Partitioned Loan that is a
            Performing Serviced Loan that involves an extension of the maturity date of such Loan or (B) in connection with a Special Action for any Non-Partitioned Loan that is a Performing Serviced Loan, the Master Servicer shall obtain the approval and consent of the Special Servicer and the Special Servicer shall obtain the approval and consent of the Directing Certificateholder;

                  (iii) with respect to any Non-Partitioned Loan that is a
            Specially Serviced Loan, the Special Servicer shall obtain the approval and consent of the Directing Certificateholder in connection with a Special Action;

                  (iv) with respect to any Serviced Whole Loan, the Master
            Servicer, if such Serviced Whole Loan is a then Performing Serviced Loan, shall seek the approval and consent of the Special Servicer, and the Special Servicer shall then obtain the approval and consent of the related Controlling Holder in connection with a Special Action; and

                  (v) with respect to any Serviced Whole Loan, the Special
            Servicer, if such Serviced Whole Loan is a then Specially Serviced Loan, shall obtain the approval and consent of the related Controlling Holder in connection with a Special Action.

            With respect to any extension or Special Action set forth in clauses
(ii) and (iv) above, the Special Servicer shall respond to the Master Servicer in writing (which may be via e-mail or facsimile) of its decision to grant or deny the Master Servicer's request for approval and consent within ten Business Days of its receipt of such request and all information reasonably requested by the Special Servicer, as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any Controlling Holder or any Rating Agency. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the immediately preceding sentence, such approval and consent shall be deemed granted. With respect to any Special Action described in clauses (ii) and (iii) above, the Directing Certificateholder shall respond to the Special Servicer within ten Business Days of its receipt of such request in writing (which may be via e-mail or facsimile) and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) and (v) above, the related Controlling Holder shall respond in writing (which may be via e-mail or facsimile) to the Special Servicer within ten Business Days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

            "ARD Loan": Any Mortgage Loan that provides for changes in payments and accrual of interest, including the capture of Excess Interest from the related mortgaged property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date. Each Mortgage Loan that is an ARD Loan is identified on the Mortgage Schedule as such pursuant to clause (xv) under the definition of Mortgage Loan Schedule.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the related Loan, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Monthly Payment": With respect to any Balloon Loan for its Stated Maturity Date (provided that such Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date on which such Serviced Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Serviced Loan on such Due Date if it had been required to continue to accrue interest (exclusive, in the case of an ARD Loan after its Anticipated Repayment Date, of Excess Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Serviced Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Serviced Loan on the last Due Date prior to its becoming an REO Serviced Loan.

            "Available Distribution Amount": With respect to any Distribution Date and each Mortgage Loan and, in the case of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the Desert Passage Pari Passu Note A-1 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan (other than with respect to a P&I Advance required to be made by the Trustee), only to the extent received by the Trustee pursuant to the related Intercreditor Agreement, an amount equal to (a) the balance on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date, including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, any amounts received from the KinderCare Portfolio Master Servicer in respect of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan pursuant to the KinderCare Portfolio Pooling Agreement and/or the KinderCare Portfolio Intercreditor Agreement, any amounts received from the Torre Mayor Master Servicer in respect of the Torre Mayor Pari Passu Note A-2 Mortgage Loan pursuant to the Torre Mayor Pooling Agreement and/or the Torre Mayor Intercreditor Agreement, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, the portion of Loss of Value Payments deposited into the Certificate Account pursuant to Section 3.05(g) and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Torre Mayor Loan REMIC Distribution Account and the REMIC I Distribution Account pursuant to Section 4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) Prepayment Premiums, (iv) Excess Interest,
(v) any amounts payable or reimbursable to any Person from the Torre Mayor Loan REMIC Distribution Account or the REMIC I Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (vi) any amounts deposited into the Torre Mayor Loan REMIC Distribution Account or the REMIC I Distribution Account in error, (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date, (viii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii) of Section 3.05(a), and (ix) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "BACM": Banc of America Commercial Mortgage Inc., or its successors in interest.

            "Balloon Loan": Any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Loan.

            "Balloon Payment Interest Shortfall": With respect to any Balloon Loan that is included as part of the Trust Fund, with a Stated Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Stated Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Stated Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

            "Bank": As defined in Section 2.07.

            "Bank of America": Bank of America, National Association, or its successors in interest.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Barclays": Barclays Capital Real Estate Inc., and its successors in interest.

            "Base Interest Fraction" As defined in Section 4.01(c).

            "Base Prospectus": That certain prospectus dated February 28, 2006, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Borrower": Individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

            "Breach": With respect to any Mortgage Loan, any breach of representation or warranty made by the related Mortgage Loan Seller pursuant to
Section 4(b) of the related Mortgage Loan Purchase and Sale Agreement.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in Ohio, Pennsylvania, New York, any city in which the office of the Certificate Registrar is located or any city in which the Corporate Trust Office of the Trustee or principal place of business of the Master Servicer or Special Servicer is located are authorized or obligated by law or executive order to remain closed; provided that for purposes of administering (i) the Torre Mayor Pari Passu Note A-2 Mortgage Loan only, a day on which banking institutions in Mexico are authorized or obligated by law or executive order to remain closed shall not be a Business Day; and (ii) the Cayman Islands Mortgage Loan only, a day on which banking institutions in the Cayman Islands are authorized or obligated by law or executive order to remain closed shall not be a Business Day.

            "Cayman Collateral Trustee": HSBC Financial Services (Cayman) Limited, in its capacity as collateral trustee with respect to the Mortgaged Property securing the Cayman Islands Mortgage Loan, its successor in interest, or any successor collateral trustee appointed as herein provided and in its capacity as co-trustee with respect to the Cayman Islands Mortgage Loan.

            "Cayman Islands Mortgage Loan": The Mortgage Loan identified as Loan No. 20051383 in the Mortgage Loan Schedule.

            "Cayman Islands Gross-Up Payment": As defined in Section 6(e) of the Mortgage Loan Purchase and Sale Agreement, between Barclays and the Depositor.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2006-1 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, Certificate Account".

            "Certificate Factor": With respect to any Class of REMIC II Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

            "Certificate Notional Amount": With respect to any Class X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of such Class X Certificate, as applicable.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Principal Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 12.01(b) or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Parties": As defined in Section 11.06.

            "Certifying Person": As defined in Section 11,06.

            "Certifying Servicer" means the Master Servicer, the Special Servicer, the Trustee or an Additional Servicer, as the case may be.

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical Class designation, and each REMIC I Regular Interest and Corresponding Component.

            "Class A Certificates": Any one of the Class A Senior Certificates and the Class A Junior Certificates.

            "Class A Junior Certificates": The Class A-M and Class A-J Certificates.

            "Class A Senior Certificate": Any one of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SBFL, Class A-4 and Class A-1A Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": A fixed per annum rate equal to 5.2190%.

            "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1A Pass-Through Rate": A per annum rate equal to 5.3780%; provided, however, that the Class A-1A Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": A fixed per annum rate equal to 5.3340%.

            "Class A-3A Certificate": Any one of the Certificates with a "Class A-3A" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3A Pass-Through Rate": A fixed per annum rate equal to 5.4470%.

            "Class A-3B Certificate": Any one of the Certificates with a "Class A-3B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3B Pass-Through Rate": A fixed per annum rate equal to 5.4470%.

            "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-4 Pass-Through Rate": A per annum rate equal to 5.3720%; provided, however, that the Class A-4 Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-SBFL Available Funds": With respect to any Distribution Date, will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-SBFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Class A-SBFL Swap Counterparty pursuant to the Class A-SBFL Swap Contract for such Distribution Date, less (iii) with respect to interest distributions, all regularly scheduled fixed interest amounts (prior to the termination of the Class A-SBFL Swap Contract or prior to the occurrence and during the continuance of a Swap Default, exclusive of any Prepayment Premiums allocated in respect of the Class A-SBFL Regular Interest) required to be paid to the Class A-SBFL Swap Counterparty pursuant to the Class A-SBFL Swap Contract for such Distribution Date.

            "Class A-SBFL Certificate": Any one of the Certificates with a "Class A-SBFL" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SBFL Distribution Conversion": With respect to any Distribution Date (i) upon the occurrence and during the continuation of a Class A-SBFL Swap Default of the nature described in clause (i) of the definition of Class A-SBFL Swap Default while the Trustee on behalf of the Trust is pursuing remedies under the Class A-SBFL Swap Contract pursuant to Section 3.32 or (ii) immediately upon and following the termination of the Class A-SBFL Swap Contract until a replacement Class A-SBFL Swap Contract is entered into, if any, the conversion of distributions on the Class A-SBFL Certificates from distributions based, in part, on floating interest payments from the Class A-SBFL Swap Counterparty under the Class A-SBFL Swap Contract to distributions based solely on fixed interest distributions in respect of the Class A-SBFL Regular Interest, as specified in Section 4.01(l).

            "Class A-SBFL Fixed Amount": The "Fixed Amount" as defined in the Class A-SBFL Swap Contract.

            "Class A-SBFL Fixed Swap Payment": With respect to any Distribution Date, the Class A-SBFL Fixed Amount required to be paid to the Class A-SBFL Swap Counterparty by the Trust under the Class A-SBFL Swap Contract.

            "Class A-SBFL Floating Amount": The "Floating Amount" as defined in the Class A-SBFL Swap Contract.

            "Class A-SBFL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(h), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass Through Certificates, Series 2006-1 Class A-SBFL Certificates, Class A-SBFL Floating Rate Account," and which must be an Eligible Account (or a subaccount of an Eligible Account). The Class A-SBFL Floating Rate Account shall not be an asset of any of the Torre Mayor Loan REMIC, REMIC I or REMIC II formed hereunder.

            "Class A-SBFL Floating Swap Payment": With respect to any Distribution Date, the Floating Amount required to be paid to the Trust by the Class A-SBFL Swap Counterparty under the Class A-SBFL Swap Contract.

            "Class A-SBFL Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the A-SBFL Grantor Trust Assets.

            "Class A-SBFL Grantor Trust Assets": The segregated pool of assets consisting of the A-SBFL Regular Interest, the Class A-SBFL Swap Contract, the Class A-SBFL Floating Rate Account and the proceeds thereof, the beneficial ownership of which is represented by the Class A-SBFL Certificates.

            "Class A-SBFL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Distributable Certificate Interest received in respect of the Class A-SBFL Regular Interest for such Distribution Date, (ii) the Class A-SBFL Floating Swap Payment and
(iii) any termination payment paid by the Class A-SBFL Swap Counterparty to the Trustee upon the termination of the Class A-SBFL Swap Contract provided no replacement Class A-SBFL Swap Contract has been entered into prior to such Distribution Date, less (iv) the Class A-SBFL Net Swap Payment for such Distribution Date.

            "Class A-SBFL Net Swap Payment": With respect to the related Interest Accrual Period, the excess, if any of (i) the Class A-SBFL Fixed Swap Payment over (ii) the Class A-SBFL Floating Swap Payment.

            "Class A-SBFL Pass-Through Rate": For any Distribution Date on which a Class A-SBFL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.20% and (B) for any Distribution Date on which a Class A-SBFL Distribution Conversion has occurred and is continuing, 5.3280% per annum.

            "Class A-SBFL Planned Principal Amount": The planned principal amount set forth on Annex C to the Prospectus Supplement relating to principal payments for the Class A-SBFL Regular Interest.

            "Class A-SBFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-SBFL Regular Interest on such Distribution Date.

            "Class A-SBFL Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-SBFL", constituting a "regular interest" in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-SBFL Swap Contract": The 1992 ISDA Master Agreement (Multi-Currency Cross Border) together with the related schedule, confirmation and any annexes thereto, dated as of March 14, 2006, by and among the A-SBFL Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with this Agreement.

            "Class A-SBFL Swap Counterparty": IXIS Financial Products Inc., a Delaware corporation, acting in such capacity or its successor in interest or any swap counterparty under a replacement Class A-SBFL Swap Contract.

            "Class A-SBFL Swap Default": Any failure on the part of the Class A-SBFL Swap Counterparty to (i) make a required payment under the Class A-SBFL Swap Contract, as and when due thereunder, or (ii) either post acceptable collateral or find an acceptable replacement swap counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (k) of the Schedule of the Master Agreement in the Class A-SBFL Swap Contract or any early termination date as designated under the Class A-SBFL Swap Contract shall have occurred.

            "Class A-SBFL Swap Termination Fees": Any fees or expenses payable by the Class A-SBFL Swap Counterparty to the Trust in connection with a Class A-SBFL Swap Default, termination of the Class A-SBFL Swap Contract or liquidation of the Class A-SBFL Swap Contract, as specified in the Class A-SBFL Swap Contract.

            "Class A-J Certificate": Any one of the Certificates with a "Class A-J" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-J Pass-Through Rate": A per annum rate equal to 5.4600%; provided, however, that the Class A-J Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-M Certificate": Any one of the Certificates with a "Class A-M" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-M Pass-Through Rate": A per annum rate equal to 5.4210%; provided, however, that the Class A-M Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": A per annum rate equal to 5.4900%; provided, however, that the Class B Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": A per annum rate equal to 5.5090%; provided, however, that the Class C Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date less 0.134%.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date less 0.046%.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": A per annum rate equal to 5.0450%; provided, however, that the Class K Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class LA-SBFL Regular Interests": Collectively, the REMIC I Regular Interests designated as Class LA-SBFL-1, Class LA-SBFL-2, Class LA-SBFL-3 and Class LA-SBFL-4.

            "Class L Pass-Through Rate": A per annum rate equal to 5.0450%; provided, however, that the Class L Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Pass-Through Rate": A per annum rate equal to 5.0450%; provided, however, that the Class M Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Pass-Through Rate": A per annum rate equal to 5.0450%; provided, however, that the Class N Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class O Pass-Through Rate": A per annum rate equal to 5.0450%; provided, however, that the Class O Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Pass-Through Rate": A per annum rate equal to 5.0450%; provided, however, that the Class P Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class Q Certificate": Any one of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Q Pass-Through Rate": A per annum rate equal to 5.0450%; provided, however, that the Class Q Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class Principal Balance": The aggregate principal amount of any Class of Principal Pay Certificates or the Class A-SBFL Regular Interest outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates and the Class A-SBFL Regular Interest shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Pay Certificates and the Class A-SBFL Regular Interest shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(b), and shall be further permanently reduced on such Distribution Date as and to the extent provided in Section 4.04. The Class Principal Balance of the Class A-SBFL Certificates shall be equal at all times to the Class Principal Balance of the Class A-SBFL Regular Interest

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing the REMIC I Residual Interest for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-28 attached hereto, and evidencing the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R-TM Certificate": Any one of the Certificates with a "Class R-TM" designation on the face thereof, substantially in the form of Exhibit A-29 attached hereto, and evidencing the Torre Mayor Loan REMIC Residual Interest for purposes of the REMIC Provisions.

            "Class V Certificate": Any one of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-30 attached hereto, and evidencing undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account.

            "Class X Certificates": Any one of the Class XC or Class XP Certificates.

            "Class X Notional Amount": The Class XC Notional Amount or the Class XP Notional Amount.

            "Class XC Certificate": Any one of the Certificates with a "Class XC" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class XC Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class XC Pass-Through Rate": With respect to the initial Distribution Date, 0.0447% per annum, and for any subsequent Distribution Date, the weighted average of the Class XC Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class XC Strip Rate": With respect to any Class of Components (other than any Class XP Component) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates. In the case of any Class XP Component (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (x) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date minus
(y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XP Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, a rate per annum equal to (x) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date, minus
(y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XC Strip Rate be less than zero).

            "Class XP Certificate": Any one of the Certificates with a "Class XP" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class XP Component Crossover Date": With respect to each Class XP Component, the related Class XP Crossover Date as set forth in the table below:

Class XP Component                      Class XP Component Crossover Date

XA-1-2 and XA-1A-2                      September 2006 Distribution Date

XA-1-3 and XA-1A-3                      March 2007 Distribution Date

XA-1-4, XA-1A-4 and XA-2-1              September 2007 Distribution Date

XA-1A-5, XA-2-2, XL-1 and XM            March 2008 Distribution Date

XA-1A-6, XA-2-3, XJ-1, XK and XL-2      September 2008 Distribution Date

XA-1A-7, XA-2-4, XA-3A-1 and XJ-2       March 2009 Distribution Date

XA-1A-8, XA-3A-2, XH-1 and XJ-3         September 2009 Distribution Date

XA-1A-9, XA-3A-3, XA-3B,                March 2010 Distribution Date
XA-SBFL-1, XG-1 and XH-2

XA-1A-10, XA-SBFL-2 and XG-2            September 2010 Distribution Date

XA-1A-11, XA-SBFL-3, XF-1 and XG-3      March 2011 Distribution Date

XA-1A-12, XA-SBFL-4, XA-4-1 and         September 2011Distribution Date
XF-2

XA-1A-13, XA-4-2, XE-1 and XF-3         March 2012 Distribution Date

XA-1A-14, XA-4-3 and XE-2               September 2012 Distribution Date

XA-1A-15,  XA-4-4,  XA-M, XA-J, XB,     March 2013 Distribution Date
XC, XD and XE-3

            "Class XP Components": Each of Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XA-3A-1, Component XA-3A-2, Component XA-3A-3, Component XA-3B, Component XA-SBFL-1, Component XA-SBFL-2, Component XA-SBFL-3, Component XA-SBFL-4, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE-1, Component XE-2, Component XE-3, Component XF-1, Component XF-2, Component XF-3, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XJ-1, Component XJ-2, Component XJ-3, Component XK, Component XL-1, Component XL-2 and Component XM.

            "Class XP (Class D) Fixed Strip Rate": The applicable Class XP Strip Rate with respect to the Class D Certificates, 0.1040%.

            "Class XP (Class E) Fixed Strip Rate": The applicable Class XP Strip Rate with respect to the Class E Certificates, 0.0160%.

            "Class XP Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class XP Components, excluding the Class XP Components for which the Class XP Crossover Date has previously passed.

            "Class XP Pass-Through Rate": With respect to the initial Distribution Date, 0.3406% per annum, and for any subsequent Distribution Date, the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class XP Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Schedule IV attached hereto.

            "Class XP Strip Rate": With respect to each of the Class XP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (w) with respect to Component XD, the Class XP (Class D) Fixed Strip Rate, (x) with respect to Component XE, the Class XP (Class E) Fixed Strip Rate, and (y) with respect to each other Class XP Component, the lesser of (I) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date and
(II) the Class XP Reference Rate for such Distribution Date minus (z) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, 0% per annum.

            "Clearstream": Clearstream Banking, societe anonyme.

            "Closing Date": March 14, 2006.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry that is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

            "CMSA Advance Recovery Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Investor Reporting Package": Collectively refers to:

            (a) the following seven electronic files: (i) CMSA Bond Level File,
      (ii) CMSA Collateral Summary File, (iii) CMSA Property File, (iv) CMSA Loan Periodic Update File, (v) CMSA Loan Setup File, (vi) CMSA Financial File, and (vii) CMSA Special Servicer Loan File;

            (b) the following nine supplemental reports: (i) CMSA Comparative Financial Status Report, (ii) CMSA Delinquent Loan Status Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CMSA Historical Liquidation Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA NOI Adjustment Worksheet, (vii) CMSA REO Status Report,
      (viii) CMSA Servicer Watch List, and (ix) CMSA Loan Level Reserve - LOC Report;

            (c) the CMSA Advance Recoverability Report; and

            (d) such other reports as CMSA may designate as part of the CMSA Investor Reporting Package that are reasonably acceptable to the Master Servicer, Special Servicer or Trustee, as applicable.

            "CMSA Loan Level Reserve-LOC Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Reconciliation of Funds Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Special Servicer Loan File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended.

            "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Commission": The Securities and Exchange Commission.

            "Companion Loans": Collectively, the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-3, the Desert Passage Pari Passu Note A-2, the Desert Passage Pari Passu Note A-3, the Torre Mayor Pari Passu Note A-1, the Torre Mayor Note B and the Torre Mayor Note C.

            "Companion Loan Holder": With respect to (i) the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-1 Holder, (ii) the KinderCare Portfolio Pari Passu Note A-3, the KinderCare Portfolio Pari Passu Note A-3 Holder, (iii) the Desert Passage Pari Passu Note A-2, the Desert Passage Pari Passu Note A-2 Holder (iv) the Desert Passage Pari Passu Note A-3, the Desert Passage Pari Passu Note A-3 Holder, (v) the Torre Mayor Pari Passu Note A-1, the Torre Mayor Pari Passu Note A-1 Holder, (vi) the Torre Mayor Note B, the Torre Mayor Note B Holder, and (vii) the Torre Mayor Note C, the Torre Mayor Note C Holder.

            "Compensating Interest Payment": With respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(e) to cover any Balloon Payment Interest Shortfall and Prepayment Interest Shortfalls incurred during the related Collection Period.

            "Component": Each of Component XA-1-1, Component XA-1-2, Component XA-1-3, Component XA-1-4, Component XA-1A-1, Component XA-1A-2, Component XA-1A-3, Component XA-1A-4, Component XA-1A-5, Component XA-1A-6, Component XA-1A-7, Component XA-1A-8, Component XA-1A-9, Component XA-1A-10, Component XA-1A-11, Component XA-1A-12, Component XA-1A-13, Component XA-1A-14, Component XA-1A-15, Component XA-2-1, Component XA-2-2, Component XA-2-3, Component XA-2-4, Component XA-3A-1, Component XA-3A-2, Component XA-3A-3, Component XA-3B, Component XA-SBFL-1, Component XA-SBFL-2, Component XA-SBFL-3, Component XA-SBFL-4, Component XA-4-1, Component XA-4-2, Component XA-4-3, Component XA-4-4, Component XA-M, Component XA-J, Component XB, Component XC, Component XD, Component XE-1, Component XE-2, Component XE-3, Component XF-1, Component XF-2, Component XF-3, Component XG-1, Component XG-2, Component XG-3, Component XH-1, Component XH-2, Component XJ-1, Component XJ-2, Component XJ-3, Component XK, Component XL-1, Component XL-2, Component XM, Component XN, Component XO, Component XP and Component XQ.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

            "Component XA-1-1": One of the 62 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-1 as of any date of determination.

            "Component XA-1-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-2 as of any date of determination.

            "Component XA-1-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-3 as of any date of determination.

            "Component XA-1-4": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-4 as of any date of determination.

            "Component XA-1A-1": One of the 62 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-1 as of any date of determination.

            "Component XA-1A-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-2 as of any date of determination.

            "Component XA-1A-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-3 as of any date of determination.

            "Component XA-1A-4": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-4 as of any date of determination.

            "Component XA-1A-5": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-5 as of any date of determination.

            "Component XA-1A-6": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-6 as of any date of determination.

            "Component XA-1A-7": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-7 as of any date of determination.

            "Component XA-1A-8": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-8 as of any date of determination.

            "Component XA-1A-9": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-9 as of any date of determination.

            "Component XA-1A-10": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-10 as of any date of determination.

            "Component XA-1A-11": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-11 as of any date of determination.

            "Component XA-1A-12": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-12 as of any date of determination.

            "Component XA-1A-13": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-13 as of any date of determination.

            "Component XA-1A-14": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-14 as of any date of determination.

            "Component XA-1A-14": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-15 as of any date of determination.

            "Component XA-2-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1 as of any date of determination.

            "Component XA-2-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-2 as of any date of determination.

            "Component XA-2-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-3 as of any date of determination.

            "Component XA-2-4": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-4 as of any date of determination.

            "Component XA-3A-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3A-1 as of any date of determination.

            "Component XA-3A-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3A-2 as of any date of determination.

            "Component XA-3A-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3A-3 as of any date of determination.

            "Component XA-3B": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3B as of any date of determination.

            "Component XA-SBFL-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-SBFL-1 as of any date of determination.

            "Component XA-SBFL-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-SBFL-2 as of any date of determination.

            "Component XA-SBFL-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-SBFL-3 as of any date of determination.

            "Component XA-SBFL-4": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-SBFL-4 as of any date of determination.

            "Component XA-4-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-1 as of any date of determination.

            "Component XA-4-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-2 as of any date of determination.

            "Component XA-4-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-3 as of any date of determination.

            "Component XA-4-4": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-4 as of any date of determination.

            "Component XA-J": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-J as of any date of determination.

            "Component XA-M": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-M as of any date of determination.

            "Component XB": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

            "Component XC": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

            "Component XD": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD as of any date of determination.

            "Component XE-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-1 as of any date of determination.

            "Component XE-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-2 as of any date of determination.

            "Component XE-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-3 as of any date of determination.

            "Component XF-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-1 as of any date of determination.

            "Component XF-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-2 as of any date of determination.

            "Component XF-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-3 as of any date of determination.

            "Component XG-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG 1 as of any date of determination.

            "Component XG-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-2 as of any date of determination.

            "Component XG-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-3 as of any date of determination.

            "Component XH-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-1 as of any date of determination.

            "Component XH-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-2 as of any date of determination.

            "Component XJ-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-1 as of any date of determination.

            "Component XJ-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-2 as of any date of determination.

            "Component XJ-3": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ-3 as of any date of determination.

            "Component XK": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK as of any date of determination.

            "Component XL-1": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL-1 as of any date of determination.

            "Component XL-2": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL-2 as of any date of determination.

            "Component XM": One of the 62 components of the Class XC Certificates and one of the 56 components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

            "Component XN": One of the 62 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

            "Component XO": One of the 62 components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO as of any date of determination.

            "Component XP": One of the 62 components of the Class XC Certificates and having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP as of any date of determination.

            "Component XQ": One of the 62 components of the Class XC Certificates and having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LQ as of any date of determination.

            "Condemnation Proceeds": All cash amounts received by the Master Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (in the case of a Non-Serviced Mortgage Loan, to the extent of any portion of such amounts received by the Master Servicer or Special Servicer pursuant to the related Intercreditor Agreement), exclusive of any portion thereof required to be released to the related Mortgagor or any other third-party in accordance with applicable law and/or the terms and conditions of the related loan documents or any other applicable document.

            "Confidential Information": As defined in Section 3.24.

            "Control Appraisal Period": With respect to (i) KinderCare Portfolio Whole Loan, the KinderCare Portfolio Control Appraisal Period, and (ii) the Torre Mayor Whole Loan, the Torre Mayor Control Appraisal Period.

            "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Senior Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class Principal Balance).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Optionholder": The Purchase Option held by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(c).

            "Controlling Holder": With respect to (i) the KinderCare Portfolio Whole Loan, the KinderCare Portfolio Controlling Holder, (ii) the Desert Passage Whole Loan, the Desert Passage Controlling Holder, and (iii) the Torre Mayor Whole Loan, the Torre Mayor Controlling Holder. Each such initial Controlling Holder and, if applicable, the related Operating Advisor shall be set forth on
Schedule VII hereto.

            "Corporate Trust Office": The principal corporate trust office of the Trustee, for purposes of Certificate transfer services, at the date of the execution of this Agreement is located at (i) with respect to maintenance of the Certificate Register and the transfer and exchange of Certificates, the office of the Trustee located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Corporate Trust Services (CMBS) BACM 2006-1, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services Group (CMBS), Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1, and with respect to any successor Trustee, the principal office thereof as designated in writing to the Depositor.

            "Corrected Serviced Loan": Any Serviced Loan that had been a Specially Serviced Loan but as to which all Servicing Transfer Events have ceased to exist other than in connection with a sale pursuant to Section 3.18.

            "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

            "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

            "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Component.

            "Covered Risks": As defined in Section 3.07(a).

            "CPR": As defined in the Base Prospectus.

            "Cross-Collateralized Group": Any group of Loans that is cross-defaulted and cross-collateralized with each other.

            "Cross-Collateralized Mortgage Loan": Any Loan that is, by its terms, cross-defaulted and cross-collateralized with any other Loan.

            "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.03) equal to the aggregate of, without duplication:

            (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower or advanced in respect of the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, and any REO Serviced Loans for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

            (b) all Principal Prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

            (c) with respect to any Balloon Loan that is included in the Mortgage Pool or in such Loan Group, as applicable, as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (d) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds, Condemnation Proceeds and REO Revenues received on or in respect of the Mortgage Loans during the related Collection Period (including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Certificate Account pursuant to
      Section 3.06(f) during the related Collection Period) that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (e) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds, Condemnation Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Serviced Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Serviced Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of either of them.

            "Cut-off Date": March 1, 2006.

            "Cut-off Date Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Debt Service Coverage Ratio": With respect to any Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Loan) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than 12 months or less than three months for which financial statements (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Loan as of such date of determination, multiplied by the number of months represented in the financial statements. The Master Servicer may, in accordance with CMSA reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Loans are secured by multiple Mortgaged Properties; provided, however, that for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Loan level.

            "Default Charges": Any Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Loan or REO Serviced Loan.

            "Default Interest": With respect to any Loan (or successor REO Serviced Loan), any amounts collected thereon, other than late payment charges or Prepayment Premiums, that represent interest in excess of interest accrued on the principal balance of such Loan (or REO Serviced Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Loan.

            "Defaulted Serviced Loan": A Serviced Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is more than 60 days delinquent in respect of its Balloon Payment unless
(w) the related Borrower is actively seeking a refinancing commitment, (x) the related Borrower continues to make payments in the amount of its Assumed Monthly Payment, (y) subject to Section 3.21(f), the Directing Certificateholder consents, and (z) the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the Due Date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the Due Date of such Balloon Payment, during which the refinancing would occur (provided that if such refinancing does not occur during such time specified in the commitment, the related Serviced Loan will immediately become a Defaulted Serviced Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defective Mortgage Loan": Any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that was not cured in all material respects.

            "Definitive Certificate": As defined in Section 5.03(a).

            "Deleted Mortgage Loan": A Defective Mortgage Loan that is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": Banc of America Commercial Mortgage Inc., or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Desert Passage Controlling Holder": The Desert Passage Noteholders acting in their collective capacity pursuant to Section 2(h) of the Desert Passage Intercreditor Agreement.

            "Desert Passage Intercreditor Agreement": With respect to the Desert Passage Whole Loan, the Agreement Among Noteholders dated as of March 1, 2006 by and between the holder of the Desert Passage Mortgage Loan, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Desert Passage Mezzanine Intercreditor Agreement": That certain Amended and Restated Intercreditor Agreement, dated as of February 27, 2006, by and between Bank of America, National Association as "Senior Lender" and the Desert Passage Mezzanine Loan Holder as "Mezzanine Lender".

            "Desert Passage Mezzanine Loan": That certain mezzanine loan related to the Desert Passage Mortgage Loan, which is evidenced by that certain Mezzanine Loan Agreement, dated as of October 4, 2005, by and between Desert Passage Mezz, LLC and the Desert Passage Mezzanine Loan Holder.

            "Desert Passage Mezzanine Loan Holder": Bank of America, National Association, and its permitted successors or assigns.

            "Desert Passage Mortgage Loan": The Mortgage Loan identified as Loan No. 59264 in the Mortgage Loan Schedule, which, together with the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3, is secured by a Mortgage on the Desert Passage Mortgaged Property.

            "Desert Passage Mortgaged Property": The property that secures the Desert Passage Whole Loan.

            "Desert Passage Noteholders": The holder of the Mortgage Note for the Desert Passage Mortgage Loan, the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder.

            "Desert Passage Pari Passu Note A-1": With respect to the Desert Passage Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

            "Desert Passage Pari Passu Note A-2": The Mortgage Note related to the Desert Passage Whole Loan that is not included in the Trust, which is pari passu in right of payment to the Desert Passage Pari Passu Note A-1 and the Desert Passage Pari Passu Note A-3 to the extent set forth in the Desert Passage Intercreditor Agreement.

            "Desert Passage Pari Passu Note A-2 Holder": The holder of the Desert Passage Pari Passu Note A-2.

            "Desert Passage Pari Passu Note A-3": The Mortgage Note related to the Desert Passage Whole Loan that is not included in the Trust, which is pari passu in right of payment to the Desert Passage Pari Passu Note A-1 and the Desert Passage Pari Passu Note A-2 to the extent set forth in the Desert Passage Intercreditor Agreement.

            "Desert Passage Pari Passu Note A-3 Holder": The holder of the Desert Passage Pari Passu Note A-3.

            "Desert Passage Whole Loan": The Desert Passage Mortgage Loan together with the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3. References herein to the Desert Passage Whole Loan shall be construed to refer to the aggregate indebtedness under the Desert Passage Pari Passu Note A-1, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3.

            "Determination Date": With respect to any Distribution Date, the earlier of (i) the sixth day of the month in which such Distribution Date occurs, or if such sixth day is not a Business Day, the immediately preceding Business Day, and (ii) fourth Business Day before such Distribution Date.

            "Determination Information": As defined in Section 3.18(b).

            "Directing Certificateholder": The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder is Anthracite Capital, Inc.

            "Directly Operate": With respect to any REO Property (other than any REO Property related to a Non-Serviced Mortgage Loan), the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I or the Torre Mayor Loan REMIC, as applicable, other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

            "Discount Rate" As defined in Section 4.01(c).

            "Disqualified Non-U.S. Persons": With respect to a Class R-I, Class R-II or Class R-TM Certificate, any Non-U.S. Person or agent thereof other than
(i) a Non-U.S. Person that holds the Class R-I, Class R-II or Class R-TM Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I, Class R-II or Class R-TM Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I, Class R-II or Class R-TM Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel (provided to the Trustee by such Person at its expense) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": For any Distribution Date with respect to any Class of REMIC II Regular Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest, the Accrued Certificate Interest in respect of such Class of Certificates or Class A-SBFL Regular Interest for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates or Class A-SBFL Regular Interest as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated, pro rata, to each Class of REMIC II Regular Certificates and the Class A-SBFL Regular Interest based on Accrued Certificate Interest for each such Class of Certificates or Class A-SBFL Regular Interest for such Distribution Date.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, Distribution Account".

            "Distribution Date": The tenth day of any month, or if such tenth day is not a Business Day, the Business Day immediately following, commencing in April 2006.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": With respect to any Mortgage Loan, any document required to be part of the related Mortgage File that has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

            "Domestic Global Certificate": Any of the single, permanent global certificates that represents the Certificates sold in reliance on Rule 144A.

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is scheduled to be first due; (ii) any Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due; and (iii) any REO Serviced Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's and "AA-" by S&P (or "A-" by S&P if such depository's short-term unsecured debt rating is no less than "A-1" by S&P) (if the deposits are to be held in the account for more than 30 days) (or if such account is maintained with PNC Bank, National Association, or KeyBank National Association rated no less than "A" by Moody's and with respect to S&P meets the requirements set forth in clause (i)), or the short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to the regulations regarding fiduciary funds on deposit therein under 12 C.F.R. ss.9.10(b) that has a combined capital surplus of at least $50,000,000, (iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss.9.10(b) that has a combined capital surplus of at least $50,000,000, or (iv) any other account that would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates or Serviced Companion Loan Securities (as confirmed in writing by each Rating Agency).

            "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to make or to request the Master Servicer to make, that must be made within five Business Days of the Special Servicer's becoming aware that it must be made to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

            "Environmental Insurance Policy": With respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions in effect with respect to such Mortgaged Property or REO Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Restricted Certificate": Any Non-Investment Grade Sequential Pay Certificate; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

            "Euroclear": Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Excess Interest Rate (the payment of which interest shall, under the terms of such Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

            "Excess Interest Distribution Account": The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 4.06, which shall be entitled "Wells Fargo Bank, N.A., in trust for the registered Holders of Banc of America Commercial Mortgage, Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, Excess Interest Distribution Account", and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Torre Mayor Loan REMIC, REMIC I or REMIC II formed hereunder.

            "Excess Interest Grantor Trust": A segregated asset pool within the Trust Fund consisting of (i) the Excess Interest and (ii) the Excess Interest Distribution Account and all funds and assets held from time to time on deposit in the Excess Interest Distribution Account.

            "Excess Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Loan resulting from the passage of such Anticipated Repayment Date.

            "Excess Liquidation Proceeds": An amount equal to the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, over (b) the sum of: (i) the amount needed to pay off the Loan or related REO Serviced Loan in full, including any related Workout-Delayed Reimbursement Amounts, (ii) all unpaid Advances and any unpaid Advance Interest thereon and any unpaid principal and/or interest advances on any related Serviced Companion Loan and advance interest thereon, and (iii) any related Liquidation Fee.

            "Excess Liquidation Proceeds Account": The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 3.04(c)(iv) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, Excess Liquidation Proceeds Account".

            "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Certificate": The certificate necessary to exchange an interest in a Regulation S Global Certificate for an interest in a Domestic Global Certificate, which is in the form of Exhibit Q attached hereto, or the certificate necessary to exchange an interest in a Domestic Global Certificate for an interest in a Regulation S Global Certificate, which is in the form of Exhibit O or Exhibit P, as applicable, hereto, in each case as described in
Section 5.02(m).

            "Fannie Mae": The Federal National Mortgage Association or any successor.

            "FDIC": The Federal Deposit Insurance Corporation or any successor.

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

            "Final Recovery Determination": A determination made by the Special Servicer, in its reasonable, good faith judgment and in accordance with the Servicing Standard, with respect to any Loan or REO Property (other than a Loan that is paid in full and other than a Loan or REO Property, as the case may be, that is repurchased or replaced by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

            "FIRREA": The Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

            "Form 8-K Disclosure Information": As defined in Section 11.07.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

            "Global Certificates": The Certificates represented by the Regulation S Global Certificates or the Domestic Global Certificates.

            "Grantor Trust": Either the Excess Interest Grantor Trust or the Class A-SBFL Grantor Trust.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hawthorne Place Apartments Mezzanine Intercreditor Agreement": That certain Intercreditor Agreement, dated as of October 6, 2005, by and between Bank of America, National Association as "Senior Lender" and the Hawthorne Place Apartments Mezzanine Loan Holder as "Mezzanine Lender".

            "Hawthorne Place Apartments Mezzanine Loan": That certain mezzanine loan related to the Hawthorne Place Apartments Mortgage Loan, which is evidenced by that certain Loan Agreement, dated as of October 6, 2005, by and between HMezz, LLC and the Hawthorne Place Apartments Mezzanine Loan Holder.

            "Hawthorne Place Apartments Mezzanine Loan Holder": Tremont GRE Funding LLC, and its permitted successors or assigns.

            "Hawthorne Place Apartments Mortgage Loan": That certain Mortgage Loan identified as Loan No. 59452 on the Mortgage Loan Schedule.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other U.S. or Mexican federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

            "Holder": See the definition of "Certificateholder" in this Section 1.01.

            "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, placement agent, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be; provided, further, that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to the Torre Mayor Loan REMIC or REMIC I, as applicable, within the meaning of Section 856(d)(3) of the Code if the Torre Mayor Loan REMIC or REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as the Torre Mayor Loan REMIC or REMIC I, as applicable, does not receive or derive any income from such Person and provided that the relationship between such Person and the Torre Mayor Loan REMIC or REMIC I, as applicable is at arm's length, all within the meaning of Treasury Regulations
Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Class Notional Amount": With respect to the Class XC Certificates, the initial Class XC Notional Amount thereof as of the Closing Date is equal to $2,037,667,323 and with respect to the Class XP Certificates, the initial Class XP Notional Amount thereof as of the Closing Date is equal to $1,989,427,000.

            "Initial Class Principal Balance": With respect to any Class of Principal Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement hereto.

            "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date.

            "Initial Purchaser": Each of Banc of America Securities LLC and Barclays Capital Inc.

            "Initial Resolution Period": As defined in Section 2.03.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance Policy": With respect to any Loan or Serviced Whole Loan or REO Property, any hazard insurance policy, seismic (earthquake) insurance policy, business interruption insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor or any other third party as permitted under the related loan documents, in either case, in accordance with the Servicing Standard and with applicable law.

            "Intercreditor Agreements": The KinderCare Portfolio Intercreditor Agreement, the Desert Passage Intercreditor Agreement, the Torre Mayor A Notes Intercreditor Agreement and the Torre Mayor Intercreditor Agreement.

            "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, the Torre Mayor Loan REMIC Regular Interest, the Class A-SBFL Regular Interest, any REMIC I Regular Interest or any Class of REMIC II Regular Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

            "Interest Accrual Period": With respect to the Torre Mayor Loan REMIC Regular Interest, the Class A-SBFL Regular Interest, each Class of REMIC I Regular Interests and each Class of REMIC II Regular Certificates (other than the Class A-SBFL Certificates) for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Class A-SBFL Certificates, interest shall be calculated on an Actual/360 Basis and, for any Distribution Date, shall be deemed to accrue during the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date through and including April 9, 2006) to but excluding the related Distribution Date; provided, however, that if a Class A-SBFL Distribution Conversion has occurred, the Interest Accrual Period with respect to the Class A-SBFL Certificates shall be the same as the Interest Accrual Period for the Class A-SBFL Regular Interest.

            "Interest Reserve Account": The segregated account or sub-account of the Certificate Account created and maintained by the Master Servicer pursuant to Section 4.05 in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, Interest Reserve Account".

            "Interested Person": The Depositor, a Mortgage Loan Seller, the Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Grade Sequential Pay Certificates": The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates.

            "Investment Representation Letter": As defined in Section 5.02(b).

            "IRS": The Internal Revenue Service or any successor.

            "KinderCare Portfolio Controlling Class Holder": The holders of a majority percentage interest in the KinderCare Portfolio Pari Passu Note A-1 Controlling Class.

            "KinderCare Portfolio Controlling Holder": The KinderCare Portfolio Controlling Class Holder except that during the existence of a KinderCare Portfolio Control Appraisal Period, the KinderCare Portfolio Controlling Holder shall be the KinderCare Portfolio Pari Passu Noteholders, pursuant to the KinderCare Portfolio Intercreditor Agreement.

            "KinderCare Portfolio Intercreditor Agreement": With respect to the KinderCare Portfolio Whole Loan, the Intercreditor and Servicing Agreement, dated as of December 1, 2005, by and among the KinderCare Portfolio Pari Passu Note A-1 Noteholder, the KinderCare Portfolio Pari Passu Note A-2 Noteholder and the KinderCare Portfolio Pari Passu Note A-3 Noteholder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "KinderCare Portfolio Junior Mezzanine Intercreditor Agreement":
That certain Subordination and Intercreditor Agreement, dated as of November 9, 2005, by and among Bank of America, National Association as "Senior Lender", Bank of America, National Association as "Senior Mezzanine Lender" and the KinderCare Portfolio Junior Mezzanine Loan Holder as "Junior Mezzanine Lender".

            "KinderCare Portfolio Junior Mezzanine Loan": That certain mezzanine loan related to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, which is evidenced by that certain Mezzanine Loan Agreement, dated as of November 9, 2005, by and between KC Mezco II LLC and the KinderCare Portfolio Junior Mezzanine Loan Holder.

            "KinderCare Portfolio Junior Mezzanine Loan Holder": Condors, LLC, and its permitted successors or assigns.

            "KinderCare Portfolio Master Servicer": The master servicer under the KinderCare Portfolio Pooling Agreement, which as of the Closing Date is Bank of America, National Association.

            "KinderCare Portfolio Senior Mezzanine Intercreditor Agreement":
That certain Intercreditor Agreement, dated as of December 1, 2005, by and between Bank of America, National Association as "Senior Lender" and the KinderCare Portfolio Senior Mezzanine Loan Holder as "Mezzanine Lender".

            "KinderCare Portfolio Senior Mezzanine Loan": That certain mezzanine loan related to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, which is evidenced by that certain Mezzanine Loan Agreement, dated as of November 9, 2005, by and between KC Mezco I LLC and the KinderCare Portfolio Senior Mezzanine Loan Holder.

            "KinderCare Portfolio Senior Mezzanine Loan Holder": Bank of America, National Association, and its permitted successors or assigns.

            "KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan": The Mortgage Loan identified as Loan No. 59414 in the Mortgage Loan Schedule, which, together with the KinderCare Portfolio Pari Passu Note A-1 and the KinderCare Portfolio Pari Passu Note A-3, is secured by a Mortgage on the KinderCare Portfolio Mortgaged Property.

            "KinderCare Portfolio Mortgaged Property": With respect to the KinderCare Portfolio Whole Loan, the property that secures such KinderCare Portfolio Whole Loan.

            "KinderCare Portfolio Nonrecoverable Servicing Advance": With respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, a "Nonrecoverable Servicing Advance" as defined in the KinderCare Portfolio Pooling Agreement.

            "KinderCare Portfolio Pari Passu Noteholders": With respect to the KinderCare Portfolio Whole Loan, collectively, the holder of the Mortgage Note for the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the KinderCare Portfolio Pari Passu Note A-1 Companion Loan Holder and the KinderCare Portfolio Pari Passu Note A-3 Companion Loan Holder.

            "KinderCare Portfolio Pari Passu Note A-1": With respect to the KinderCare Portfolio Whole Loan, the related Mortgage Note identified as "Note A-1" in the KinderCare Portfolio Intercreditor Agreement, which Note is not included in the Trust and which Note is pari passu in right of payment to the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3.

            "KinderCare Portfolio Pari Passu Note A-1 Companion Loan": The loan evidenced by the KinderCare Portfolio Pari Passu Note A-1.

            "KinderCare Portfolio Pari Passu Note A-1 Companion Loan Holder":
The KinderCare Portfolio Pari Passu Note A-1 Holder.

            "KinderCare Portfolio Pari Passu Note A-1 Companion Loan Securities": For so long as the KinderCare Portfolio Pari Passu Note A-2 or a successor REO Serviced Loan with respect to the KinderCare Portfolio Pari Passu Note A-2 is part of the Mortgage Pool, any class of securities backed by all or any component of the KinderCare Portfolio Pari Passu Note A-1.

            "KinderCare Portfolio Pari Passu Note A-1 Controlling Class": As of any date of determination, the outstanding class of KinderCare Portfolio Pari Passu Note A-1 Companion Loan Securities with the lowest payment priority that has a then outstanding certificate balance (net of any appraisal reduction amounts allocable to such class pursuant to the KinderCare Portfolio Pooling Agreement) at least equal to 25% of its initial certificate balance.

            "KinderCare Portfolio Pari Passu Note A-1 Holder": The holder of the KinderCare Portfolio Pari Passu Note A-1.

            "KinderCare Portfolio Pari Passu Note A-2": With respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

            "KinderCare Portfolio Pari Passu Note A-3": With respect to the KinderCare Portfolio Whole Loan, the related Mortgage Note identified as "Note A-3" in the KinderCare Portfolio Intercreditor Agreement, which Note is not included in the Trust and which Note is pari passu in right of payment to the KinderCare Portfolio Pari Passu Note A-1 and the KinderCare Portfolio Pari Passu Note A-2.

            "KinderCare Portfolio Pari Passu Note A-3 Companion Loan": The loan evidenced by the KinderCare Portfolio Pari Passu Note A-3.

            "KinderCare Portfolio Pari Passu Note A-3 Companion Loan Holder":
The KinderCare Portfolio Pari Passu Note A-3 Holder.

            "KinderCare Portfolio Pari Passu Notes": With respect to the KinderCare Portfolio Whole Loan, collectively, the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3.

            "KinderCare Portfolio Pooling Agreement": That certain pooling and servicing agreement dated as of December 1, 2005 among Banc of America Commercial Mortgage Inc., as depositor, the KinderCare Portfolio Master Servicer, as master servicer, the KinderCare Portfolio Special Servicer, as special servicer, and the KinderCare Portfolio Trustee, as trustee and REMIC administrator.

            "KinderCare Portfolio Special Servicer": The special servicer under the KinderCare Portfolio Pooling Agreement, which of as of the Closing Date is LNR Partners, Inc.

            "KinderCare Portfolio Trustee": The trustee under the KinderCare Portfolio Pooling Agreement, which of as of the Closing Date is LaSalle Bank National Association.

            "KinderCare Portfolio Whole Loan": With respect to KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, such Mortgage Loan together with the KinderCare Portfolio Pari Passu Note A-1 and the KinderCare Portfolio Pari Passu Note A-3. References herein to the KinderCare Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3.

            "Late Collections": With respect to any Serviced Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Serviced Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Serviced Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Serviced Loan or of an Assumed Monthly Payment in respect of such REO Serviced Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered.

            "Letter of Credit": With respect to any Loan or Serviced Whole Loan, any third-party letter of credit delivered by or at the direction of the Mortgagor pursuant to the terms of such Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

            "LIBOR": With respect to the Class A-SBFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by Trustee will be binding absent manifest error.

            "LIBOR Determination Date": (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period.

            "LIBOR Business Day": Any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

            "Liquidation Event": With respect to any Serviced Loan, any of the following events: (i) such Serviced Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Serviced Loan; (iii) the related Mortgage Loan (or related REO Serviced Loan) is repurchased by the related Mortgage Loan Seller pursuant to Section 4 of the Mortgage Loan Purchase Agreement or Section 6 thereof in the case of the Torre Mayor Pari Passu Note A-2 Mortgage Loan or the Cayman Islands Mortgage Loan; (iv) the related Mortgage Loan is purchased by the Directing Certificateholder, the Special Servicer or an assignee of such Person pursuant to Section 3.18(c) or the related Mezzanine Loan Holder (if the related Defaulted Serviced Loan has a related Mezzanine
Loan) pursuant to any Mezzanine Intercreditor Agreement; (v) such Loan is purchased by the Special Servicer or the Master Servicer pursuant to Section 9.01; or (vi) in the case of a Whole Loan, such Whole Loan is purchased by the Whole Loan Purchase Option Holder or its designee pursuant to the related Intercreditor Agreement. With respect to any REO Property (and the related REO Serviced Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Master Servicer or the Special Servicer pursuant to Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property (other than any REO Property related to a Non-Serviced Mortgage Loan) pursuant to Section 3.09 or Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": With respect to each Specially Serviced Loan or REO Property (other than any REO Property related to a Non-Serviced Mortgage
Loan), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c). Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable in connection with
(a) the purchase of a Defaulted Serviced Loan by the Majority Certificateholder of the Controlling Class pursuant to any applicable purchase right set forth in
Section 3.18(c), or (l) or with respect to a purchase of a related Defaulted Serviced Loan at its fair value as determined in Section 3.18, unless such purchase is by an assignee of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignee is not an affiliate of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignment is for no material consideration, and such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the related mortgage loan,
(b) the purchase of any Mortgage Loan by the holder of a subordinate note or a Mezzanine Loan pursuant to a purchase option contained in the related intercreditor agreement, unless such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the related Mortgage Loan, (c) the purchase option of the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 9.01 or (d) the repurchase by the related Mortgage Loan Seller of a Mortgage Loan so required to be repurchased by it pursuant to Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section 2.03 within the time frame set forth in the Initial Resolution Period and/or the Resolution Extension Period (if applicable), provided that such time frame shall never be less than 90 days from the date that the related Mortgage Loan Seller was first notified of its obligation to repurchase pursuant to Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section 2.03, or Section 6 thereof in the case of the Torre Mayor Pari Passu Note A-2 Mortgage Loan or the Cayman Islands Mortgage Loan, provided such purchase occurs within 90 days after the date that the related Mortgage Loan Seller was first notified of its right to repurchase such Loan pursuant to Section 3.18(p) or 3.18(q), as applicable, or (e) in connection with a Loss of Value Payment by the related Mortgage Loan Seller or
(f) the purchase of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan by the KinderCare Portfolio Controlling Holder or the Torre Mayor Pari Passu Note A-2 Mortgage Loan pursuant to Section 3.18(m).

            "Liquidation Fee Rate": With respect to each Specially Serviced Loan or REO Property as to which a Liquidation Fee is payable, 1.0% (100 basis points).

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Serviced Loan through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and/or the terms and conditions of the related loan documents; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Serviced Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(c), by the Special Servicer pursuant to Section 3.18(d), by a Whole Loan Purchase Option Holder pursuant to the related Intercreditor Agreement or by the related Mezzanine Loan Holder pursuant to the related Mezzanine Intercreditor Agreement; (iv) the repurchase of a Mortgage Loan by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement or, in the case of any Non-Serviced Mortgage Loan or any Serviced Pari Passu Companion Loan, by the seller thereof pursuant to any loan purchase agreement; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement (such cash amounts being any Substitution Shortfall Amounts); (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01; (vii) except for purposes of
Section 3.11(c), the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Certificate Account; or (viii) in the case of the Torre Mayor Pari Passu Note A-2 Mortgage Loan, if such Mortgage Loan is purchased by the related Mortgage Loan Seller pursuant to Section 3.18(p).

            "Loan": Any Mortgage Loan or Companion Loan.

            "Loan Group": Together, Loan Group 1 and Loan Group 2.

            "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Serviced Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Serviced Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

            "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the related originator and the Borrower, pursuant to which an account created pursuant to the related loan documents to receive revenues therefrom, if any, may have been established.

            "Lock-Box Account": With respect to any Lock-Box Agreement, the account(s) established pursuant to the terms of such agreement.

            "Loss of Value Payment": As defined in Section 2.03(j).

            "Loss of Value Reserve Fund": The "outside reserve fund" (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 2.12. The Loss of Value Reserve Fund will be part of the Trust, but not part of the Grantor Trust or any REMIC.

            "MAI": Member of the Appraisal Institute.

            "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

            "Majority Mortgage Loan": Any of the Mortgage Loans other than the Torre Mayor Pari Passu Note A-2 Mortgage Loan.

            "Master Servicer": Bank of America, National Association, its successor in interest or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(a), (v) any Excess Liquidation Proceeds, (vi) any amounts deposited into the Certificate Account in error, and (vii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition; provided, further, that in no event shall any amounts be included in the Master Servicer Remittance Amount to the extent that it is payable to any Companion Loan Holder pursuant to the related Intercreditor Agreement.

            "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

            "Master Servicing Fee": With respect to each Loan and REO Serviced Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which any Primary Servicing Fee is payable (and, in the case of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan, without duplication of the "Master Servicing Fee" payable in respect of the KinderCare Portfolio Whole Loan or the Torre Mayor Whole Loan under the KinderCare Portfolio Pooling Agreement and the Torre Mayor Pooling Agreement, as applicable).

            "Master Servicing Fee Rate": With respect to (a) each Mortgage Loan and any related REO Serviced Loan, the Administrative Fee Rate specified for each such Mortgage Loan on the Mortgage Loan Schedule minus the Trustee Fee Rate, and (b) with respect to each Serviced Companion Loan and any related REO Serviced Loan, the Master Servicing Fee Rate shall be the same as the Master Servicing Fee Rate for the related Mortgage Loan; provided, however, with respect to any Companion Loan related to a Serviced Loan purchased by the Depositor from Barclays, the Master Servicing Fee Rate shall not exceed the Primary Servicing Fee Rate for the related Serviced Loan.

            "Material Breach": A Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates or such Mortgage Loan.

            "Material Document Defect": A Document Defect that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates or such Mortgage Loan.

            "MERS": Mortgage Electronic Registration Systems, Inc.

            "Mexico Gross-Up Payment": As defined in Section 6(a) of the Mortgage Loan Purchase and Sale Agreement, between Barclays and the Depositor.

            "Mezzanine Intercreditor Agreement": With respect to the Desert Passage Mezzanine Loan, the Desert Passage Mezzanine Intercreditor Agreement, with respect to the Hawthorne Place Apartments Mezzanine Loan, the Hawthorne Place Apartments Mezzanine Intercreditor Agreement, with respect to the KinderCare Portfolio Senior Mezzanine Loan, the KinderCare Portfolio Senior Mezzanine Intercreditor Agreement, with respect to the KinderCare Portfolio Junior Mezzanine Loan, the KinderCare Portfolio Junior Mezzanine Intercreditor Agreement, with respect to the North Park Towers Mezzanine Loan, the North Park Towers Mezzanine Intercreditor Agreement, with respect to the Willowind Apartments Mezzanine Loan, the Willowind Apartments Mezzanine Intercreditor Agreement, and, with respect to any Mortgage Loan with permitted future mezzanine indebtedness, the mezzanine intercreditor agreement related to such future mezzanine loan.

            "Mezzanine Loan": Collectively, the Desert Passage Mezzanine Loan, the Hawthorne Place Apartments Mezzanine Loan, the KinderCare Portfolio Senior Mezzanine Loan, the KinderCare Portfolio Junior Mezzanine Loan, the North Park Towers Mezzanine Loan, the Willowind Apartments Mezzanine Loan, and, with respect to any Mortgage Loan with permitted future mezzanine indebtedness, such future mezzanine loan.

            "Mezzanine Loan Holder": With respect to the Desert Passage Mezzanine Loan, the Desert Passage Mezzanine Loan Holder, with respect to the Hawthorne Place Apartments Mezzanine Loan, the Hawthorne Place Apartments Mezzanine Loan Holder, with respect to the KinderCare Portfolio Senior Mezzanine Loan, the KinderCare Portfolio Senior Mezzanine Loan Holder, with respect to the KinderCare Portfolio Junior Mezzanine Loan, the KinderCare Portfolio Junior Mezzanine Loan Holder, with respect to the North Park Towers Mezzanine Loan, the North Park Towers Mezzanine Loan Holder, with respect to the Willowind Apartments Mezzanine Loan, the Willowind Apartments Mezzanine Loan Holder, and, with respect to any Mortgage Loan with permitted future mezzanine indebtedness, the mezzanine lender under such future mezzanine loan.

            "Modified Serviced Loan": Any Serviced Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Serviced Loan);

            (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount or the delivery of substitute real property collateral with a fair market value (as is) that is not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

            (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Serviced Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment": With respect to any Loan, for any Due Date as of which such Loan is outstanding, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment, exclusive of any Excess Interest and any excess cash flow) of principal and/or interest on such Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and applicable law); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Excess Interest.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

                  (i) (A) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank, N.A., as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, without recourse" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity from the related Mortgage Loan Seller with a copy of such Mortgage Note, and (B) in the case of each Companion Loan, a copy of the executed Mortgage Note for such Companion Loan;

                  (ii) an original or a copy of the Mortgage and any intervening assignments that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or a copy of any related Assignment of
            Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) subject to the provisos at the end of this paragraph, (A)
            for all Mortgage Loans other than the Cayman Islands Mortgage Loan, an original executed assignment of the Mortgage in favor of Wells Fargo Bank, N.A., as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1 or in blank, in recordable form (except for any missing recording information with respect to such Mortgage), (B) in the case of the Cayman Islands Mortgage Loan, an original executed transfer of the Mortgage to the Cayman Collateral Trustee for the benefit of itself as trustee for the holders of the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-through Certificates, Series 2006-1 and Wells Fargo Bank, N.A. as trustee for the holders of the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-through Certificates, Series 2006-1 and (C) in the case of each Whole Loan, an original executed assignment of the Mortgage also to Wells Fargo Bank, N.A. in its capacity as "lead lender" on behalf of the holders of the related Companion Loans, provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of Mortgage may exclude the information to be provided by the recording office, and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                  (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Wells Fargo Bank, N.A., as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1 or in blank, in recordable form (except for any missing recording information with respect to such Assignment of Leases) and in the case of each Whole Loan, also to Wells Fargo Bank, N.A. in its capacity as "lead lender" or on behalf of the holders of the related Companion Loan, provided that if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                  (vi) originals or copies of any written assumption,
            modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

                  (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

                  (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, in connection with such UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Wells Fargo Bank, N.A., as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1 or in blank, in a form that is complete and suitable for filing or recording, and sufficient to assign to the Trustee the security interest held by the originator of the Mortgage Loan or its assignee; provided, if the related Mortgage Loan has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                  (ix) the original or a copy of any environmental indemnity agreement relating solely to such Mortgage Loan;

                  (x) the original or a copy of any power of attorney, guaranty, loan agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

                  (xi) any original documents (including any security
            agreement(s)) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

                  (xii) the original or a copy of any Intercreditor Agreement, co-lender agreement, agreement among noteholders or similar agreement relating to such Mortgage Loan and a copy of any Letter of Credit;

                  (xiii) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any;

                  (xiv) a list attached to each Mortgage File indicating the documents to be included in each such Mortgage File (the "Mortgage Loan Checklist") which list may be modified within 180 days by the related Mortgage Loan Seller after the Closing Date to correct any errors in accordance with Section 2.02(e);

                  (xv) a copy of the KinderCare Portfolio Pooling Agreement; and

                  (xvi) a copy of the Torre Mayor Pooling Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received; provided, further, however, that on the Closing Date, with respect to item (iv), the Depositor has delivered to the Trustee a copy of such assignment of Mortgage in blank and has caused the Master Servicer to retain the completed assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee.

            With respect to each of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the preceding document delivery requirements shall be deemed to be met by the delivery by the related Mortgage Loan Seller of copies of the documents specified above (other than the KinderCare Portfolio Pari Passu Note A-2 and the Torre Mayor Pari Passu Note A-2 (and all intervening endorsements), with respect to which the originals shall be required), including a copy of the related Mortgage.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Checklist": As defined in the definition of Mortgage File.

            "Mortgage Loan Purchase and Sale Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of March 14, 2006 between Bank of America and the Depositor, the Mortgage Loan Purchase and Sale Agreement, dated as of March 14, 2006, between SunTrust and the Depositor and the Mortgage Loan Purchase and Sale Agreement, dated as of March 14, 2006, between Barclays and the Depositor.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.03(f). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

                  (i) the loan number, the control number and the trust mortgage loan identification number;

                  (ii) the street address or addresses (including city, state and zip code) of the related Mortgaged Property.

                  (iii) (a) the Mortgage Rate in effect as of the Cut-off Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis") or on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis");

                  (iv) the original principal balance;

                  (v) the Cut-off Date Balance;

                  (vi) the (A) remaining term to stated maturity and (B) Stated
            Maturity Date;

                  (vii) the Due Date;

                  (viii) the amount of the Monthly Payment due on the first Due
            Date following the Cut-off Date;

                  (ix) the Administrative Fee Rate (inclusive of the Master
            Servicer Fee Rate, the Trustee Fee Rate, and the Primary Servicing Fee Rate);

                  (x) the Primary Servicing Fee Rate;

                  (xi) the Master Servicing Fee Rate;

                  (xii) whether the Mortgagor's interest in the related
            Mortgaged Property is or includes a Ground Lease;

                  (xiii) whether the Mortgage Loan is a Cross-Collateralized
            Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross collateralized with such Mortgage Loan;

                  (xiv) the original amortization term;

                  (xv) whether the Mortgage Loan is an ARD Loan;

                  (xvi) the applicable grace period; and

                  (xvii) the Loan Group to which such Mortgage Loan belongs.

            The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Sellers": Bank of America, Barclays and SunTrust
Bank.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Serviced Loans. The Mortgage Pool does not include any Companion Loan or any related REO Serviced Loan.

            "Mortgage Rate": With respect to (i) any Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Serviced Loan, the annualized rate described in clause (i) or (ii) above, as applicable, determined as if the related Loan had remained outstanding.

            "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(e) on the Master Servicer Remittance Date related to such Distribution Date.

            "Net Assumption Fee": As defined in Section 3.08.

            "Net Assumption Application Fee": As defined in Section 3.08.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Default Charges": With respect to any Serviced Loan or REO Serviced Loan, the Default Charges referred to in clause sixth of Section 3.27(a) and Section 3.27(c), which are payable to the Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds, but Net Investment Loss shall not include any loss with respect to such investment that is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and so long as such depository institution or trust company is not an Affiliate of either the Master Servicer or the Special Servicer.

            "Net Liquidation Proceeds": The excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

            "Net Modification Fee": As defined in Section 3.20(h).

            "Net Modification Application Fee": As defined in Section 3.20(h).

            "Net Mortgage Rate": With respect to any Loan or any related REO Serviced Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect minus the related Administrative Fee Rate, if applicable. For purposes of calculating the Pass-Through Rate for each Class of Certificates (other than the Class V Certificates and the Residual Certificates) from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date.

            "Net Operating Income": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property for a specified period, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property (subject to adjustments for, and excluding, among other things, (i) non-cash items such as depreciation and amortization,
(ii) capital expenditures (inclusive of replacement reserves) and (iii) debt service on loans secured by the Mortgaged Property).

            "New Lease": Any lease of REO Property (other than any REO Property related to a Non-Serviced Mortgage Loan) entered into at the direction of the Special Servicer on behalf of the Trust (and any related Companion Loan Holder, to the extent of its interest), including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Non-Investment Grade Sequential Pay Certificates": The Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates.

            "Non-Partitioned Loans": Each Mortgage Loan, other than the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the Desert Passage Pari Passu Note A-1 Mortgage Loan, and the Torre Mayor Pari Passu Note A-2 Mortgage Loan.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V, Class R-I, Class R-II and Class R-TM Certificate.

            "Non-Serviced Mortgage Loans": Each of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan.

            "Non-Serviced Mortgage Loan Master Servicer": With respect to any Non-Serviced Mortgage Loan, the "master servicer" designated under the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Non-Serviced Mortgage Loan Pooling Agreement": Either the KinderCare Portfolio Pooling Agreement or the Torre Mayor Pooling Agreement.

            "Non-Serviced Mortgage Loan Primary Servicing Fee": With respect to a Non-Serviced Mortgage Loan, the servicer fee applicable to such Non-Serviced Mortgage Loan as provided in the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Non-Serviced Mortgage Loan Primary Servicing Fee Rate": The rate at which the Non-Serviced Mortgage Loan Primary Servicing Fee accrues, as set forth in the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

            "Non-Serviced Mortgage Loan Special Servicer": With respect to any Non-Serviced Mortgage Loan, the "special servicer" designated under the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Non-Serviced Mortgage Loan Trustee": With respect to any Non-Serviced Mortgage Loan, the "trustee" designated under the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Non-U.S. Person": Any person other than a U.S. Person.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Serviced Loan that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee, in its reasonable, good faith judgment, based on at least an Appraisal conducted within the 12 months preceding any such determination, will not be ultimately recoverable (together with Advance Interest accrued thereon) from Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan; provided, however, that the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the Master Servicer and the Trustee notice of such determination and any such determination shall be conclusive and binding on the Master Servicer and the Trustee.

            "Nonrecoverable Servicing Advance": (a) Any Servicing Advance made or proposed to be made in respect of a Serviced Loan or REO Property that, as determined by the Master Servicer or, if applicable, the Special Servicer or the Trustee in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or that in fact was not ultimately recovered, from Default Charges, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Serviced Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard and Section 3.11(h), that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer and the Trustee notice of such determination and any such determination shall be conclusive and binding on the Master Servicer and the Trustee; and (b) any KinderCare Portfolio Nonrecoverable Servicing Advance or Torre Mayor Nonrecoverable Servicing Advance (including interest thereon calculated in accordance with the KinderCare Portfolio Pooling Agreement or Torre Mayor Pooling Agreement, as applicable). The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan shall be made by the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer or the KinderCare Portfolio Trustee, as the case may be, pursuant to the KinderCare Portfolio Pooling Agreement and (ii) the Torre Mayor Pari Passu Note A-2 Mortgage Loan shall be made by the Torre Mayor Master Servicer, the Torre Mayor Special Servicer or the Torre Mayor Trustee, as the case may be, pursuant to the Torre Mayor Pooling Agreement. Any such determination made by the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer or the KinderCare Portfolio Trustee or the Torre Mayor Master Servicer, the Torre Mayor Special Servicer or the Torre Mayor Trustee, as the case may be, shall be conclusive and binding on the Certificateholders.

            "North Park Towers Mezzanine Intercreditor Agreement": That certain Intercreditor and Note Subordination Agreement, dated as of December 8, 2005, by and between Bank of America, National Association as "Senior Lender" and the North Park Towers Mezzanine Loan Holder as "Mezzanine Lender".

            "North Park Towers Mezzanine Loan": That certain mezzanine loan related to the North Park Towers Mortgage Loan, which is evidenced by 17 promissory notes, each dated as of December 8, 2005, by and between BR-North Park Towers, LLC and the North Park Towers Mezzanine Loan Holder.

            "North Park Towers Mezzanine Loan Holder": Collectively, Mendlow Towers, LLC, Ruddy Towers, LLC, Kamfar Towers, LLC, Currier Towers, LLC, Four B Towers, LLC, 5 Harrison Towers, LLC, Schleifer Towers, LLC, Duane Towers, LLC, Four B Towers II, LLC, Four B Towers III, LLC, Ruddy Towers II, LLC, Ruddy Towers III, LLC, Duane Towers II, LLC, Duane Towers III, LLC, River Towers, LLC, River Towers II, LLC, and River Towers III, LLC, and their permitted successors or assigns.

            "North Park Towers Mortgage Loan": That certain Mortgage Loan identified as Loan No. 59480 on the Mortgage Loan Schedule.

            "Note B": With respect to the Torre Mayor Whole Loan, the Torre Mayor Note B.

            "Note B Holder": With respect to the Torre Mayor Whole Loan, the Torre Mayor Note B Holder.

            "Note C": With respect to the Torre Mayor Whole Loan, the Torre Mayor Note C.

            "Note C Holder": With respect to the Torre Mayor Whole Loan, the Torre Mayor Note C Holder.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer, the Special Servicer or any Additional Servicer, a Responsible Officer of the Trustee or any authorized officer of a Mortgage Loan Seller, as the case may be.

            "Operating Advisor": With respect to any Whole Loan, the advisor elected pursuant to Section 3.29 .

            "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

            "Option Holder": As defined in Section 3.18(c).

            "Option Period": As defined in Section 3.18(c).

            "Option Price": As defined in Section 3.18(c).

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Serviced Loan or REO Serviced Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

            "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates and the Class A-SBFL Certificates, the rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto. With respect to the Class A-SBFL Regular Interest, a fixed rate equal to 5.3280% per annum. With respect to the Class XC and Class XP Certificates, for any Distribution Date, the Class XC Pass-Through Rate and the Class XP Pass-Through Rate, respectively.

            "Past Grace Period Serviced Loan": With respect to any Master Servicer Remittance Date, any Serviced Loan having any Monthly Payment remaining unpaid past its Due Date and past any applicable grace period for such Monthly Payment as of the Determination Date on the same calendar month.

            "Payment Priority": With respect to any Class of Certificates (other than the Class V Certificates), the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates; second, the Class A-M Certificates; third, the Class A-J Certificates; fourth the Class B Certificates; fifth, the Class C Certificates; sixth, the Class D Certificates; seventh, the Class E Certificates; eighth, the Class F Certificates; ninth, the Class G Certificates; tenth, the Class H Certificates; eleventh, the Class J Certificates; twelfth, the Class K Certificates; thirteenth, the Class L Certificates; fourteenth, the Class M Certificates; fifteenth, the Class N Certificates; sixteenth, the Class O Certificates; seventeenth, the Class P Certificates; eighteenth, the Class Q Certificates; and last, the respective Classes of Residual Certificates.

            "Percentage Interest": With respect to any REMIC II Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Class V Certificate or a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification": As defined in Section 11.06.

            "Performing Serviced Loan": As of any date of determination, any Serviced Loan as to which no Servicing Transfer Event then exists.

            "Performing Party": As defined in Section 11.12.

            "Permitted Investments": Any one or more of the following obligations:

            (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (b) repurchase obligations with respect to any security described in clause (a) above, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "Aaa" by Moody's and "AAA" by S&P;

            (c) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than "P-1" by Moody's and "A-1+" by S&P;

            (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than "P-1" by Moody's, and "A-1+" by S&P;

            (e) units of money market funds that maintain a constant asset value and that are rated in the highest applicable rating category by each of S&P (i.e., "AAAm" or "AAAmG") and Moody's (or if not rated by Moody's a confirmation from Moody's that such money market fund is acceptable); and

            (f) any other obligation or security that would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any of the Rating Agencies to any Class of Certificates or Serviced Companion Loan Securities, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions; and provided, further, that no investment described hereunder shall have a maturity in excess of one year; and provided, further, that no investment described hereunder shall be liquidated prior to its maturity date; and provided, further, that no investment described hereunder may have an "r" highlighter or other comparable qualifier attached to its rating.

            "Permitted Mezzanine Loan Holder": With respect to the Mezzanine Loans, any "qualified transferee" with respect to which each Rating Agency has confirmed in writing that the holding of the related Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates or that otherwise meets the qualifications set forth in the related Mezzanine Intercreditor Agreement to be a "qualified transferee".

            "Permitted Transferee": Any Transferee of a Residual Certificate other than any of a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Disqualified Non-U.S. Person, an entity treated as a U.S. partnership for federal income tax purposes if any of its direct or indirect partners (other than through a U.S. corporation) is a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income on a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or any nominee, agent or middleman of any of the above.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of any Serviced Loan having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of the American Society for Testing and Materials.

            "Plan": As defined in Section 5.02(c).

            "Pool REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Special Servicer, for the benefit of Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, REO Account". Any such account or accounts shall be an Eligible Account.

            "Prepayment Assumption": The assumption that no Mortgage Loan (other than an ARD Loan) is prepaid prior to its Stated Maturity Date and that no ARD Loan is prepaid prior to, but each is paid in its entirety on, its Anticipated Repayment Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Torre Mayor Loan REMIC Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Certificates and the Class A-SBFL Regular Interest for federal income tax purposes.

            "Prepayment Interest Excess": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after such Serviced Loan's Due Date, any payment of interest (net of related Master Servicing Fees and Excess Interest and exclusive of Prepayment Premiums) actually collected from the related Mortgagor from and after such Due Date.

            "Prepayment Interest Shortfall": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest (determined without regard to any Prepayment Premium that may have been collected and exclusive of, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such Serviced Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Serviced Loan and ending on the last day of such calendar month, inclusive.

            "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Loan or any successor REO Serviced Loan.

            "Primary Collateral": The Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan excluding, however, any Mortgaged Property as to which the related lien may only be foreclosed upon solely because of the cross-collateralization of such Mortgage Loans.

            "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee, which monthly fee accrues at the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

            "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Charlotte, North Carolina, and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Kansas.

            "Principal Distribution Amount": With respect to any Distribution Date and in respect of any Mortgage Loan, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on the preceding Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts plus interest on such Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Pay Certificates": Collectively, the Sequential Pay Certificates.

            "Principal Prepayment": Any voluntary payment of principal made by the Mortgagor on a Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prohibited Actions": As defined in Section 3.21(f).

            "Prospectus Supplement": That certain prospectus supplement dated February 28, 2006, relating to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class XP, Class B, Class C and Class D Certificates, that is a supplement to the Base Prospectus.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on the Mortgage Loan at the related Mortgage Rate up to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances that are unreimbursed from related collections on such Mortgage Loan (including, in the case of a Non-Serviced Mortgage Loan, the pro rata portion, based on the related Stated Principal Balance, of any servicing advance made pursuant to the related Non-Serviced Mortgage Loan Pooling Agreement that is allocable to such Non-Serviced Mortgage Loan and unpaid fees payable to the Non-Serviced Mortgage Loan Servicer or the Non-Serviced Mortgage Loan Special Servicer), (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (e) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (f) any cost, fees and expenses of enforcement (including attorneys fees) of a repurchase obligation pursuant to Section 2.03(h). With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Serviced Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Serviced Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related Servicing Advances that are unreimbursed from related collections on such REO Property, (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any Additional Trust Fund Expenses in respect of such REO Property (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (e) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (f) any cost, fees and expenses of enforcement (including attorneys fees) of a repurchase obligation pursuant to Section 2.03. The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

            "Qualified Appraiser": In connection with the appraisal of any Loan, Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Bidder": As defined in Section 7.01(d).

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan that, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same basis as the Defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan,
(viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller effecting the substitution).

            "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

            "Rated Final Distribution Date": As to each Class of Certificates, the Distribution Date in September 2045.

            "Rating Agency": (i) Each of Moody's and S&P and (ii) as to any provisions relating to any Serviced Companion Loan that secures Serviced Companion Loan Securities, each rating agency then rating any related class of such Serviced Companion Loan Securities or their successors in interest.

            "Rating Agency Trigger Event": The reduction of the Class A-SBFL Swap Counterparty's long-term ratings below "A3" by Moody's or "A-" by S&P for the Class A-SBFL Swap Contract.

            "Realized Loss": With respect to each Defaulted Serviced Loan as to which a Final Recovery Determination has been made, or with respect to any related REO Serviced Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Serviced Loan or REO Serviced Loan, as the case may be, as of the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Serviced Loan or REO Serviced Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Serviced Loan or REO Serviced Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

            With respect to any Serviced Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest) so forgiven.

            With respect to any Serviced Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            With respect to any Serviced Whole Loan, Realized Losses shall be deemed allocated first to the related Subordinate Interest, if any, and then to the related senior Loan(s).

            With respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, Realized Losses shall be calculated in accordance with the KinderCare Portfolio Pooling Agreement. Such Realized Losses shall be allocated as provided in the KinderCare Portfolio Pooling Agreement and the KinderCare Portfolio Intercreditor Agreement and further allocated to the Certificates as provided in this Agreement.

            With respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, Realized Losses shall be calculated in accordance with the Torre Mayor Pooling Agreement. Such Realized Losses shall be allocated as provided in the Torre Mayor Pooling Agreement and the Torre Mayor Intercreditor Agreement and further allocated to the Certificates as provided in this Agreement.

            "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificates": Any Certificate that has been registered under the Securities Act.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,531 (Jan. 7, 2005))
or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Certificate": A certificate in the form of Exhibit N attached hereto.

            "Regulation S Global Certificate": A global certificate representing interests in a Class of Certificates as provided in Section 5.03(g), initially sold in offshore transactions in reliance on Regulation S in fully registered form without interest coupons.

            "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "Release Date": The 40th day after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "Relevant Servicing Criteria": The Servicing Criteria applicable to the various parties, as set forth on Schedule VIII attached hereto. For the avoidance of doubt, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicer or the Special Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Trustee.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": Wells Fargo Bank, N.A., its successor in interest, or any successor REMIC administrator appointed as herein provided.

            "REMIC I": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Majority Mortgage Loans (other than Excess Interest) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on such Mortgage Loans on or before the Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder by the Mortgage Loan Sellers with respect to such Mortgage Loans, (ii) the Torre Mayor Loan REMIC Regular Interest; (iii) any REO Property acquired in respect of a Majority Mortgage Loan and all payments and proceeds of such REO Property;
(iv) the rights of the Depositor under Sections 2, 3, 4, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22 of the Mortgage Loan Purchase and Sale Agreements, and
(v) such amounts on or with respect to clauses (i), or (ii) as from time to time are deposited into the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established) and the Excess Liquidation Proceeds Account (if established) (other than the portion thereof beneficially owned by the Holders of the Class R-TM Certificates pursuant to
Section 3.04(c)(iv)), and in the case of a Serviced Whole Loan, to the extent of the Trust's interest in each of the foregoing.

            "REMIC I Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, REMIC I Distribution Account" and which account shall be an Eligible Account and a sub-account of the Distribution Account.

            "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the initial REMIC I Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(a), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC II": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

            "REMIC II Certificate": Any Certificate, other than a Class R-I Certificate, Class R-TM Certificate or Class V Certificate.

            "REMIC II Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, REMIC II Distribution Account" and which account shall be an Eligible Account and a sub-account of the Distribution Account.

            "REMIC II Regular Certificate": Any REMIC II Certificate, other than a Class R-II Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property (other than any REO Property related to a Non-Serviced Mortgage Loan), gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": The Pool REO Account and/or a Serviced Whole Loan REO Account, as applicable.

            "REO Acquisition": The acquisition of an REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders (and, in the case of a related Mortgaged Property securing a Whole Loan, for the benefit of the Certificateholders and the related Companion Loan Holder(s), as their interests may appear, and, in the case of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the beneficial interest of the Trust Fund in the related Mortgaged Property if it is acquired by the KinderCare Portfolio Special Servicer or the Torre Mayor Special Servicer, as applicable, for the benefit of the Certificateholders and the KinderCare Portfolio Pari Passu Noteholders or the Torre Mayor Noteholders, as applicable) pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Serviced Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Serviced Loan or, with respect to KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, which is serviced under the KinderCare Portfolio Pooling Agreement, the Trust's interest in the "REO Property" acquired under the KinderCare Portfolio Pooling Agreement relating to the KinderCare Portfolio Whole Loan or, with respect to Torre Mayor Pari Passu Note A-2 Mortgage Loan, which is serviced under the Torre Mayor Pooling Agreement, the Trust's interest in the "REO Property" acquired under the Torre Mayor Pooling Agreement relating to the Torre Mayor Whole Loan. Each REO Serviced Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Loan as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Serviced Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Serviced Loan. In addition, Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts with respect to such REO Serviced Loan that were reimbursed from collections on the Serviced Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount", shall be deemed outstanding until recovered or until a Final Recovery Determination is made. All amounts payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee in respect of the related Serviced Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, the Special Servicer and/or the Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee as the case may be, in respect of an REO Serviced Loan. If the Loans comprising the Desert Passage Whole Loan become REO Serviced Loans, amounts received by the Trust with respect to such REO Serviced Loans shall be applied to amounts due and owing in respect of such REO Serviced Loans as provided in Section 1 of the Desert Passage Intercreditor Agreement. Collections in respect of each REO Serviced Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, Servicing Fees, Special Servicing Fees, Additional Master Servicing Compensation, Additional Special Servicing Compensation, Liquidation Fees, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Serviced Loan, that were reimbursed from collections on the Serviced Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such REO Serviced Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Serviced Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Serviced Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Serviced Loan (other than, in the case of an REO Serviced Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and sixth, in the case of an REO Serviced Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Serviced Loan to but not including the date of receipt by or on behalf of the Trust, in that order. If the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan or the Torre Mayor Pari Passu Note A-2 Mortgage Loan becomes an "REO Serviced Loan" as defined under the related Non-Serviced Mortgage Loan Pooling Agreement, the treatment of the foregoing amounts with respect to such Mortgage Loan shall be subject to the terms of the related Intercreditor Agreement and the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Replacement Mortgage Loan" Any mortgage loan that is substituted by the related Mortgage Loan Seller for a Defective Mortgage Loan as contemplated by Section 2.03.

            "Reportable Event": As defined in Section 11.07.

            "Reporting Servicer": As defined in Section 11.10.

            "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

            "Request for Review": A request for review signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit H attached hereto.

            "Required Appraisal Serviced Loan": As defined in Section 3.19(b).

            "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least one of the other following parties and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier: Moody's ("A2" or better), S&P ("A" or better) and A.M. Best ("A: VIII" or better) or any insurance carrier backed or guaranteed by an insurer with such required ratings; provided, however, that a rating by A.M. Best shall be disregarded and shall not be applicable as one of the two required ratings except with respect to a fidelity bond or errors and omissions insurance maintained by a Sub-Servicer and then only to the extent in force as of the Closing Date. Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the "Required Claims-Paying Ratings" if the applicable Rating Agency has confirmed in writing that such insurance carrier shall not result, in and of itself, in a downgrading, withdrawal or qualification (if applicable) of the then current rating assigned by such Rating Agency to any Class of Certificates, or if the Desert Passage Whole Loan is involved, the related Serviced Companion Loan Securities, unless, with respect to policies maintained by borrowers, a higher claims-paying ability rating is required under any of the loan documents.

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

            "Reserve Funds": With respect to any Loan, any amounts delivered by the related Mortgagor (and not previously disbursed) to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

            "Residual Certificate": Any Class R-I, Class R-II or Class R-TM Certificate.

            "Resolution Extension Period": This term shall mean:

                  (i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

                  (ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Loan at the commencement of, and does not become a Specially Serviced Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Mortgage Loan Seller of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

                  (iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Mortgage Loan Seller of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

                  (iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, that if the related Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

            In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Beach, provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

            "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Global Securities and Trust Services Group, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the managers and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

            "Rule 144A": Rule 144A under the Securities Act.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest. If neither S&P nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification": As defined in Section 11.05(a).

            "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Security Agreement": With respect to any Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SBFL, Class A-4, Class A-1A, Class XC or Class XP Certificate.

            "Senior Principal Distribution Cross Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates and Class A-1A Certificates outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus
(b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Class A-1 Certificates, Class A-2 Certificates, Class A-3A Certificates, Class A-3B Certificates, Class A-SBFL Regular Interest, Class A-4 Certificates and Class A-1A Certificates on such Distribution Date have been so made.

            "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificate.

            "Serviced Companion Loan Holder": Any holder of a Serviced Companion Loan.

            "Serviced Companion Loans": Collectively, the Desert Passage Pari Passu Note A-2 and the Desert Passage Pari Passu Note A-3.

            "Serviced Companion Loan Securities": For so long as the Mortgage Loan related thereto or any successor REO Serviced Loan thereof is part of the Mortgage Pool, any class of securities backed by a Serviced Companion Loan. Any reference herein to a "series" of Serviced Companion Loan Securities shall refer to separate securitizations of one or more of the Serviced Companion Loans.

            "Serviced Companion Loan Securitization Agreement": With respect to any Serviced Pari Passu Companion Loan, any agreement under which any securities evidencing interests in such Serviced Pari Passu Companion Loan are issued, as from time to time amended, supplemented or modified.

            "Serviced Companion Loan Service Provider": With respect to any Serviced Companion Loan, the master servicer, primary servicer, special servicer or trustee, as applicable, with respect to such Serviced Pari Passu Companion Loan appointed and acting under the related Serviced Companion Loan Securitization Agreement, if any.

            "Serviced Companion Loan Trustee": With respect to any Serviced Companion Loan, the trustee with respect to such Serviced Pari Passu Companion Loan appointed and acting under the related Serviced Companion Loan Securitization Agreement, if any.

            "Serviced Loan": Any Mortgage Loan (other than the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan) or Serviced Whole Loan.

            "Serviced Pari Passu Companion Loan": Any of the Desert Passage Pari Passu Note A-2 or the Desert Passage Pari Passu Note A-3, as the context may require and as applicable.

            "Serviced Pari Passu Companion Loan Holder": Any holder of a Serviced Pari Passu Companion Loan.

            "Serviced Whole Loan": The Desert Passage Whole Loan.

            "Serviced Whole Loan Custodial Account": With respect to the Serviced Whole Loan, the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(e) on behalf of the Desert Passage Noteholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the Desert Passage Whole Loan Noteholders, as their interests may appear". Any such account shall at all times be an Eligible Account.

            "Serviced Whole Loan Remittance Amount": With respect to any Master Servicer Remittance Date and any Serviced Whole Loan, an amount equal to (a) all amounts on deposit in the related Serviced Whole Loan Custodial Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments, and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period), (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the related Serviced Whole Loan Custodial Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(f), (v) any Excess Liquidation Proceeds that are unrelated to such Serviced Whole Loan, and (vi) any amounts deposited into the related Serviced Whole Loan Custodial Account in error, provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Serviced Whole Loan Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Serviced Whole Loan REO Account": As defined in Section 3.16(b).

            "Servicer Reports": Each of the (i) CMSA Delinquent Loan Status Report, (ii) CMSA REO Status Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CMSA Historical Liquidation Report, (v) CMSA Comparative Financial Status Report, (vi) CMSA Servicer Watch List Report,
(vii) CMSA NOI Adjustment Worksheet, (viii) CMSA Operating Statement Analysis Report, (ix) CMSA Loan Level Reserve-LOC Report, (x) CMSA Loan Periodic Update File, (xi) CMSA Property File, (xii) CMSA Financial File and (xiii) CMSA Advance Recovery Report.

            "Service(s)(ing)": In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is referenced in the disclosure requirements set forth in Item 1108 of Regulation AB. For the avoidance of doubt, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.04(a).

            "Servicing Advances": Subject to Section 3.19(d) and with respect to any Serviced Loan, all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or, with respect to the Specially Serviced Loans, by the Master Servicer at the direction of the Special Servicer or by the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Serviced Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Serviced Loan or REO Property,
(d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer (or the Trustee, if applicable), such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Serviced Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Master Servicer at the direction of the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

            "Servicing Criteria": The criteria set forth in paragraph (d) of
Item 1122 of Regulation AB as such may be amended from time to time.

            "Servicing Fees": With respect to each Serviced Loan and REO Serviced Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related Phase I Environmental Site Assessment and any related environmental insurance or endorsement, in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

            "Servicing Function Participant": Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans (by Stated Principal Balance).

            "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer or any Additional Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

            "Servicing Released Bid": As defined in Section 7.01(d).

            "Servicing Retained Bid": As defined in Section 7.01(d).

            "Servicing Return Date": With respect to any Corrected Serviced Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer subject to applicable law and the express terms of the relevant Loans and in the case of a Serviced Whole Loan, the related Intercreditor Agreement, to service and administer the Serviced Loans and any REO Properties for which such Person is responsible hereunder: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Serviced Loans, the full collection of all Prepayment Premiums that may become payable under the Serviced Loans and, in the case of the Special Servicer, if a Serviced Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Serviced Loan to the Certificateholders, and, in the case of a Serviced Whole Loan, on behalf of the related Companion Loan Holder(s) as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Mortgagor or with any other party to this Agreement; (ii) the ownership of any Certificate or Companion Loan or any interest in any mezzanine loan by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; or (vi) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property.

            "Servicing Transfer Event" shall mean, with respect to any Serviced Loan, any of the following events:

            (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment and if (x) the related Borrower is actively seeking a refinancing commitment, (y) the related Borrower continues to make payments in the amount of its Monthly Payment, and (z) subject to Section 3.21(f), the Directing Certificateholder consents, for 60 days beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the related maturity date, during which the refinancing would occur; or

            (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable, good faith judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either
      (i) the related Mortgagor has requested a material modification of the payment terms of the Serviced Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

            (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or
      (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the Loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the Serviced Loan (or, if no cure period is specified, for 60 days); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Mortgagor under any present or future U.S. or Mexican federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; or

            (e) the related Mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

            Notwithstanding the foregoing, with respect to any Serviced Whole Loan, the related Mortgage Loan and each related Companion Loan shall be deemed to be a Specially Serviced Loan if any loan within the Serviced Whole Loan becomes a Specially Serviced Loan.

            A Servicing Transfer Event with respect to any Serviced Loan shall cease to exist:

            (w) in the case of the circumstances described in clause (a) above, if and when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

            (x) in the case of the circumstances described in clauses (b), (d),
      (e) and (f) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

            (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

            (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Serviced Loan to continue to be characterized as a Specially Serviced Loan and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

            "Similar Law": As defined in Section 5.02(c).

            "Single-Purpose-Entity": A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and that has agreed, either in such organizational documents or the loan documents relating to any related Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case that are separate and apart from the books, records and accounts of any other Person; (d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm's length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person. In addition, such entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the mortgage loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single purpose entity requirements.

            "Single Certificate": For purposes of Section 4.02(a), a Certificate of any Class of REMIC II Regular Certificates evidencing a $1,000 denomination or, in the case of a Class X Certificate, a 100% Percentage Interest.

            "Sole Pooled Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of the Class X and Non-Investment Grade Sequential Pay Certificates or an assignment of the voting rights thereof; provided that the Class Principal Balances, as applicable, of the Investment Grade Sequential Pay Certificates and the Class A-SBFL Certificates have been reduced to zero.

            "Special Action": As defined in Section 3.21(e).

            "Special Servicer": Midland Loan Services, Inc., its successors in interest, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and each REO Serviced Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Serviced Loan, 0.25% (25 basis points) per annum.

            "Specially Serviced Loan": Any Serviced Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Serviced Loan, such Serviced Loan shall remain a Specially Serviced Loan until the earliest of (i) its removal from the Trust Fund (in the case of a Mortgage Loan), (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Serviced Loan.

            "Startup Day": With respect to each of the Torre Mayor Loan REMIC, REMIC I and REMIC II, the day designated as such in Section 10.01(c).

            "Stated Maturity Date": With respect to any Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Mortgage Loan and any successor REO Serviced Loan, a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section
1.03 to, principal of or with respect to such Mortgage Loan (or successor REO Serviced Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Serviced Loan) during the related Collection Period. With respect to any Companion Loan (and any successor REO Serviced Loan), a principal amount initially equal to the Cut-off Date Balance of such Companion Loan, that is permanently reduced (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section
1.03 to, principal of or with respect to such Companion Loan (or successor REO Serviced Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to the related Companion Loan Holder(s), and (ii) the principal portion of any Realized Loss incurred in respect of such Companion Loan (or successor REO Serviced Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Loan or REO Property, then the "Stated Principal Balance" of such Loan or of the related REO Serviced Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred. In addition, to the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Work-out Delayed Reimbursement Amounts, and such amount has reduced the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Adjusted Net Mortgage Rate). With respect to a Serviced Whole Loan, the Stated Principal Balance shall be the sum of the Stated Principal Balances of the related Mortgage Loan and the Stated Principal Balances of the related Companion Loans.

            The Stated Principal Balance of a Non-Serviced Mortgage Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the related Non-Serviced Mortgage Loan Pooling Agreement.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand as provided in Section 3.22, as the same may be modified or amended.

            "Subcontractor": Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Trustee, any Additional Servicer or any Sub-Servicer.

            "Subordinate Certificate": Any Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificate or a Residual Certificate.

            "Subordinate Interest": With respect to any Whole Loan, any related subordinate note or component.

            "Subordinate Interest Holder": With respect to any Whole Loan, the holder of the related Subordinate Interest.

            "Substitution Shortfall Amount": An amount equal to the excess if any of the difference between the Purchase Price of the Deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualifying Substitute Mortgage Loan as of the date of substitution.

            "Successful Bidder": As defined in Section 7.01(d).

            "Tax Matters Person": With respect to each of the Torre Mayor Loan REMIC, REMIC I and REMIC II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The "Tax Matters Person" for each of the Torre Mayor Loan REMIC, REMIC I and REMIC II is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

            "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Torre Mayor Loan REMIC, REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions and the tax returns due with respect to each Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

            "Torre Mayor A Notes Intercreditor Agreement": With respect to the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 Mortgage Loan, that certain intercreditor agreement, dated as of October 13, 2005, by and among the initial holder of the Torre Mayor Pari Passu Note A-1 and the initial holder Torre Mayor Pari Passu Note A-2 Mortgage Loan, as from time to time amended, supplemented or modified.

            "Torre Mayor A/B/C Intercreditor Agreement": With respect to the Torre Mayor Whole Loan, the Intercreditor and Future Funding Agreement dated as of October 13, 2005 by and among the Torre Mayor Pari Passu Note A-1 Holder, the holder of the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Torre Mayor Note B Holder and the Torre Mayor Note C Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Torre Mayor Control Appraisal Period": The meaning assigned to "Control Appraisal Period" in the Torre Mayor Intercreditor Agreement.

            "Torre Mayor Controlling Holder": The meaning assigned to "Controlling Holder" in the Torre Mayor Intercreditor Agreement.

            "Torre Mayor Intercreditor Agreement": The Torre Mayor A Notes Intercreditor Agreement or the Torre Mayor A/B/C Intercreditor Agreement, as applicable.

            "Torre Mayor Loan REMIC": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Torre Mayor Pari Passu Note A-2 Mortgage Loan, any related REO Property and all payments under and proceeds of such Mortgage Loan or REO Property received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on such Mortgage Loan on or before the Cut-off Date and other than Excess Interest), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder by the related Mortgage Loan Seller with respect to such Mortgage Loan, (ii) the rights of the Depositor under Sections 2, 3, 4, 6, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20 of the related Mortgage
Loan Purchase and Sale Agreement with respect to such Mortgage Loan and (iii) such amounts on or with respect to clause (i) or (ii), including any Mexico Gross-Up Payments, as from time to time are deposited into the Torre Mayor Loan REMIC Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established) and the Excess Liquidation Proceeds Account (if established).

            "Torre Mayor Loan REMIC Distribution Account": As defined in Section 3.04(c)(iii).

            "Torre Mayor Loan REMIC Regular Interest": The regular interest in the Torre Mayor Loan REMIC, which has a principal balance equal to the Stated Principal Balance of the Torre Mayor Pari Passu Note A-2 Mortgage Loan and an interest rate equal to the Adjusted Net Mortgage Rate of the Torre Mayor Pari Passu Note A-2 Mortgage Loan.

            "Torre Mayor Loan REMIC Residual Interest": The sole class of "residual interests" in the Torre Mayor Loan REMIC for purposes of the REMIC Provisions and evidenced by the Class R-TM Certificates.

            "Torre Mayor Master Servicer": The master servicer under the Torre Mayor Pooling Agreement, which as of the Closing Date is Bank of America, National Association.

            "Torre Mayor Mortgaged Property": The property that secures the Torre Mayor Whole Loan.

            "Torre Mayor Nonrecoverable Servicing Advance": With respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, a "Nonrecoverable Servicing Advance" as defined in the Torre Mayor Pooling Agreement.

            "Torre Mayor Note B": A Mortgage Note related to the Torre Mayor Whole Loan that is not included in the Trust Fund, which is subordinated in right of payment to the Torre Mayor Pari Passu Note A-1 and the Torre Mayor Pari Passu Note A-2 to the extent set forth in the Torre Mayor Intercreditor Agreement.

            "Torre Mayor Note B Holder": The holder of the Torre Mayor Note B.

            "Torre Mayor Note C": A Mortgage Note related to the Torre Mayor Whole Loan that is not included in the Trust Fund, which is subordinated in right of payment to the Torre Mayor Pari Passu Note A-1, the Torre Mayor Pari Passu Note A-2 and the Torre Mayor Note B to the extent set forth in the Torre Mayor Intercreditor Agreement.

            "Torre Mayor Note C Holder": The holder of the Torre Mayor Note C.

            "Torre Mayor Noteholders": The holder of the Mortgage Note for the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Torre Mayor Pari Passu Note A-1 Holder, the Torre Mayor Note B Holder and the Torre Mayor Note C Holder.

            "Torre Mayor Pari Passu Note A-1 Companion Loan Securities": For so long as the Torre Mayor Pari Passu Note A-2 or a successor REO Serviced Loan with respect to the Torre Mayor Pari Passu Note A-2 is part of the Mortgage Pool, any class of securities backed by the Torre Mayor Pari Passu Note A-1.

            "Torre Mayor Pari Passu Note A-1 Controlling Class": As of any date of determination, the outstanding class of Torre Mayor Pari Passu Note A-1 Companion Loan Securities with the lowest payment priority that has a then outstanding certificate balance (net of any appraisal reduction amounts allocable to such class pursuant to the Torre Mayor Pooling Agreement) at least equal to 25% of its initial certificate balance.

            "Torre Mayor Pari Passu Note A-2 Mortgage Loan": The Mortgage Loan identified as Loan No. 20051519 in the Mortgage Loan Schedule, which, together with the Torre Mayor Pari Passu Note A-1, the Torre Mayor Note B and the Torre Mayor Note C, is secured by a Mortgage on the Torre Mayor Mortgaged Property.

            "Torre Mayor Pari Passu Note A-1": A Mortgage Note related to the Torre Mayor Whole Loan that is not included in the Trust Fund, which is pari passu in right of payment to the Torre Mayor Pari Passu Note A-2 to the extent set forth in the Torre Mayor A Notes Intercreditor Agreement.

            "Torre Mayor Pari Passu Note A-2": With respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

            "Torre Mayor Pari Passu Note A-2 Holder": The holder of the Torre Mayor Pari Passu Note A-2.

            "Torre Mayor Pooling Agreement": That certain pooling and servicing agreement dated as of October 1, 2005 among Banc of America Commercial Mortgage Inc., as depositor, the Torre Mayor Master Servicer, as master servicer, the Torre Mayor Special Servicer, as special servicer, and the Torre Mayor Trustee, as trustee and REMIC administrator.

            "Torre Mayor Special Servicer": The special servicer under the Torre Mayor Pooling Agreement, which of as of the Closing Date is Midland Loan Services, Inc.

            "Torre Mayor Trustee": The trustee under the Torre Mayor Pooling Agreement, which of as of the Closing Date is LaSalle Bank National Association.

            "Torre Mayor Whole Loan": The Torre Mayor Pari Passu Note A-2 Mortgage Loan together with the Torre Mayor Pari Passu Note A-1, the Torre Mayor Note B and the Torre Mayor Note C. References herein to the Torre Mayor Whole Loan shall be construed to refer to the aggregate indebtedness under the Torre Mayor Pari Passu Note A-1, the Torre Mayor Pari Passu Note A-2, the Torre Mayor Note B and the Torre Mayor Note C.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The common law trust created hereby.

            "Trust Fund": Collectively, all of the assets of the Torre Mayor Loan REMIC, REMIC I, REMIC II, the Grantor Trusts, the Loss of Value Reserve Fund and the portion of the Excess Liquidation Proceeds Account beneficially owned by the Holders of the Class R-TM Certificates as described in Section 3.04(c)(iv).

            "Trustee": Wells Fargo Bank, N.A., in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and related REO Serviced Loan, calculated on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Serviced Loan or deemed to be due on such related REO Serviced Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date.

            "Trustee Fee Rate": A rate of 0.0011% per annum.

            "Trustee Reports": Each of the CMSA Bond Level File and the CMSA Collateral Summary File.

            "Trustee's Website": The website maintained by the Trustee and initially located at "www.ctslink.com", or at such other address as the Trustee may designate from time to time.

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed (if required by the UCC) and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

            "UCC-1", "UCC-2" and "UCC-3": UCC Financing Statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

            "Uncertificated Accrued Interest": With respect to the Torre Mayor Loan REMIC Regular Interest, for any Distribution Date, one month's interest at the interest rate applicable to the Torre Mayor Loan REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance thereof outstanding immediately prior to such Distribution Date. With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the REMIC I Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of the Torre Mayor Loan REMIC Regular Interest or any REMIC I Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Uncertificated Distributable Interest": With respect to the Torre Mayor Loan REMIC Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect thereof for such Distribution Date, reduced (to not less than zero) by the amount of Prepayment Interest Shortfalls, if any, for such Distribution Date, that relate to the Torre Mayor Pari Passu Note A-2 Mortgage Loan. With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": With respect to the Torre Mayor Loan REMIC Regular Interest, (i) on or prior to the first Distribution Date, an amount equal to the initial principal amount of the Torre Mayor Loan REMIC Regular Interest as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Torre Mayor Pari Passu Note A-2 Mortgage Loan Stated Principal Balance on the Distribution Date immediately prior to such date of determination.

            "Underwriter": Each of Banc of America Securities LLC, Barclays Capital Inc., SunTrust Capital Markets Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of
Section 3.05(a) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or related REO Property in respect of which the Advance was made.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates, and 2% of the Voting Rights shall be allocated to the Holders of the Class X Certificates (allocated, pro rata, between the Class XC and Class XP Certificates based upon their related Class Notional Amounts). None of the Class V, Class R-I, Class R-II or Class R-TM Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Adjusted Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and related REO Serviced Loans, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans and REO Serviced Loans outstanding immediately prior to such Distribution Date.

            "Whole Loan Purchase Option Holder": With respect to any Whole Loan, the holder of the related purchase option, if any, under the related Intercreditor Agreement.

            "Whole Loans": The KinderCare Portfolio Whole Loan, the Desert Passage Whole Loan and the Torre Mayor Whole Loan.

            "Willowind Apartments Mezzanine Intercreditor Agreement": That certain Intercreditor Agreement, dated as of January 31, 2006, by and between Barclays Capital Real Estate Inc. as "Senior Lender" and the Willowind Apartments Mezzanine Loan Holder as "Mezzanine Lender".

            "Willowind Apartments Mezzanine Loan": That certain mezzanine loan related to the Willowind Apartments Mortgage Loan, which is evidenced by that certain Mezzanine Loan Agreement, dated as of January 31, 2006, by and between Naguib Jiwa and the Willowind Apartments Mezzanine Loan Holder.

            "Willowind Apartments Mezzanine Loan Holder": WW Associates, LLC, and its permitted successors or assigns.

            "Willowind Apartments Mortgage Loan": That certain Mortgage Loan identified as Loan No. 20051347 on the Mortgage Loan Schedule.

            "Withheld Amounts": As defined in Section 4.05.

            "Within Grace Period Loan": With respect to any Master Servicer Remittance Date, any Serviced Loan having any Monthly Payment remaining unpaid past its Due Date, as of the close of business on the Determination Date in the same calendar month, but that is not delinquent past the applicable grace period for such Monthly Payment as of the close of business on such Determination Date.

            "Workout-Delayed Reimbursement Amount": With respect to any Serviced Loan, the amount of any Advance made with respect to such Serviced Loan on or before the date such Serviced Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Serviced Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Serviced Loan becomes a Corrected Serviced Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance reimbursable in the same manner as any other Nonrecoverable Advance.

            "Workout Fee": With respect to each Corrected Serviced Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Serviced Loan as to which a Workout Fee is payable, 1.0% (100 basis points).

            Section 1.02 Rules of Construction; Other Definitional Provisions.

            Unless the context otherwise clearly requires:

      (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

      (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

      (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

      (d) the word "will" shall be construed to have the same meaning and effect as the word "shall";

      (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

      (f) any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person's successors and assigns or such Person's successors in such capacity, as the case may be;

      (g) unless otherwise specified herein, "pro rata" when used in reference to more than one Class of the Certificates shall mean "pro rata" based on the outstanding Class Principal Balances of such Classes of Certificates;

      (h) all references in this instrument to designated "Articles", "Sections", "Subsections", "clauses" and other subdivisions are to the designated Articles, Sections, Subsections, clauses and other subdivisions of this Agreement as originally executed; and

      (i) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

            Section 1.03 Certain Calculations in Respect of the Mortgage Pool.

            (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts that were reimbursed from general collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", and, if applicable, unpaid related Liquidation Expenses and any outstanding related Additional Trust Fund Expenses; second, as a recovery of accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date); third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan, to but not including the date of receipt.

            (b) Collections by or on behalf of the Trust in respect of each REO Property, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property, shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Serviced Loan, that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest (excluding, in the case of an REO Serviced Loan that relates to an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Serviced Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Serviced Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Serviced Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Serviced Loan (other than, in the case of an REO Serviced Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and sixth, in the case of an REO Serviced Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Serviced Loan to but not including the date of receipt by or on behalf of the Trust, in that order. If the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan or Torre Mayor Pari Passu Note A-2 Mortgage Loan becomes an "REO Serviced Loan" as defined under the KinderCare Portfolio Pooling Agreement or the Torre Mayor Pooling Agreement, as applicable, the treatment of the foregoing amounts with respect to such Mortgage Loan shall be subject to the terms of the related Intercreditor Agreement and the related Non-Serviced Mortgage Loan Pooling Agreement.

            (c) For the purposes of calculating distributions pursuant to this Agreement, Excess Interest on an ARD Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest. Any reference to the Certificate Principal Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to any distributions made on such Distribution Date pursuant to Section 4.01(a).

            (d) Insofar as amounts received in respect of any Mortgage Loan or related REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Serviced Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

            (e) Notwithstanding anything contained herein to the contrary, with respect to each Mortgage Loan subject to an involuntary prepayment of principal during a Collection Period, all interest collected during such Collection Period in connection with such involuntary prepayment of principal that the related lender would be entitled to retain under the related loan documents shall be treated as excess interest and shall be used to offset any shortfalls of interest for the related Distribution Date resulting from involuntary prepayments of principal during such Collection Period prior to such shortfalls of interest being allocated to any Class of Certificates. Any such interest not required to offset shortfalls of interest for the related Distribution Date pursuant to the immediately preceding sentence shall constitute Additional Master Servicing Compensation.

            (f) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

            If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, primarily to the administration of the Trust Fund, any REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Companion Loan Holder and such Companion Loan Holder shall not suffer any adverse consequences as a result of the payment of such expense.

            Section 1.04 Cross-Collateralized Mortgage Loans.

            Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Serviced Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

            Section 1.05 Incorporation of Preliminary Statement.

            The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                  WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and further such trust be designated as "Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1". Wells Fargo Bank, N.A. is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, sell, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) and the Serviced Companion Loan Holders all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the Mortgage Loan Purchase and Sale Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes (i) the Mortgage Loans that from time to time are subject to this Agreement, all interest accrued on the Mortgage Loans on and after the Cut-off Date and all principal payments received on the Mortgage Loans after the Cut-off Date (other than principal and interest payments due and payable on the Mortgage Loans on or before the Cut-off Date, which shall belong and be promptly remitted to the applicable Mortgage Loan Seller), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the related Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets that from time to time are deposited into the Certificate Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account and the REO Account (if established), (iv) in the case of a Mortgage Loan included in a Serviced Whole Loan, all the right, title and interest of the Depositor in the related Intercreditor Agreement, (v) in the case of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan, all the right, title and interest of the Depositor in, to and under the related Intercreditor Agreements, and (vi) in the case of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the allonge thereto. The conveyance of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan and the right to service the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan are subject to the terms and conditions of the related Non-Serviced Mortgage Loan Pooling Agreement and the related Intercreditor Agreement. This conveyance is subject to the rights of the Sub-Servicers pursuant to the Sub-Servicing Agreements, which rights are subject in any event to this Agreement.

            Under United States generally accepted accounting principles, the Depositor shall report: (i) its acquisition of the Mortgage Loans from the Mortgage Loan Sellers, pursuant to the Mortgage Loan Purchase and Sale Agreements, as a purchase of such Mortgage Loans from the Mortgage Loan Sellers; and (ii) its transfer of the Mortgage Loans to the Trustee, pursuant to this
Section 2.01(b), as a sale of such Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan).

            After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

            In connection with the Depositor's assignment pursuant to this
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, at the Mortgage Loan Sellers' expense, pursuant to the Mortgage Loan Purchase and Sale Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Mortgage Loan acquired by the Depositor from the Mortgage Loan Sellers; provided, however, with respect to any Non-Serviced Mortgage Loan, only the original Mortgage Note (and any related allonge) evidencing such Non-Serviced Mortgage Loan and copies of any related Intercreditor Agreement shall be delivered to the Trustee or a Custodian appointed thereby. In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder; provided that the originals of such Letter of Credit shall be delivered to the Master Servicer. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase and Sale Agreement. If a Mortgage Loan Seller fails to deliver on or before the Closing Date, with respect to any related Mortgage Loan so assigned, a copy of the Mortgage, a copy of any related Ground Lease, the originals and copies of any related Letters of Credit, the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter, or, with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if such Mortgage Loan Seller delivers such document to the Trustee (or, in the case of originals of Letters of Credit, to the Master Servicer) within 15 days following the Closing Date. With respect to the Mortgage Loans so assigned, the Trustee shall provide a certification within 30 days of the Closing Date that a copy of the Mortgage, a copy of any related Ground Lease, the originals of any related Letters of Credit, the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter, or, with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter due on the Closing Date have been delivered (with any exceptions noted). None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase and Sale Agreements and this
Section 2.01(b).

            The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in March 2006 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Certificate Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, or the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase and Sale Agreements, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

            (c) As soon as reasonably possible, and in any event within 90 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases (except with respect to any Mortgage or Assignment of Leases that has been recorded in the name of MERS or its designee) in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each original UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Upon request of the Master Servicer (if reasonably necessary for the ongoing administration and/or servicing of the related Mortgage Loan by the Master Servicer) and at the expense of the related Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of any such assignment that has been received by the Trustee. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original at the expense of the related Mortgage Loan Seller. The Trustee may assume for purposes of recordation of each UCC-2 and UCC-3 that the Mortgage File containing the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower). Each Mortgage Loan Seller will deliver to the Trustee the UCC Financing Statements, completed pursuant to Revised Article 9 of the UCC, on the new national forms, in recordable form, to be recorded pursuant to this Section 2.01(c). The Trustee will submit such UCC Financing Statements for filing in the state of incorporation as so indicated on the documents provided. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase and Sale Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate with any re-recording, re-filing or rejection expenses at the expense of such Mortgage Loan Seller. If such Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicer, the Special Servicer, the Rating Agencies, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Noteholder(s)), and the Directing Certificateholder. Such Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Mortgage Loans transferred by such Mortgage Loan Seller and acquired by the Depositor from such Mortgage Loan Seller, all as more particularly provided for in the related Mortgage Loan Purchase and Sale Agreement.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase and Sale Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer or its designee, on or before the Closing Date, the following items: (i) asset summaries delivered to the Rating Agencies, originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to the Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates, letters of credit, environmental insurance policies and related endorsements, and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Mortgagors in connection with the origination of such Mortgage Loans and that are reasonably required for the ongoing administration and servicing of such Mortgage Loans (except to the extent such items represent draft documents, internal notes, attorney-client privileged communications or credit analyses); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to, and that are required for the ongoing administration and servicing of, the Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (e) In the event a Mortgage Loan is repurchased by the related Mortgage Loan Seller, the Trustee shall re-assign any rights that such Mortgage Loan Seller had with respect to representations and warranties made by a third party originator to such Mortgage Loan Seller under the related Mortgage Loan Purchase and Sale Agreement to such Mortgage Loan Seller in respect of any such Mortgage Loan.

            Section 2.02 Acceptance of the Torre Mayor Loan REMIC and REMIC I by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf of, subject to the provisions of Section 2.01 and to the further review provided for in this
Section 2.02, and further subject to the Schedule of Exceptions attached hereto as Schedule III, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Sellers in respect of the Mortgage Loans, and that it holds and will hold all other assets included in the Torre Mayor Loan REMIC and REMIC I in trust for the exclusive use and benefit of all present and future Certificateholders (other than the Class V Certificateholders) and the Trustee as holder of the Torre Mayor Loan REMIC Regular Interest, the Class A-SBFL Regular Interest and the REMIC I Regular Interests. To the extent that the Mortgage File for a Mortgage Loan included in a Serviced Whole Loan relates to a Companion Loan, the Trustee shall also hold such Mortgage File for the use and benefit of the related Companion Loan Holder(s).

            (b) On or about the ninetieth day following the Closing Date, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify electronically or in writing (substantially in the form of Exhibit F) to each of the other parties hereto, the Mortgage Loan Sellers, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Holder(s)), and the Directing Certificateholder, that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (vii) and (xii) of the definition of "Mortgage File" (without regard to the parenthetical), have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS or its designee. The Trustee may assume that, for purposes of reviewing the items in clause (viii) of the definition of Mortgage File and completing the certification attached hereto as Exhibit F, the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower). If any exceptions are noted or if the recordation/filing contemplated by Section 2.01(c) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), the Trustee shall every 90 days after the ninetieth day following the Closing Date until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund, and (iii) the second anniversary of the Closing Date), distribute an updated exception report to the recipients of the above mentioned certification that was submitted to such recipients substantially in the form of Exhibit F. At any time subsequent to the second anniversary of the Closing Date, the Trustee shall, upon request and at the requesting party's expense, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

            (c) If a Mortgage Loan Seller substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the thirtieth day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund and (iii) the second anniversary of the date on which such Replacement Mortgage Loan was added to the Trust Fund). At any time subsequent to the second anniversary of the date on which such Replacement Mortgage Loan is added to the Trust Fund, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

            (d) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Sellers in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Notwithstanding the foregoing, with respect to Letters of Credit referenced in clause (xii) of the definition of "Mortgage File" the Trustee shall perform the review set forth in Section 2.02(b)(iii)(A)-(C). Furthermore, except as expressly provided in Section 2.02(b), none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (e) In performing the reviews contemplated by subsections (b) and
(c) above, the Trustee may conclusively rely on the Mortgage Loan Sellers as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through
(v) and clause (vii) of the definition of "Mortgage File", have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above. If a Mortgage Loan Seller is notified of or discovers any error in a Mortgage Loan Checklist, then such Mortgage Loan Seller shall amend such Mortgage Loan Checklist within 180 days and distribute such Mortgage Loan Checklist to each of the other parties hereto; provided, however, that an error in such Mortgage Loan Checklist by itself shall not be deemed to be a Material Breach or Material Document Defect. Such new, corrected Mortgage Loan Checklist shall be deemed to amend and replace the existing Mortgage Loan Checklist; provided, however, that the correction or amendment of such Mortgage Loan Checklist by itself shall not be deemed to be a cure of a Material Breach or Material Document Defect.

            Section 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Material Document Defects and Material Breaches.

            (a) If any party hereto discovers, or receives written notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Directing Certificateholder, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Holder(s)), and the related Mortgage Loan Seller.

            (b) If necessary, the Trustee shall request the related Mortgage Loan Seller to comply with Section 4(c) of the related Mortgage Loan Purchase and Sale Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to a Mortgage Loan. If the Trustee becomes aware of any failure on the part of any Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and the Special Servicer.

            (c) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and the Special Servicer may) notify the related Mortgage Loan Seller in writing of such Material Document Defect or Material Breach, as the case may be, and direct such Mortgage Loan Seller that it must, not later than 90 days from the receipt by such parties of such notice (such 90-day period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase and Sale Agreement), at the applicable Purchase Price; provided, however, that if such Mortgage Loan Seller certifies in writing to the Trustee
(i) that, as evidenced by an accompanying Opinion of Counsel, any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan, to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being corrected or cured but not within the applicable Initial Resolution Period, (iii) that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) that such Mortgage Loan Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be corrected or cured within an additional period not to exceed the Resolution Extension Period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer, the Directing Certificateholder, and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Holder(s)), then such Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such correction or cure or, failing such, to repurchase the affected Mortgage Loan; provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), such Mortgage Loan Seller shall be permitted, during the three-month period following the Startup Day for REMIC I (or during the two-year period following such Startup Day if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to replace the affected Mortgage Loan, other than a Non-Serviced Mortgage Loan, with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Mortgage Loan Purchase and Sale Agreement and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, such Mortgage Loan Seller shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (d) If one or more of the Mortgage Loans constituting a Cross-Collateralized Group are the subject of a Breach or Document Defect, then, for purposes of (i) determining whether such Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this Section 2.03, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged Properties and the related loan documents provide that a Mortgaged Property may be uncrossed from the other Mortgaged Properties in that portfolio, and (z) the applicable Material Breach or Material Document Defect does not constitute a Material Breach or Material Document Defect, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable Material Breach or Material Document Defect (as the case may be) will be deemed to constitute a Material Breach or Material Document Defect (as the case may be) as to any related Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller shall repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a Material Breach or Material Document Defect, both of the following conditions would be satisfied if such Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph: (i) the debt service coverage ratio for any related Cross-Collateralized Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, and (b) the debt service coverage ratio on the Closing Date, subject to a floor of 1.25x, and (ii) the loan-to-value ratio for any related Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase and (b) the loan-to-value ratio on the Closing Date, subject to a cap of 75%. In the event that both of the conditions set forth in the preceding sentence would be satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the Material Breach or Material Document Defect exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

            To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, such Mortgage Loan Seller and the Depositor shall either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property (provided the Depositor has received an Opinion of Counsel that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of any of REMIC I, REMIC II or the Torre Mayor Loan REMIC as a REMIC under the Code) or shall forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties shall forbear from exercising such remedies until the loan documents can be modified to remove the threat of such impairment as a result of the exercise of remedies.

            (e) Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by the related Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct such party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in March 2006 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

            (f) If any Mortgage Loan is to be repurchased or replaced by the related Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct such Mortgage Loan Seller to amend the related Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

            (g) Upon receipt of a Request for Release (in the form of Exhibit D attached hereto) and an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the related Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited into the Certificate Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in Section 2.03(f) from the party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Mortgagors of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). If the Mortgage related to the Deleted Mortgage Loan has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of such Mortgage on the records of MERS. In connection with any such repurchase or substitution by the related Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(g), shall be payable to each of them, first, by the related Mortgage Loan Seller to the extent such Mortgage Loan Seller was required to repurchase the affected Mortgage Loan, and then as Servicing Advances in respect of the affected Mortgage Loan.

            (h) The applicable Mortgage Loan Purchase and Sale Agreement provides the sole remedy available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect with respect to Mortgage Loans sold by the related Mortgage Loan Seller. If the related Mortgage Loan Seller defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall (and the Special Servicer may) promptly notify the Trustee in writing, and the Trustee shall notify the Certificateholders. Thereafter, the Master Servicer (with respect to Performing Serviced Loans where the related Mortgage Loan Seller is not an Affiliate of the Master Servicer) and the Special Servicer (with respect to Specially Serviced Loans and with respect to Performing Serviced Loans where the related Mortgage Loan Seller is an Affiliate of the Master Servicer) shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer is notified or otherwise becomes aware of a default on the part of such Mortgage Loan Seller in respect of its obligations under Section 4 of the related Mortgage Loan Purchase and Sale Agreement, the Master Servicer shall also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer or the Special Servicer shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(h), including reasonable attorney fees and expenses to the extent not collected from such Mortgage Loan Seller because such Mortgage Loan Seller either failed, or was not required, to cure the subject actual or alleged Breach or Document Defect or repurchase/replace the affected related Mortgage Loan, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

            Without limiting the Trustee's duties under this Section 2.03, the Trustee irrevocably designates the Special Servicer, with respect to the Specially Serviced Loans, and the Master Servicer, with respect to Performing Serviced Loans, for the benefit of Certificateholders to use reasonable efforts to enforce, after notice to the Trustee, any of the obligations of a Mortgage Loan Seller under the related Mortgage Loan Purchase and Sale Agreement. Such enforcement including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Special Servicer or Master Servicer, as the case may be, shall reasonably determine is in the best interests of the Certificateholders (taken as a collective whole). All out-of-pocket expenses (including attorney's fees and litigation costs and expenses) incurred by the Special Servicer or Master Servicer, as the case may be, in carrying out its obligations hereunder shall be reimbursable to the Special Servicer or Master Servicer, as the case may be, and constitute Additional Trust Fund Expenses. The Trustee shall upon request promptly furnish or cause to be furnished to the Special Servicer or Master Servicer, as the case may be, limited powers of attorney and other documents necessary, delivered to it by the Special Servicer or Master Servicer, as the case may be, for execution, or appropriate to enable the Special Servicer or Master Servicer, as the case may be, to carry out such enforcement duties subject to Section 3.01(c).

            (i) In the event that either pursuant to a settlement agreed to by a Mortgage Loan Seller and the Special Servicer on behalf of the Trust (it being understood that the provisions of this Section 2.03(i) shall not constitute a waiver of the Trust's rights under Section 2.03(h) unless the Special Servicer, on behalf of the Trust, has agreed to accept a loss of value payment in lieu of the Trust's rights under Section 2.03(h)) or a judicial order, such Mortgage Loan Seller makes a cash payment, either as a cure of a Material Breach or a Material Defect, or in lieu of a repurchase of a Mortgage Loan on which a Material Breach or a Material Defect exists or is alleged to exist (each such payment, a "Loss of Value Payment") with respect to such Mortgage Loan, the amount of each such Loss of Value Payment shall be determined either (i) by mutual agreement of the Special Servicer on behalf of the Trust with respect to such Material Breach or Material Defect, as the case may be, and such Mortgage Loan Seller or (ii) by judicial decision. Provided that such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Defect in lieu of any obligation of the related Mortgage Loan Seller to otherwise cure such Material Breach or Material Defect or repurchase the affected Mortgage Loan based on such Material Breach or Material Defect under any circumstances. In the event there is a Loss of Value Payment made by a Mortgage Loan Seller in accordance with this Section 2.03(i), the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.05(g).

            Section 2.04 Representations and Warranties of the Depositor.

            (a) The Depositor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders and the Companion Loan Holder(s), as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, do not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, receivership, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

            (ix) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Loan documents and assignments thereof that are contemplated by this Agreement to be completed after the Closing Date.

            (x) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

            (xi) After giving effect to its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

            (xii) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

            (xiii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

            (xiv) Immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. The Depositor has not transferred any of its right, title and interest in and to the Mortgage Loans to any Person other than the Trustee.

            (xv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase and Sale Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Mortgage Loans by the Depositor to the Trustee.

            (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            Section 2.05 Representations and Warranties of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Holder(s), as of the Closing Date, that:

            (i) The Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default or breach, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer or any of its officers or employees that is involved in the servicing or administration of the Serviced Loans has been refused such coverage or insurance.

            (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Serviced Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

            (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.06 Representations and Warranties of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Holder(s), as of the Closing Date, that:

            (i) The Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not violate the Special Servicer's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Special Servicer's reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, receivership, insolvency, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which in the Special Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vii) Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.07 Representations and Warranties of the Trustee and the REMIC Administrator.

            (a) Wells Fargo Bank, N.A., both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Holder(s), as of the Closing Date, that:

            (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Loan and to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank that would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (vii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Bank of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (b) The representations and warranties of the Bank set forth in
Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

            Section 2.08 Creation of the Torre Mayor Loan REMIC Regular Interest and the Torre Mayor Loan REMIC Residual Interest.

            Concurrently with the assignment and in exchange for the Torre Mayor Pari Passu Note A-2 Mortgage Loan, (a) the Trustee agrees to hold the Torre Mayor Pari Passu Note A-2 Mortgage Loan included in the Torre Mayor Loan REMIC,
(b) the Trustee acknowledges the issuance of the Torre Mayor Loan REMIC Regular Interest and the Torre Mayor Loan REMIC Residual Interest, and (c) the Depositor assigns the Torre Mayor Loan REMIC Regular Interest to the Trustee as an asset of REMIC I pursuant to Section 2.09. The Torre Mayor Loan REMIC Residual Interest is evidenced by the Class R-TM Certificates issued pursuant to Section
2.09. The interests evidenced by the Torre Mayor Loan REMIC Residual Interest, together with the Torre Mayor Loan REMIC Regular Interest, constitute the entire beneficial ownership of the Torre Mayor Loan REMIC. The rights of the Holders of the Class R-TM Certificates as owners of the Torre Mayor Loan REMIC Residual Interest, and the rights of REMIC I (as holder of the Torre Mayor Loan REMIC Regular Interest) to receive distributions from the proceeds of the Torre Mayor Loan REMIC in respect of the Torre Mayor Loan REMIC Residual Interest and the Torre Mayor Loan REMIC Regular Interest, respectively, and all ownership interests evidenced or constituted by the Torre Mayor Loan REMIC Residual Interest and the Torre Mayor Loan REMIC Regular Interest, shall be as set forth in this Agreement.

            Section 2.09 Issuance of the Class R-I Certificates; Creation of the REMIC I Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for such assets and, in the case of the Torre Mayor Loan REMIC Residual Interest issued pursuant to Section 2.08, the Class R-TM Certificates in authorized denominations. The Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and the Trustee for the benefit of REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, shall be as set forth in this Agreement.

            Section 2.10 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

            Section 2.11 Issuance of the REMIC II Certificates.

            Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates (other than the Class A-SBFL Certificates) in authorized denominations and has issued the Class A-SBFL Regular Interest. The interests evidenced by the REMIC II Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest constitute the entire beneficial ownership of REMIC II. The rights of the Holders of the REMIC II Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest to receive distributions from the proceeds of REMIC II shall be as set forth in this Agreement.

            Section 2.12 Loss of Value Reserve Fund Provisions.

            It is the intention of the parties hereto that any Loss of Value Payments received by the Trust pursuant to Section 2.03(j), together with the account(s) and/or sub-account(s) in which such amounts are to be held pursuant to Section 3.04(g), shall collectively constitute an "outside reserve fund" for federal income tax purposes designated as the "Loss of Value Reserve Fund" and not an asset of any REMIC or the Grantor Trust. Furthermore, for all federal tax purposes, the REMIC Administrator and the Special Servicer shall treat any amounts transferred by a REMIC to the Loss of Value Reserve Fund as amounts distributed by such REMIC to the applicable Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The related Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon. The Trustee, by execution and delivery hereof, acknowledges the assignment to it of the assets consisting of the Loss of Value Reserve Fund, including the amounts held therein, and declares that it or the REMIC Administrator on its behalf holds and will hold such assets, through the Special Servicer, in accordance with Section 3.04(g), in trust and for the benefit of the Certificateholders, as their interests may appear.

            Section 2.13 Designation of Grantor Trust.

            (a) The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Excess Interest to the Trustee for the benefit of the Holders of the Class V Certificates. The Trustee acknowledges the assignment to it of the Excess Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to the Trustee of the Excess Interest, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class V Certificates in authorized denominations. The Class V Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account, which portion shall be treated as a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

            (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-SBFL Regular Interest to the Trustee for the benefit of the Holders of the Class A-SBFL Certificates. The Trustee acknowledges the assignment to it of the Class A-SBFL Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class A-SBFL Certificates. Concurrently with the assignment to the Trustee of the Class A-SBFL Regular Interest, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class A-SBFL Certificates in authorized denominations. The Class A-SBFL Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of the Class A-SBFL Regular Interest, the Class A-SBFL Swap Contract and the Class A-SBFL Floating Rate Account, which portion shall be treated as a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Administration of the Serviced Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders and, in the case of a Serviced Whole Loan, on behalf of the related Companion Loan Holder(s) (as a collective whole taking into account the subordination of any Subordinate Interest(s)) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Serviced Loans and in the case of a Serviced Whole Loan, the related Intercreditor Agreement, and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Serviced Loans, and (ii) the Special Servicer shall service and administer (x) each Serviced Loan (other than a Corrected Serviced Loan) as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Loans and REO Properties (and the related REO Serviced Loans), and further to render such incidental services with respect to any Specially Serviced Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to Performing Serviced Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

            (b) Subject to Section 3.01(a) the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Serviced Loans and Corrected Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Serviced Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and if a Serviced Whole Loan is affected, the related Companion Loan Holder(s), the Trustee or any of them: (i) any and all financing statements, control agreements, continuation statements and other documents or instruments necessary to perfect or maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iii) subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or the Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer and the Trustee will be indemnified pursuant to, and subject to the limitations set forth in, Section 8.05 for any losses or expenses it incurs due to the Master Servicer's use of such power of attorney.

            (c) Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or such Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

            The Master Servicer and/or the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

            (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to this Agreement to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The parties hereto acknowledge that each of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the Desert Passage Pari Passu Note A-1 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan is subject to the terms and conditions of the related Intercreditor Agreement. The parties hereto further recognize (i) the respective rights and obligations of the "Lenders" under the KinderCare Portfolio Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the KinderCare Portfolio Whole Loan and the making of payments to the "Lenders" in accordance with Sections 1(b) and 1(c) of the KinderCare Portfolio Intercreditor Agreement,
(ii) the respective rights and obligations of the "Holders" under the Desert Passage Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the Desert Passage Whole Loan and the making of payments to the "Lenders" in accordance with Section 1(b) of the Desert Passage Intercreditor Agreement, and (iii) the respective rights and obligations of the "Lenders" under the Torre Mayor A Notes Intercreditor Agreement and the respective rights and obligations of the "Holders" under the Torre Mayor A/B/C Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the Torre Mayor Whole Loan and the making of payments to the "Holders" in accordance with Sections 3 and 4 of the Torre Mayor A/B/C Intercreditor Agreement.

            In the event that a Mortgage Loan included in a Serviced Whole Loan is no longer part of the Trust Fund and the servicing and administration of such Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, as contemplated by Section 2 of the Desert Passage Intercreditor Agreement, in the case of the Desert Passage Whole Loan, the Master Servicer and, if such Whole Loan is then being specially serviced hereunder, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Whole Loan and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

            Notwithstanding the foregoing, if, at such time as a Mortgage Loan included in a Serviced Whole Loan shall no longer be part of the Trust Fund, a separate servicing agreement with respect to such Whole Loan has not been entered into, then, until such time as a separate servicing agreement is entered into and any required rating confirmation is obtained, and notwithstanding that such Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service such Whole Loan or any related REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement, for the benefit of the parties under the related Intercreditor Agreement, with: (i) such Whole Loan and the related Mortgaged Property constituting the sole assets thereunder; (ii) references to the "Trustee", "Trust" and "Certificateholders" (or any sub-group thereof) being construed to refer to the new "A Noteholder" or its equivalent under the related Intercreditor Agreement, as applicable; and (iii) references to the "Directing Certificateholder" or its equivalent being construed to refer to the "Controlling Holder" or its equivalent under the related Intercreditor Agreement; provided, however, that from and after the date that such Mortgage Loan is no longer part of the Trust Fund and until the servicing and administration of such Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, and notwithstanding any other provision hereof, (i) no P&I Advances shall be made by the Master Servicer, Special Servicer or the Trustee in respect of such Mortgage Loan, and (ii) the holders of such Whole Loan shall be solely responsible for all fees, costs, expenses, liabilities, indemnities and other amounts payable or reimbursable to any Person in respect of such Mortgage Loan and any related REO Property and in no event shall any such fees, costs, expenses, liabilities, indemnities, or other amounts be payable out of the Mortgage Pool or any collections relating thereto (except to the extent accrued and unpaid while such Mortgage Loan was included as part of the Trust Fund). Subject to any express provision contained in the related Intercreditor Agreement to the contrary, nothing herein shall be deemed to override the provisions of an Intercreditor Agreement with respect to the rights of the Companion Loan Holder(s) thereunder. With respect to the servicing and administration duties and obligations with respect to the Serviced Whole Loan, in the event of any inconsistency between the provisions of an Intercreditor Agreement and the provisions of this Agreement, or as to any matter on which such Intercreditor Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

            (f) The parties hereto acknowledge that the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan is further subject to the servicing under and all other terms and conditions of the KinderCare Portfolio Pooling Agreement. The parties hereto further recognize the respective rights and obligations of the "Lead Lender", the "Note A-2 Co-Lender" and the "Note A-3 Co-Lender" under the KinderCare Portfolio Intercreditor Agreement, including with respect to (i) the allocation of collections on or in respect of the KinderCare Portfolio Pari Passu Note A-2 in accordance with Sections 1(b) and 1(c) of the KinderCare Portfolio Intercreditor Agreement, (ii) the making of payments to the holders of the KinderCare Portfolio Pari Passu Note A-1, the KinderCare Portfolio Pari Passu Note A-2 and the KinderCare Portfolio Pari Passu Note A-3 in accordance with Sections 1(b) and 1(c) of the KinderCare Portfolio Intercreditor Agreement, and (iii) the purchase of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan by the Purchase Option Holder (as defined in the KinderCare Portfolio Intercreditor Agreement) or its designee in accordance with Section 5 of the KinderCare Portfolio Intercreditor Agreement.

            (g) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan are limited by and subject to the terms of the KinderCare Portfolio Intercreditor Agreement and the rights of the KinderCare Portfolio Master Servicer and the KinderCare Portfolio Special Servicer with respect thereto under the KinderCare Portfolio Pooling Agreement. The Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan) under the KinderCare Portfolio Intercreditor Agreement and the KinderCare Portfolio Pooling Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan by the KinderCare Portfolio Master Servicer and the KinderCare Portfolio Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) to deliver any portion of the related Mortgage File to the KinderCare Portfolio Master Servicer or KinderCare Portfolio Special Servicer under the KinderCare Portfolio Pooling Agreement. The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the "Note A-2 Co-Lender" under the KinderCare Portfolio Intercreditor Agreement (other than with respect to the representations and warranties of such Note A-2 Co-Lender); provided that the Master Servicer, on behalf of the Trustee, will perform any servicing-related obligations assigned therein to such Note A-2 Co-Lender.

            The parties hereto acknowledge that the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan is subject to the terms and conditions of the KinderCare Portfolio Intercreditor Agreement and further acknowledge that, pursuant to the KinderCare Portfolio Intercreditor Agreement, (i) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan is to be serviced and administered by the KinderCare Portfolio Master Servicer in accordance with the KinderCare Portfolio Pooling Agreement, and (ii) in the event that (A) the KinderCare Portfolio Pari Passu Notes are no longer part of the trust fund established under the KinderCare Portfolio Pooling Agreement and (B) the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan is included in the Trust Fund, then, as set forth in the KinderCare Portfolio Intercreditor Agreement, the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan shall continue to be serviced in accordance with the applicable provisions of the KinderCare Portfolio Pooling Agreement, with each of the KinderCare Portfolio Master Servicer and the KinderCare Portfolio Special Servicer continuing to act in their respective capacities thereunder (or by such successor master servicer or special servicer as meets the requirements of the KinderCare Portfolio Pooling Agreement) until such time as a new servicing agreement has been agreed to by the parties to the KinderCare Portfolio Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates or Class of KinderCare Portfolio Pari Passu Note A-1 Companion Loan Securities then outstanding.

            The parties hereto agree and acknowledge that, pursuant to the KinderCare Portfolio Intercreditor Agreement, the Trust Fund shall be responsible for a proportionate share of reimbursement for any KinderCare Portfolio Nonrecoverable Servicing Advances (together with interest thereon, as set forth in the KinderCare Portfolio Pooling Agreement) and any Additional Trust Fund Expenses (as defined in the KinderCare Portfolio Pooling Agreement) that relates exclusively to the servicing of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan. In this regard,

            (i) if the KinderCare Portfolio Pooling Agreement permits the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer or the KinderCare Portfolio Trustee to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the KinderCare Portfolio Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such trust fund for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund; and

            (ii) if the KinderCare Portfolio Pooling Agreement does not permit such parties to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the KinderCare Portfolio Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such parties for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund.

            Any such amounts shall be reimbursed to such other trust fund out of collections of principal and other amounts in the Certificate Account in the same manner as a Nonrecoverable Advance, as set forth in Section 3.05(a).

            Within 30 days of the Closing Date, the Master Servicer shall deliver notice to the KinderCare Portfolio Master Servicer and the KinderCare Portfolio Trustee of the issuance of the Certificates and the securitization of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan. Such notice shall include contact information for the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder, as well as an executed copy of this Agreement; provided, however, if the Master Servicer has not itself received a final copy of this Agreement within 21 days of the Closing Date, then the Master Servicer may forward a working draft and send a final copy as promptly as practicable after its receipt of the same.

            (h) The parties hereto acknowledge that the Torre Mayor Pari Passu Note A-2 Mortgage Loan is further subject to servicing under and all other terms and conditions of the Torre Mayor Pooling Agreement.

            (i) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan are limited by and subject to the terms of the Torre Mayor Intercreditor Agreements and the rights of the Torre Mayor Master Servicer and the Torre Mayor Special Servicer with respect thereto under the Torre Mayor Pooling Agreement. The Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of the Torre Mayor Pari Passu Note A-2 Mortgage
Loan) under the Torre Mayor Intercreditor Agreements and the Torre Mayor Pooling Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the Torre Mayor Pari Passu Note A-2 Mortgage Loan by the Torre Mayor Master Servicer and the Torre Mayor Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) to deliver any portion of the related Mortgage File to the Torre Mayor Master Servicer or Torre Mayor Special Servicer under the Torre Mayor Pooling Agreement. The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the "Co-Lender" under the Torre Mayor A Notes Intercreditor Agreement (other than with respect to the representations and warranties of such Co-Lender); provided that the Master Servicer, on behalf of the Trustee, will perform any servicing-related obligations assigned therein to such Co-Lender.

            The parties hereto further acknowledge that, pursuant to the Torre Mayor Intercreditor Agreements, (i) the Torre Mayor Pari Passu Note A-2 Mortgage Loan is to be serviced and administered by the Torre Mayor Master Servicer in accordance with the Torre Mayor Pooling Agreement, and (ii) in the event that
(A) the Torre Mayor Pari Passu Note A-1 is no longer part of the trust fund established under the Torre Mayor Pooling Agreement and (B) the Torre Mayor Pari Passu Note A-2 Mortgage Loan is included in the Trust Fund, then, as set forth in the Torre Mayor Intercreditor Agreement, the Torre Mayor Pari Passu Note A-2 Mortgage Loan shall continue to be serviced in accordance with the applicable provisions of the Torre Mayor Pooling Agreement, with each of the Torre Mayor Master Servicer and the Torre Mayor Special Servicer continuing to act in their respective capacities thereunder (or by such successor master servicer or special servicer as meets the requirements of the Torre Mayor Intercreditor Agreements) until such time as a new servicing agreement has been agreed to by the parties to the Torre Mayor A/B/C Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates or Class of Torre Mayor Pari Passu Note A-1 Companion Loan Securities then outstanding.

            The parties hereto agree and acknowledge that, pursuant to the Torre Mayor Intercreditor Agreements, the Trust Fund shall be responsible for a proportionate share of reimbursement for any Torre Mayor Nonrecoverable Servicing Advances (together with interest thereon, as set forth in the Torre Mayor Pooling Agreement) and any Additional Trust Fund Expenses (as defined in the Torre Mayor Pooling Agreement) that relates to the servicing of the Torre Mayor Whole Loan. In this regard,

            (i) if the Torre Mayor Pooling Agreement permits the Torre Mayor Master Servicer, the Torre Mayor Special Servicer or the Torre Mayor Trustee to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the Torre Mayor Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such trust fund for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund; and

            (ii) if the Torre Mayor Pooling Agreement does not permit such parties to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the Torre Mayor Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such parties for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund.

            Any such amounts shall be reimbursed to such other trust fund out of collections of principal and other amounts in the Certificate Account in the same manner as a Nonrecoverable Advance, as set forth in Section 3.05(a).

            Within 30 days of the Closing Date, the Master Servicer shall deliver notice to the Torre Mayor Master Servicer and the Torre Mayor Trustee of the issuance of the Certificates and the securitization of the Torre Mayor Pari Passu Note A-2 Mortgage Loan. Such notice shall include contact information for the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder, as well as an executed copy of this Agreement; provided, however, if the Master Servicer has not itself received a final copy of this Agreement within 21 days of the Closing Date, then the Master Servicer may forward a working draft and send a final copy as promptly as practicable after its receipt of the same.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) The Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Serviced Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related loan documents and, to the extent consistent with the foregoing, the Servicing Standard, provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Serviced Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Special Servicer (as to Specially Serviced Loans) may waive any Default Charges in connection with any specific delinquent payment on a Serviced Loan it is obligated to service hereunder. Consistent with the foregoing and in each case subject to the Servicing Standard, the Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment, provided that for any waiver thereafter of Default Charges in connection with a Serviced Loan that is 30 days or more past due, and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses have been incurred and remain unreimbursed to the Trust, the Master Servicer must obtain the consent of the Directing Certificateholder before granting such waiver subject to the obligation of the Master Servicer to act in accordance with applicable law and the Servicing Standard. The Directing Certificateholder's consent shall be deemed granted if it has not responded in writing (which may be via fax or e-mail) within ten Business Days of its receipt of such request.

            (b) (i) At least 90 days prior to the maturity date of each Balloon Loan that is included in the Trust Fund, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request written confirmation that the Balloon Payment will be paid by such maturity date.

            (ii) Within 60 days after the Closing Date (or within such shorter period as may be required by the applicable Letter of Credit), the Master Servicer shall notify each provider of a Letter of Credit for any Serviced Loan that the Master Servicer or the Special Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall be the beneficiary under each such Letter of Credit. The Master Servicer shall maintain and execute each such Letter of Credit, if applicable, in accordance with the related loan documents.

            (iii) Within 60 days after the later of (A) the Closing Date as to each Serviced Loan that is secured by the interest of the related Mortgagor under a Ground Lease (or within such shorter period as may be required by the applicable Ground Lease) and (B) the Master Servicer's receipt of a copy of the related Ground Lease, the Master Servicer shall notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            All amounts received by the Trust with respect to a Whole Loan shall be applied to amounts due and owing thereunder (including for principal and accrued and unpaid interest) in accordance with the express provisions of this Agreement, the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Intercreditor Agreement.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Servicing Advances; Reserve Accounts.

            (a) The Master Servicer shall, as to all the Serviced Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments received by it with respect to the Serviced Loans shall be deposited and retained. Subject to any terms of the related loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Serviced Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or
(vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the related Mortgagor interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Serviced Loan. If the Master Servicer shall deposit into a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall within two Business Days after receipt deliver all Escrow Payments received by it to the Master Servicer for deposit into the applicable Servicing Account.

            (b) The Master Servicer shall as to each Serviced Loan, including each Specially Serviced Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related loan documents; provided that if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall use reasonable efforts, as to those Serviced Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Serviced Loans, but subject to Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due, and (y) the related Mortgagor has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount until the Master Servicer (in accordance with the Servicing Standard) has actual knowledge that the Mortgagor has not made such payments and reasonably anticipates that such amounts will not be paid by the related Mortgagor on or before the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagor and further as provided in Section 3.05. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Serviced Loans so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust or, if a Serviced Whole Loan is involved, on behalf of the related Companion Loan Holder(s), to enforce any obligations of the related Mortgagor under such Serviced Loan.

            The parties hereto acknowledge that, pursuant to the KinderCare Portfolio Pooling Agreement, the KinderCare Portfolio Master Servicer is obligated to make servicing advances with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan. The KinderCare Portfolio Master Servicer shall be entitled to reimbursement for KinderCare Portfolio Nonrecoverable Servicing Advances (with any accrued and unpaid interest thereon provided for under the KinderCare Portfolio Pooling Agreement) in the manner set forth in the KinderCare Portfolio Pooling Agreement and the KinderCare Portfolio Intercreditor Agreement.

            The parties hereto acknowledge that, pursuant to the Torre Mayor Pooling Agreement, the Torre Mayor Master Servicer is obligated to make servicing advances with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan. The Torre Mayor Master Servicer shall be entitled to reimbursement for Torre Mayor Nonrecoverable Servicing Advances (with any accrued and unpaid interest thereon provided for under the Torre Mayor Pooling Agreement) in the manner set forth in the Torre Mayor Pooling Agreement and the Torre Mayor Intercreditor Agreements.

            (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Serviced Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Mortgagor in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Serviced Loan. In addition, as and to the extent consistent with the Servicing Standard and the related loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Serviced Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related loan documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), or to release such amounts to the related Mortgagor or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Mortgagor. Subject to the terms of the related loan documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Mortgagor by law or the terms of the related Serviced Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Mortgagor to the extent the Mortgagor is required to pay such expenses under the terms of the related loan documents.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Serviced Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required by the related loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Serviced Loan and report any such failure to the Special Servicer, the Trustee, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), and the Directing Certificateholder within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed. The Master Servicer shall promptly give written notice to the Trustee, the Special Servicer, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), and the Directing Certificateholder if the Master Servicer shall determine that any Mortgagor has failed to perform its obligations under the related loan documents in respect of environmental matters.

            (f) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit R) to the KinderCare Portfolio Master Servicer stating that, as of the Closing Date, the Trustee is the holder of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and directing the KinderCare Portfolio Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan under the KinderCare Portfolio Intercreditor Agreement and the KinderCare Portfolio Pooling Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the KinderCare Portfolio Mortgaged Property or any related REO Property.

            (g) Promptly following the Closing Date, the Trustee shall send written notice (in the form attached hereto as Exhibit R) to the Torre Mayor Master Servicer and the Torre Mayor Trustee stating that, as of the Closing Date, the Trustee is the holder of the Torre Mayor Pari Passu Note A-2 Mortgage Loan and directing the Torre Mayor Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Torre Mayor Pari Passu Note A-2 Mortgage Loan under the Torre Mayor Intercreditor Agreements and the Torre Mayor Pooling Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Torre Mayor Mortgaged Property or any related REO Property.

            Section 3.04 Certificate Account, Distribution Account, Torre Mayor Loan REMIC Distribution Account, REMIC I Distribution Account, REMIC II Distribution Account, Excess Interest Distribution Account, Excess Liquidation Proceeds Account, the Class A-SBFL Floating Rate Account and Serviced Whole Loan Custodial Account.

            (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited into the Certificate Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it (and, with respect to any Non-Serviced Mortgage Loan, to the extent received pursuant to the related Intercreditor Agreement) subsequent to the Cut-off Date (other than in respect of principal, interest, Escrow Payments and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the related Mortgage Loan Seller or its related designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

            (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans including Default Interest and Excess Interest;

            (iii) all Prepayment Premiums received in respect of the Mortgage Loans;

            (iv) all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single insurance policy;

            (vii) any amounts required to be transferred to the Certificate Account from the REO Account pursuant to Section 3.16(c);

            (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made;

            (ix) any proceeds from the repurchase or substitution of Mortgage Loans under Section 2.03;

            (x) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Mortgagor;

            (xi) any Loss of Value Payments, as set forth in Section 3.05(g);

            (xii) any Cayman Islands Gross-Up Payments remitted by the related Mortgage Loan Seller in its sole discretion to the Trust; and

            (xiii) any Mexico Gross-Up Payments remitted by the related Mortgage Loan Seller in its sole discretion to the Trust;

provided that any amounts described above (other than clause (v) above) that relate to a Serviced Whole Loan or any related REO Property (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan pursuant to Section 3.18 to or through a related Companion Loan Holder pursuant to the related Intercreditor Agreement) shall be deposited into the related Serviced Whole Loan Custodial Account, and, in any such case, shall thereafter be transferred as provided in Section 3.05(f).

            The foregoing requirements for deposit into the Certificate Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, late payment charges, assumption fees, assumption application fees, earnout fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Certificate Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer. If the Master Servicer shall deposit into the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to any Serviced Loan (for the avoidance of doubt, not including any REO Serviced Loan), the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property related to a Serviced Whole Loan) shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement.

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Trust as holder of the Torre Mayor Loan REMIC Regular Interest, the Class A-SBFL Regular Interest and the REMIC I Regular Interests, and for the Certificateholders. The Distribution Account shall be an Eligible Account. On or prior to 1:00 p.m. New York City time on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit into the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) with respect to P&I Advances.

            In the event that the Master Servicer fails to remit the Master Servicer Remittance Amount for such Master Servicer Remittance Date on the related Master Servicer Remittance Date, the Master Servicer shall pay to the Trustee interest at the Reimbursement Rate on the Master Servicer Remittance Amount for the period from and including such Master Servicer Remittance Date to but excluding the date on which the Master Servicer Remittance Amount is actually received by the Trustee.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit into the Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

            (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to
      Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited into the Certificate Account pursuant to Section 9.01.

            The Trustee shall, upon receipt, deposit into the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

            All such amounts deposited in respect of the Majority Mortgage Loans (other than Excess Interest, if any) shall, on each Distribution Date, be deemed to be deposited into the REMIC I Distribution Account in respect of such Mortgage Loans. All such amounts deposited in respect of such Excess Interest shall be deemed to be deposited into the Excess Interest Distribution Account.

            All such amounts deposited in respect of the Torre Mayor Pari Passu Note A-2 Mortgage Loan shall be deemed to be deposited into the Torre Mayor Loan REMIC Distribution Account and, on each Distribution Date, deemed to be distributed to the REMIC I Distribution Account in respect of the Torre Mayor Loan REMIC Regular Interest pursuant to Sections 4.01(k)(i), (ii) and (iii), and distributed to the Class R-TM Certificates pursuant to Section 4.01(k)(iv).

            (c) (i) The Trustee shall establish and maintain the REMIC I Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Certificateholders (other than Holders of the Class V and Class R-TM Certificates). The REMIC I Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account. With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC I Distribution Account and deposit or be deemed to deposit into the REMIC II Distribution Account on or before such date the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(i) and Section 4.01(c)(iv) on such date.

            (ii) The Trustee shall establish and maintain the REMIC II Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the REMIC II Certificateholders. The REMIC II Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account. With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC II Distribution Account the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC II Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest pursuant to Section 4.01(b)(i) and Section 4.01(c)(i) on such date.

            (iii) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Torre Mayor Loan REMIC Distribution Account") as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of the Torre Mayor Loan REMIC Regular Interest, the Class A-SBFL Regular Interest and the REMIC I Regular Interests and for the Certificateholders. The Torre Mayor Loan REMIC Distribution Account shall at all times be an Eligible Account or a sub-account of the Distribution Account.

            (iv) The Trustee shall establish and maintain one or more accounts or sub-accounts (collectively, the "Excess Liquidation Proceeds Account") in the name of the Trustee, in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit into the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Business Day prior to such Master Servicer Remittance Date. Notwithstanding the foregoing, any Excess Liquidation Proceeds with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan shall be deemed to be distributed by the Torre Mayor Loan REMIC in respect of the Class R-TM Certificates and then held in a portion of the Excess Liquidation Proceeds Account that is beneficially owned by the Holders of the Class R-TM Certificates and shall not be an asset of any REMIC for federal income tax purposes. Such portion of the Excess Liquidation Proceeds Account shall be an "outside reserve fund" for purposes of the REMIC Provisions, and the Holders of the Class R-TM Certificates will beneficially own any distribution from the Torre Mayor Loan REMIC or REMIC I thereto or any reinvestment income thereon. Any withdrawal from the Excess Liquidation Proceeds Account pursuant to Section 3.05(d) shall be pro rata as between such portion of the Excess Liquidation Proceeds Account and the remainder of such account. Upon termination of the Trust Fund, any amounts remaining in the portion of the Excess Liquidation Proceeds Account beneficially owned by the Holders of the Class R-TM Certificates shall be distributed to such Holders.

            (v) The Trustee shall establish and maintain one or more accounts or sub-accounts (collectively, the "Excess Interest Distribution Account"), in the name of the Trustee, in trust for the benefit of the Class V Certificateholders. Each account that constitutes the Excess Interest Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit into the Excess Interest Distribution Account all Excess Interest received during the Collection Period ending on the Business Day prior to such Master Servicer Remittance Date.

            (vi) On or before the Closing Date, the Trustee shall establish and maintain the Class A-SBFL Floating Rate Account in trust for the benefit of the Class A-SBFL Certificateholders and the Class A-SBFL Swap Counterparty. The Class A-SBFL Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-SBFL Certificates and amounts payable in respect of the Class A-SBFL Swap Contract. The Trustee shall deposit into the Class A-SBFL Floating Rate Account all amounts received in respect of distributions on the Class A-SBFL Regular Interest as specified in Section 3.05(h), and shall immediately deposit into the Class A-SBFL Floating Rate Account all amounts received under the Class A-SBFL Swap Contract.

            (d) Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Distribution Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-SBFL Floating Rate Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account shall be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of the Distribution Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-SBFL Floating Rate Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account prior to any change thereof. Funds in the Excess Interest Distribution Account, if established, and the Excess Liquidation Proceeds Account, if established, shall remain uninvested.

            (e) The Master Servicer shall establish and maintain one or more Serviced Whole Loan Custodial Accounts in which the Master Servicer shall deposit or cause to be deposited within one Business Day of receipt (in the case of payments by Mortgagors or other collections on or in respect of a Serviced Whole Loan) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on such Whole Loan on or before the Cut-off Date, which payments shall be held as provided in the related Intercreditor Agreement):

            (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal, including Principal Prepayments, on such Serviced Whole Loan;

            (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on such Whole Loan;

            (iii) all Prepayment Premiums received in respect of such Whole
      Loan;

            (iv) all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of such Serviced Whole Loan, together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Serviced Whole Loan;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Serviced Whole Loan Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to such Serviced Whole Loan resulting from a deductible clause in a blanket or master single insurance policy;

            (vii) any amounts required to be transferred from the related REO Account pursuant to Section 3.16(c);

            (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made; and

            (ix) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the related Serviced Whole Loan specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Mortgagor.

            The foregoing requirements for deposit into the Serviced Whole Loan Custodial Accounts shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, earnout fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Serviced Whole Loan Custodial Accounts. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer. If the Master Servicer shall deposit into any Serviced Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Custodial Account, any provision herein to the contrary notwithstanding.

            Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Certificate Account and the respective Serviced Whole Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Certificate Account and the respective Serviced Whole Loan Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Certificate Account and the respective Serviced Whole Loan Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Certificate Account and the respective Serviced Whole Loan Custodial Accounts, respectively; (iv) the Master Servicer's maintaining the Certificate Account and the respective Serviced Whole Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not adversely affect any of the Certificateholders or any Companion Loan Holder; and (v) such single Eligible Account shall be entitled substantially as follows: "Bank of America, National Association, as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, and the respective Companion Loan Holder(s), as their interests may appear, Certificate/Custodial Account".

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to such Serviced Whole Loan (for the avoidance of doubt, not including any REO Serviced Loan), the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that is not related to a Serviced Whole Loan) shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the related Serviced Whole Loan Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement.

            Funds in a Serviced Whole Loan Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Depositor and the related Companion Loan Holder(s), of the location of each Serviced Whole Loan Custodial Account as of the Closing Date and of the new location of a Serviced Whole Loan Custodial Account prior to any change thereof.

            (f) The Master Servicer shall establish and maintain the Interest Reserve Account in trust for the benefit of the Certificateholders. The Master Servicer is hereby authorized to make deposits in and withdrawals from the Interest Reserve Account, in accordance with the terms of this Agreement. The Interest Reserve Account shall be maintained as a segregated account separate from other accounts.

            (g) If any Loss of Value Payments are received in connection with a Material Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(j), the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the "Loss of Value Reserve Fund") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it.

            Section 3.05 Permitted Withdrawals From the Certificate Account, the Distribution Account, the Serviced Whole Loan Custodial Accounts, the Class A-SBFL Floating Rate Account and the Excess Liquidation Proceeds Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee no later than 1:00 p.m. (New York time) for deposit into the Distribution Account and the Excess Interest Distribution Account, the Master Servicer Remittance Amount for, and, to the extent permitted or required by Section 4.03(a), as applicable, any P&I Advances to be made on, each Master Servicer Remittance Date;

            (ii) to reimburse the Master Servicer or the Trustee, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Serviced Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees) (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account);

            (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Serviced Loan (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account), the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Serviced Loan (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account) being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) or such REO Serviced Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Loan and REO Serviced Loan (exclusive of each Companion Loan) and to pay to the KinderCare Portfolio Special Servicer and/or the Torre Mayor Special Servicer, as applicable, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's applicable share of any earned and unpaid special servicing fees, liquidation fees and workout fees in respect of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and/or the Torre Mayor Pari Passu Note A-2 Mortgage Loan, as applicable;

            (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

            (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's or the Special Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account) as to which such Servicing Advance was made;

            (vii) (A) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties (exclusive of any Non-Serviced Mortgage
      Loan), for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances (provided, that amounts may be withdrawn over time as hereinafter provided) or, subject to the limitations contained in the following paragraphs of this Section 3.05(a), for any Workout-Delayed Reimbursement Amounts; (B) to reimburse the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer, the KinderCare Portfolio or the Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's pro rata share of any KinderCare Portfolio Nonrecoverable Servicing Advance; and (C) to reimburse the Torre Mayor Master Servicer, the Torre Mayor Special Servicer or the Torre Mayor Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's pro rata share of any Torre Mayor Nonrecoverable Servicing Advance;

            (viii) to pay the Trustee, the Master Servicer, or the Special Servicer as applicable, any Advance Interest due and owing thereto out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

            (ix) (A) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer and the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03, and insofar as payment has not already been made, and the Default Charges then on deposit in the Certificate Account is not sufficient to make such payment pursuant to clause (viii) above, to pay the Master Servicer, the Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account), any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed; (B) at such time as it reimburses the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer or the KinderCare Portfolio Trustee, as applicable, for the Trust Fund's pro rata share of any KinderCare Portfolio Nonrecoverable Servicing Advance, to pay to the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer and the KinderCare Portfolio Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, interest accrued and payable on the Trust Fund's pro rata share of such KinderCare Portfolio Nonrecoverable Servicing Advance; and (C) at such time as it reimburses the Torre Mayor Master Servicer, the Torre Mayor Special Servicer or the Torre Mayor Trustee, as applicable, for the Trust Fund's pro rata share of any Torre Mayor Nonrecoverable Servicing Advance, to pay to the Torre Mayor Master Servicer, the Torre Mayor Special Servicer and the Torre Mayor Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, interest accrued and payable on the Trust Fund's pro rata share of such Torre Mayor Nonrecoverable Servicing Advance;

            (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any Mortgage Loan or related REO Serviced Loan (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan) and that, if paid from a source other than Default Charges collected on the Mortgage Pool, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

            (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case from funds on deposit in the Certificate Account from time to time;

            (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account) such payments to be made, first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans and REO Properties (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account);

            (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account), certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account), costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

            (xv) to pay itself, the Special Servicer, the Depositor, the Trustee, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b) or
      Section 8.05(b), as applicable;

            (xvi) to pay, out of general collections on the Mortgage Loans and REO Properties (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan or any REO Property securing a Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account), for the cost of recording this Agreement in accordance with Section 11.02(a);

            (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Serviced Loan included in a Serviced Whole Loan or any REO Property securing a Whole
      Loan), any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(b) in connection with providing advice to the Special Servicer;

            (xviii) (A) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a) (exclusive of any such amount arising in respect of a Mortgage Loan included in a Serviced Whole Loan to the extent such payment was received out of collections from the related Serviced Whole Loan Custodial Account), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made, and (B) with respect to any Non-Serviced Mortgage Loan, to reimburse the related Non-Serviced Mortgage Loan Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee, as applicable for the pro rata portion of any Additional Trust Fund Expenses (as such term is defined in the related Non-Serviced Mortgage Loan Pooling Agreement) that relate exclusively to the servicing of such Non-Serviced Whole Loan out of general collections on the Mortgage Loans and the REO Properties;

            (xix) to pay the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan (exclusive of each Mortgage Loan included in a Serviced Whole Loan), if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xx) to transfer Excess Liquidation Proceeds (exclusive of Excess Liquidation Proceeds received with respect to a Mortgage Loan included in a Serviced Whole Loan) to the Excess Liquidation Proceeds Account in accordance with Section 3.04(c)(iv);

            (xxi) to withdraw any amounts deposited in error; and

            (xxii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited into the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) above, then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Certificate Account pursuant to any of clauses (ii), (vi) and (vii) above, and any payments of interest thereon out of the Certificate Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Trustee and second, pro rata, to the Master Servicer and Special Servicer. Any amounts withdrawn from the Certificate Account pursuant to clauses (ii) through (xviii) above that are specific to the Torre Mayor Pari Passu Note A-2 Mortgage Loan shall be allocated to the Torre Mayor Loan REMIC; any amount so withdrawn that is specific to a Majority Mortgage Loan shall be allocated to REMIC I; and any amount so withdrawn that is not specific to a particular Mortgage Loan shall be allocated by the REMIC Administrator between REMIC I and the Torre Mayor Loan REMIC in proportion to the Stated Principal Balances of their related Mortgage Loans.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and on a property-by-property basis for REO Serviced Loans) when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) through (xix) above sufficient to determine the amounts attributable to the Torre Mayor Loan REMIC (with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan) and REMIC I (with respect to the Majority Mortgage Loans) or, in the case of a withdrawal not related to a specific Mortgage Loan, allocable pro rata based on relative aggregate Stated Principal Balances.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or the Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or the Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from interest collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or
(3) applies, the Master Servicer or Special Servicer (or Trustee, if applicable) shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Special Servicer (or Trustee, if applicable) shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

            If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, that, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

            If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

            To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to this Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased as set forth in preceding paragraph, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does belong.

            If one or more unreimbursed Workout-Delayed Reimbursement Amounts exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of any collections of principal applied to reimbursement of Nonrecoverable Advances or interest thereon); provided, however, that on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer, Special Servicer or Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing shall not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence.

            If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any Workout-Delayed Reimbursement Amounts, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, that, but for its application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts that, but for their application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date.

            If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Workout-Delayed Reimbursement Amount, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) such Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as contemplated above and (ii) the particular item for which such Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Workout-Delayed Reimbursement Amount.

            To the extent a Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clause (vii) of this
Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and, if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased as set forth in preceding paragraph, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does belong.

            For the avoidance of doubt, notwithstanding anything contained in this Agreement to the contrary, the right of any Person hereunder to recover amounts owing with respect to a Whole Loan from the Certificate Account and/or the related Serviced Whole Loan Custodial Account shall be without duplication.

            (b) The Trustee may, from time to time, make withdrawals from the Torre Mayor Loan REMIC Distribution Account and the REMIC I Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to be deemed to transfer from the Torre Mayor Loan REMIC Distribution Account to the REMIC I Distribution Account amounts distributable in respect of the Torre Mayor Loan REMIC Regular Interest and to make distributions to the Class R-TM Certificates and the Class R-I Certificates pursuant to Sections 4.01(k) or 9.01, as applicable, and as contemplated by Section 3.04(c)(iii); and to be deemed to transfer from the REMIC I Distribution Account to the REMIC II Distribution Account on or before the related Distribution Date the Available Distribution Amount as provided in Section 4.01(a)(ii) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests, as contemplated by Section 4.01(c)(i);

            (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to
      Section 8.05(a) and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

            (iii) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (iv) as contemplated by Section 12.01(h), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by
      Section 12.01(a) or 12.01(d) in connection with any amendment to this Agreement requested by the Trustee, provided such amendment is in furtherance of the rights and interests of Certificateholders;

            (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 12.02(a);

            (vi) to (A) pay any and all federal, state and local taxes imposed on the Torre Mayor Loan REMIC, REMIC I or REMIC II or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(h);

            (vii) to be deemed to transfer any Excess Liquidation Proceeds with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan to the related portion of the Excess Liquidation Proceeds Account pursuant to
      Section 3.04(c)(iv); and

            (viii) to clear and terminate the Torre Mayor Loan REMIC Distribution Account and the REMIC I Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            Taxes imposed on the Torre Mayor Loan REMIC, REMIC I or REMIC II shall be allocated to the related REMIC, and amounts withdrawn from the Distribution Account pursuant to clauses (ii) through (v) above shall be allocated by the REMIC Administrator between REMIC I and the Torre Mayor Loan REMIC in proportion to the Stated Principal Balances of their related Mortgage Loans.

            (c) The Trustee shall be deemed to make withdrawals from the REMIC II Distribution Account for any of the following purposes: (i) to make distributions to Certificateholders (other than Holders of the Class A-SBFL Certificates, the Class V Certificates, the Class R-I Certificates or the Class R-TM Certificates) on each Distribution Date pursuant to Section 4.01(b),
Section 4.01(c)(i) or Section 9.01, as applicable, and to make distributions to the Class A-SBFL Floating Rate Account with respect to the Class A-SBFL Regular Interest pursuant to this Agreement; and (ii) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) On each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account (pro rata as between such amount attributable to the Torre Mayor Pari Passu Note A-2 Mortgage Loan and any Majority Mortgage Loans) and deposit into the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Section 4.01(a) and Section 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit into the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

            (e) The Trustee, the Depositor, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Certificate Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Certificate Account or the Distribution Account pursuant to the express terms of this Agreement.

            (f) The Master Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from each Serviced Whole Loan Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make remittances each month no later than the Master Servicer Remittance Date, in an aggregate amount of immediately available funds equal to the applicable portion of the Serviced Whole Loan Remittance Amount, to the related Companion Loan Holder(s) and to the Certificate Account for the benefit of the Trust (as holder of the related Mortgage Loan or any related REO Serviced Loan), in accordance with Section 1 of the Desert Passage Intercreditor Agreement, such remittances to the Trustee to be made into the Distribution Account; provided, however, that any Liquidation Proceeds relating to the repurchase of any Serviced Companion Loan by the related seller thereof shall be remitted solely to the holder of such Serviced Companion Loan, and Liquidation Proceeds relating to the repurchase of a Mortgage Loan related to a Serviced Whole Loan by the related Mortgage Loan Seller shall be remitted solely to the Certificate Account; provided, that any Liquidation Proceeds related to a sale pursuant to Section 3.18 or pursuant to the related Intercreditor Agreement of a Mortgage Loan included in a Serviced Whole Loan shall be deposited directly into the Certificate Account and applied solely to pay expenses relating to that Mortgage Loan and to the Available Distribution Amount, and any Liquidation Proceeds related to a sale pursuant to Section
      3.18 of a Companion Loan included in a Serviced Whole Loan shall be deposited into the Serviced Whole Loan Custodial Account and applied solely to pay expenses relating to that Companion Loan and to pay amounts due to the related Companion Noteholder;

            (ii) to reimburse the Master Servicer or the Trustee, as applicable, for unreimbursed P&I Advances made with respect to such Whole Loan or, in the case of the Trustee, with respect to the related Mortgage Loan (in each case, with its own funds), and to reimburse the related Serviced Companion Loan Service Provider for unreimbursed principal and/or interest advances with respect to the applicable Serviced Companion Loan, the Master Servicer's, the Trustee's and the related Serviced Companion Loan Service Provider's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause
      (vii) below) or principal and/or interest advance being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Whole Loan as to which such P&I Advance or principal and/or interest advance was made (net of related Master Servicing Fees and/or Workout Fees);

            (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of such Serviced Whole Loan and related REO Serviced Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Serviced Whole Loan or REO Serviced Loan being payable from, and limited to, amounts received on or in respect of such Whole Loan (whether in the form of payments, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) or such REO Serviced Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer, out of general collections on such Serviced Whole Loan and related REO Properties, earned and unpaid Special Servicing Fees in respect of such Serviced Whole Loan and related REO Properties;

            (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c);

            (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances with respect to such Serviced Whole Loan or related REO Property made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Serviced Whole Loan or REO Property as to which such Servicing Advance was made;

            (vii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, out of general collections on such Serviced Whole Loan or REO Property, for any unreimbursed related Advances made thereby that have been determined to be Nonrecoverable Advances;

            (viii) to pay the Trustee, the Master Servicer, or the Special Servicer as applicable, any Advance Interest due and owing thereto out of Default Charges collected on such Serviced Whole Loan and to pay the Serviced Companion Loan Service Provider, if any, the portion of Default Charges allocated thereto in the related Intercreditor Agreement, as and to the extent contemplated by Section 3.27;

            (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03, and insofar as payment has not already been made, and the Default Charges then on deposit in such Serviced Whole Loan Custodial Account is not sufficient to make such payment pursuant to clause (viii) above, to pay the Master Servicer, the Special Servicer or the Trustee, as the case may be, out of general collections on such Serviced Whole Loan and related REO Property, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

            (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to such Serviced Whole Loan and that, if paid from a source other than Default Charges collected on such Serviced Whole Loan, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on such Serviced Whole Loan, as and to the extent contemplated by Section 3.27;

            (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case with respect to such Serviced Whole Loan from funds collected on such Serviced Whole Loan that are on deposit in such Serviced Whole Loan Custodial Account from time to time;

            (xii) to pay any unpaid Liquidation Expenses incurred with respect to such Serviced Whole Loan or REO Property, such payments to be made, first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Serviced Whole Loan or REO Property, as the case may be, and then, out of general collections on such Serviced Whole Loan or REO Property;

            (xiii) to pay, in accordance with Section 3.11(i), out of general collections on such Serviced Whole Loan and REO Property, certain servicing expenses with respect to such Serviced Whole Loan that would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xiv) to pay, out of general collections on such Serviced Whole Loan and REO Property, costs and expenses incurred by the related Companion Loan Holder pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

            (xv) to pay itself, the Special Servicer, the Depositor, the Trustee or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on such Serviced Whole Loan or REO Property, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b) or Section 8.05(b), as applicable, with respect to such Serviced Whole Loan;

            (xvi) [Reserved];

            (xvii) to pay, out of general collections on such Serviced Whole Loan and REO Property, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(b) in connection with providing advice to the Special Servicer with respect to such Serviced Whole Loan;

            (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, to the extent that such amount is related to the Mortgage Loan included in such Serviced Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(f), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

            (xix) to pay the Master Servicer, the Special Servicer, the related Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, (i) with respect to the Mortgage Loan related to such Serviced Whole Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement or (ii) with respect to a Serviced Companion Loan purchased by such Person pursuant to or as contemplated by the related Intercreditor Agreement or this Agreement, all amounts received thereon subsequent to the date of purchase, to the extent payable in respect of such Loan;

            (xx) to transfer Excess Liquidation Proceeds related to the Mortgage Loan included in such Serviced Whole Loan to the Excess Liquidation Proceeds Account in accordance with Section 3.04(e);

            (xxi) to withdraw any amounts deposited into such Serviced Whole Loan Custodial Account in error; and

            (xxii) to clear and terminate such Serviced Whole Loan Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            If amounts on deposit in such Serviced Whole Loan Custodial Account at any particular time (after withdrawing any portion of such amounts deposited into such Serviced Whole Loan Custodial Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) above, then the corresponding withdrawals from such Serviced Whole Loan Custodial Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in such Serviced Whole Loan Custodial Account, then (following any withdrawals made from such Serviced Whole Loan Custodial Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of such Whole Loan or REO Property out of such Serviced Whole Loan Custodial Account pursuant to any of clauses (ii), (vi) and (vii) above, and any payments of interest thereon out of such Serviced Whole Loan Custodial Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Trustee; and second, pro rata, to the Master Servicer and Special Servicer.

            Notwithstanding anything to the contrary in this Section 3.05(f), the Master Servicer acknowledges its obligations under the Desert Passage Intercreditor Agreement to remit funds thereunder then due and owing to the Desert Passage Pari Passu Note A-2 Holder and the Desert Passage Pari Passu Note A-3 Holder in the time frames set forth therein.

            The Master Servicer and the Special Servicer, as applicable, shall notify the Trustee in writing of any transfer of a Companion Loan, specifically identifying the name, address and contact information of the transferee if the Master Servicer and the Special Servicer, as applicable, has actual knowledge of such transferee's name, address and contact information.

            Notwithstanding anything contained in this Agreement to the contrary, the Master Servicer or the Special Servicer, as applicable, shall be permitted (but shall have no affirmative obligation whatsoever or be otherwise required under this Agreement) to structure the time of recoveries of Nonrecoverable Advances in such a manner as the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, is in the best interest of the Certificateholders as a collective whole, which may include being reimbursed for Nonrecoverable Advances in installments over time.

            With respect to any Serviced Whole Loan, if amounts required to pay the expenses allocable to any related Serviced Companion Loan exceed amounts on deposit in the related Serviced Whole Loan Custodial Account and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall have sought reimbursement from the Trust Fund with respect to such expenses allocable to such Serviced Companion Loan, as applicable, the Master Servicer shall seek (on behalf of the Trust Fund, subject to the related Intercreditor Agreement) payment or reimbursement first from the holder of the related subordinate Serviced Companion Loan, if any (such payment or reimbursement being limited to proceeds and collections allocable to such subordinate Serviced Companion Loan), and then for the pro rata portion of such expenses allocable to the Serviced Pari Passu Companion Loan from the related Serviced Companion Loan Holder or, if such Serviced Pari Passu Companion Loan has been deposited into a securitization, out of general collections in the collection account established pursuant to the related Serviced Companion Loan Securitization Agreement.

            (g) If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Loan or any related REO Property, then the Special Servicer shall, promptly when needed, transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Certificate Account for the following purposes:

            (i) to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with Section 3.05(a), for any Nonrecoverable Advance made by such party with respect to such Loan or any related REO Property (together with interest thereon);

            (ii) to pay, in accordance with Section 3.05(a), or to reimburse the Trust for the prior payment of, any expense relating to such Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense;

            (iii) to offset any Realized Loss (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Loan or any successor REO Serviced Loan with respect thereto;

            (iv) following the occurrence of a liquidation event or other disposition with respect to such Mortgage Loan or any related REO Property, to cover the items contemplated by the immediately preceding clauses (i) through (iii) in respect of any other Loan or REO Serviced Loan; and

            (v) on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to the related Mortgage Loan Seller to offset any Realized Losses (net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses
      (i) through (iv)).

            Any Loss of Value Payments transferred to the Certificate Account pursuant to clauses (i) through (iii) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the related Loan or any successor REO Serviced Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Certificate Account pursuant to clause (iv) of the prior paragraph shall, except for purposes of
Section 3.11(c), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the Loan or REO Serviced Loan for which such Loss of Value Payments are being transferred to the Certificate Account to cover an item contemplated by clauses (i) through (iii) of the prior paragraph.

            On the Business Day immediately prior to the Master Servicer Remittance Date related to the final Distribution Date, the Special Servicer shall withdraw from the Loss of Value Reserve Fund and transfer to the Master Servicer, for deposit in the Certificate Account, any Loss of Value Payments remaining on deposit in the Loss of Value Reserve Fund. Such Loss of Value Payments so deposited in the Certificate Account shall constitute part of the Available Distribution Amount for the final Distribution Date, to the extent needed to distribute to the Holders of the REMIC II Regular Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest in accordance with Section 9.01, all interest then payable thereto, together with the aggregate Certificate Balance of, and all loss reimbursement amounts for such final Distribution Date in respect of, the respective Classes of the REMIC II Regular Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest, and otherwise shall be distributable to the Holders of the Residual Certificates on the final Distribution Date.

            (h) The Trustee shall make withdrawals from the Class A-SBFL Floating Rate Account in the following order of priority and only for the following purposes: (i) to withdraw amounts deposited in the Class A-SBFL Floating Rate Account in error and pay such amounts to Persons entitled thereto;
(ii) out of interest amounts to make regularly scheduled payments of interest required to be paid to the Class A-SBFL Swap Counterparty under the Class A-SBFL Swap Contract as specified in Section 3.32(c), provided there is no Class A-SBFL Swap Default; (iii) to make distributions to the Holders of the Class A-SBFL Certificates pursuant to Section 4.01(l); and (iv) to clear and terminate the Class A-SBFL Floating Rate Account pursuant to Section 9.01.

            Section 3.06 Investment of Funds in the Certificate Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Liquidation Proceeds Account, the Class A-SBFL Floating Rate Account and the REO Account.

            (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, the Servicing Account, the Interest Reserve Account and each Serviced Whole Loan Custodial Account, the Special Servicer may direct any depository institution maintaining each REO Account, and the Trustee may direct any depository institution maintaining the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account, the Class A-SBFL Floating Rate Account and the Excess Liquidation Proceeds Account to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement (or in the case of the Class A-SBFL Floating Rate Account, maturing no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn therefrom and paid to the Class A-SBFL Swap Counterparty). All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders and, in the case of a Permitted Investment in any Investment Account solely related to a Whole Loan, the related Companion Loan Holder(s) (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Interest Reserve Account, each Serviced Whole Loan Custodial Account and the Servicing Account) and the Special Servicer (with respect to Permitted Investments of amounts in each REO Account), on behalf of the Trustee for the benefit of the Certificateholders and in the case of any Investment Account solely related to a Whole Loan, the related Companion Loan Holder(s), and the Trustee (with respect to the Excess Liquidation Proceeds Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-SBFL Floating Rate Account and the Excess Interest Distribution Account), on behalf of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer, the Special Servicer or itself, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, the Interest Reserve Account, each Serviced Whole Loan Custodial Account and the Servicing Account) or the Special Servicer (in the case of each REO Account) and the Trustee (in the case of the Torre Mayor Loan REMIC Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Class A-SBFL Floating Rate Account, the REMIC I Distribution Account and the REMIC II Distribution Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, the Interest Reserve Account, each Serviced Whole Loan Custodial Account and the Servicing Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a) or Section 3.05(f), as applicable. Whether or not the Special Servicer directs the investment of funds in each REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Interest Reserve Account, the Torre Mayor Loan REMIC Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Class A-SBFL Floating Rate Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account and the REMIC II Distribution Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to withdrawal by the Trustee. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account, the Interest Reserve Account, each Serviced Whole Loan Custodial Account and the Servicing Account (with respect to funds invested by the Master Servicer for its own account)), the Special Servicer (in the case of each REO Account) and the Trustee (in the case of the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Class A-SBFL Floating Rate Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account and the REMIC II Distribution Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except in respect to losses incurred in respect of any Permitted Investment on deposit in the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Class A-SBFL Floating Rate Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account and the REMIC II Distribution Account; and to the extent that it is the obligor on any such Permitted Investment.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) In the case of each Serviced Loan, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Mortgagor to maintain, and, if the Mortgagor does not so maintain, the Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Loan) all insurance coverage as is required, subject to applicable law, under the related loan documents; provided that, if and to the extent that any such loan documents permit the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and, prior to the date such existing insurance expires or is required to be renewed, the Master Servicer may, to the extent consistent with the Servicing Standard, take into account insurance in place at loan origination, with a view towards requiring insurance comparable to that required under other Serviced Loans with express provisions governing such matters and including business interruption or rental loss insurance for at least 12 months; and provided, further, that the Master Servicer shall be required to maintain such insurance coverage upon the related Mortgagor's failure to do so only to the extent that such insurance is available at commercially reasonable rates and the Trustee, on behalf of the Trust, as mortgagee has an insurable interest. Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) no less insurance coverage (to the extent available at commercially reasonable rates) (A) than was previously required of the related Mortgagor under the related loan documents and (B), at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance required to be maintained by Master Servicer or Special Servicer shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A2" from Moody's and "A" from S&P (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event. All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgage Loans), or shall name the Trustee (and in the case of a Serviced Whole Loan the related Companion Loan Holder(s)) as the insured, with loss payable to the Special Servicer on behalf of the Trustee (and in the case of a Serviced Whole Loan the related Companion Loan Holder(s)) (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited into the Certificate Account or, if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, subject to withdrawal pursuant to Section 3.05(a), or Section 3.05(f), as applicable in the case of amounts received in respect of a Serviced Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Serviced Loan, notwithstanding that the terms of such Serviced Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust or, if a Serviced Whole Loan is involved, on behalf of the related Companion Loan Holder(s), to enforce any obligations of the related Mortgagor under such Serviced Loan. Costs to the Master Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

            If the related loan documents specifically and expressly set forth terms requiring insurance coverage against terrorist or similar acts for a Serviced Loan, then the Master Servicer and the Special Servicer shall enforce the terms of the related loan documents in accordance with the Servicing Standard, and if the Mortgagor fails to maintain such insurance, such failure shall constitute a Servicing Transfer Event. To the extent the loan documents do not set forth specific terms requiring insurance coverage against terrorist or similar acts and a Serviced Loan (x) requires a Mortgagor to maintain insurance policies covering some or all of the risks contained in the Additional Exclusions or (y) in accordance with the Servicing Standard, the Master Servicer has determined that the loan documents permit the lender to require the Mortgagor to maintain insurance policies covering some or all the risks contained in the Additional Exclusions (the covered risks required to be covered or that the lender has the discretion to require to be covered being referred to as "Covered Risks"), the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to determine whether, upon renewal of the Mortgagor's property or casualty insurance (including any all risk insurance policy), any of the Covered Risks are excluded from coverage. If any of the Covered Risks are determined by the Master Servicer to be excluded from coverage, the Master Servicer shall request the Mortgagor to either (i) purchase insurance acceptable to the Master Servicer in accordance with the Servicing Standard and in accordance with the related loan documents covering such Covered Risks or (ii) provide a written explanation as to its reasons for failing to purchase such insurance. Notwithstanding the foregoing, with the written consent of the Special Servicer in accordance with the Servicing Standard the Master Servicer may waive the requirement to procure insurance covering any of the Covered Risks if the Master Servicer determines in accordance with the Servicing Standard that (1) insurance covering any such Covered Risks is not available at a commercially reasonable price, or (2) based on information reasonably available to the Master Servicer, after due inquiry, any such Covered Risks are at that time not commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which the Mortgaged Property is located unless the Stated Principal Balance of the Serviced Loan is greater than $20,000,000. If the Stated Principal Balance of the Serviced Loan is greater than $20,000,000, then the Master Servicer must determine that the circumstances in both clauses (1) and (2) of the immediately preceding sentence apply prior to waiving the Mortgagor's requirement to procure insurance with respect to any Covered Risks. If the Special Servicer fails to give a response to the Master Servicer as referenced in the second preceding sentence within ten Business Days of the Master Servicer initially notifying the Special Servicer in writing of such request, the Master Servicer shall promptly notify the Directing Certificateholder of such failure of the Special Servicer to respond to such request. If the Directing Certificateholder and/or the Special Servicer have not responded to the Master Servicer within ten Business Days of the notice referenced in the immediately preceding sentence, the Master Servicer shall determine in accordance with the Servicing Standard whether to require (or not require) the Mortgagor to maintain such insurance; provided, that during the period that the Special Servicer and/or the Directing Certificateholder are evaluating such insurance, none of the Master Servicer, the Special Servicer and/or the Directing Certificateholder shall be liable for any loss related to its failure to require a Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. If the Master Servicer requires the Mortgagor to maintain such insurance and the Mortgagor fails to maintain such insurance, to the extent such insurance is then reasonably available, the Master Servicer shall then procure such insurance in accordance with the Servicing Standard and such failure by the Mortgagor shall constitute a Servicing Transfer Event. For purposes of computing whether the $20,000,000 threshold described herein is met for a particular Serviced Loan, if a Serviced Loan is secured by multiple Mortgaged Properties, then the amount subject to the $20,000,000 threshold shall be the portion of the Stated Principal Balance of the related Serviced Loan pro rated based on an individual Mortgaged Property's appraised value as a percentage of the total appraised value of all of the related Mortgaged Properties.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Serviced Loans or REO Properties, as applicable, that it is required to service and administer hereunder, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A2" from Moody's and "A" from S&P or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy that is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of a Serviced Whole Loan, the related Companion Loan Holder(s), claims under any such blanket or master forced placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans or REO Properties for which it is responsible exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A2" from Moody's and "A" from S&P, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or REO Properties for which it is responsible exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A2" from Moody's and "A" from S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer (or its direct or indirect parent company), as applicable, are rated not lower than "A2" from Moody's and "A" from S&P, the Master Servicer or Special Servicer, as applicable, may self-insure with respect to either or both of the fidelity bond coverage and the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

            Section 3.08 Enforcement of Alienation Clauses.

            (a) As to each Serviced Loan that contains a provision in the nature of a (i) "due-on-sale" clause (which includes, without limitation, sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interest in the related Borrower or its owners), which by its terms (1) provides that such Serviced Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; (2) provides that such Serviced Loan may not be assumed without the consent of the mortgagee or satisfaction of certain conditions in connection with any such sale or other transfer, for so long as such Serviced Loan is included in the Trust Fund or (3) provides that such Serviced Loan may be assumed or transferred without the consent of the mortgagee provided that certain conditions set forth in the related loan documents are satisfied, or (ii) as to each Serviced Loan that contains a provision in the nature of a "due-on-encumbrance" clause (including, without limitation, any mezzanine financing of the related Borrower or the related Mortgaged Property or any sale or transfer of preferred equity in such Borrower or its direct or indirect owners), that by its terms: (1) provides that such Serviced Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; (2) requires the consent of the mortgagee or satisfaction of certain conditions to the creation of any such additional lien or other encumbrance on the related Mortgaged Property; or (3) provides that such Serviced Loan may be further encumbered provided that certain conditions set forth in the loan documents have been satisfied, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Serviced Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Serviced Loan (x) to accelerate the payments thereon, (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard or (z) determine whether the conditions set forth in clauses (a)(i)(3) above have been satisfied.

            Notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause (including, but not limited to, making any determination that the conditions set forth in clauses (a)(i)(3) and
(a)(ii)(3) have been satisfied), unless both the Master Servicer and the Special Servicer shall have followed the procedures set forth for those Serviced Loans in the manner set forth in the immediately below clauses (i) through (vi):

            (i) The Master Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause (including, but not limited to, making any determination that the conditions set forth in clauses (a)(i)(3) and
      (a)(ii)(3) have been satisfied) without first obtaining the consent of the Special Servicer. The Special Servicer's consent shall be deemed given if the Master Servicer shall have provided the Special Servicer written notice of the matter together with all of the information set forth in the immediately succeeding sentence and all information reasonably requested by the Special Servicer and the Special Servicer shall not have responded in writing, via fax or e mail within 15 Business Days of such request (subject to any extensions of applicable time periods required if the Special Servicer is required by this Agreement to seek the consent of other third parties). In connection with the request set forth above, the Master Servicer shall provide to the Special Servicer written notice of the matter, a written explanation of the surrounding circumstances, such additional information as the Special Servicer shall reasonably request and a request for approval by the Special Servicer.

            (ii) The Special Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Directing Certificateholder for (a) any Non-Partitioned Loan that is a Performing Serviced Loan or (b) for any Specially Serviced Loan that is a Non-Partitioned Loan. Consent by the Directing Certificateholder shall be deemed given if the Special Servicer shall have provided the Directing Certificateholder written notice of the matter together with all of the information set forth in the immediately succeeding sentence and the Directing Certificateholder shall not have responded in writing, via fax or e mail within ten Business Days of such request. In connection with the request set forth above, the Special Servicer shall provide to the Directing Certificateholder written notice of the matter, a written explanation of the surrounding circumstances, such additional information as the Directing Certificateholder shall reasonably request and a request for approval by the Directing Certificateholder.

            (iii) With respect to any Serviced Whole Loan, (A) the Master Servicer with respect to those time periods when such Loan is a Performing Serviced Loan shall not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent shall not be given without the Special Servicer first obtaining the consent of the related Controlling Holder, and (B) the Special Servicer with respect to those time periods when either such Loan is a Specially Serviced Loan shall not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the related Controlling Holder. Consent by a Controlling Holder shall be deemed given if the Master Servicer or Special Servicer, as applicable, shall have provided such Controlling Holder written notice of the matter together with all of the information set forth in the last sentence of the first paragraph of clause (ii) above and such Controlling Holder shall not have responded in writing, via fax or email within ten Business Days of such request.

            (iv) [Reserved].

            (v) Notwithstanding the foregoing, solely with respect to the consent or waiver of any "due-on-sale" clause as described in Section 3.08(a), if any Mortgage Loan with an outstanding principal balance of greater than $5,000,000 (other than with respect to any Non-Serviced Mortgage Loan, which is governed by the related Non-Serviced Mortgage Loan Pooling Agreement):

                        (1) represents greater than 5% of the then outstanding
                  principal balance of the Mortgage Pool;

                        (2) has an outstanding principal balance of greater than
                  $20,000,000; or

                        (3) is one of the ten largest Mortgage Loans in the
                  Trust Fund based on outstanding principal balance,

then neither the Master Servicer nor Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in the qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates and, if a Serviced Whole Loan is involved, to any Class of Serviced Companion Loan Securities.

            (vi) Notwithstanding the foregoing, solely with respect to the consent or waiver of any "due-on-encumbrance" clause as described in
      Section 3.08(a), if any Mortgage Loan:

                        (1) represents greater than 2% of the then outstanding
                  principal balance of the Mortgage Pool, or

                        (2) is at the time one of the ten largest Mortgage Loans
                  (by outstanding principal balance) in the Mortgage Pool or has an outstanding principal balance of greater than $20,000,000, or

                        (3) after taking into consideration any additional
                  indebtedness secured by the related Mortgaged Property, the loan-to-value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x, then neither the Master Servicer nor the Special Servicer, as the case may be, shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause governing the transfer of any Mortgaged Property that secures, or controlling interests in any Mortgagor under, a Cross-Collateralized Group unless the Master Servicer or Special Servicer, as applicable, shall have obtained written confirmation from each Rating Agency that such action shall not result in a qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates and, if a Serviced Whole Loan is involved, to any Class of Serviced Companion Loan Securities.

            (vii) In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding clauses, by the loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it. In addition, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Servicing Standard, shall require as a condition of its approval that the related Mortgagor pay all costs associated with such transfer. The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

            (b) In connection with any permitted assumption of any Serviced Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Serviced Loan) or the Special Servicer (in the case of a Specially Serviced Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

            (c) If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

            Section 3.09 Realization Upon Defaulted Serviced Loans.

            (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), and 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Serviced Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard, or (ii) all other amounts due under such Serviced Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Serviced Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section
3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer taking into account the factors described in
Section 3.18 and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust (and in the case of a Mortgaged Property securing a Serviced Whole Loan, on behalf of the related Companion Loan Holder(s)) under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by the Torre Mayor Loan REMIC, REMIC I or any REMIC that holds a Companion Loan at any given time constitutes not more than a de minimis amount of the assets of such REMIC within the meaning of Treasury Regulations Sections 1.860D-1(b)(3)(i) and (ii)), or
(ii) except as permitted by Section 3.17(a), subject the Trust (and in the case of a Mortgaged Property securing a Serviced Whole Loan, the related Companion Loan Holder(s)) to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section
3.09 (with the exception of cash or cash equivalents pledged as collateral for a Serviced Loan) unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause any of REMIC I, REMIC II or any REMIC that holds a Companion Loan to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust (and in the case of a Mortgaged Property securing a Serviced Whole Loan, on behalf of the related Companion Loan Holder(s)), obtain title to a Mortgaged Property by foreclosure, deed-in-lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and in the case of a Mortgaged Property securing a Serviced Whole Loan, on behalf of the related Companion Loan Holder(s)), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

            (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (ii) in the event that the determination described in clause (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, that it would maximize the recovery to the Certificateholders, or if a Serviced Whole Loan is affected, to the Certificateholders and the related Companion Loan Holder(s) (as a collective whole taking into account the subordination of any Subordinate Interest(s)), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

            Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds that, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Certificate Account or, if a Serviced Whole Loan is involved, out of the related Serviced Whole Loan Custodial Account, pursuant to Section 3.05.

            (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a Defaulted Serviced Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, and, if a Serviced Whole Loan is involved, the related Companion Loan Holder(s) (as a collective whole taking into account the subordination of any related Subordinate Interest(s)), release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall report to the Trustee, the Master Servicer, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), and the Directing Certificateholder monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Loan's becoming a Corrected Serviced Loan.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Serviced Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) Annually in each January, commencing in January 2007, the Master Servicer (with information provided by the Special Servicer) shall file with the IRS, on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Specially Serviced Loans and REO Properties (other than REO Properties related to any Non-Serviced Mortgage Loan) required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Master Servicer shall deliver to the Trustee an Officer's Certificate stating that all such information returns relating to Specially Serviced Loans and REO Properties that were required to be filed during the prior 12 months have been properly completed and timely provided to the IRS. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Serviced Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Serviced Loan or REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), it shall promptly notify the Trustee, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Serviced Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D that shall be accompanied by the form of any release or discharge to be executed by the Trustee. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or, if a Serviced Whole Loan is involved, into the related Serviced Whole Loan Custodial Account pursuant to Section 3.04(e), have been or will be so deposited, or that such Serviced Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

            (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee, as applicable, by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, or if a Serviced Whole Loan is involved, against the related Companion Loan Holder(s), the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney, subject to the provisions of Section 3.01(c), issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by such Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. If a Serviced Whole Loan is involved, such documents and pleadings shall also be delivered by the Special Servicer to the related Companion Loan Holder.

            (d) Each of the Master Servicer and the Special Servicer, as applicable, is authorized for the benefit of the Certificateholders and, if applicable, the Companion Loan Holder(s), to direct, manage, prosecute and/or defend any and all claims and litigation relating to (a) the enforcement of the obligations of the Borrower or guarantor under any Loan documents and (b) any action brought by the Borrower against the Trust Fund. Such enforcement shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard; it being expressly understood that (i) the Master Servicer shall not be liable for such enforcement by the Special Servicer and (ii) the Special Servicer shall not be liable for such enforcement by the Master Servicer. If from time to time, pursuant to the terms of the KinderCare Portfolio Intercreditor Agreement and the KinderCare Portfolio Pooling Agreement, and as appropriate for enforcing the terms of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the KinderCare Portfolio Master Servicer requests delivery to it of the original Mortgage Note for the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the KinderCare Portfolio Master Servicer or its designee. If from time to time, pursuant to the terms of the Torre Mayor Intercreditor Agreements and the Torre Mayor Pooling Agreement, and as appropriate for enforcing the terms of the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Torre Mayor Master Servicer requests delivery to it of the original Mortgage Note for the Torre Mayor Pari Passu Note A-2 Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the Torre Mayor Master Servicer or its designee.

            Notwithstanding the foregoing, in the event (a) of any action, suit, litigation or proceeding naming the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, (b) of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations under the related loan documents, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee,
(i) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (ii) engage counsel to represent the Trustee or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state; and (c) that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as Trustee or individually; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

            Section 3.11 Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan (including each Specially Serviced Loan) and each related REO Serviced Loan. As to each such Loan and REO Serviced Loan, for each calendar month (commencing with March 2006) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date, as interest accrues from time to time during such calendar month (or portion thereof) on such Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Serviced Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Loan or REO Serviced Loan, as the case may be. The Master Servicing Fee with respect to any Loan or REO Serviced Loan shall cease to accrue if a Liquidation Event (or with respect to a Non-Serviced Mortgage Loan, a similar event occurs under the related Non-Serviced Mortgage Loan Pooling Agreement) occurs in respect thereof. Master Servicing Fees earned with respect to any such Loan or REO Serviced Loan shall be payable monthly from payments of interest on such Loan or REO Revenues allocable as interest on such REO Serviced Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Loan or REO Serviced Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Loan or REO Serviced Loan, as the case may be. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided in the following paragraph.

            In the case of the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Master Servicing Fee with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan and additional servicing compensation with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan shall be an expense of the Torre Mayor Loan REMIC.

            (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation, which shall be paid prior to remittance of such amounts, if any, which are required to be paid to any Companion Loan Holder under any Intercreditor Agreement (the following items, collectively, "Additional Master Servicing Compensation"):

            (i) any and all Net Default Charges, Net Assumption Application Fees, Net Modification Application Fees and earnout fees collected with respect to a Performing Serviced Loan;

            (ii) 50% of any and all Net Assumption Fees actually paid by a Mortgagor with respect to a Performing Serviced Loan;

            (iii) 50% of any and all Net Modification Fees, extension fees, consent fees and waiver fees actually paid by a Mortgagor with respect to a Performing Serviced Loan for which Special Servicer approval is required;

            (iv) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Performing Serviced Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Loan;

            (v) any and all Prepayment Interest Excess collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan);

            (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage); and

            (vii) 50% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on the Serviced Loans.

            Notwithstanding the foregoing with respect to any 50% sharing of fees referenced in this Section 3.11(b), the Master Servicer shall be entitled to all such fees if with respect to the activity related to any such fee the Master Servicer is not required to seek the consent and/or approval of the Special Servicer pursuant to this Agreement.

            To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Serviced Loan for which it is responsible. As to each Specially Serviced Loan and REO Serviced Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Serviced Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Loan or REO Serviced Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Serviced Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Loan, as of the date it becomes a Corrected Serviced Loan. Earned but unpaid Special Servicing Fees with respect to Specially Serviced Loans and REO Serviced Loans shall be payable monthly out of general collections on the Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a); provided, however, if a Serviced Whole Loan is involved, first out of funds on deposit in the related Serviced Whole Loan Custodial Account pursuant to Section 3.05(f).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Serviced Loan. As to each Corrected Serviced Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Default Interest and Excess Interest) and principal received from the related Mortgagor on such Serviced Loan for so long as it remains a Corrected Serviced Loan. The Workout Fee with respect to any such Corrected Serviced Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when the subject Serviced Loan again became a Corrected Serviced Loan. If the Special Servicer is terminated, including pursuant to Section 3.23, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Serviced Loans serviced by it that became Corrected Serviced Loans during the period that it acted as Special Servicer and that were still Corrected Serviced Loans at the time of such termination or resignation and (ii) any Specially Serviced Loans for which such Special Servicer has resolved the circumstances and/or conditions causing any such Serviced Loan to be a Specially Serviced Loan, but that had not as of the time the Special Servicer was terminated become a Corrected Serviced Loan solely because the related Mortgagor had not made three consecutive timely Monthly Payments and that subsequently becomes a Corrected Serviced Loan as a result of the related Mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Serviced Loan's becoming a Corrected Serviced Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Loan or REO Serviced Loan as to which it receives any full, partial or discounted payoff from the related Mortgagor or any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds. Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable in connection with (a) the purchase of a Defaulted Serviced Loan by the Majority Certificateholder of the Controlling Class pursuant to any applicable purchase right set forth in Section 3.18(c) or (l) or with respect to a purchase of a related Defaulted Serviced Loan at its fair value as determined in Section 3.18, unless such purchase is by an assignee of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignee is not an affiliate of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignment is for no material consideration and such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the Mortgage Loan, (b) the purchase of any Mortgage Loan by the holder of a subordinate note or a Mezzanine Loan pursuant to a purchase option contained in the related intercreditor agreement unless such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the Mortgage Loan, (c) the purchase option of the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 9.01, (d) the repurchase by the related Mortgage Loan Seller of a Mortgage Loan so required to be repurchased by it pursuant to
Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section
2.03 within the time frame set forth in the Initial Resolution Period and/or the Resolution Extension Period (if applicable); provided that such time frame shall never be less than 90 days from the date that the related Mortgage Loan Seller was first notified of its obligation to so repurchase, or (e) the repurchase by Barclays of the Torre Mayor Pari Passu Note A-2 Mortgage Loan or the Cayman Islands Mortgage Loan pursuant to Section 6 of the related Mortgage Loan Purchase and Sale Agreement, provided such purchase occurs within 90 days after the date that the related Mortgage Loan Seller was first notified of its right to repurchase such Loan pursuant to Section 3.18(p) or 3.18(q), as applicable. As to each such Specially Serviced Loan or REO Serviced Loan, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Default Charges, Excess Interest or a Prepayment Premium). The Liquidation Fee with respect to any such Specially Serviced Loan will not be payable if such Serviced Loan becomes a Corrected Serviced Loan.

            The Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

            (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation, which shall be paid prior to remittance of such amounts, if any, which are required to be paid to any Companion Loan Holder under any Intercreditor Agreement (the following items, collectively, the "Additional Special Servicing Compensation"):

            (i) any and all Net Default Charges collected with respect to a Specially Serviced Loan or an REO Serviced Loan;

            (ii) any and all Net Assumption Fees, Net Assumption Application Fees, Net Modification Fees, Net Modification Application Fees, extension fees, consent fees, waiver fees, earnout fees, late payment charges and charges for beneficiary statements or demands that are actually received on or with respect to a Specially Serviced Loan or an REO Serviced Loan;

            (iii) 50% of any and all Net Assumption Fees, modification fees, extension fees, consent fees and waiver fees that are actually received on or with respect to a Performing Serviced Loan;

            (iv) interest or other income earned on deposits in the Special Servicer's applicable REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period); and

            (v) 50% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on the Serviced Loans.

            Notwithstanding the foregoing with respect to the fees referenced in the immediately preceding clause (iii), the Special Servicer shall not be entitled to such fees unless the Master Servicer was required to seek the approval or consent of the Special Servicer pursuant to this Agreement with respect to any consent, extension, modification or waiver related to any such fee.

            To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to a Specially Serviced Loan, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account or if a Serviced Whole Loan is involved, in the related Serviced Whole Loan Custodial Account.

            (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, the related Serviced Whole Loan Custodial Account, the Reserve Accounts or an REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the direction of the Special Servicer in accordance with Section 3.03(c), Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

            (f) If the Master Servicer is required under this Agreement to make a Servicing Advance, but does not do so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give notice of such failure to the Master Servicer. If such Advance is not made by the Master Servicer within three Business Days after such notice, then (subject to Section 3.11(h)) the Trustee shall make such Advance. Any failure by the Master Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer, subject to and as provided in Section 7.01(a).

            (g) The Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Advance made thereby (with its own funds), for so long as such Advance is outstanding. Such interest with respect to any Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.27, out of any Default Charges subsequently collected on or in respect of the Mortgage Pool or Companion Loan, if applicable; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account or if a Serviced Whole Loan or related REO Property is involved, on deposit in the related Serviced Whole Loan Custodial Account. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Advance made by any such Person as soon as practicable after funds available for such purpose are deposited into the Certificate Account or if a Serviced Whole Loan is involved, are deposited into the related Serviced Whole Loan Custodial Account. Notwithstanding anything herein to the contrary, no interest shall be payable with respect to any P&I Advance of a payment due on a Serviced Loan during the applicable grace period and interest shall cease to accrue on any Workout-Delayed Reimbursement Amount to the extent such amount has been reimbursed from principal collections in accordance with Section 3.05.

            (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance; provided, however, that the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Master Servicer and the Trustee. The determination by any Person with an obligation hereunder to make Servicing Advances (or a determination by the Special Servicer with respect to such Person) that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), and the Trustee shall provide a copy thereof to the Directing Certificateholder, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Noteholder(s)), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing and the Trustee (i) shall conclusively rely on and be bound by any determination of nonrecoverability that may have been made by the Special Servicer and (ii) shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer and the Special Servicer. The Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Servicing Advances.

            (i) Notwithstanding anything to the contrary set forth herein (other than with respect to any Non-Serviced Mortgage Loan), the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved, shall) pay directly out of the Certificate Account or, if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, in accordance with Section 3.05, any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders, or if a Serviced Whole Loan is affected, the interests of the Certificateholders and the related Companion Loan Holder(s) (as a collective whole taking into account the subordination of any related Subordinate Interest(s)), as evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Noteholder(s)), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Serviced Loan becomes a Specially Serviced Loan (and, in cases where the related Serviced Loan has become a Specially Serviced Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Serviced Loan remains a Specially Serviced Loan or if such Mortgaged Property becomes an REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2007, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property (other than the Mortgaged Property related to any Non-Serviced Mortgage Loan) at least once per calendar year (or, in the case of each Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The costs of each such inspection incurred by the Special Servicer shall be reimbursable first from Default Charges and then, to the extent such Default Charges are insufficient, out of general collections. To the extent such costs are to be reimbursed from general collections, such costs shall constitute an Additional Trust Fund Expense. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as the case may be, is aware, (ii) any change in the condition or occupancy of the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material. Upon request of the Trustee, the Master Servicer and the Special Servicer shall each deliver to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the Special Servicer, as the case may be, or receipt of the related inspection report if the inspection is performed by a third party). Upon request, the Trustee shall request from the Master Servicer or the Special Servicer, as the case may be, and, to the extent such items have been delivered to the Trustee by the Master Servicer or the Special Servicer, as the case may be, deliver, upon request, to each of the Depositor, the Mortgage Loan Sellers, the Directing Certificateholder, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Noteholder(s)), any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

            (b) Commencing with respect to the calendar quarter ended June 2006, the Special Servicer, in the case of any Specially Serviced Loan, and the Master Servicer, in the case of each Performing Serviced Loan, shall make reasonable efforts to collect promptly (and, in any event, shall attempt to collect within 45 days following the end of the subject quarter or 120 days following the end of the subject year) from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, to the extent required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof.

            Within 60 days after receipt by the Master Servicer from the related Mortgagors or otherwise, as to Performing Serviced Loans, and within 45 days after receipt by the Special Servicer or otherwise, as to Specially Serviced Loans and REO Properties (other than REO Properties related to any Non-Serviced Mortgage Loan), of any annual operating statements or rent rolls with respect to any Mortgaged Property (other than the Mortgaged Property related to any Non-Serviced Mortgage Loan) or REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), the Master Servicer (or the Special Servicer, with respect to any Specially Serviced Loan or REO Property) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the related CMSA Operating Statement Analysis Report. The Master Servicer also shall deliver to the Directing Certificateholder (in hard copy or electronic format, as requested) copies of all such rent rolls and operating statements. The Special Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within ten days following the initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer and the Trustee. All CMSA Operating Statement Analysis Reports relating to Performing Serviced Loans shall be maintained by the Master Servicer, and all CMSA Operating Statement Analysis Reports relating to any Specially Serviced Loan and REO Property shall be maintained by the Special Servicer. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Directing Certificateholder, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Noteholder(s)), any Certificateholder or, if the Trustee has in accordance with
Section 5.06 confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls.

            Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property (other than with respect to the Mortgaged Property related to any Non-Serviced Mortgage Loan) or REO Property (other than any REO Property related to any Non-Serviced Mortgage
Loan), the Master Servicer (or the Special Servicer, with respect to any Specially Serviced Loan or REO Property) shall prepare or update and forward to the Trustee (upon request), the Master Servicer (with respect to CMSA NOI Adjustment Worksheets prepared by the Special Servicer), the Special Servicer (with respect to CMSA NOI Adjustment Worksheets prepared by the Master Servicer), the Directing Certificateholder (if the Directing Certificateholder and the Special Servicer are not the same entity), any Companion Loan Holder upon its request (if the related Serviced Whole Loan is involved), a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements (in an electronic format reasonably acceptable to the Trustee and the Special Servicer).

            If, with respect to any Serviced Loan (other than a Specially Serviced Loan), the Special Servicer has any questions for the related Mortgagor based upon the information received by the Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Mortgagor.

            (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Loans and any REO Properties for which it is responsible, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Special Servicer Loan File (which, in each case, if applicable, will identify each Serviced Loan by loan number and property name); and (iii) the CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

            (d) Not later than 12:00 noon (New York City time) on the third Business Day following each Determination Date (or with respect to the CMSA Loan Periodic Update File, not later than 2:00 p.m. (New York City time) on the fourth Business Day following each Determination Date), the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, the Special Servicer, the Directing Certificateholder (if the Directing Certificateholder is not the same entity as the Special Servicer) and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), in a computer-readable medium downloadable by the Trustee, the Special Servicer, the Directing Certificateholder, any Companion Loan Holder(s) (if the related Serviced Whole Loan is involved) (or, in the case of the Trustee, at the Trustee's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports listed in the definition of "CMSA Investor Reporting Package" (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), providing the most recent information with respect to the Mortgage Pool as of the related Determination Date (and which, in each case, if applicable, will identify each subject Loan by loan number and property name).

            The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee) available each month on the Master Servicer's website; provided, that the Master Servicer shall e-mail such reports or files to the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), until the Master Servicer's website is established. In connection with providing access to the Master Servicer's website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

            (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee and the Special Servicer the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by
Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c).

            (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Loan document prohibiting disclosure of information with respect to the Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Loans in March 2006 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File. In addition, the Depositor shall cause each Mortgage Loan Seller to prepare (or cause to be prepared on its behalf) a CMSA Loan Set-Up File.

            (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website or the Trustee's Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

            Section 3.13 [Reserved].

            Section 3.14 [Reserved].

            Section 3.15 Access to Certain Information.

            (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Depositor, each Rating Agency, the Directing Certificateholder and any related Companion Loan Holder(s) (if the a Serviced Whole Loan is involved), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the loan documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Directing Certificateholder and any related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), the Master Servicer and the Special Servicer may each require registration (to the extent access is provided via the Master Servicer's internet website) and the acceptance of a reasonable disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or reasonably appropriate, conditioning access on the execution and delivery of an agreement reasonably governing the availability, use and disclosure of such information. The failure of the Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property that the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. In connection with providing access to information pursuant to this
Section 3.15 to parties other than the Trustee, the Master Servicer and the Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related loan documents or would constitute a waiver of the attorney client privilege. Notwithstanding any provision of this Agreement to the contrary, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing Standard, that such disclosure would violate applicable law or any provision of a Mortgage Loan document or Companion Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Companion Loans or the Mortgaged Properties, constitute a waiver of the attorney client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

            (b) Once a month, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder during regular business hours at such time and for such duration as the Master Servicer or the Special Servicer, as applicable, and the Directing Certificateholder shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and/of REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Directing Certificateholder shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit M.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be (i) disregarded as an entity separate from the Trust pursuant to Treasury Regulations Section 301.7701-3(b), and (ii) a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer, on behalf of the Trust (and in the case of a Serviced Whole Loan, on behalf of the related Companion Loan Holder(s)), shall sell any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) by the end of the third calendar year following the year in which the Trust and, if applicable, the related Companion Loan Holder(s) acquire ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any of the Torre Mayor Loan REMIC, REMIC I, REMIC II or any REMIC that holds a Companion Loan. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance. In the case of the Trust's beneficial interest in a Mortgaged Property acquired under the KinderCare Portfolio Pooling Agreement or the Torre Mayor Pooling Agreement, the Special Servicer shall coordinate with the applicable special servicer with respect to any REO Extension on behalf of the Torre Mayor Loan REMIC or REMIC I, as applicable.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) separate and apart from its own funds and general assets. If an REO Acquisition shall occur, except as provided in the immediately succeeding sentence, the Special Servicer shall establish and maintain one or more Pool REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. If such REO Acquisition occurs with respect to any Mortgaged Property securing a Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (a "Serviced Whole Loan REO Account"), which may be a sub-account of the Pool REO Account, to be held for the benefit of the Certificateholders and the applicable Companion Loan Holder(s). Each REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, into the related REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in an REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as Additional Special Servicing Compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto and if a Serviced Whole Loan is involved, the related Companion Loan Holder(s), of the location of an REO Account when first established and of the new location of an REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), but only to the extent of amounts on deposit in the applicable REO Account relating to such REO Property. By 2:00 p.m., New York City time, on the Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the related REO Account and deposit into the Certificate Account or the applicable Serviced Whole Loan Custodial Account, as applicable, or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account or the applicable Serviced Whole Loan Custodial Account, as applicable), the aggregate of all amounts received in respect of each such REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the applicable REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of any such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period. For purposes of the foregoing, the Pool REO Account and a Serviced Whole Loan REO Account correspond to the Certificate Account and the related Serviced Whole Loan Custodial Account, respectively.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, an REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and in the case of a Serviced Whole Loan, for the benefit of the related Companion Loan Holder(s) as a collective whole) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and in the case of a Serviced Whole Loan, for the benefit of the related Companion Loan Holder(s) (as a collective whole taking into account the subordination of any related Subordinate Interest(s)) (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this
Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Section 860G(c) of the Code if it determines that earning such income is in the best interests of Certificateholders, or if a Serviced Whole Loan is affected, the interests of the Certificateholders and the related Companion Loan Holder(s) (as a collective whole taking into account the subordination of any related Subordinate Interest(s)), on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of such funds), in the applicable REO Account all revenues received by it with respect to each such REO Property and the related REO Serviced Loan, and shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any such REO Property are insufficient for the purposes set forth in clauses
(i) through (iv) above with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Serviced Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any such REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund, unless a Serviced Whole Loan is involved, in which case such fees shall be netted out of collections on the REO Property prior to being remitted to the Special Servicer) shall be reasonable and customary in light of the nature and locality of the REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(a), and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with an Independent Contractor for the operation and maintenance of any REO Property are greater than the revenues from such REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), such excess costs shall be covered by and reimbursable as a Servicing Advance.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Resolution of Defaulted Serviced Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer (except, in the case of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan and the Torre Mayor Pari Passu Note A-2 Mortgage Loan, Midland Loan Services, Inc., for so long as it is the Special Servicer under this Agreement, may not purchase such Mortgage Loans) or the Trustee may sell or purchase, or permit the sale or purchase of, a Loan or a related REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01, an Intercreditor Agreement, or, in the case of a Mortgage Loan with a related Mezzanine Loan, pursuant to the terms of the related Mezzanine Intercreditor Agreement, or, in the case of the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, in the KinderCare Portfolio Intercreditor Agreement or the KinderCare Portfolio Pooling Agreement, or, in the case of the Torre Mayor Pari Passu Note A-2 Mortgage Loan, in either Torre Mayor Intercreditor Agreement or the Torre Mayor Pooling Agreement.

            For the avoidance of doubt, for so long as Midland Loan Services, Inc., is the Special Servicer under this Agreement, Midland Loan Services, Inc. agrees that it shall have no right to purchase the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan or the Torre Mayor Pari Passu Note A-2 Mortgage Loan under this Section 3.18.

            (b) After the Master Servicer has pursuant to Section 3.21(a) notified the Special Servicer of a Servicing Transfer Event and in connection therewith has provided the Special Servicer with the information required under
Section 3.21(a) with respect to any Defaulted Serviced Loan, the Special Servicer shall determine the fair value of such Defaulted Serviced Loan in accordance with the Servicing Standard as hereinafter provided; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Serviced Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, if any, in each instance in accordance with the Servicing Standard. The Special Servicer shall notify the Trustee, the Master Servicer, the Majority Certificateholder of the Controlling Class and each related Companion Loan Holder, if a Mortgage Loan included in any Serviced Whole Loan is involved, promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer, the Majority Certificateholder of the Controlling Class and each related Companion Loan Holder, if a Mortgage Loan included in any Serviced Whole Loan is involved, the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and shall instead deliver the Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Defaulted Serviced Loan, pursuant to Section 3.18(e). The reasonable out-of-pocket costs and expenses incurred by the Special Servicer in making its fair value determination shall be paid and reimbursed as a Servicing Advance.

            In determining the fair value of any Defaulted Serviced Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Defaulted Serviced Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Defaulted Serviced Loan to the Option Holder. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File and provided to the Special Servicer; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from Independent vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            (c) At the time a Mortgage Loan becomes a Defaulted Serviced Loan, the Special Servicer and the Majority Certificateholder of the Controlling Class (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Serviced Loan, subject to Section 3.18(l)) from the Trust Fund at a price (the "Option Price") equal to (A) if the Special Servicer has not yet determined the fair value of such Defaulted Serviced Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Prepayment Premium then payable by the Mortgagor, to the extent the Special Servicer or the Special Servicer's assignee is identified as the Person that will acquire the related Mortgage Loan, (3) all related Advances for which the Trust Fund, the Master Servicer, the Special Servicer or the Trustee has not been reimbursed, together with all accrued and unpaid interest thereon at the Advance Rate, and (4) all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees, Liquidation Fees, Workout Fees and Additional Trust Fund Expenses allocable to such Defaulted Serviced Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Serviced Loan pursuant to Section 3.18(b), an amount at least equal to such fair value with respect to any Purchase Option held by the Majority Certificateholder of the Controlling Class or the Special Servicer only. Notwithstanding the foregoing, for a period of 90 days after it receives notice of the Special Servicer's fair value determination and the related expiration (if any) of the applicable purchase option held by the related Whole Loan Purchase Option Holder (the "Option Period"), only the Purchase Option held by the Majority Certificateholder of the Controlling Class may be exercised. Notwithstanding the foregoing and for the avoidance of doubt, none of the Majority Certificateholder of the Controlling Class, the related Whole Loan Purchase Option Holder or the related Mezzanine Loan Holder (with respect to a Mezzanine Loan), shall be required to pay a Liquidation Fee with respect to any applicable purchase right under this Agreement or in the applicable Intercreditor Agreement or with respect to a purchase of a related Defaulted Serviced Loan at its fair value as determined in this Section 3.18 if such purchase occurs or purchase right is exercised not later than 90 days from the date that the Special Servicer has initially determined the fair value for the related Defaulted Serviced Loan.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Serviced Loan to any party (other than a Person whose acquisition of the Defaulted Serviced Loan would violate the terms of any related intercreditor or similar agreement) at any time after the related Mortgage Loan becomes a Defaulted Serviced Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Notwithstanding the foregoing, the Majority Certificateholder of the Controlling Class shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Majority Certificateholder of the Controlling Class or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Serviced Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Certificateholder of the Controlling Class and the Special Servicer or its assignee may exercise such Purchase Option at any time during the 30-day period immediately following the expiration of such 60-day period Following the expiration of each such 30-day period, the Majority Certificateholder of the Controlling Class shall again have the exclusive right to exercise the Purchase Option.

            Each Option Holder's Purchase Option with respect to any Defaulted Serviced Loan, if not exercised, will automatically terminate (A) once the related Defaulted Serviced Loan is no longer a Defaulted Serviced Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Serviced Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed-in-lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Serviced Loan in connection with a workout, or (D) subject to the Master Servicer's determination set forth in Section 3.18(e) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to Section 3.18(d) below.

            (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Serviced Loan, and after the expiration of the Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Master Servicer and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit I, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. Immediately upon receipt of such Purchase Option Notice, the Master Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten days thereafter, each remaining Option Holder may submit to the Master Servicer and the Trustee a Purchase Option Notice for the related Defaulted Serviced Loan. Upon the expiration of such ten-day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Master Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Master Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice first received by the Master Servicer shall be effective. The exercise of any Purchase Option pursuant to this Section 3.18(d) shall be irrevocable.

            (e) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Master Servicer shall determine whether the Option Price represents fair value for the Defaulted Serviced Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Serviced Loan, the Master Servicer may obtain an opinion as to the fair value of such Defaulted Serviced Loans, taking into account the factors set forth in Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and, absent manifest error, the Master Servicer may conclusively rely on the opinion of any such Person that was chosen by the Master Servicer with reasonable care. Notwithstanding the 30-day time period referenced above in this paragraph, the Master Servicer will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Master Servicer or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Master Servicer's determination of fair value, the Special Servicer shall deliver to the Master Servicer the Determination Information for the use of the Master Servicer or any such third party.

            Notwithstanding anything contained in this Section 3.18(e) to the contrary, if the Special Servicer or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Defaulted Serviced Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Serviced Loan, the Trustee may obtain an opinion as to the fair value of such Defaulted Serviced Loans, taking into account the factors set forth in
Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person that was chosen by the Trustee with reasonable care. Notwithstanding the 30-day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option Price is less than the fair value of the Defaulted Serviced Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(d) above. Upon receipt of such notice, such Option Holder shall have three Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(f) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Serviced Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Master Servicer and the Trustee shall provide the notices described in the second paragraph of Section 3.18(f) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

            (f) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(d) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within ten Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Master Servicer specifying the date for closing the purchase of the related Defaulted Serviced Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price into the Certificate Account within one Business Day following receipt.

            The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(f). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

            (g) Unless and until the Purchase Option with respect to any Defaulted Serviced Loan is exercised, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Serviced Loan including workout, foreclosure and sale of any REO Property, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standard; provided, however, the Special Servicer shall not sell any Defaulted Serviced Loan (other than in connection with exercise of a related Purchase Option).

            (h) The Special Servicer shall sell an REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) in the manner set forth in Section 3.16(a). The Special Servicer may purchase any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) at the Purchase Price therefor. The Special Servicer may also offer to sell to any Person any REO Property (other than any REO Property related to any Non-Serviced Mortgage
Loan), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Trustee, the Master Servicer and the Directing Certificateholder, the related Controlling Holder and each Companion Loan Holder (if a Serviced Whole Loan is involved), not less than ten days' prior written notice of its intention to sell any such REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any such REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of any of them may act as broker in connection with the sale of any such REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest offeror is a Person other than the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates, or if such price is determined to be such a price by the Trustee, if the highest offeror is the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any such REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates represents a fair price for any such REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), the Trustee shall obtain and may conclusively rely on an Appraisal from a Qualified Appraiser, at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any such REO Property, the Trustee (or, if applicable, such Qualified Appraiser) shall take into account, and any appraiser shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (i) Subject to the Servicing Standard and the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any such REO Property, including the collection of all amounts payable in connection therewith. A sale of any such REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary representations and warranties of title, condition and authority so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (j) The Special Servicer shall, within two Business Days following its receipt of available funds, remit to the Master Servicer the proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith for deposit into the Certificate Account. The Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the party or parties effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Serviced Loan effecting such purchase (or any designee thereof) ownership of such Defaulted Serviced Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of such Defaulted Serviced Loan with the cooperation of the Master Servicer effecting such purchase (or any designee thereof).

            (k) Subject to Sections 3.18(a) through 3.18(j) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Serviced Loan or REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account or if a Serviced Whole Loan is involved, in the related Loan Custodial Account, provided no such fees and charges shall be charged by the Special Servicer to the Controlling Class Option Holder or any assignee in connection with the sale of Defaulted Serviced Loans. Any sale of a Defaulted Serviced Loan or any REO Property shall be final and without recourse to the Trustee or the Trust except as provided in Section 3.18(i), and if such sale is consummated in accordance with the terms of this Agreement, none of the Depositor, the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (l) With respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan, the parties hereto agree and acknowledge that, pursuant to the KinderCare Portfolio Pooling Agreement, such Mortgage Loan may be subject to a fair value purchase option if the KinderCare Portfolio Pari Passu Note A-1 that was deposited into the trust created under the KinderCare Portfolio Pooling Agreement becomes a defaulted mortgage loan (in accordance with the terms of the KinderCare Portfolio Pooling Agreement). Upon receipt of notice that the KinderCare Portfolio Whole Loan has become a defaulted mortgage loan (in accordance with the KinderCare Portfolio Pooling Agreement), the Option Holders shall have the right to purchase the related Mortgage Loan from the Trust at a purchase price determined in accordance with Section 3.18 of the KinderCare Portfolio Pooling Agreement (as set forth therein). Such option shall be exercised in accordance with and shall otherwise be on the same terms as the terms of Section 3.18 of the KinderCare Portfolio Pooling Agreement. The purchase option with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan shall in each case be subject to the purchase rights of the KinderCare Portfolio Controlling Holder in accordance with the terms of and as set forth in the KinderCare Intercreditor Agreement.

            With respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the parties hereto agree and acknowledge that, pursuant to the Torre Mayor Pooling Agreement, such Mortgage Loan may be subject to a fair value purchase option if the Torre Mayor Pari Passu Note A-1 that was deposited into the trust created under the Torre Mayor Pooling Agreement becomes a defaulted mortgage loan (in accordance with the terms of the Torre Mayor Pooling Agreement). Upon receipt of notice that the Torre Mayor Whole Loan has become a defaulted mortgage loan (in accordance with the Torre Mayor Pooling Agreement), the Option Holders shall have the right to purchase the related Mortgage Loan from the Trust at a purchase price determined in accordance with Section 3.18 of the Torre Mayor Pooling Agreement (as set forth therein). Such option shall be exercised in accordance with and shall otherwise be on the same terms as the terms of Section 3.18 of the Torre Mayor Pooling Agreement. The purchase option with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan shall in each case be subject to the purchase rights of the Torre Mayor Note B Holder and the Torre Mayor Note C Holder in accordance with the terms of and as set forth in the related Intercreditor Agreement.

            (m) Notwithstanding anything to the contrary herein, (i) each Mezzanine Lender may be entitled to purchase the related Mortgage Loan in accordance with the terms and conditions set forth in the related Mezzanine Intercreditor Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18, (ii) the Purchase Option Holder (as defined in the KinderCare Portfolio Intercreditor Agreement may be entitled to purchase the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan in accordance with the terms and conditions set forth in Section 5 of the KinderCare Portfolio Intercreditor Agreement, and (iii) the Torre Mayor Note C Holder or the Torre Mayor Note B Holder may be entitled to purchase the Torre Mayor Pari Passu Note A-2 Mortgage Loan in accordance with the terms and conditions set forth in
Section 8 of the Torre Mayor Intercreditor Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18. Any purchase of a Specially Serviced Loan that is purchased pursuant to this Section 3.18 will remain subject to the purchase rights of, in each case if applicable, (1) the related Mezzanine Lender as set forth in the related Mezzanine Intercreditor Agreement, (2) the KinderCare Portfolio Controlling Holder as set forth in the KinderCare Portfolio Intercreditor Agreement, and (3) the Torre Mayor Note C Holder or the Torre Mayor Note B Holder as set forth in the Torre Mayor Intercreditor Agreement.

            (n) [Reserved].

            (o) Notwithstanding anything in this Agreement to contrary, in no event with respect to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan or the Torre Mayor Pari Passu Note A-2 Mortgage Loan will the related Mortgagor (or any of its affiliates) be permitted to purchase such Mortgage Loan should such Mortgage Loan become a Defaulted Serviced Loan under this Agreement.

            (p) Notwithstanding anything to the contrary, upon the enactment of any Mexican tax legislation that would trigger a Mexico Gross-Up Payment and so long as an event of default under the Torre Mayor Pari Passu Note A-2 Mortgage Loan has occurred and is continuing, the Master Servicer shall notify the related Mortgage Loan Seller of such enactment, in which case the related Mortgage Loan Seller may, in its sole discretion, elect to purchase the Torre Mayor Pari Passu Note A-2 Mortgage Loan from the Trust Fund at a price equal to the Purchase Price for such Mortgage Loan.

            (q) Notwithstanding anything to the contrary, upon the enactment of any Cayman Islands tax legislation that would trigger a Cayman Islands Gross-Up Payment and so long as an event of default under the Cayman Islands Mortgage Loan has occurred and is continuing, the Master Servicer shall notify the related Mortgage Loan Seller of such enactment, in which case the related Mortgage Loan Seller may, in its sole discretion, elect to purchase the Cayman Islands Mortgage Loan from the Trust Fund at a price equal to the Purchase Price for such Mortgage Loan.

            Section 3.19 Additional Obligations of the Master Servicer and the Special Servicer.

            (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to
Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related loan documents. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs for making such copies (other than with respect to the Rating Agencies and the Majority Certificateholder of the Controlling Class). The Special Servicer shall, as to each Specially Serviced Loan and REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

            In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary or to the extent such information is public information. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

            (b) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (each such Mortgage Loan or Whole Loan and any related REO Serviced Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Serviced Loan"), the Special Servicer shall obtain (or, if such Required Appraisal Serviced Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), and any Requesting Subordinate Certificateholder (subject to the second paragraph of Section 12.10). If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Serviced Loan.

            For so long as any Serviced Loan or REO Serviced Loan remains a Required Appraisal Serviced Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Serviced Loan, obtain (or, if such Required Appraisal Serviced Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior Appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Serviced Loan.

            The Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved) have the right at any time to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards from a Qualified Appraiser selected by the Special Servicer, at the expense of the Controlling Class Certificateholder, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved). Upon receipt of such Appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved). Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Serviced Loan.

            (c) The Master Servicer and the Special Servicer shall each deliver to the other, to the Trustee (but only upon its request) and to the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property. Upon the request of any Rating Agency or any Holder of a Non-Registered Certificate (except a Class V, Class R-I or Class R-II Certificate), pursuant to Section 8.12(b), the Trustee will inform the Master Servicer or Special Servicer, as applicable, of such request and, if necessary, the Master Servicer or Special Servicer, as applicable, will deliver instructions, whereupon either such party, as applicable, shall deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated subject to the second following paragraph to reimburse the Special Servicer for any Servicing Advances that were made by the Special Servicer (notwithstanding the fact that it has no obligation to make such Servicing Advances), but not previously reimbursed (whether pursuant to this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and confirmed by both parties and in a timely manner that does not materially and adversely affect the interests of any Certificateholder, and accompanied by sufficient information for the Master Servicer to make recoverability determinations, and at least ten Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, that the Special Servicer (with respect to Specially Serviced Loans and REO Properties) is allowed but not required to make any Servicing Advance that it fails to timely request the Master Servicer to make. Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance and to determine recoverability. The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance that the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

            (e) The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account by 1:30 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Pool during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received in respect of the Mortgage Pool (other than any Non-Serviced Mortgage Loan) during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Loan and REO Serviced Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Pool during the most recently ended Collection Period, plus (iii) in the event that any Principal Prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject Principal Prepayment in accordance with Section 3.05(a) for another purpose), the total of all interest and other income accrued or earned on the amount of such Principal Prepayment while it is on deposit in the Certificate Account or, in the case of a Mortgage Loan included in a Serviced Whole Loan, Section 3.05(f); provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (v) on a Specially Serviced Loan, (w) a payment of insurance proceeds or condemnation proceeds, (x) a payment subsequent to a default under the related loan documents (provided the Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and has obtained the consent of the Special Servicer), (y) pursuant to applicable law or a court order, or
(z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the amount in clause (ii) above shall be the aggregate of (A) all Master Servicing Fees for such Collection Period and (B) all Prepayment Interest Excesses and, to the extent earned on principal prepayments, Net Investment Earnings received by the Master Servicer during such Collection Period; and provided, further, that the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Serviced Loan pursuant to
Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent. In each case subject to the Servicing Standard and applicable law and to the extent permitted by the related loan documents, the Master Servicer and the Special Servicer agree not to accept any Principal Prepayments with respect to any Serviced Loan on a date other than the applicable due date therefor except that the Special Servicer shall be permitted to accept Principal Prepayments with the consent of the Directing Certificateholder.

            (g) The Master Servicer shall not exercise any discretionary right it has with respect to any Serviced Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Serviced Loan except in the case of a default thereunder.

            (h) The Master Servicer shall send written notice to each Borrower to the effect that, if applicable, the Master Servicer and/or the Trustee have been appointed as the "designee" of the lender under any related Lock-Box Agreement.

            (i) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium under the terms of the related Mortgage Note. Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee its calculation of any such Prepayment Premium.

            (j) The Master Servicer shall, as to each Serviced Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Serviced Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (k) Except as required under the loan documents, Mezzanine Intercreditor Agreement or applicable law and subject to Section 3.21(f), the Special Servicer shall not, without the consent of the Directing
Certificateholder, consent to the foreclosure of any Mezzanine Loan or to the transfer of any Mezzanine Loan.

            (l) With respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Master Servicer shall provide the related Mortgage Loan Seller with notice of any failure of the related Mortgagor to make Mexico Gross-Up Payments, within 10 days of the date when such payments are due.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) The Master Servicer (solely as to Performing Serviced Loans) and the Special Servicer (as to Specially Serviced Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest and Excess Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Serviced Loan it is required to service and administer hereunder without the consent of the Trustee or any Certificateholder, subject, however, to Section 3.02, Section 3.08, Section 3.21 and Section 3.28 and each of the following limitations, conditions and restrictions:

            (i) other than as provided in Sections 2.03(b), 3.02, 3.08 and 3.20(f), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Serviced Loan or affect the security for such Serviced Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any Mortgagor's request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such request has not been expressly responded to within ten Business Days (subject to any extensions of applicable time periods required if the Special Servicer is required by this Agreement to seek the consent of third parties) of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer, as such time period may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any Controlling Holder, any mezzanine lender, or the Rating Agencies, to make an informed decision (or, if the Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted);

            (ii) Subject to the restrictions on extensions in Section 3.20(a)(iv), the Master Servicer may (with the consent of the Directing Certificateholder, subject, however, to Section 3.21(f)) extend the maturity date of any Mortgage Loan (including any Serviced Whole Loan, if applicable) for up to six months (but not more than two such extensions by the Master Servicer shall occur);

            (iii) other than as provided in Sections 3.02 and 3.08, the Special Servicer shall not agree to (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of the Special Servicer, would add to, release, substitute for, or otherwise alter a material amount of the security for such Serviced Loan, unless a material default on such Serviced Loan has occurred or, in the reasonable, good faith judgment of the Special Servicer, a default in respect of payment on such Serviced Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders, or if a Serviced Whole Loan is affected, to the Certificateholders and the related Companion Loan Holder(s) (as a collective whole taking into account the subordination of any related Subordinate Interest(s)) on a net present value basis than would liquidation;

            (iv) the Special Servicer shall not extend (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Serviced Loan to a date beyond the earliest of (A) five years prior to the Rated Final Distribution Date, and (B) if such Serviced Loan is secured by a Mortgage solely or primarily on the related Mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, ten years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend);

            (v) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Loan that would result in an Adverse REMIC Event with respect to any of the Torre Mayor Loan REMIC, REMIC I or REMIC II;

            (vi) subject to applicable law, the related loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Serviced Loan unless all related fees and expenses are paid by the related Mortgagor;

            (vii) the Special Servicer shall not permit (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's permitting) any Mortgagor to add or substitute any real estate collateral for its Serviced Loan unless the Special Servicer shall have first determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

            (viii) the Special Servicer shall not permit the release, including in connection with a substitution contemplated by clause (vii) above, any collateral securing an outstanding Serviced Loan, except as provided in
      Section 3.09(d) or Section 3.26, or except where a Serviced Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the good faith and reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Serviced Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Serviced Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Serviced Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Serviced Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies to grant, or to subordinate the lien of Loans to, easements, rights-of-way or similar agreements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Loan.

            (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders and in the case of a Serviced Whole Loan, the related Companion Loan Holder(s) or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders, or if a Serviced Whole Loan is affected, to the Certificateholders and the related Companion Loan Holder(s) (as a collective whole taking into account the subordination of any related Subordinate Interest(s)) on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer or the Master Servicer, as applicable, consistent with the Servicing Standard. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee, the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved). The Special Servicer shall include with any such Officer's Certificate the supporting documentation forming the basis for its conclusion.

            (c) Any payment of interest that is deferred pursuant to Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Loan, notwithstanding that the terms of such Serviced Loan so permit or that such interest may actually be capitalized.

            (d) The Master Servicer (as to Performing Serviced Loans) and the Special Servicer (as to Specially Serviced Loans) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed 1.0% of the unpaid principal balance of the related Serviced Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fees would not otherwise constitute a "significant modification" of the Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b). All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

            (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Serviced Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party, the Trustee, the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Serviced Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit into the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (ii) of Section 3.20(a).

            (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Loan in full together with all payments required by the Serviced Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided, that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a net present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such payment is tendered. The Master Servicer shall have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding anything contained in this Agreement to the foregoing, the Master Servicer shall be required to seek the consent of the Directing Certificateholder and provide to the Directing Certificateholder any information that the Directing Certificateholder may reasonably request in order to grant or deny its consent, provided that such information is in the possession of the Master Servicer, prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver shall be deemed granted if the Directing Certificateholder fails to respond to such request within ten Business Days of its receipt of such request. Except as permitted in Section 3.20(a), the Special Servicer shall have no right to waive the payment of Excess Interest.

            (g) The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies (unless otherwise set forth in the related Intercreditor Agreement with respect to a Serviced Whole Loan) to approve the following modifications, waivers or amendments of the Loans (other than any Non-Serviced Mortgage Loan): (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of (A) non-material parcels of a Mortgaged Property, including in connection with a pending or threatened condemnation; (B) parcels of a Mortgaged Property not given any value in the underwriting of the Loan; or (C) similar non-material parcels of a Mortgaged Property; (iii) grant, or to subordinate the lien of Loans to, easements, rights-of-way or similar agreements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Loan; and (iv) other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a Master Servicer on a routine basis.

            (h) In connection with granting an extension of the maturity date of any Loan (other than any Non-Serviced Mortgage Loan) in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Loan, and the Master Servicer, in the case of a Performing Serviced Loan, shall each cause the related Mortgagor to agree, if it has not already done so pursuant to the existing Loan documents, to thereafter deliver to the Special Servicer, the Trustee, the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

            (i) If the Master Servicer or the Special Servicer collects a modification fee or a modification application fee in connection with a modification or proposed modification of a Serviced Loan, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that modification or proposed modification that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses. Any remaining portion of such modification fee (such remaining portion, a "Net Modification Fee") or of such modification application fee (such remaining portion, a "Net Modification Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

            Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report; Directing
Certificateholder.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Loan, the Master Servicer shall immediately give notice thereof to the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), and deliver the related Servicing File to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Notwithstanding anything in
Section 2.01(b) or any other provision of this Agreement to the contrary, the copying and delivery of such documents, instruments, items, records and information shall not be at the expense of the Special Servicer. At its option, although its Sub-Servicing Agreement is temporarily suspended, the related Sub-Servicer, without any compensation therefor, may retain Loans on its computer systems while such Loans are Specially Serviced Loans, provided that no Sub-Servicer shall take any action with respect thereto so long as such Loan is a Specially Serviced Loan and provided that the Master Servicer shall assume all the Master Servicing duties with respect to that Loan as provided in the second succeeding paragraph. The Master Servicer shall use its best efforts to comply with the third preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Master Servicer shall deliver to each Holder of a Non-Registered Certificate (except a Class V, Class R-I, Class R-II or Class R-TM Certificate) that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section. No later than ten Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review the Servicing File and request from the Trustee any material documents that it is aware are missing from the Servicing File. If the related Sub-Servicer elects not to retain Specially Serviced Loans on its computer systems, then such Sub-Servicer shall return all Mortgage Files to the Master Servicer.

            Upon determining that a Specially Serviced Loan has become a Corrected Serviced Loan, the Special Servicer shall promptly give notice thereof to the Master Servicer and to the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), and return the related Servicing File to the Master Servicer within five Business Days and upon giving such notice and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

            Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to the Specially Serviced Loans, provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including collection, which information shall be provided by the Master Servicer) with and notices to Mortgagors and similar matters relating to each Specially Serviced Loan and the related Mortgaged Property.

            Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing, subject to Section 2.03, of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the reassumption of servicing responsibilities by the Master Servicer with respect to any such Serviced Loan upon its becoming a Corrected Serviced Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Serviced Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

            (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Trustee the originals, of documents contemplated by the definition of "Mortgage File" and generated while such Serviced Loan is a Specially Serviced Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide to the Master Servicer copies of any additional related Serviced Loan information, including correspondence with the related Mortgagor generated while such Serviced Loan is a Specially Serviced Loan.

            (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

            (d) No later than 45 days after the date the servicing of a Serviced Loan is transferred from the Master Servicer to the Special Servicer pursuant to the terms of this Agreement, the Special Servicer shall deliver to each Rating Agency, the Master Servicer, the Trustee, the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Serviced Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) a summary of the status of such Specially Serviced Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Serviced Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

            (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the last obtained Appraisal); and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder (except with respect to a Serviced Whole Loan) or the related Controlling Holder(s) (if a Serviced Whole Loan is involved and subject to the related Intercreditor Agreement), does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents; provided, further that if the Special Servicer determines that the failure to take any action set forth in such Asset Status Report would violate the Servicing Standard, the Special Servicer may implement the recommended action outlined in such Asset Status Report without waiting for the Directing Certificateholder's or the related Controlling Holder(s)' (if a Serviced Whole Loan is involved) response. If the Directing Certificateholder or the related Controlling Holder(s) (if a Serviced Whole Loan is involved) disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the related Controlling Holder(s) (if a Serviced Whole Loan is involved), the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but no later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the earlier of (x) the delivery by the Directing Certificateholder or the related Controlling Holder, as applicable, of an affirmative approval in writing of such revised Asset Status Report, (y) the failure of Directing Certificateholder or the related Controlling Holder, as applicable, to disapprove such revised Asset Status Report in writing within ten Business Days of its receipt thereof; or (z) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, and subject to the terms of Section 3.20, the Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable loan documents or that violates the Servicing Standard or fail to take any action, if the failure to take such action would violate the Servicing Standard). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above. For the avoidance of doubt, any action to be taken (or not taken) by the Special Servicer with respect to an Asset Status Report must be in all respects consistent with the Servicing Standard and applicable law. The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required to act in accordance with the Servicing Standard.

            (e) The Special Servicer or the Master Servicer, as applicable, shall provide the Directing Certificateholder and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), with not less than ten Business Days' prior notice (except as provided in Section 3.08(a)) of any Special Action (as described below) that the Special Servicer or the Master Servicer, as applicable, proposes to take and, in the case of the Special Action described in clause (vi) below, the Special Servicer shall also contemporaneously notify the Master Servicer; provided, however, that if a shorter period of notice is necessary to avoid the occurrence of an Adverse REMIC Event or a violation of Section 3.21(f), then the required period of notice shall be such shorter period.

            The Directing Certificateholder (with respect to the Serviced Loans (other than a Serviced Whole Loan) and the related Controlling Holder (with respect to the related Serviced Whole Loan) shall be entitled to advise the Special Servicer with respect to any Special Action, and notwithstanding anything to the contrary contained herein, the Special Servicer shall not take any Special Action or consent to the taking of any Special Action if the Directing Certificateholder (with respect to the Serviced Loans (other than a Serviced Whole Loan) and the related Controlling Holder (with respect to the related Serviced Whole Loan), as applicable, has objected thereto by the close of business on the tenth Business Day following its receipt of notice thereof, or if a shorter period was necessitated in accordance with the preceding sentence, by the close of business on the date on which such shorter period expires (it being understood that the failure of the Directing Certificateholder or the related Controlling Holder, as applicable, to respond in the time frame set forth in the Approval Provisions shall be deemed to constitute such party's approval of such action); provided, however, that (x) the ability of the Directing Certificateholder or the related Controlling Holder (if a Serviced Whole Loan is involved), as applicable, to so advise or object shall in all events be subject to Section 3.21(f) and shall not violate the provisions of the Mezzanine Intercreditor Agreement (with respect to any Mortgage Loan with a related Mezzanine Loan), (y) the Master Servicer or the Special Servicer, as applicable, shall not follow any such advice or objection that would result in a violation of this Agreement, including Section 3.21(f), the loan documents, any Intercreditor Agreement or applicable laws or otherwise result in an Adverse REMIC Event or violate the provisions of the Mezzanine Intercreditor Agreement (with respect to any Mortgage Loan with a related Mezzanine Loan) and (z) if (a) the Directing Certificateholder or the related Controlling Holder (if a Serviced Whole Loan is involved), as applicable, (b) the Special Servicer or Master Servicer, as applicable, together cannot agree within 10 Business Days upon a course of action with respect to any Special Action, then the Special Servicer or Master Servicer, as applicable, shall implement its proposed course of action and (c) if the Master Servicer or the Special Servicer determines that immediate action is necessary in accordance with the Servicing Standard, it may take such action prior to the expiration of the ten Business Day period. Subject to the foregoing, in connection with the implementation of any Special Action or the extension of the maturity date of a Serviced Loan, the Master Servicer or Special Servicer shall comply with the Approval Provisions, as applicable. For purposes hereof, "Special Action" means each of the following actions:

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default;

            (ii) any modification or waiver of a Loan;

            (iii) any proposed or actual sale of a Defaulted Serviced Loan or REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section 3.18);

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Loan unless the lender is required to accept such collateral by the underlying loan documents and any release of the real estate collateral securing the Loan (except as permitted by clause (ii) of Section 3.20(g));

            (vi) any waiver of a "due-on-sale" clause (except as set forth in Section 3.08(a)) or "due-on-encumbrance" clause;

            (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Serviced Loan (except as set forth in Section 3.08(a));

            (viii) any acceptance of a discounted payoff of a Mortgage Loan;

            (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents);

            (x) the release of any letters of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents);

            (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents); or

            (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents).

            (f) Notwithstanding anything contained in this Agreement to the contrary, (i) no objection, failure to approve or direction of the Directing Certificateholder or any Controlling Holder (if a Serviced Whole Loan is involved), as applicable, shall (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the Torre Mayor Loan REMIC, REMIC I and REMIC II, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement (the "Prohibited Actions"), and (ii) in no event shall the Master Servicer or the Special Servicer take any action or refrain from taking any action if the taking of such action or the refraining from taking of such action would violate the Servicing Standard or the REMIC Provisions. The Master Servicer or Special Servicer, as applicable, shall disregard any such direction, failure to approve or objection.

            The Directing Certificateholder shall have no liability to the Certificateholders other than the Holders of the Controlling Class, and shall have no liability to any Holder of the Controlling Class for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder or any Controlling Holder, as applicable, will not be protected against any liability to any Holder of the Controlling Class would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder or any Controlling Holder, as applicable, may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder or any Controlling Holder, as applicable, may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder or any Controlling Holder, as applicable, may act solely in the interests of the Holders of the Controlling Class, that none of the Directing Certificateholder or any Controlling Holder, as applicable, has any duties to the Holders of any Class of Certificates other than the Controlling Class, that none of the Directing Certificateholder or any Controlling Holder, as applicable, shall be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class or any Controlling Holder, as applicable, that none of the Directing Certificateholder or any Controlling Holder, as applicable, shall have any liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder, as applicable, or any director, officer, employee, agent or principal thereof for having so acted.

            (g) [Reserved.]

            (h) In connection with any proposed Special Action, the Special Servicer shall prepare a summary of such proposed Special Action and an analysis of whether or not such Special Action is reasonably likely to produce a greater recovery on a present value basis than not taking such action or making such determination and shall provide to the related Controlling Holder such summary and such information as is in its possession or control and is reasonably requested by the related Controlling Holder as may be necessary in the reasonable judgment of the related Controlling Holder in order to make a determination with respect to such Special Action.

            The Master Servicer or Special Servicer shall provide to each related Companion Loan Holder by hard copy or by electronic means concurrently with the delivery thereof to the related Borrower, copies of any notice of an event of default under the related Mortgage Loan documents and any other notices sent to such Borrower with respect to foreclosure or other exercise of remedies or enforcement, modification or waiver with respect to the related Mortgage Loan or the related Mortgaged Property.

            The Master Servicer or the Special Servicer shall also provide to each related Companion Loan Holder by hard copy, electronic means or by other means agreed to by such Companion Loan Holder and the Master Servicer or the Special Servicer (A) within 30 days of receipt thereof, copies of any financial statements, certificates, correspondence, notices, bills or reports with respect to the related Borrower or Mortgaged Property that were delivered pursuant to, or to which the mortgagee or lender would be entitled to under, the terms of the related Mortgage Loan documents, (B) within 30 days following the receipt thereof by the Master Servicer or the Special Servicer monthly operating statements and rent rolls for the related Mortgaged Property and (C) within 30 days following the receipt thereof by the Master Servicer or the Special Servicer annual operating statements and rent rolls for the related Mortgaged Property.

            The expense of providing information (except for any notice of an event of default) and summaries pursuant to this Section 3.21(h) shall be an expense of the related Companion Loan Holder and shall not be an expense of the Trust Fund.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder other than with respect to the Cayman Islands Mortgage Loan which does not require consent) may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) insofar as it affects the Trust or if a Serviced Whole Loan is involved, the related Companion Loan Holder(s), is consistent with this Agreement in all material respects; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, except with respect to those Sub-Servicing Agreements listed on Schedule II and subject to the provisions of Section 3.22(d), terminate such rights and obligations; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended with respect to any Serviced Loan serviced thereunder at the time such Serviced Loan becomes a Specially Serviced Loan unless such Serviced Loan is then sub-serviced by Midland Loan Services, Inc. or its permitted successors and assigns pursuant to such Sub-Servicing Agreement (but only until such time as such Serviced Loan becomes a Corrected Serviced Loan); (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Serviced Loan that becomes a Corrected Serviced Loan; (v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer (provided, however, that the related Sub-Servicer shall not be required to furnish the same information to the Master Servicer more than once) and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer on a timely basis with any required reports, statements or other information, including without limitation, the reports referred to in
Section 3.12(a), either (A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed 60 days) constitute an event of default thereunder for which the Master Servicer may terminate such Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of the second sentence of Section 3.12(b) may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto); (vi) subject to Section 3.08 and Section 3.20(g), does not authorize any Sub-Servicer to approve a modification or assumption of any Serviced Loan without the approval of the Master Servicer, in the case of Performing Serviced Loans or of the Special Servicer, in the case of Specially Serviced Loans or authorizes the Sub-Servicer to foreclose any Serviced Loan without the approval of the Special Servicer; (vii) imposes no liability whatsoever on the Trustee or the Certificateholders or in the case of a Serviced Whole Loan, the related Companion Loan Holder, with respect to anything contained therein (provided, that nothing herein shall preclude the Master Servicer or the Special Servicer from seeking any indemnification that it would be otherwise entitled to under this Agreement); (viii) provides that the Master Servicer and the Special Servicer each shall pay the fees of any Sub-Servicer retained by it in accordance with the respective Sub-Servicing Agreement and, in any event, from its own funds; and (ix) contain events of default materially similar to an Event of Default hereunder for the Master Servicer and/or the Special Servicer, as the case may be. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(g) and/or Section 4.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee, in the case of a Serviced Whole Loan, the related Companion Loan Holder(s), and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

            (b) Each Sub-Servicer actually performing servicing functions (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Serviced Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Serviced Whole Loan, the related Companion Loan Holders, shall (at no expense to the Trustee, the Certificateholders or the Trust or in the case of a Serviced Whole Loan, the related Companion Loan Holder(s)) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its reasonable business judgment, would require were it the owner of the Serviced Loans. Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify each of the other parties hereto, the Trustee and the related Companion Loan Holder(s) (if a Serviced Whole Loan is involved), and then the Trustee shall provide a copy of such notice to the Directing Certificateholder, and, in accordance with Section 8.12(b), shall, upon request, provide a copy of such notice to each Holder of a Non-Registered Certificate (except a Class V, Class R-I , Class R-II or Class R-TM Certificate) of any such default.

            (d) With respect to the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II, the initial Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination (i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fees and other compensation), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) except with respect to those Sub-Servicing Agreements listed on Schedule II, which may only be terminated for cause, to terminate such Sub-Servicing Agreement without cause provided that such Sub-Servicing Agreements have events of default that are similar to the Events of Default set forth in Section 7.01. Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

            (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Serviced Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Serviced Loans for which it is responsible.

            (g) Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a Sub-Servicing Agreement with the Master Servicer shall for all purposes under this Agreement be deemed to be an account established and maintained by the Master Servicer.

            (h) Each Sub-Servicer pursuant to its related Sub-Servicing Agreement shall retain the original of any letter of credit that has been issued in connection with any Serviced Loan that it sub-services pursuant to such agreement on behalf of the Master Servicer for the benefit of the Certificateholders provided that it shall provide a copy of such letter of credit to the Master Servicer.

            Section 3.23 Designation of the Special Servicer by the Majority Certificateholder of the Controlling Class.

            The Majority Certificateholder of the Controlling Class may at any time and from time to time terminate (with or without cause) and replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then current ratings assigned by such Rating Agency to the respective Classes of the Certificates and, if a Serviced Whole Loan is involved, Serviced Companion Loan Securities would be downgraded, qualified (if applicable) or withdrawn as a result thereof;
(ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated or resigned, as applicable, Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise,
(ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(c), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination or resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Loans and REO Properties and the execution and delivery of such documents acknowledging its termination as Special Servicer as may be required by any Rating Agency. The Majority Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer.

            The successor Special Servicer shall notify the Depositor and the Trustee of any appointment contemplated by this Section 3.23 at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information reasonably requested by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

            The terminated Special Servicer (i) shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of Servicing Advances or otherwise, (ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(c), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Loans and REO Properties and the execution and delivery of such documents acknowledging its termination as Special Servicer as may be required by any Rating Agency.

            Section 3.24 Confidentiality.

            Notwithstanding any terms to the contrary in Section 3.19(a), the Master Servicer and the Special Servicer will use reasonable efforts to keep confidential and not disclose to any Person other than each other, the Depositor, the Trustee, a Controlling Class Certificateholder, the Sub-Servicer (with respect to any Serviced Loans it is sub-servicing), a Borrower (with respect to the related Serviced Loan), any Certificateholder, any Companion Loan Holder and the Rating Agencies, any information that it obtains in its capacity as Master Servicer or Special Servicer with respect to the Serviced Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except (i) any officers, directors and employees of the Master Servicer or Special Servicer (or any officers, directors and employees of any Affiliates of the Master Servicer or Special Servicer); (ii) auditors of the Master Servicer or the Special Servicer and any agents, financial or tax advisors, attorneys, accountants and professional consultants retained by the Master Servicer or the Special Servicer in connection with the transactions contemplated by this Agreement that have been informed of the confidential nature of the information provided to them;
(iii) each Mortgage Loan Seller with respect to information relating to the Loans transferred into the Trust by such Mortgage Loan Seller; (iv) a potential purchaser of servicing rights hereunder that has agreed to keep such information confidential; (v) to the extent the Master Servicer or Special Servicer deems such disclosure to be reasonably necessary in carrying out its duties pursuant to this Agreement or any Sub-Servicing Agreement; (vi) to the extent such information is publicly available or otherwise available from sources unrelated to this transaction; (vii) to the extent such disclosure is required by law or court order or is demanded pursuant to a subpoena; (viii) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder; or (ix) to the extent the Depositor consents in writing to such disclosure. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees. Notwithstanding anything in this Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate pool-wide and general statistical information relating to the Loans and the Loan portfolio being serviced (as to any Sub-Servicer, limited to its own sub-serviced portfolio), so long as no Mortgagors are identified.

            Section 3.25 No Solicitation of Prepayments.

            Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Loans; provided, however, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer, or otherwise by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Loans or (ii) based upon or otherwise with the benefit of information or documentation relating to the Certificates obtained by or through the business unit within the Master Servicer or Special Servicer responsible for servicing the Loans, including without limitation any listing of the Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

            Section 3.26 Certain Matters with Respect to Mortgage Loans Permitting Defeasance, Franchise Mortgage Loans and Certain Mortgage Loans Permitting Additional Debt.

            (a) With respect to each Mortgage Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral consisting of U.S. government securities, within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i), in an amount sufficient to make all scheduled payments under the Mortgage Note when due in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance, provided the Master Servicer has received an Opinion of Counsel that such defeasance complies with Treasury Regulations
Section 1.860G-2(a)(8). The Master Servicer may accept as defeasance collateral any "government security," within the meaning of Treasury Regulations Section 1.860G-(2)(a)(8)(i), notwithstanding any more restrictive requirements in the Mortgage.

            (b) The Master Servicer shall require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

            (c) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require the related Mortgagor to deliver a certification from the Mortgagor's independent certified public accountants as to the sufficiency of the related U.S. government securities, and provide a copy of such certification to each Rating Agency and the Directing Certificateholder.

            (d) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall not approve the form and substance of any required legal documents in connection with such defeasance unless (i) to the extent that the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, or constitutes 5% or more of the then current principal balance of the Mortgage Pool or such Mortgage Loan comprises at the time one of the ten largest Mortgage Loans (by outstanding principal balance) in the Mortgage Pool, Moody's and S&P each shall have confirmed to it in writing that such defeasance will not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates, (ii) it shall have obtained an Opinion of Counsel that the defeasance complies with applicable REMIC Provisions; and, (iii) it shall have obtained an accountant's certification that the defeasance collateral is sufficient to make payments under the related Mortgage Loan for the remainder of its term. In the case of the defeasance of any Mortgage Loan that does not require a Rating Agency confirmation pursuant to the immediately preceding clause (i), the Master Servicer must provide to S&P after completion of the defeasance a certification substantially in the form of Exhibit J hereto.

            (e) With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, or if so requested by the Rating Agencies, the Master Servicer shall use its best efforts to have the related Mortgagor (i) designate a Single-Purpose-Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (ii) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral.

            (f) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more or constitutes 2% or more of the then current principal balance of the Mortgage Pool, and (ii) the terms of the related loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless it has received (a) the prior consent of the Special Servicer, which will be deemed given if such party has not responded within ten Business Days (as such period may be extended herein if the consent of the Directing Certificateholder or the related Controlling Holder (if a Serviced Whole Loan is involved) is required hereunder) following delivery of request for consent together with any information reasonably necessary to make a decision and (b) a written confirmation from each Rating Agency such a change in management, if effected, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates and, if a Serviced Whole Loan is involved, Serviced Companion Loan Securities.

            (g) Notwithstanding anything contained in this Section 3.26 the Master Servicer will disregard any objection of the Directing Certificateholder or any Controlling Holder (if a Serviced Whole Loan is involved), as applicable, that would result in a Prohibited Action.

            (h) In no event shall the Master Servicer or the Special Servicer take any action to modify the Torre Mayor Whole Loan or to waive any provision thereof if the effect would be such that the Torre Mayor Whole Loan would be defeased before April 1, 2008.

            Section 3.27 Application of Default Charges.

            (a) Subject to the terms of any applicable Intercreditor Agreement, any and all Default Charges that are actually received by or on behalf of the Trust with respect to the Mortgage Pool, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            first, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to any Mortgage Loan or REO Serviced Loan in the Mortgage Pool;

            second, to reimburse the Trust for any Advance Interest paid to the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to any Mortgage Loan or REO Serviced Loan in the Mortgage Pool during the 12-month period preceding the receipt of such Default Charges, which Advance Interest was paid from a source other than Default Charges received on the Mortgage Pool;

            third, to pay the Special Servicer for any Servicing Advances made for the cost of an inspection made on a Specially Serviced Loan;

            fourth, to reimburse the Trust for any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan or REO Serviced Loan in the Mortgage Pool during the 12-month period prior to the receipt of such Default Charges, which expense was previously paid from a source other than Default Charges received on the Mortgage Pool;

            fifth, to pay the Master Servicer for Servicing Advances made for the cost of an inspection made on a Loan other than a Specially Serviced Loan; and

            sixth, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges were collected with respect to a Performing Serviced Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

            (b) Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.27(a) is intended to be available for distribution on the Certificates pursuant to Section 4.01(b), subject to application pursuant to Section 3.05(a), Section 3.05(b), Section 3.05(c) or Section 3.05(f) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.27(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            (c) Any and all Default Charges that are actually collected with respect to any Companion Loan or any successor REO Serviced Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges and net of any portion of such Default Charges, if any, that are required to be paid to any Companion Loan Holder under any Intercreditor Agreement and/or this Agreement:

            First, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby, and to pay any Serviced Companion Loan Service Provider any interest due and owing such party on any outstanding principal and/or interest advance under the related Serviced Companion Loan Securitization Agreement, with respect to any Serviced Loan or REO Serviced Loan in such Whole Loan or the related REO Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first); and

            Second, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Performing Serviced Loan, or as Additional Special Servicing Compensation to the Special Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Specially Serviced Loan or an REO Serviced Loan, in each case pursuant to
Section 3.11.

            Section 3.28 Matters Regarding the Whole Loans.

            (a) The Companion Loan Holder(s) will not have any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Companion Loan Holder(s) will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of duties.

            (b) The Companion Loan Holder(s) shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the related Whole Loan or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

            (c) If, pursuant to Section 2.03, Section 3.18 and Section 9.01, the Mortgage Loan included in a Serviced Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Intercreditor Agreement and shall assume the rights and obligations of the holder of the related Note under the related Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as the holder of the related Note (as a result of such purchase or repurchase), under the related Intercreditor Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by such purchaser or a custodian appointed thereby for the benefit of such purchaser, and the other Lenders, as their interests appear under the related Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Serviced Whole Loan.

            Section 3.29 Matters Regarding the KinderCare Portfolio Whole Loan and the Torre Mayor Whole Loan.

            (a) In the event that any of the KinderCare Portfolio Trustee, the KinderCare Portfolio Master Servicer or the KinderCare Portfolio Special Servicer shall be replaced in accordance with the terms of the KinderCare Portfolio Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge any such successor as the successor to the KinderCare Portfolio Trustee, the KinderCare Portfolio Master Servicer or the KinderCare Portfolio Special Servicer, as the case may be, and shall notify the Trustee regarding such replacement.

            (b) The Master Servicer shall deliver, or cause to be delivered, to the Trustee, promptly following receipt from the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer or the KinderCare Portfolio Trustee, any servicing reports concerning the KinderCare Portfolio Mortgage Loan.

            (c) If, pursuant to Section 2.03, Section 3.18 or Section 9.01, the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the KinderCare Portfolio Intercreditor Agreement and shall assume the rights and obligations of the "Note A-2 Co-Lender" under the KinderCare Portfolio Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to the KinderCare Portfolio Pari Passu Note A-2 Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "Note A-2 Co-Lender" (as a result of such purchase or repurchase), under the KinderCare Portfolio Intercreditor Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the "Note A-2 Co-Lender" or a custodian appointed thereby for the benefit of the "Note A-2 Co-Lender" and the other Lenders or "Co-Lender", as the case may be, as their interests appear under the KinderCare Portfolio Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the KinderCare Portfolio Whole Loan.

            (d) In the event that any of the Torre Mayor Trustee, the Torre Mayor Master Servicer or the Torre Mayor Special Servicer shall be replaced in accordance with the terms of the Torre Mayor Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge any such successor as the successor to the Torre Mayor Trustee, the Torre Mayor Master Servicer or the Torre Mayor Special Servicer, as the case may be, and shall notify the Trustee regarding such replacement.

            (e) The Master Servicer shall deliver, or cause to be delivered, to the Trustee, promptly following receipt from the Torre Mayor Master Servicer, the Torre Mayor Special Servicer or the Torre Mayor Trustee, any servicing reports concerning the Torre Mayor Mortgage Loan.

            (f) If, pursuant to Section 2.03, Section 3.18 or Section 9.01, the Torre Mayor Pari Passu Note A-2 Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the Torre Mayor Intercreditor Agreements and shall assume the rights and obligations of the "Co-Lender" under the Torre Mayor A Notes Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to the Torre Mayor Pari Passu Note A-2 Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "Co-Lender" (as a result of such purchase or repurchase), under the Torre Mayor A Notes Intercreditor Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the "Co-Lender" or a custodian appointed thereby for the benefit of the " Co-Lender". If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Torre Mayor Whole Loan.

            Section 3.30 Certain Powers of the Controlling Holders and Certain Intercreditor Matters.

            (a) The related Controlling Holder shall not owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any Certificateholder. The related Controlling Holder will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action or the giving or withholding of any consent, pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the related Controlling Holder may take or refrain from taking actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the related Controlling Holder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the related Controlling Holder does not have any duties to the Holders of any Class of Certificates, and that the related Controlling Holder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the related Controlling Holder or any director, officer, employee, agent or principal thereof for having so acted.

            (b) Notwithstanding anything in this Agreement to the contrary, with respect to each Serviced Whole Loan, the related Controlling Holder, in lieu of the Directing Certificateholder, shall be entitled to exercise all rights of the Directing Certificateholder under this Agreement with respect to the related Serviced Whole Loan, as applicable, and any references to the Directing Certificateholder in this Agreement relating to actions permitted to be taken only with the consent of the Directing Certificateholder with respect to such Serviced Whole Loan shall be deemed to be references to the related Controlling Holder; provided, however, that (i) the Directing Certificateholder shall also have the right to receive all reports and notices under this Agreement (which shall not be an expense of the related Controlling Holder), (ii) the Directing Certificateholder shall also have the right to consult with the Special Servicer (on a non-binding basis) regarding such Serviced Whole Loan, (iii) the Directing Certificateholder (and not the related Controlling Holder) shall be entitled to exercise the Purchase Option set forth in Section 3.18(c) with respect to such Serviced Whole Loan and (iv) the related Controlling Holder shall not be entitled to terminate the Special Servicer. In addition, the applicable Controlling Holder shall have any rights, whether or not additional, that are specified in the related Intercreditor Agreement.

            (c) Within five Business Days of receipt of written notice that a new related Controlling Holder has been selected, the Trustee shall deliver notice to the Master Servicer and the Special Servicer, of such related Controlling Holder's identity.

            (d) With respect to each Serviced Whole Loan, notwithstanding anything to the contrary contained herein, the related Controlling Holder shall have the right to cure monetary and non-monetary defaults by the related Borrower as provided in the related Intercreditor Agreement.

            Section 3.31 Matters Regarding the Torre Mayor Pari Passu Note A-2 Mortgage Loan and the Cayman Islands Mortgage Loan.

            (a) Upon the enactment of Mexican tax legislation that would trigger a Mexico Gross-Up Payment, the related Mortgage Loan Seller shall have the option, exercisable in its sole discretion, to make Mexico Gross-Up Payments that are required to be made by the Mortgagor under the terms of the loan agreement for the Torre Mayor Pari Passu Note A-2 Mortgage Loan, to the extent the Mortgagor fails to make such payments.

            (b) Any consultation rights afforded to the holder of the Torre Mayor Pari Passu Note A-2 Mortgage Loan pursuant to Section 3 of the Torre Mayor A Notes Intercreditor Agreement shall be exercised by the Majority Certificateholder of the Controlling Class.

            (c) Upon receipt by the Trustee of notice that an "Event of Default" (as defined in the Torre Mayor Pooling Agreement) affecting the Torre Mayor Pari Passu Note A-2 Mortgage Loan exists and the Torre Mayor Master Servicer or the Torre Mayor Special Servicer, as applicable, has not been terminated, the Trustee shall promptly notify the Certificateholders of such event, and shall request that the Certificateholders provide it with direction with respect to the appointment of a sub-servicer for the Torre Mayor Whole Loan in accordance with and subject to the terms of the Torre Mayor Pooling Agreement.

            (d) Upon the enactment of Cayman Islands tax legislation that would trigger a Cayman Islands Gross-Up Payment, the related Mortgage Loan Seller shall have the option, exercisable in its sole discretion, to make Cayman Islands Gross-Up Payments that are required to be made by the Mortgagor under the terms of the loan agreement for the Cayman Islands Mortgage Loan, to the extent the Mortgagor fails to make such payments.

            Section 3.32 Class A-SBFL Swap Contract.

            (a) On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, on behalf of the Trust, shall enter into the Class A-SBFL Swap Contract and related agreements with the Class A-SBFL Swap Counterparty.

            (b) Not later than 11:00 a.m. New York City time, on the Business Day prior to each Distribution Date, based on the CMSA Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to
Section 4.01(b) and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(l), the Trustee shall (i) calculate the Class A-SBFL Net Swap Payment, if any, and the Class A-SBFL Floating Swap Payment, if any, in accordance with the terms of the Class A-SBFL Swap Contract and this Agreement, and (ii) notify the Class A-SBFL Swap Counterparty of any Class A-SBFL Floating Swap Payment or Class A-SBFL Net Swap Payment. In the event the Trustee fails to receive any Class A-SBFL Floating Swap Payment payable by the Class A-SBFL Swap Counterparty on the Business Day prior to the related Distribution Date, the Trustee shall provide the Class A-SBFL Swap Counterparty with notice of such non-payment no later than 5:00 p.m. New York City time on such date. On the related Distribution Date following such notice of non-payment, if the Trustee fails to receive the Class A-SBFL Floating Swap Payment by 11:00 a.m. New York City time on such Distribution Date, a Class A-SBFL Swap Default and a Class A-SBFL Distribution Conversion shall occur on such Distribution Date.

            (c) On each Distribution Date, the Trustee shall remit the Class A-SBFL Net Swap Payment, if any, to the Class A-SBFL Swap Counterparty from the Class A-SBFL Floating Rate Account; provided, that upon and during the continuation of a Class A-SBFL Distribution Conversion, the Trustee shall not make such payments to the Class A-SBFL Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Class A-SBFL Swap Contract, the Trustee shall deposit the same into the Class A-SBFL Floating Rate Account.

            (d) The Trustee shall at all times enforce the Trust's rights under the Class A-SBFL Swap Contract. In the event of a Class A-SBFL Swap Default, the Trustee shall promptly provide written notice to the Holders of the Class A-SBFL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-SBFL Swap Contract), unless otherwise directed in writing by the holders of 25% by Certificate Balance of the Class A-SBFL Certificates, to enforce the rights of the Trust under the Class A-SBFL Swap Contract as may be permitted by the terms thereof, including termination thereof, and use Class A-SBFL Swap Termination Fees, if any, received from the Class A-SBFL Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Trustee and the Depositor, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event and satisfies the requirements of the Class A-SBFL Swap Contract, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-SBFL Certificates on the immediately succeeding Distribution Date as part of the Class A-SBFL Interest Distribution Amount for such Distribution Date. Notwithstanding anything to the contrary in the Agreement, the Trustee shall be under no obligation to take any action to enforce the rights of the Trust Fund under the Class A-SBFL Swap Agreement unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-SBFL Certificates or another party (other than the Trust).

            Any Class A-SBFL Distribution Conversion shall become permanent following the determination by the Trustee not to enter into a replacement interest rate swap contract and distribution of any Class A-SBFL Swap Termination Fees to the Holders of the Class A-SBFL Certificates. Any such Swap Default (or termination of the Class A-SBFL Swap Contract) and the resulting Class A-SBFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            Upon any change (or notification to the Trustee that such change is imminent) in the payment terms on the Class A-SBFL Certificates, including as a result of a Class A-SBFL Distribution Conversion, termination of a Class A-SBFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Trustee shall promptly notify the Depositor of the change in payment terms.

            (e) In the event that the Class A-SBFL Swap Contract is terminated and no replacement Class A-SBFL Swap Contract is entered into, the Trustee shall provide notice of such termination to the Class A-SBFL Certificateholders, which notice shall include: "The Class A-SBFL Swap Contract with respect to the Class A-SBFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-SBFL Certificates, effective 60 days after the receipt of this notice. "Exemption", as used in this notice, shall mean , collectively, the individual prohibited transaction exemptions granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation), PTE 93-31, to Credit Suisse Securities (USA) LLC, PTE 89-90, and to Goldman, Sachs & Co., PTE 89-88, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and to Barclays Capital Inc., Final Authorization Number 2004-03E. All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

            (f) The Trustee's obligation to pay to the Class A-SBFL Swap Counterparty any funds under the Class A-SBFL Swap Contract shall be limited to the provisions of Section 3.05(h) and in accordance with the priorities set forth herein; the Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Class A-SBFL Swap Counterparty any portion of the amounts due to the Class A-SBFL Swap Counterparty under the Class A-SBFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-SBFL Regular Interest for such Distribution Date is actually received by the Trustee.

            (g) Any costs and expenses related to the Class A-SBFL Swap Contract will not be payable from the Class A-SBFL Floating Rate Account of the Trust and will not constitute Trust Fund expenses. No party hereunder shall advance any Class A-SBFL Floating Swap Payments. Simultaneous with the delivery to the Certificateholders, the Trustee shall (1) make available to the Class A-SBFL Swap Counterparty the Distribution Date Statement and (2) make available or deliver to the Class A-SBFL Swap Counterparty copies of any other reports or notices delivered to the Class A-SBFL Certificateholders as and to the extent required by the Class A-SBFL Swap Contract.

            Section 3.33 Pending Amendment of KinderCare Portfolio Whole Loan.

            The parties hereto acknowledge that an amendment relating to the KinderCare Portfolio Whole Loan is pending as of the date hereof, which amendment is to be made primarily to (i) permit certain transfers of up to 80% of the direct or indirect ownership interests in the Borrower, provided that the Sponsor Principals (as defined in the related loan agreement) maintain control of the Borrower, (ii) permit new entities controlled by the Sponsor (as defined in the related loan agreement) or the Sponsor Principals to be inserted into the ownership structure as long as the Sponsor Principals' indirect or direct ownership of the Borrower is not reduced, and (iii) reduce the notice for transfers permitted by Section 7.3(e) and (f) of the related loan agreement from 30 days prior written notice to 15 days prior written notice. It is understood and agreed that the foregoing amendment has been previously approved and is pending, subject to satisfaction of the conditions set forth in the related Mortgage Loan documents, and, if such conditions are satisfied, the Master Servicer is authorized and directed to approve such amendment on behalf of the Trust as the holder of the KinderCare Portfolio Pari Passu Note A-2 and no further action or consent by any other party hereto shall be required in respect of such amendment.

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

            Section 4.01 Distributions.

            (a) (i) On each Distribution Date, that portion of the Torre Mayor Pari Passu Note A-2 Mortgage Loan Available Distribution Amount described in Sections 4.01(k)(i), (ii) and (iii) shall be deemed to be withdrawn from the Torre Mayor Loan REMIC Distribution Account and deemed to be distributed in respect of the Torre Mayor Loan REMIC Regular Interest for deposit into the REMIC I Distribution Account. Immediately thereafter, amounts held in the REMIC I Distribution Account shall be withdrawn or deemed to be withdrawn (to the extent of the Available Distribution Amount, the "REMIC I Distribution Amount") in the case of all Classes of REMIC I Regular Interests and distributed or deemed to be distributed on the REMIC I Regular Interests as set forth in
Section 4.01(a)(ii) and distributed on the Class R-I Certificates as set forth in Section 4.01(a)(iii). Thereafter, until distributed to the Certificateholders, such amounts shall be considered to be held in the REMIC II Distribution Account.

            (ii) Principal and interest amounts, reimbursement of Realized Losses and Additional Trust Fund Expenses and timing of distributions on each REMIC I Regular Interest will be identical to such amounts, reimbursements and timing on the related Corresponding Certificates (in the case of distributions of principal or reimbursement of Realized Losses and Additional Trust Fund Expenses on (i) the Class A-1 Certificates, first to the REMIC I Regular Interest LA-1-1, second to the REMIC I Regular Interest LA-1-2, third to the REMIC I Regular Interest LA-1-3 and then to the REMIC I Regular Interest LA-1-4, in each case, until reduced to zero; (ii) the Class A-2 Certificates, first to the REMIC I Regular Interest LA-2-1, second to the REMIC I Regular Interest LA-2-2, third to the REMIC I Regular Interest LA-2-3 and then to the REMIC I Regular Interest LA-2-4, in each case, until reduced to zero; (iii) the Class A-3A Certificates, first to the REMIC I Regular Interest LA-3A-1, second to the REMIC I Regular Interest LA-3A-2, and then to the REMIC I Regular Interest LA-3A-3, in each case, until reduced to zero; (iv) the Class A-SBFL Regular Interest, first to the REMIC I Regular Interest LA-SBFL-1, second to the REMIC I Regular Interest LA-SBFL-2, third to the REMIC I Regular Interest LA-SBFL-3 and then to the REMIC I Regular Interest LA-SBFL-4, in each case, until reduced to zero; (v) the Class A-4 Certificates, first to the REMIC I Regular Interest LA-4-1, second to the REMIC I Regular Interest LA-4-2, third to the REMIC I Regular Interest LA-4-3 and then to the REMIC I Regular Interest LA-4-4, in each case, until reduced to zero;
      (vi) the Class A-1A Certificates, first to the REMIC I Regular Interest LA-1A-1, second to the REMIC I Regular Interest LA-1A-2, third to the REMIC I Regular Interest LA-1A-3, fourth to the REMIC I Regular Interest LA-1A-4, fifth to the REMIC I Regular Interest LA-1A-5, sixth to the REMIC I Regular Interest LA-1A-6, seven, to the REMIC I Regular Interest LA-1A-7, eighth to the REMIC I Regular Interest LA-1A-8, ninth to the REMIC I Regular Interest LA-1A-9, tenth to the REMIC I Regular Interest LA-1A-10, eleventh to the REMIC I Regular Interest LA-1A-11, twelfth to the REMIC I Regular Interest LA-1A-12, thirteenth to the REMIC I Regular Interest LA-1A-13, fourteenth, to the REMIC I Regular Interest LA-1A-14 and then to the REMIC I Regular Interest LA-1A-15, in each case until reduced to zero, (vii) the Class E Certificates, first to the REMIC I Regular Interest LE-1, second to the REMIC I Regular Interest LE-2 and then to the REMIC I Regular Interest LE-3, in each case, until reduced to zero; (viii) the Class F Certificates, first to the REMIC I Regular Interest LF-1, second to the REMIC I Regular Interest LF-2 and then to the REMIC I Regular Interest LF-3, in each case, until reduced to zero; (ix) the Class G Certificates, first to the REMIC I Regular Interest LG-1, second to the REMIC I Regular Interest LG-2 and then to the REMIC I Regular Interest LG-3, in each case, until reduced to zero; (x) the Class H Certificates, first to the REMIC I Regular Interest LH-1 and then to the REMIC I Regular Interest LH-2, in each case, until reduced to zero; (xi) the Class J Certificates, first to the REMIC I Regular Interest LJ-1, second to the REMIC I Regular Interest LJ-2 and then to the REMIC I Regular Interest LJ-3, in each case, until reduced to zero; and (xii) the Class L Certificates, first to the REMIC I Regular Interest LL-1, and then to the REMIC I Regular Interest LL-2, in each case, until reduced to zero) except that, solely for this purpose, all calculations of interest with respect to the Corresponding REMIC I Regular Interests shall be made as though the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificate Pass-Through Rates and Class A-SBFL Regular Interest Pass-Through Rate were equal to the Weighted Average Adjusted Net Mortgage Rate and as though the Class XC and Class XP Notional Amounts were zero at all times and such that the amounts and timing of interest distributions on each Corresponding REMIC I Regular Interest represent the aggregate of the corresponding amounts on each Class of Corresponding Certificates (or portion thereof) and its related Component or Components of the Class XC and Class XP Certificates; provided that (A) interest shall be deemed distributed on such REMIC I Regular Interest only in the same priority and to the extent actually distributable on such related Class of Corresponding Certificates (and pro rata among such REMIC I Regular Interests corresponding to a related Class of Corresponding Certificates) or related Component and (B) interest distributable on a Class of Class X Certificates shall be distributable pro rata among the related Components.

            (iii) Any amount that remains in the REMIC I Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Section 4.01(c)(iv) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC I Distribution Account, if any).

            (b) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer the REMIC I Distribution Amount from the REMIC I Distribution Account to the REMIC II Distribution Account in the amounts set forth in Section 4.01(a)(ii) with respect to each Class of REMIC I Regular Interest, and immediately thereafter, shall make distributions thereof from the REMIC II Distribution Account to the REMIC II Regular Certificates in the order of priority set forth in clauses (i) through (xlii) below, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority.

            (i) concurrently, (a) from the Loan Group 1 Available Distribution Amount, to distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL Regular Interest, pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; (b) from the Loan Group 2 Available Distribution Amount, distributions of interest to the Holders of the Class A-1A Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior distribution dates, if any; and (c) from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, distributions of interest to the Holders of the Class XC and Class XP Certificates, up to an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the total amount of Distributable Certificate Interest, as provided above, payable in respect of any Class of Senior Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class XC and Class XP Certificates and the Class A-SBFL Regular Interest without regard to Loan Group, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates and the Class A-SBFL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if an

            (ii) to distributions of principal to the Holders of the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-SBFL Regular Interest in reduction of the Class Principal Balances thereof concurrently (A)(1) first, to the Holders of the Class A-SBFL Regular Interest, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-SBFL Regular Interest has been reduced to the Class A-SBFL Planned Principal Amount;
      (2) second, to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-SBFL Regular Interest (up to the Class A-SBFL Planned Principal Amount) have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-1 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-2 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-SBFL Regular Interest (up to the Class A-SBFL Planned Principal Amount) and the Class A-1 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-2 Certificates has been reduced to zero;
      (4) fourth, to the Holders of the Class A-3A Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-SBFL Regular Interest (up to the Class A-SBFL Planned Principal Amount) and the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-3A Certificates has been reduced to zero;
      (5) fifth, to the Holders of the Class A-3B Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-SBFL Regular Interest (up to the Class A-SBFL Planned Principal Amount) and the Class A-1, Class A-2 and Class A-3A Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-3B Certificates has been reduced to zero; (6) sixth, to the Holders of the Class A-SBFL Regular Interest, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-SBFL Regular Interest (up to the Class A-SBFL Planned Principal Amount) and the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-SBFL Regular Interest has been reduced to zero and (7) seventh, to the Holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A, Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL Regular Interest have been made on such Distribution Date, until the Class Principal Balance of the Class A-4 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL Regular Interest have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to Holders of the Class A-1A, Class A-1, Class A-2, Class A-3A and Class A-3B Certificates and the Class A-SBFL Regular Interest have been made on such Distribution Date, until the Class Principal Balance of the Class A-1A Certificates has been reduced to zero

            (iii) to reimburse the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates and the Class A-1A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Principal Balance of such Classes and for which no reimbursement has previously been paid;

            (iv) to distributions of interest to the Holders of the Class A-M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates and the Class A-1A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-M Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (vi) to distributions to the Holders of the Class A-M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class A-M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (vii) to distributions of interest to the Holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates and Class A-M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-J Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (ix) to distributions to the Holders of the Class A-J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class A-J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (x) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xi) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, Class A-M Certificates and the Class A-J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xiii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiv) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates and the Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xv) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xvi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates and the Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xviii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xix) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xx) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxiv) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxv) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvi) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxvii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxviii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxix) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxx) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxi) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balances of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxiii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxiv) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxv) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxvi) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxvii) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxviii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates have been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxix) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class L Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xl) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xli) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates and the Class L Certificates have been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlii) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xliii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xliv) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates and the Class M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlv) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class N Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xlvi) to distributions of interest to the Holders of the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlvii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates have been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlviii) to distributions to the Holders of the Class O Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class O Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xlix) to distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (l) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates have been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (li) to distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class P Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (lii) to distributions of interest to the Holders of the Class Q Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (liii) if the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates have been reduced to zero, to distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (liv) to distributions to the Holders of the Class Q Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class Q Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

            (lv) to distributions to the Holders of the Class R-II Certificates, in the amount remaining in the REMIC II Distribution Account for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (liv) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates and the Class A-1A Certificates, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes, and without regard to the Principal Distribution Amount for such date; and provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli), (xliv), (xlvii), (l) and (liii) above with respect to any Class of Sequential Pay Certificates, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause (ii) above, in connection with payments of principal to be made to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates and the Class A-1A Certificates shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates, if any, that pursuant to clause (ii) above has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli), (xliv), (xlvii), (l) and (liii) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates that has a higher Payment Priority.

            All distributions of interest made in respect of the Class XC and Class XP Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XC Strip Rate and Class XP Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, less an allocable portion of any Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (c) (i) On each Distribution Date, Prepayment Premiums collected during the related Collection Period with respect to the Group 1 Mortgage Loans will be distributed by the Trustee to the following Classes: to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class J Certificates in an amount equal to the product of
(a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates and the Class Q Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to such Mortgage Loans collected on such principal prepayments during the related Collection Period. On each Distribution Date, Prepayment Premiums collected during the related Collection Period with respect to the Group 2 Mortgage Loans will be distributed by the Trustee to the Class A-1A Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount received as principal for all Mortgage Loans in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to such Mortgage Loans collected on such principal prepayments during the related Collection Period. Any Prepayment Premiums collected on such Mortgage Loans during the related Collection Period remaining after such distributions will be distributed to (i) the Holders of the Class XC and Class XP Certificates, 80% and 20%, respectively, until and including the Distribution Date in March 2013 and (ii) following such Distribution Date, entirely to the Holders of the Class XC Certificates.

            (ii) The "Base Interest Fraction" with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of REMIC II Regular Certificates (other than the Class A-SBFL Certificates) or the Class A-SBFL Regular Interest, is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero. The "Discount Rate" with respect to any applicable Prepayment Premium calculation, is the yield on the United Stated Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related Loan documents in calculating the Prepayment Premium with respect to the related prepayment.

            (iii) No Prepayment Premiums will be distributed to the holders of the Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificates or, except as provided in Section 4.01(l), the Class A-SBFL Certificates. After the Certificate Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates and the Class J Certificates have been reduced to zero, (i) 80% and 20% of all Prepayment Premiums and yield maintenance charges with respect to the Mortgage Loans shall be distributed to the Holders of the Class XC and Class XP Certificates, respectively, until and including the Distribution Date in March 2013; and (ii) following such Distribution Date, all Prepayment Premiums and yield maintenance charges with respect to the Mortgage Loans shall be distributed to the Holders of the Class XC Certificates.

            (iv) All distributions of Prepayment Premiums made in respect of the respective Classes of REMIC II Regular Certificates on each Distribution Date pursuant to Section 4.01(c)(i) shall first be deemed to be distributed, in the case of the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Torre Mayor Loan REMIC to REMIC I in respect of the Torre Mayor Loan REMIC Regular Interest, and in the case of all of the Mortgage Loans, from REMIC I to REMIC II in respect of the REMIC I Regular Interests, pro rata based upon the amount of principal distributed in respect of each Class of REMIC I Regular Interest for such Distribution Date pursuant to
      Section 4.01(a)(ii) above.

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets that remain subject hereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code taking into account any applicable exemptions from, or reductions in, withholding upon receipt of appropriate IRS forms and documentation. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (i) On each Distribution Date, any Excess Interest received during the related Collection Period with respect to the Mortgage Loans shall be withdrawn by the Trustee from the Excess Interest Distribution Account and distributed by the Trustee to the Holders of the Class V Certificates.

            (j) On the final Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and deliver to the REMIC Administrator who shall distribute to the Holders of the Residual Certificates, any Loss of Value Payments transferred from the Loss of Value Reserve Fund to the Certificate Account on the immediately preceding Master Servicer Remittance Date in accordance with Section 3.05(a), to the extent not otherwise included in the Available Distribution Amount for the final Distribution Date.

            (k) On each Distribution Date, the Trustee, in respect of the Torre Mayor Loan REMIC Regular Interest and the Class R-TM Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer, apply amounts on deposit in the Torre Mayor Loan REMIC Distribution Account, after payment of amounts payable from the Torre Mayor Loan REMIC Distribution Account in accordance with Section 3.05(b)(ii) through (vi), to the extent related to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Torre Mayor Pari Passu Note A-2 Mortgage Loan Available Distribution Amount that remain after all prior distributions under this Section 4.01(k):

            (i) (with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, as deemed distributions from the Torre Mayor Loan REMIC to REMIC I in respect of the Torre Mayor Pari Passu Note A-2 Mortgage Loan as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all Uncertificated Distributable Interest in respect of the Torre Mayor Pari Passu Note A-2 Mortgage Loan for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, as deemed distributions from the Torre Mayor Loan REMIC to REMIC I in respect of the Torre Mayor Pari Passu Note A-2 Mortgage Loan as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the Principal Distribution Amount for the Torre Mayor Pari Passu Note A-2 Mortgage Loan for such Distribution Date;

            (iii) with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, as deemed distributions from the Torre Mayor Loan REMIC to REMIC I in respect of the Torre Mayor Pari Passu Note A-2 Mortgage Loan as part of the Available Distribution Amount for such Distribution Date, to reimburse the Torre Mayor Pari Passu Note A-2 Mortgage Loan for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan and for which no reimbursement has previously been paid; and

            (iv) with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, to make distributions to the Holders of the Class R-TM Certificates in respect of the Torre Mayor Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the distributions made on the Torre Mayor Pari Passu Note A-2 Mortgage Loan on such Distribution Date, over (B) the sum of the distributions deemed made in respect of the Torre Mayor Loan REMIC Regular Interest on such Distribution Date pursuant to clauses (i), (ii) and (iii) of this Section 4.01(k) and Section 4.01(c); provided, that any Excess Liquidation Proceeds with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan shall be held as provided in
      Section 3.04(c)(iv).

            (l) On each Distribution Date, to the extent of the Class A-SBFL Available Funds for such Distribution Date, the Trustee shall make distributions from the Class A-SBFL Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) First, to the Holders of the Class A-SBFL Certificates in
            respect of interest, up to an amount equal to the Class A-SBFL Interest Distribution Amount, for such Distribution Date;

                  (B) Second, to the Holders of the Class A-SBFL Certificates in
            reduction of the Certificate Balances thereof, an amount equal to the Class A-SBFL Principal Distribution Amount until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) Third, to the Holders of the Class A-SBFL Certificates
            until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-SBFL Certificates (as a result of the allocation of Realized Losses and Additional Trust Fund Expenses to the Class A-SBFL Regular Interest) but not previously reimbursed, have been reimbursed in full; and

                  (D) Fourth, to pay termination payments, if any, to the A-SBFL
            Swap Counterparty; and

                  (E) Fifth, any remaining amount to the Holders of the Class
            A-SBFL Certificates.

            So long as a Class A-SBFL Distribution Conversion is not in effect, any Prepayment Premiums paid on the Class A-SBFL Regular Interest shall be payable to the Class A-SBFL Swap Counterparty pursuant to the terms of the Class A-SBFL Swap Contract on a net basis as part of the Class A-SBFL Net Swap Payment specified in Section 3.32. On each Distribution Date for which a Class A-SBFL Distribution Conversion is in effect, any Prepayment Premium paid on the Class A-SBFL Regular Interest shall be distributed to the Holders of the Class A-SBFL Certificates. Any termination payments due to the Class A-SBFL Swap Counterparty under the Class A-SBFL Swap Contract shall be payable solely from (1) amounts, if any, remaining in the Class A-SBFL Floating Rate Account after all other amounts have been paid to the Class A-SBFL Regular Interest (including all principal amounts outstanding) and to the Class A-SBFL Certificates pursuant to
Section 4.01 and (2) to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Trust Fund in connection with entering into such replacement swap contract).

            Section 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

            (a) On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the Certificates, to the A-SBFL Swap Counterparty and to the Rating Agencies a statement substantially in the form set forth as Exhibit G hereto (a "Distribution Date Statement") and based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines, as to the distributions made on such Distribution Date setting forth:

            (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-SBFL Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-SBFL Certificates allocable to Distributable Certificate Interest or the Class A-SBFL Interest Distribution Amount and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-SBFL Regular Interest allocable to Prepayment Premiums, and, with respect to the Class A-SBFL Certificates, if applicable, notification that the amount of interest distribution thereon is equal to the interest distribution amount with respect to the Class A-SBFL Regular Interest which is being paid as a result of a Class A-SBFL Distribution Conversion;

            (iii) [Reserved];

            (iv) [Reserved];

            (v) the aggregate amount of P&I Advances (both as to those within any applicable grace period and those which are beyond any applicable grace period, together with the aggregate amount of delinquencies) and other Servicing Advances made in respect of the immediately preceding Distribution Date;

            (vi) P&I Advances outstanding as of the Master Servicer Remittance Date;

            (vii) the aggregate amount of P&I Advances made with respect to the Mortgage Pool and with respect to each Loan Group in respect of the immediately preceding Determination Date;

            (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Determination Date;

            (x) as of the Determination Date for the related Distribution Date, the number, aggregate unpaid principal balance and specific identification (by loan number) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) current but specially serviced or in foreclosure but not a REO Property and (E) identification of Mortgage Loans the Mortgagor for which is subject to bankruptcy;

            (xi) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

            (xii) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates and the Class A-SBFL Regular Interest for such Distribution Date;

            (xiii) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Regular Certificates and the Class A-SBFL Regular Interest on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

            (xiv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates and the Class A-SBFL Regular Interest after giving effect to the distributions made on such Distribution Date;

            (xv) the Pass Through Rate for each Class of REMIC II Regular Certificates and the Class A-SBFL Regular Interest for such Distribution Date;

            (xvi) the Principal Distribution Amount with respect to the Mortgage Pool and with respect to each Loan Group for such Distribution Date, separately identifying the amounts distributable to each Class of REMIC II Regular Certificates and the Class A-SBFL Regular Interest;

            (xvii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period, and an itemization of all such Additional Trust Fund Expenses;

            (xviii) the Certificate Principal Balance or Notional Amount, as the case may be, of each Class of REMIC II Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xix) the Certificate Factor for each Class of REMIC II Regular Certificates and the Class A-SBFL Regular Interest immediately following such Distribution Date;

            (xx) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period;

            (xxi) a brief description of any material waiver, modification or amendment of any Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

            (xxii) current and cumulative outstanding Advances with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxiii) current prepayments and curtailments;

            (xxiv) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property;

            (xxv) the ratings from all Rating Agencies for all Classes of Certificates;

            (xxvi) [Reserved];

            (xxvii) the amounts held in the Excess Liquidation Proceeds Account, stating separately the amounts, if any, attributable to the Torre Mayor Pari Passu Note A-2 Mortgage Loan and Majority Mortgage Loans;

            (xxviii) the CMSA Reconciliation of Funds Report;

            (xxix) the Class A-SBFL Available Funds for such Distribution Date;

            (xxx) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

            (xxxi) the amounts received and paid in respect of the Class A-SBFL Swap Contract;

            (xxxii) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Class A-SBFL Swap Contract;

            (xxxiii) the amount of any (A) payment by the A-SBFL Swap Counterparty as a termination payment, (B) payment in connection with the acquisition of a replacement interest rate swap contract and (C) collateral posted in connection with any Rating Agency Trigger Event; and

            (xxxiv) the amount of, and identification of, any interest due thereon (including without limitation, any termination payment received in connection with the related Swap Contract).

            Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) shall be made available with the Distribution Date Statement.

            In the case of information furnished pursuant to clauses (i), (ii) and (iii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause (xix) above), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC II Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i),
(ii) and (iii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I, Class R-II and Class R-TM Certificates the IRS Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I, Class R-II and Class R-TM Certificates may reasonably request.

            The Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to the general public each month the Servicer Reports, the CMSA Loan Setup File and the Trustee's Reports on the Trustee's Website. In addition, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and the Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee's Website. The Trustee will also make available copies of the Depositor's registration statement and any other materials the Depositor files with the Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports available through this website promptly upon filing. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, upon authorization of the Depositor, that is hereby given, the Trustee shall make available to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc. and Standard & Poor's Conquest or such other vendors as chosen by the Depositor, including Reuters, all electronic reports delivered or made available pursuant to Section 4.02 of this Agreement to the Certificateholders using a format mutually acceptable to such vendors and the Trustee.

            In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of the information in accordance herewith.

            (b) By 12:00 noon (New York City time) on the third Business Day following each Determination Date (or with respect to the CMSA Loan Periodic Update File, by 2:00 p.m. (New York City time) on the second Business Day following each Determination Date), the Master Servicer shall deliver to the Trustee, in a computer-readable medium downloadable by the Trustee, each of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), each reflecting information as of the close of business on such Determination Date, in a mutually agreeable electronic format. The CMSA Loan Periodic Update File contained in the CMSA Investor Reporting Package and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

            The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

            Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a) or this Section 4.02(b) shall not constitute a breach of Section 4.02(a) or of this Section 4.02(b) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Loan document prohibiting disclosure of information with respect to the Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the following reports (or data fields required for the Master Servicer to produce such reports) with respect to the Specially Serviced Loans and any REO Properties, providing the required information as of such Determination Date:
(i) a CMSA Property File; and (ii) a CMSA Special Servicer Loan File. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

            (d) Notwithstanding anything herein to the contrary, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 4.02 shall not constitute a breach of this Section 4.02 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Loan document prohibiting disclosure of information with respect to the Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (e) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (other than reports to be delivered to the Trustee, which shall be delivered directly to the Trustee in a mutually agreeable electronic format), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery.

            Section 4.03 P&I Advances.

            (a) On each Master Servicer Remittance Date, the Master Servicer shall in the case of all Mortgage Loans other than a Mortgage Loan included in a Serviced Whole Loan, either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances. With respect to each Serviced Whole Loan, on each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the related Serviced Whole Loan Custodial Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date on such Serviced Whole Loan,
(ii) apply amounts held in the related Serviced Whole Loan Custodial Account for future distribution in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the related Serviced Whole Loan Custodial Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom and any portion thereof required to be paid to any Companion Loan Holder under any Intercreditor Agreement) to make such P&I Advances. Any amounts held in the Certificate Account or if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit into the Certificate Account or, if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made (other than a P&I Advance with respect to a Companion Loan) on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (213) 345-7240 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (800) 462-0505 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then
(i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made or the Trustee shall make, by 11:00 a.m. on the Distribution Date or in any event by such time as shall be required to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer. None of the Master Servicer or the Trustee shall be required to make a P&I Advance on any Companion Loan.

            (b) The aggregate amount of P&I Advances to be made in respect of the Loans (including, without limitation, Balloon Loans that are included in the Trust Fund delinquent as to their respective Balloon Payments) and any REO Serviced Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and, if applicable, any Non-Serviced Mortgage Loan Primary Servicing Fee payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the Business Day before the Master Servicer Remittance Date; provided that if an Appraisal Reduction Amount exists with respect to any Required Appraisal Serviced Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Serviced Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Serviced Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Serviced Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Serviced Loan immediately prior to such Distribution Date; provided, further, that the Master Servicer shall not advance Excess Interest with respect to ARD Loans or a Prepayment Premium.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, with respect to the Mortgage Loans other than Mortgage Loans included in a Serviced Whole Loan, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account. With respect to a Mortgage Loan included in a Serviced Whole Loan, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(f). The determination by the Master Servicer or the Trustee that it has made a Nonrecoverable P&I Advance has been made or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any such determination made by the Special Servicer, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than five Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Depositor, the Rating Agencies, the Directing Certificateholder and the related Companion Loan Holder(s) and Controlling Holder (if a Serviced Whole Loan is involved), setting forth the basis for such determination, together with (such determination is prior to the liquidation of the related Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the 12 months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained that supports such determination. The Trustee shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust out of general collections. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular P&I Advance, and the Master Servicer and the Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance in the case of Specially Serviced Loans.

            (d) As and to the extent permitted by Section 3.05(a) or Section 3.05(f) with respect to a Whole Loan or any portion thereof, the Master Servicer and the Trustee shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds), to the extent that such P&I Advance relates to a Past Grace Period Serviced Loan when made, or remains outstanding when such Serviced Loan becomes a Past Grace Period Serviced Loan, in which case such interest shall begin to accrue when such Serviced Loan becomes a Past Grace Period Serviced Loan, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer). Such interest will be paid: first, out of any Default Charges as set forth in Section 3.27; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or if a Serviced Whole Loan is involved, out of general collections on deposit in the related Serviced Whole Loan Custodial Account. As and to the extent provided by Section 3.05(a) or
Section 3.05(f) with respect to a Whole Loan, the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited into the Certificate Account or, if a Serviced Whole Loan is involved are deposited into the related Serviced Whole Loan Custodial Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made. Interest accrued on any P&I Advance made under with respect to any Whole Loan under this Section 4.03 shall be payable (unless required to be paid to any Companion Loan Holder under any Intercreditor Agreement): (i) first, out of Default Charges collected on or in respect of the related Mortgage Loan, as applicable, during the same Collection Period in which such P&I Advance is reimbursed, (ii) second, out of Default Charges collected on or in respect of the related Companion Loans, pro rata during the 12-month period in which such Advance is reimbursed, (iii) third, to the extent that the Default Charges described in the immediately preceding clause (i) and (ii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such P&I Advance has been previously reimbursed, out of any other collections that were made on or in respect of such Serviced Whole Loan, and (iv) solely with respect to such Whole Loan, to the extent that Default Charges or other collections described in the immediately preceding clauses (i), (ii) and (iii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such Advances has been previously reimbursed, out of general collections on or in respect of the Mortgage Loans; provided that interest on P&I Advances made with respect to any Companion Loan may be paid solely, pursuant to clauses (i), (ii) and (iii) above, from Default Charges or other collections received by the Trust on or in respect of such Companion Loan included in such Serviced Whole Loan.

            (e) With regard to such P&I Advances, the Master Servicer, the Special Servicer or the Trustee shall account for that part of the P&I Advances that is attributable to Past Grace Period Serviced Loans, and that part of the P&I Advances that is attributable to Within Grace Period Loans.

            (f) None of the Master Servicer or the Trustee shall advance any amount due to be paid by the Class A-SBFL Swap Counterparty for distribution to the Class A-SBFL Certificates.

            (g) With respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, the Master Servicer shall make its determination that it has made a P&I Advance on any such Mortgage Loan that is a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Mortgage Loan in accordance with Section 4.03(c) independently of any determination made in respect of the Torre Mayor Pari Passu Note A-1 by the Torre Mayor Master Servicer. If the Master Servicer determines that a proposed P&I Advance with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide the Torre Mayor Master Servicer written notice of such determination within one Business Day of the date of such determination. If the Master Servicer receives written notice from the Torre Mayor Master Servicer that such master servicer has determined, with respect to the Torre Mayor Pari Passu Note A-1, that any proposed advance of principal and interest with respect to such loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and interest, then such determination shall be binding on the Certificateholders and none of the Master Servicer or the Trustee shall make any additional P&I Advances with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan unless the Master Servicer has consulted with the Torre Mayor Master Servicer and they agree that circumstances with respect to the Torre Mayor Whole Loan have changed such that a proposed future P&I Advance in respect of the Torre Mayor Pari Passu Note A-2 Mortgage Loan would be recoverable; provided, however, that the determination of Torre Mayor Master Servicer shall not be binding on the Certificateholders, and the Master Servicer or the Trustee, as applicable, shall make its own determination of recoverability, in the event that the Torre Mayor Master Servicer is not approved as a master servicer by each of S&P and Moody's. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion (including if the Torre Mayor Master Servicer determines that any advance of principal and/or interest with respect to the Torre Mayor Pari Passu Note A-1 would be recoverable) provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable P&I Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by the Torre Mayor Master Servicer, neither the Master Servicer nor the Trustee shall make any additional P&I Advances with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, until the Master Servicer has followed the process set forth in this paragraph.

            In the event that the Master Servicer obtains knowledge that it is no longer approved as a master servicer for commercial mortgage securitizations for S&P, Moody's, Fitch or DBRS, it shall promptly notify the Torre Mayor Master Servicer.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates (other than the Class A-SBFL Certificates) and the Class A-SBFL Regular Interest exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date (provided, however, that for purposes of this calculation, any Workout-Delayed Reimbursement Amounts paid from principal collections on the Mortgage Pool shall for purposes of this calculation be deemed to still be outstanding unless the related Unliquidated Advance has been determined to be a Nonrecoverable Advance on the related Serviced Loan or a Final Determination has been made with respect to the related Serviced Loan or the related Mortgage Loan or REO Property is otherwise liquidated or disposed). If such excess does exist, then the Class Principal Balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates shall be reduced sequentially, in that order in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3A Certificates, the Class A-3B Certificates, the Class A-SBFL Regular Interest, the Class A-4 Certificates and the Class A-1A Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates and the Class A-SBFL Regular Interest shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in Section 4.01(b).

            (b) With respect to any Distribution Date, any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the REMIC I Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the REMIC I Regular Interests in the same priority as the Class of Corresponding Certificates (in the case of Realized Losses and Additional Trust Fund Expenses on (i) the Class A-1 Certificates, first to the REMIC I Regular Interest LA-1-1, second to the REMIC I Regular Interest LA-1-2, third to the REMIC I Regular Interest LA-1-3 and then to the REMIC I Regular Interest LA-1-4, in each case, until reduced to zero; (ii) the Class A-2 Certificates, first to the REMIC I Regular Interest LA-2-1, second to the REMIC I Regular Interest LA-2-2, third to the REMIC I Regular Interest LA-2-3 and then to the REMIC I Regular Interest LA-2-4, in each case, until reduced to zero; (iii) the Class A-3A Certificates, first to the REMIC I Regular Interest LA-3A-1, second to the REMIC I Regular Interest LA-3A-2, and then to the REMIC I Regular Interest LA-3A-3, in each case, until reduced to zero; (iv) the Class A-SBFL Regular Interest, first to the REMIC I Regular Interest LA-SBFL-1, second to the REMIC I Regular Interest LA-SBFL-2, third to the REMIC I Regular Interest LA-SBFL-3 and then to the REMIC I Regular Interest LA-SBFL-4, in each case, until reduced to zero; (v) the Class A-4 Certificates, first to the REMIC I Regular Interest LA-4-1, second to the REMIC I Regular Interest LA-4-2, third to the REMIC I Regular Interest LA-4-3 and then to the REMIC I Regular Interest LA-4-4, in each case, until reduced to zero; (vi) the Class A-1A Certificates, first to the REMIC I Regular Interest LA-1A-1, second to the REMIC I Regular Interest LA-1A-2, third to the REMIC I Regular Interest LA-1A-3, fourth to the REMIC I Regular Interest LA-1A-4, fifth to the REMIC I Regular Interest LA-1A-5, sixth to the REMIC I Regular Interest LA-1A-6, seven, to the REMIC I Regular Interest LA-1A-7, eighth to the REMIC I Regular Interest LA-1A-8, ninth to the REMIC I Regular Interest LA-1A-9, tenth to the REMIC I Regular Interest LA-1A-10, eleventh to the REMIC I Regular Interest LA-1A-11, twelfth to the REMIC I Regular Interest LA-1A-12, thirteenth to the REMIC I Regular Interest LA-1A-13, fourteenth, to the REMIC I Regular Interest LA-1A-14 and then to the REMIC I Regular Interest LA-1A-15, in each case until reduced to zero, (vii) the Class E Certificates, first to the REMIC I Regular Interest LE-1, second to the REMIC I Regular Interest LE-2 and then to the REMIC I Regular Interest LE-3, in each case, until reduced to zero; (viii) the Class F Certificates, first to the REMIC I Regular Interest LF-1, second to the REMIC I Regular Interest LF-2 and then to the REMIC I Regular Interest LF-3, in each case, until reduced to zero; (ix) the Class G Certificates, first to the REMIC I Regular Interest LG-1, second to the REMIC I Regular Interest LG-2 and then to the REMIC I Regular Interest LG-3, in each case, until reduced to zero;
(x) the Class H Certificates, first to the REMIC I Regular Interest LH-1 and then to the REMIC I Regular Interest LH-2, in each case, until reduced to zero;
(xi) the Class J Certificates, first to the REMIC I Regular Interest LJ-1, second to the REMIC I Regular Interest LJ-2 and then to the REMIC I Regular Interest LJ-3, in each case, until reduced to zero; and (xii) the Class L Certificates, first to the REMIC I Regular Interest LL-1, and then to the REMIC I Regular Interest LL-2, in each case, until reduced to zero).

            Realized Losses or Additional Trust Fund Expenses allocable to the Torre Mayor Pari Passu Note A-2 Mortgage Loan will reduce the related Uncertificated Principal Balance of the Torre Mayor Loan REMIC Regular Interest.

            Section 4.05 Interest Reserve Account.

            The Master Servicer shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained, at all times, as an Eligible Account, which the Master Servicer may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section
3.06. On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year that is not a leap year, the Master Servicer shall withdraw from the Certificate Account, in respect of each Mortgage Loan (other than any Non-Serviced Mortgage Loan) that accrues interest on an Actual/360 Basis, and deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan or as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date in March of each calendar year, the Master Servicer shall remit to the Trustee for deposit into the REMIC I Distribution Account all Withheld Amounts on deposit in the Interest Reserve Account with respect to Mortgage Loans (other than the Torre Mayor Pari Passu Note A-2 Mortgage Loan) and into the Torre Mayor Loan REMIC Distribution Account, the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan.

            Section 4.06 Excess Interest Distribution Account.

            The Trustee shall establish and maintain the Excess Interest Distribution Account in trust for the benefit of the Class V Certificateholders whether or not such Certificates have an outstanding Class Principal Balance. The Excess Interest Distribution Account shall be established and maintained at all times as an Eligible Account, which the Trustee may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section
3.06. The Excess Interest Distribution Account may be a sub-account of the Distribution Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Class V Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-29; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the REMIC II Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SBFL, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof; the Class XC and Class XP Certificates will be issuable in denominations corresponding to initial Notional Balances as of the Closing Date of not less than $1,000,000 and any whole dollar denomination in excess thereof; and the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of any Class thereof may be issued in a different denomination. The Class V Certificates will be issuable only in denominations representing not less than 10% of the Percentage Interest. Each Class of Residual Certificates will be issuable only in a denomination representing the entire Class. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount
(a) set forth on the face thereof, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Principal Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates, issued on the Closing Date shall, in any event, be dated the Closing Date.

            (c) Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

            If Certificateholders representing more than 25% of any Class of Certificates (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof or the initial transfer thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02. The Master Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information relating to the Mortgage Loans that are in its possession and as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of
Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Master Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            (c) With respect to the ERISA Restricted Certificates, the Class V Certificates and Residual Certificates: no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit E attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to the Class V Certificates or a Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) except for the Class V Certificates or the Residual Certificates (which may not be transferred to a Holder who does not make the representation described in clause (i)(a) or (i)(b)), if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, any Opinion of Counsel or other certification as the Certificate Registrar may reasonably require and in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or, with respect to the ERISA Restricted Certificates, the Opinions of Counsel or other certification described in clause (ii) above. The costs of any of the foregoing representation letters, certifications or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. With respect to transfers of Book-Entry Certificates only, to the extent the purchase or holding of a Certificate described in this Section 5.02(c) would be restricted by ERISA, the Code or Similar Law, each Certificate Owner of such Certificate shall be deemed to represent that it is not a Person specified in clause (i)(a) or (i)(b) above and therefore shall not be required pursuant to this Section 5.02(c) to deliver to the Certificate Registrar the representation letter in the form of Exhibit E attached hereto described in clause (i) above, or the Opinion of Counsel or other certification described in clause (ii) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            Each person owning a beneficial interest in a Certificate shall be deemed to represent that neither such Person nor any owner of a five percent or greater interest in such Person is an employer with employees covered by the General Electric Pension Trust.

            Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Except in connection with the initial issuance of the
            Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

            (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            (iii) The REMIC Administrator shall make available to the IRS and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Certificate Registrar's office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Institutional Accredited Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Institutional Accredited Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

            (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

            (j) The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 2006, and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

            (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

            (l) Each investor in the Certificates will be deemed, by its investment in such Certificates, to represent that neither (a) the investor nor
(b) any owner of a five percent or greater interest in the investor is an employer with employees covered by the General Electric Pension Trust. Any transfer in violation of this deemed representation will be void ab initio.

            (m) Any Holder of an interest in a Regulation S Global Certificate in respect of the Certificates shall have the right, upon prior written notice to the Depositor, the Trustee, Euroclear or Clearstream, as applicable, and the Depository, in the form of the Exchange Certificate attached hereto as Exhibit Q, to exchange all or a portion of such interest for an equivalent interest in a Domestic Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Domestic Global Certificate as set forth herein. Any Holder of an interest in a Domestic Global Certificate shall have the right, upon prior written notice to the Depositor, the Trustee, the Depository and Euroclear or Clearstream, as applicable, in the form of the Exchange Certificate attached hereto as Exhibit O or Exhibit P, as applicable, to exchange all or a portion of such interest for an equivalent interest in a Regulation S Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Regulation S Global Certificate as set forth herein. The Exchange Certificate shall specify the denomination of the Certificates to be exchanged. The Exchange Certificate shall also contain a representation that the transfer is being made in a transaction meeting the requirements of Rule 144A or Regulation S, as the case may be. Following receipt of any Exchange Certificate by the Depositor or the Trustee, (i) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certificate shall be available from the Trustee.

            Section 5.03 Book-Entry Certificates.

            (a) The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SBFL, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class XC and Class XP Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner (in addition to the procedures established under this Agreement and, if applicable, those of Euroclear and Clearstream). Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository, Euroclear or Clearstream.

            (b) The Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies the Trustee, the Certificate Registrar and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (f) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(f). Upon receipt by the Certificate Registrar at the Certificate Registrar's office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(f), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest, (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, and (v) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Each Regulation S Certificate shall include a certification to the effect that: (i) (1) the offer of the Certificates was not made to a person in the United States; and (2) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, that the Certificates being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            (g) The Certificates initially sold in offshore transactions in reliance on Regulation S shall be represented by a single Regulation S Global Certificate for each such Class in fully registered form without interest coupons, which will be deposited with the Trustee and registered in the name of Cede & Co. as nominee of DTC. Beneficial interests in each Regulation S Global Certificate may be held only through Euroclear or Clearstream.

            No interest in the Regulation S Global Certificates may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in a Domestic Global Certificate or a Definitive Certificate as described in Section 5.02(m). Any beneficial interest in a Regulation S Global Certificate that is transferred to a U.S. Person that is an Institutional Accredited Investor (that is not a Qualified Institutional Buyer) is required to be delivered in the form of a Definitive Certificate and shall cease to be an interest in such Regulation S Global Certificate and, thereafter, will be subject to all transfer restrictions and other procedures applicable to Certificates in definitive form described in Section 5.03. Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to a Definitive Certificate pursuant to this
Section 5.03 shall be made prior to the Release Date. Certificates evidenced by Regulation S Global Certificates shall be subject to certain restrictions on transfer as set forth in Section 5.02 and shall bear a legend regarding such restrictions described herein.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            Section 5.06 Certification by Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person that shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

            Section 5.07 Regarding the Identification of Certain
Certificateholders.

            (a) For purposes of determining the identity of the Holders of the Non-Registered Certificates (except a Class V, Class R-I, Class R-II or Class R-TM Certificate) to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder. With respect to the Registered Certificates and the Class V, Class R-I, Class R-II and Class R-TM Certificates, from time to time upon the request of the Master Servicer, the Trustee shall provide the Master Servicer with a list of the Certificateholders recorded in the Certificate Register.

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                               REMIC ADMINISTRATOR

            Section 6.01 Liability of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator.

            (a) Subject to the following paragraph, the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer, unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

            In accordance with Section 11.02, The Master Servicer and the Special Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information reasonably requested by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

            (a) None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust, the Certificateholders or any Companion Loan Holder(s) for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent or reckless disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense, including reasonable attorneys' fees, expenses of counsel and expenses of litigation, incurred in connection with any claims or legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h); or (ii) that was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party,
(B) willful misfeasance, bad faith, recklessness or negligence in the performance of obligations or duties hereunder by such party, or from negligent or reckless disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders, or if a Serviced Whole Loan is affected, the interests of the Certificateholders and the related Companion Loan Holder(s) (as a collective whole taking into account the subordination of any related Subordinate Interest(s)); provided, however, that if a Serviced Whole Loan and/or a Companion Loan Holder is involved, such expenses, costs and liabilities shall be payable out of the related Serviced Whole Loan Custodial Account and shall also be payable out of the Certificate Account if amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor hereunder and (i) so long as such expenses, costs and liabilities do not relate solely to a Companion Loan or (ii) if such expenses, costs and liabilities relate solely to a Companion Loan, only to the extent of deposits in the Certificate Account related directly to the Serviced Whole Loan. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a) (or, if and to the extent the matter relates solely to a Companion Loan, out of the related Serviced Whole Loan Custodial Account and out of the Certificate Account to the extent of deposits therein related directly to the Serviced Whole Loan). For the avoidance of doubt, such expenses, costs and liabilities shall not be deemed to relate solely to a Companion Loan for the sole reason that the related action was instituted by or against a Companion Loan Holder.

            (b) The KinderCare Portfolio Master Servicer, the KinderCare Portfolio Special Servicer, the KinderCare Portfolio Depositor and the KinderCare Portfolio Trustee, and any of their respective directors, officers, employees or agents (collectively, the "KinderCare Portfolio Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the KinderCare Portfolio Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the KinderCare Portfolio Whole Loan under the KinderCare Portfolio Pooling Agreement or this Agreement (but excluding any such losses allocable to the KinderCare Portfolio Pari Passu Note A-1), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any KinderCare Portfolio Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the KinderCare Portfolio Pooling Agreement. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the KinderCare Portfolio Master Servicer, the KinderCare Portfolio Trustee and the KinderCare Portfolio Special Servicer.

            (c) The Torre Mayor Master Servicer, the Torre Mayor Special Servicer, the Torre Mayor Depositor and the Torre Mayor Trustee, and any of their respective directors, officers, employees or agents (collectively, the "Torre Mayor Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the Torre Mayor Intercreditor Agreements) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the Torre Mayor Whole Loan under the Torre Mayor Pooling Agreement or this Agreement (but excluding any such losses allocable to the Torre Mayor Pari Passu Note A-1), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Torre Mayor Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Torre Mayor Pooling Agreement. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Torre Mayor Master Servicer, the Torre Mayor Trustee and the Torre Mayor Special Servicer.

            Section 6.04 Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

            None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto that is reasonably acceptable to the Trustee and the Directing Certificateholder and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates and, if a Serviced Whole Loan is involved, Serviced Companion Loan Securities, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect, which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

            Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.11(a) and Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

            Section 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its most recent financial statements, or in the case of the Special Servicer, publicly available financial statements of its corporate parent, and such other publicly available information directly related to the servicing of the Loans or to its ability to perform its obligations hereunder as it possesses, and that it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of any information that is not available publicly to non-affiliated third parties (other than their duly authorized representatives, which include without limitation attorneys and/or accountants) unless the Depositor or the Trustee, as applicable, is required to do so under applicable securities law or is compelled to do so as a matter of law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default.

            (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

            (i) any failure by the Master Servicer (A) to deposit into the Certificate Account or a Serviced Whole Loan Custodial Account any amount required to be so deposited under this Agreement that continues unremedied for three Business Days following the date on which such deposit was first required to be made, but in no event later than the Master Servicer Remittance Date before the related Distribution Date, or (B) to deposit into, or to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date, or (C) any failure by the Master Servicer to remit to any holder of a Serviced Companion Loan, as and when required by this Agreement or any related Intercreditor Agreement, any amount required to be so remitted; or

            (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or a Serviced Whole Loan Custodial Account or the applicable REO Account any amount required to be so deposited or remitted under this Agreement that continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made, but in no event later than two Business Days before the related Distribution Date; or

            (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date unless wired by 10:00 a.m. on the Distribution Date; provided, however, that if the Master Servicer fails to make any deposit contemplated by this
      Section 7.01(a)(iii), including any P&I Advance, which deposit is required to be made by the Master Servicer on any Master Servicer Remittance Date (without regard to any grace period), then the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including such Master Servicer Remittance Date to but excluding the related Distribution Date; or

            (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee or by any other party to this Agreement, as provided in
      Section 3.11(f); or

            (v) any failure by the Special Servicer to timely direct the Master Servicer to make any Servicing Advance (including any Emergency Advance) required to be made by the Master Servicer at its direction pursuant to this Agreement, which failure is not remedied by providing direction to the Master Servicer within three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

            (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

            (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the REMIC Administrator is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

            (viii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such representation or warranty is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

            (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (xii) Moody's provides notice to the Master Servicer or the Special Servicer, as applicable, to the effect that the rating or ratings on one or more Classes of Certificates or Serviced Companion Loan Securities will be the subject of a downgrade or withdrawal, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such action; provided, however, that the Master Servicer or Special Servicer, as applicable shall have 60 days to resolve such matters to the satisfaction of Moody's (or such longer time period as may be agreed in writing by Moody's) prior to the downgrade of any Class of Certificates or Serviced Companion Loan Securities, and in such case, such notice from Moody's shall not be deemed to be an Event of Default; or

            (xiii) either the Master Servicer or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not relisted thereon within 60 days.

Each Event of Default listed above as items (iv) through (xiii) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clauses (xii) or (xiii)) will constitute an Event of Default in each such capacity.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and (other than with respect to the Events of Default listed in clauses (xii) and clause (xiii) above) at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, or if the relevant Event of Default is the one described in clause (xi) of subsection (a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11 and Section 6.03, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Loans and the proceeds thereof (other than as a Holder of a Certificate or a Companion Loan). With respect to each of the Event of Defaults listed above as clauses (xii) and (xiii), the Trustee shall provide written notice of such Event of Default to each Certificateholder and request written direction of such Certificateholders whether they desire to terminate the Defaulting Party; if no such direction is received from the Directing Certificateholder or Holders of Certificates entitled to vote at least 51% of the Voting Rights within ten Business Days after delivery of such notice by the Trustee, and the Trustee has not elected pursuant to the preceding sentence to terminate the Defaulting Party, the Defaulting Party will not be terminated by reason of such Event of Default. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or Section 3.23, continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination). All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

            (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section 7.01, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            Notwithstanding Section 7.01(a), if any Event of Default occurs that affects a Serviced Pari Passu Companion Loan and the Master Servicer is not otherwise terminated, the Trustee, at the direction of the trustee of another Securitization related to such Serviced Pari Passu Companion Loan (at the discretion of certificateholders holding at least 25% of the certificate balance of the certificates issued by the related securitization trust) shall be entitled to direct the Trustee to appoint a sub-servicer (or if a sub-servicer is then sub-servicing such Serviced Whole Loan, to replace the current sub-servicer to service such Serviced Whole Loan, but only if the current sub-servicer has been terminated for cause in accordance with the related sub-servicing agreement) with respect to all of the rights and obligations of the Master Servicer under this Agreement related to such Serviced Whole Loan. The Trustee shall appoint a replacement sub-servicer with respect to such Serviced Whole Loan, selected by the Directing Certificateholder and the Serviced Pari Passu Companion Loan Holder of such Serviced Whole Loan (or their designees) but if the Directing Certificateholder and the related Serviced Pari Passu Companion Loan Holder are not able to agree on a sub-servicer (or, if the such Serviced Whole is being sub-serviced, a new sub-servicer) within 30 days, then the Controlling Class Representative shall select such sub-servicer. The Trustee shall notify the Controlling Class Representative and the applicable Serviced Pari Passu Companion Loan Holders with respect to the appointment of a replacement sub-servicer (and shall provide such non-proprietary information as may be reasonably requested by and necessary in the reasonable determination of any such Person in order to make a judgment, the expense of providing such information to be an expense of the requesting Person); provided, that such sub-servicer meets the eligibility requirements of Section 7.02 (including receipt of a confirmation from each Rating Agency that such appointment would not cause such Rating Agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates and any related Serviced Companion Loan Securities) and the eligibility requirements of each Serviced Companion Loan Securitization Agreement.

            (d) Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(xii) or (xiii) and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after such termination, then such Master Servicer shall continue to serve as Master Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Loans under this Agreement from at least three Persons qualified to act as Master Servicer hereunder in accordance with Section
6.02 and Section 7.02 for which the Trustee has received written confirmation that the appointment of such person would not result in the downgrade, withdrawal or qualification of a current rating on any of the Certificates or Serviced Companion Loan Securities and that are reasonably acceptable to the Directing Certificateholder (any such Person so qualified, a "Qualified Bidder") or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three or no Qualified Bidders submit bids for the right to master service the Loans under this Agreement. Any "Qualified Bidder" referenced hereunder shall be reasonably acceptable to the Directing Certificateholder. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the termination of Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after the termination of the Master Servicer.

            (e) Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            (f) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(f). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (subject to Section 3.11) that the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans; or if the Directing Certificateholder or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee; or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided, in the case of a successor Master Servicer, such successor has been approved by the Directing Certificateholder, which consent with respect to the Master Servicer shall not be unreasonably withheld or delayed; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency) or Serviced Companion Loan Securities; provided further that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Majority Certificateholder of the Controlling Class to designate a successor pursuant to Section 3.23. No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. Subject to Section 3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within 30 days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, that if the Trustee is directed to do so by the Directing Certificateholder, the Trustee shall pursue any remedy against any party obligated to make such reimbursement.

            Section 7.03 Form 8-K Information; Notification to
Certificateholders.

            (a) The predecessor and successor Master Servicer shall each provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

            (b) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Class A-SBFL Swap Counterparty.

            (c) Not later than the later of (i) 60 days after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders and the Class A-SBFL Swap Counterparty notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts that it has advanced and for any costs and expenses associated with any related Servicing Transfer Event. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

            (d) The Trustee hereby indemnifies and holds the Trust harmless for all losses, liabilities and damages incurred by the Trust or the Certificateholders by virtue of the Trustee's negligence or fraud.

            Section 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; the Trustee shall be under no obligation to take any action to enforce the rights of the Trust Fund under the Class A-SBFL Swap Agreement unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Class A-SBFL Swap Counterparty or the Holders of the Class A-SBFL Certificates, as applicable, or another party (other than the Trust); the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder that has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

            (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (h) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Sellers.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Loans.

            The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.07) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited into or withdrawn from the Certificate Account, the Interest Reserve Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

            Section 8.05 Fees of Trustee; Indemnification of Trustee.

            (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

            (b) The Trustee and any director, officer, employee or agent of the Trustee, or Person, if any, who controls the Trustee within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder and any other "unanticipated expenses" (similar to those defined in Treasury Regulations
Section 1.860G-1(b)(3)(ii)) of the Trustee; provided that the Trustee shall not be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall (i) survive any resignation or removal of the Trustee and appointment of a successor trustee and (ii) extend to any other role that the Trustee may assume hereunder, including without limitation REMIC Administrator, Custodian and/or Certificate Registrar.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than "Aa3" by Moody's and "AA-" by S&P (or, in the case of either Rating Agency, such other rating as each such Rating Agency shall permit so long as it is accompanied by a statement in writing that any of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates or Serviced Companion Loan Securities would not be downgraded, qualified (if applicable) or withdrawn as a result of such rating). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
8.07. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

            Section 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Class A-SBFL Swap Counterparty, the REMIC Administrator and all Certificateholders and Companion Loan Holder(s). Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Class A-SBFL Swap Counterparty, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Loan Holder(s), the REMIC Administrator and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 33-1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Companion Loan Holder(s), the Depositor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer. If the Trustee are removed under this Agreement without cause, all reasonable costs and expenses incurred by the Trustee (to the extent not duplicative of any reimbursement provided for under Section 8.08(a)) shall be at the expense of the party causing such removal.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates or Serviced Companion Loan Securities. The Master Servicer shall give notice to the holder of the KinderCare Portfolio Pari Passu Note A-1 and the holder of the Torre Mayor Pari Passu Note A-1 of any resignation or removal of the Trustee and appointment of a successor trustee.

            Section 8.08 Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such trustee to the Depositor and the Certificateholders.

            (d) The predecessor Trustee and successor Trustee shall notify the Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such appointment.

            Section 8.09 Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06. The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business. The Trustee and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor will all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent necessary for such co-trustee to perform its duties and obligations for which it has been appointed and specifically including the provisions of Section 8.05(b), shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee that do not comply with the provisions of Section 8.10(b) or, in the case of the Cayman Collateral Trustee, Section 8.10(f). The Cayman Collateral Trustee shall have no liability for the actions of the Trustee or any other separate trustee or co-trustee or from any inaction as a result of the Trustee failing to provide the Cayman Collateral Trustee with any information that it would require to perform its duties hereunder.

            (f) The Cayman Collateral Trustee is hereby appointed and hereby agrees to act as a co-trustee with respect to the Cayman Islands Mortgage Loan and is hereby further appointed and agrees to further act as security trustee of the Mortgage with respect to the Mortgaged Property securing the Cayman Islands Mortgage Loan.

            (g) The duties and obligations of the Cayman Collateral Trustee shall be limited to holding the legal title to the Mortgage with respect to the Mortgaged Property securing the Cayman Islands Mortgage Loan, holding the legal title to the Cayman Islands Mortgage Loan jointly with the Trustee for the exclusive use and benefit of all present and future Certificateholders and to taking any actions that may be necessary or desirable for the purpose of protecting, enforcing, perfecting and administering such security under the terms of such Mortgage and/or this Agreement at the direction of the Trustee.

            (h) The Trustee shall be responsible for providing all information that the Cayman Collateral Trustee requires to perform its duties hereunder.

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to
Section 3.07(c).

            Section 8.12 Access to Certain Information.

            (a) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Loans and the Trust Fund, that is within its control that may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 11.09, (B) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 11.11, (C) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (D) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (E) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Serviced Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (F) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund) and, (G) any Asset Status Report. Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

            In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

            Section 8.13 Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel addressed to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for each of the Torre Mayor Loan REMIC, REMIC I and REMIC II and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) the Master Servicer, or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I and the Torre Mayor Loan REMIC at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I and the Torre Mayor Loan REMIC, plus (B) the appraised value of each REO Property, if any, included in REMIC I and the Torre Mayor Loan REMIC (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer or the Special Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the related person, together with any Advance Interest payable to the related person in respect of such Advances and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the related person in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I and the Torre Mayor Loan REMIC; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer and the Special Servicer, in that order of priority, has the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and the Torre Mayor Loan REMIC as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer, the Special Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and the Torre Mayor Loan REMIC only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date. In the event that the Master Servicer, the Special Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and the Torre Mayor Loan REMIC in accordance with the preceding sentence, the Master Servicer, the Special Servicer or such Majority Certificateholder, as applicable, shall deposit into the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited into the Certificate Account) or, if a Serviced Whole Loan is involved, in the related Serviced Whole Loan Custodial Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account or if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account pursuant to the first paragraph of Section 3.04(e). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I and the Torre Mayor Loan REMIC.

            Following the date on which the Class Principal Balances of the Investment Grade Sequential Pay Certificates are reduced to zero, the Sole Pooled Certificateholder shall have the right to exchange all of such Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund by giving written notice to all the parties hereto and each Controlling Holder no later than 60 days prior to the anticipated date of exchange. In the event that the Holders voluntarily participate in the exchange described above, such exchange shall occur by means of an arms length transaction for which such Holder shall have received, immediately upon the consummation of the exchange described in the next sentence, consideration (which consideration may include (among other things): cash (or its equivalent), a beneficial ownership interest in the related Mortgage Loan in the form of a participation or any combination thereof) for its beneficial ownership interest in the Trust Fund and its related interest in any REMIC created hereunder equal to the value of the Certificates held by such Holder. Further, in the event that the Sole Pooled Certificateholder elects to exchange all of its Certificates for all of the Mortgage Loans and each REO Property (or the pro rata portion thereof allocable to such Holders) remaining in the Trust in accordance with the second preceding sentence, the Sole Pooled Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Torre Mayor Loan REMIC Distribution Account and the REMIC I Distribution Account on such Distribution Date from the Certificate Account pursuant to Section 3.04(c)(i). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates beneficially owned by the Sole Pooled Certificateholder, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Pooled Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Pooled Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. The remaining Mortgage Loans and REO Properties shall thereupon be deemed distributed to the Sole Pooled Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02. Solely for federal income tax purposes, the Sole Pooled Certificateholder shall be deemed to have purchased the assets of the Torre Mayor Loan REMIC and REMIC I for an amount equal to the remaining Class Principal Balance of their respective Certificates, plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates, the Torre Mayor Loan REMIC Regular Interest and the Corresponding REMIC I Regular Interests.

            Notice of any termination shall be given promptly by the Trustee by letter to the Class A-SBFL Swap Counterparty and the Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in the Torre Mayor Loan REMIC and REMIC I, not earlier than the fifteenth day and not later than the twenty-fifth day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the fifth day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount and Prepayment Premiums for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b) and Section 4.01(c)(i). Final distributions on the Torre Mayor Loan REMIC Regular Interest and the REMIC I Regular Interests shall be deemed to be made on such date as provided in Section 4.01(a)(i), Section 4.01(a)(ii), Section 4.01(b) and Section 4.01(c)(iv).

            Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-II Certificateholders shall be entitled to all unclaimed funds and other assets that remain subject thereto.

            Section 9.02 Additional Termination Requirements.

            In the event the Master Servicer, the Special Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I and the Torre Mayor Loan REMIC as provided in Section 9.01, the Trust (and, accordingly, the Torre Mayor Loan REMIC, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of the Torre Mayor Loan REMIC, REMIC I or REMIC II as defined in Section 860F of the Code or cause and the Torre Mayor Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of the Torre Mayor Loan REMIC, REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Torre Mayor Loan REMIC and REMIC I (other than the Torre Mayor Loan REMIC Regular Interest) to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

            (iii) prior to the end of such 90-day period and at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R-I Certificates (in the case of the Torre Mayor Loan REMIC and REMIC I) and the Class R-II Certificates (in the case of REMIC
      II) all cash on hand (other than cash retained to meet claims), and each of the Torre Mayor Loan REMIC, REMIC I and REMIC II shall terminate at that time.

            In the event the Trust Fund is to be terminated while the Class A-SBFL Swap Contract is still in effect, the Trustee shall promptly notify the Class A-SBFL Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and the notional amount of the Class A-SBFL Swap Contract will be reduced to zero on such date. Based on the date of termination, the Trustee shall calculate the Class A-SBFL Net Swap Payment, if any, as specified in
Section 3.32, and prior to any final distribution to the Holders of the Class A-SBFL Certificates pursuant to Section 9.01, shall pay such Class A-SBFL Net Swap Payment if any, to the Class A-SBFL Swap Counterparty. In the event that any fees (including termination fees) will be payable to the Class A-SBFL Swap Counterparty in connection with such termination, such fees will be payable to the Class A-SBFL Swap Counterparty solely from amounts remaining in the applicable Class A-SBFL Floating Rate Account after all distributions, to the Class A-SBFL Certificates are made pursuant to Section 9.01.

                                    ARTICLE X

                  ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of the Torre Mayor Loan REMIC, REMIC I and REMIC II as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) (i) The REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the residual interest in REMIC I, represented by the Class R-I Certificates, is hereby designated as the sole Class of "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Class XC, Class XP, Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class a-SBFL Regular Interest are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole Class of "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. For the avoidance of doubt, the Class XC and Class XP Certificates represent "specified portions," within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the REMIC I Regular Interests corresponding to their Corresponding Components. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in REMIC I or REMIC II.

            (ii) The Torre Mayor Loan REMIC Regular Interest is hereby designated as the "regular interest" (within the meaning of Section 860G(a)(1) of the Code) and the Torre Mayor Loan REMIC Residual Interest, represented by the Class R-TM Certificates is hereby designated as the sole class of "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in the Torre Mayor Loan REMIC.

            (c) The Closing Date is hereby designated as the "startup day" of each of the Torre Mayor Loan REMIC, REMIC I and REMIC II within the meaning of
Section 860G(a)(9) of the Code. The "latest possible maturity date", within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii) of (i) the REMIC I Regular Interests, the REMIC II Regular Certificates (other than the Class A-SBFL Certificates and the Class XP Certificates), the Class A-SBFL Regular Interest and the Torre Mayor Loan REMIC Regular Interest is the Rated Final Distribution Date and (ii) the Class XP Certificates is the Distribution Date in March 2013.

            (d) The REMIC Administrator shall maintain separate accounting with respect to the Torre Mayor Loan REMIC sufficient (i) to account for distributions on the Torre Mayor Loan REMIC Regular Interest as assets of REMIC I, (ii) to pay or cause to be paid any federal, state or local income tax attributable to the Torre Mayor Loan REMIC from payments received on or with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan, and (iii) subject to the deemed distribution of Excess Liquidation Proceeds with respect to the Torre Mayor Pari Passu Note A-2 Mortgage Loan to the Excess Liquidation Proceeds Account pursuant to Section 3.04(c)(iv), to cause any payments on the Torre Mayor Pari Passu Note A-2 Mortgage Loan in excess amounts distributable in respect of the Torre Mayor Loan REMIC Regular Interest to be distributed to the Class R-TM Certificates.

            (e) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of the Torre Mayor Loan REMIC, REMIC I and REMIC II and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Torre Mayor Loan REMIC, REMIC I or REMIC II, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Torre Mayor Loan REMIC, REMIC I or REMIC II, and otherwise act on behalf of each of the Torre Mayor Loan REMIC, REMIC I and REMIC II in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for the Torre Mayor Loan REMIC, REMIC I and REMIC II. Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (e) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

            (f) The REMIC Administrator shall prepare and file or cause to be prepared and filed, and the Trustee shall sign, all of the Tax Returns in respect of each of the Torre Mayor Loan REMIC, REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

            (g) The REMIC Administrator shall perform or cause to be performed on behalf of each of the Torre Mayor Loan REMIC, REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide, or cause to be provided: (i) to any Transferor of a Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is a Disqualified Organization; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) with respect to REMIC II, Form 8811, or other applicable form, to the IRS, and the name, title, address and telephone number of the Person who will serve as the representative of REMIC II.

            (h) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of the Torre Mayor Loan REMIC, REMIC I and REMIC II as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause any of the Torre Mayor Loan REMIC, REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect the Torre Mayor Loan REMIC, REMIC I or REMIC II, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Torre Mayor Loan REMIC, REMIC I or REMIC II, or causing the Torre Mayor Loan REMIC, REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause the Torre Mayor Loan REMIC, REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

            In the event that any tax is imposed on the Torre Mayor Loan REMIC, REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any taxes on contributions to the Torre Mayor Loan REMIC, REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Torre Mayor Loan REMIC Distribution Account or the REMIC I Distribution Account, as applicable.

            (i) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis. Such records with respect to REMIC I shall include, for each Distribution Date, the applicable REMIC I Principal Balance, REMIC I Remittance Rate, and each category of distribution on or with respect to the REMIC I Regular Interests and the REMIC I Residual Interest. Such records with respect to the Torre Mayor Loan REMIC shall include, for each Distribution Date, the Torre Mayor Pari Passu Note A-2 Mortgage Loan Balance and each other category of distribution on or with respect to the Torre Mayor Loan REMIC Regular Interest or the Class R-TM Certificates.

            (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to the Torre Mayor Loan REMIC, REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of a Mortgage Loan Seller regarding the related Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of the Torre Mayor Loan REMIC, REMIC I or REMIC II, or (D) the termination of the Trust pursuant to Article IX); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or
(iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a Defaulted Serviced Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) the Torre Mayor Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on the Torre Mayor Loan REMIC, REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which the Torre Mayor Loan REMIC, REMIC I or REMIC II will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit the Torre Mayor Loan REMIC, REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of the Torre Mayor Loan REMIC, REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            Section 10.02 Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

            (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator to enable it to perform its duties hereunder.

            Section 10.03 Fees of the REMIC Administrator.

            In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

            Section 10.04 Use of Agents.

            The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

            Section 10.05 Grantor Trust Administration.

            The parties intend that the portion of the Trust Fund consisting of
(i) the Excess Interest and the Excess Interest Distribution Account and (ii) the Class A-SBFL Regular Interest, the Class A-SBFL Swap Contract, the Class A-SBFL Floating Rate Account and proceeds thereof shall each be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention with respect to each Grantor Trust, the Trustee shall file or cause to be filed annually with the IRS together with IRS Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished annually (i) with respect to the Excess Interest Grantor Trust, to the Holders of the Class V Certificates, their allocable share of income with respect to Excess Interest as such amounts accrue or are received, as the case may be, after the related Anticipated Repayment Date and (ii) with respect to the Class A-SBFL Grantor Trust, to the Class A-SBFL Certificateholders, their allocable shares of income and expense with respect to the Class A-SBFL Regular Interest and the Class A-SBFL Swap Contract, each in the time or times and in the manner required by the Code. Under no circumstances shall the Trustee, the Master Servicer or the Special Servicer have the power to vary the investment of the Class A-SBFL Certificateholders or the Class V Certificateholders in the related Grantor Trust to take advantage of variations in the market rate of interest to improve their rate of return.

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 11.01 Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Except with respect to
Section 11.09 and Section 11.11, the Depositor or the Master Servicer shall not exercise their right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor or the Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1, each of the Master Servicer, the Special Servicer and the Trustee shall cooperate fully with the Depositor and the Master Servicer, as applicable, to deliver to the Depositor or the Trustee, as applicable (including any of their assignees or designees), any and all information in its possession necessary in the good faith determination of the Depositor or the Trustee, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer and the Trustee, as applicable, and any Additional Servicer, Subcontractor, Servicing Function Participant or Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor or the Master Servicer, as applicable, to be necessary in order to effect such compliance.

            Section 11.02 Succession; Subcontractors.(a) (a) In connection with the succession to the Master Servicer and Special Servicer or any Sub-Servicer contemplated by Item 1108(a)(2) of Regulation AB as servicer or Sub-Servicer under this Agreement by any Person (i) into which the Master Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or any Sub-Servicer, the Master Servicer and Special Servicer shall provide to the Depositor, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act) pursuant to Section 11.07; provided, however, that if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Master Servicer or Special Servicer, as applicable, shall submit such disclosure to the Depositor no later than the second Business Day after such effective date of such succession or appointment.

            (b) Each of the Master Servicer, the Special Servicer, the Sub-Servicer and the Trustee (each of the Master Servicer, the Special Servicer and the Trustee and each Sub-Servicer, for purposes of this paragraph, a "Servicer") is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance reasonably satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicer, specifying
(i) the identity of each Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by such Subcontractor. As a condition to the utilization by such Servicer of any Subcontractor determined to be a Servicing Function Participant, such Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause any such Subcontractor used by such Servicer to comply with the provisions of Section 11.10 and Section 11.11 of this Agreement to the same extent as if such Subcontractor were such Servicer. Such Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to obtain from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered.

            (c) Notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be an Additional Servicer for purposes of this Agreement, the engagement of such Additional Servicer shall not be effective unless and until notice is given to the Depositor and the Trustee of any such Additional Servicer and Sub-Servicing Agreement or other servicing arrangement. Such notice shall contain all information reasonably necessary to enable the Trustee to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act) pursuant to Section 11.07.

            (d) In connection with the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor, at least 10 Business Days prior to the effective date of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 11.07, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act); provided, however, that if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Trustee shall submit such disclosure to the Depositor no later than the second Business Day after such effective date of such succession or appointment.

            Section 11.03 Filing Obligations. (a) The Master Servicer, the Special Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act. The Trustee shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

            (b) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify the Depositor and whichever party hereto failed to deliver, or delivered after any applicable deadline, any required disclosure information. In the case of Forms 10-D and 10-K, the Depositor, the Master Servicer and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will notify the Depositor, and the parties hereto will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A; provided, however, that the Trustee will not be required to notify the Depositor or any other party hereto in advance of amending Form 10-D where such amendment is solely for the purpose of re-stating the Distribution Date Statement. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor. The parties hereto acknowledge that the performance by the Trustee of its duties under Section 11.08 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.07, 11.08, 11.09, 11.10 and 11.11. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.04 Form 10-D Filings. (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule IX to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval; provided, however, that the Trustee shall promptly notify the Depositor of any such report that it receives.

            As set forth on Schedule IX hereto, within 5 calendar days after the related Distribution Date, (i) the parties listed on Schedule IX hereto shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-D Disclosure described on Schedule IX hereto applicable to such party, (ii) the parties listed on Schedule IX hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Schedule XII and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule IX hereto of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            (b) After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review and approval. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in
Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. The signing party at the Depositor can be contacted at: Stephen L. Hogue, Banc of America Securities LLC, 214 North Tryon Street, Charlotte, North Carolina 28255, Telephone No. (704) 387-2040, and Paul E. Kurzeja, Esq., Bank of America Corporation, 100 North Tryon Street, Charlotte, North Carolina 28255, Telephone No. (704) 386-8509. The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.04(b) related to the timely preparation and filing of Form 10-D is contingent upon the Master Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 11.04. The Trustee shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.05 Form 10-K Filings. (a) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement:

            (i) an annual compliance statement for the Master Servicer, the Special Servicer, each Additional Servicer and the Trustee, as described under Section 11.09;

            (ii) (A) the annual reports on assessment of compliance with servicing criteria for the Trustee, the Master Servicer, the Special Servicer, any Additional Servicer, each Sub-Servicer engaged by the Master Servicer or the Special Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer or the Trustee, as described under Section 11.10, and (B) if any such report on assessment of compliance with servicing criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with servicing criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

            (iii) (A) the registered public accounting firm attestation report for the Trustee, the Master Servicer, the Special Servicer, any Additional Servicer, each Sub-Servicer engaged by the Master Servicer and the Special Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer or the Trustee, as described under Section 11.11, and (B) if any registered public accounting firm attestation report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

            (iv) a certification in the form attached hereto as Exhibit K, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes-Oxley Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

            Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule X to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting, direction and approval; provided, however, that the Trustee shall promptly notify the Depositor of any Additional Form 10-K Disclosure that it receives.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15, commencing in March 2007 (i) the parties listed on Schedule X hereto shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-K Disclosure described on Schedule X hereto applicable to such party, (ii) the parties listed on Schedule X hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Schedule XII, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on
Schedule X hereto of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            (b) After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review and approval no later than five Business Days prior to the 10-K Filing Deadline. No later than 5:00 p.m. Eastern Time on the fourth Business Day prior to the 10-K Filing Deadline, a duly authorized representative of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in this Section 11.05. Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K. The signing party at the Depositor can be contacted at: Stephen L. Hogue, Banc of America Securities LLC, 214 North Tryon Street, Charlotte, North Carolina 28255, Telephone No. (704) 387-2040, and Paul E. Kurzeja, Esq., Bank of America Corporation, 100 North Tryon Street, Charlotte, North Carolina 28255, Telephone No. (704) 386-8509. The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.05 related to the timely preparation and filing of Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.05. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.06 Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit K required to be included therewith pursuant to the Sarbanes-Oxley Act. The Master Servicer, the Special Servicer, any Additional Servicer and the Trustee shall, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification in the form attached hereto as Exhibit L, on which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. In addition, in the event that any Serviced Companion Loan is deposited into a commercial mortgage securitization, each Reporting Servicer shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to the securitization of any Serviced Companion Loan a certification in the form attached hereto as Exhibit L (a "Performance Certification") (which shall address the matters contained in such certification, but solely with respect to the related Serviced Companion Loan) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity's officers, directors and Affiliates can reasonably rely. With respect to any Non-Serviced Mortgage Loan serviced under a Non-Serviced Mortgage Loan Pooling Agreement, the Master Servicer will use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer and the Non-Serviced Mortgage Loan Trustee in form and substance similar to a Performance Certification. The senior officer in charge of the securitization for the Depositor shall serve as the Certifying Person. In addition, the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee and any Servicing Function Participant shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to
Section 11.10 and (iii) accountant's report provided pursuant to Section 11.11, and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee or any Servicing Function Participant to enable such accountants to render the certificates provided for in Section 11.11. In the event the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee or any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such party shall provide a certification to the Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

            Section 11.07 Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule XI hereto to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting, direction and approval; provided, however, that the Trustee shall promptly notify the Depositor of any Form 8-K Disclosure that it receives.

            As set forth on Schedule XI hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event
(i) the parties listed on Schedule XI hereto shall be required to provide to the Trustee and the Depositor, to the extent known, by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Form 8-K Disclosure Information described on Schedule XI hereto applicable to such party, (ii) the parties listed on Schedule XI hereto shall include with such additional Form 8-K Disclosure ("Additional Form 8-K Disclosure"), an Additional Disclosure Notification in the form attached hereto as Schedule XII, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XI hereto of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed and out-of-pocket expenses incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review and approval no later than the third Business Day after the Reportable Event (but in no event earlier than 24 hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph). No later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee of any changes to or approval of such Form 8-K. No later than Noon (New York City time) on the fourth Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Section 11.07. Promptly after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared by the Trustee. The signing party at the Depositor can be contacted at Stephen L. Hogue, Banc of America Securities LLC, 214 North Tryon Street, Charlotte, North Carolina 28255, Telephone No. (704) 387-2040, and Paul E. Kurzeja, Esq., Bank of America Corporation, 100 North Tryon Street, Charlotte, North Carolina 28255, Telephone No. (704) 386-8509. The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this
Section 11.07. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from the Master Servicer or Depositor needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            The Master Servicer, the Special Servicer and the Trustee shall promptly notify (and the Master Servicer and the Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Sub-Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement) to promptly notify) the Depositor and the Trustee, but in no event later than one Business Day after its occurrence, of any Reportable Event of which it has knowledge.

            Section 11.08 Form 15 Filing. On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act that would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Forms 10-D, 10-K and 8-K as required pursuant to
Section 11.04, Section 11.05 and Section 11.07.

            Section 11.09 Annual Compliance Statements. The Trustee, the Master Servicer and the Special Servicer shall, and the Master Servicer or Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans to, deliver to the Depositor and the Trustee on or before March 15 of each year, commencing in March 2007, an Officer's Certificate stating, as to the Certifying Servicer, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans to, forward a copy of each such statement to the Rating Agencies and the Directing Certificateholder. Promptly after receipt of each such Officer's Certificate, the Depositor shall review each such Officer's Certificate and, if applicable, consult with such Certifying Servicer as to the nature of any failures by such Certifying Servicer, or any related Additional Servicer with which such Certifying Servicer has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any of such Certifying Servicer's obligations hereunder or under the applicable Sub-Servicing Agreement or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to the extent that such Certifying Servicer serviced a Mortgage Loan during the applicable period, whether or not the Master Servicer, the Special Servicer or Additional Servicer is acting as a Certifying Servicer at the time such Officer's Certificate is required to be delivered. No Certifying Servicer shall be required to cause the delivery of any such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            Section 11.10 Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 15 of each year, commencing in March 2007, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall furnish, and each such party shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to furnish (each, a "Reporting Servicer"), to the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Relevant Servicing Criteria as the basis for such report, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

            Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria specified on a certification substantially in the form of Schedule VIII hereto delivered to the Depositor on the Closing Date. Promptly after receipt of each such report, (i) the Depositor shall review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria and notify the Depositor of any exceptions. No Reporting Servicer shall be required to cause the delivery of any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) On the Closing Date, the Master Servicer, the Special Servicer and the Trustee shall furnish to the Depositor and the Trustee the Relevant Servicing Criteria applicable to it, in the form of Schedule VIII hereto appropriately completed (indicating thereon any Servicing Function Participant that the Master Servicer, Special Servicer or Trustee has entered into a servicing relationship).

            (c) No later than the end of each fiscal year for the Trust, the Master Servicer and the Special Servicer shall notify the Trustee and the Depositor as to the name of each Servicing Function Participant utilized by it, and the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer and the Trustee submit their assessments pursuant to Section 11.10(a), the Master Servicer, the Special Servicer and the Trustee, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it.

            Section 11.11 Annual Independent Public Accountants' Servicing Report. On or before March 15 of each year, commencing in March 2007, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall cause, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is issuing an opinion as to whether such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria was fairly stated in all material respects. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language.

            Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, (i) the Depositor shall review the report and, if applicable, consult with the Master Servicer, the Special Servicer or the Trustee as to the nature of any defaults by the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicer's, the Special Servicer's, the Trustee's, the Trustee's or the applicable Servicing Function Participants' obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Trustee shall confirm that each accountants' attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of Section 11.10 and notify the Depositor of any exceptions.

            Section 11.12 Indemnification. Each of the Master Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the Master Servicer, the Special Servicer or the Trustee, as the case may be, of its obligations under this Article XI or (ii) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer or the Trustee in the performance of such obligations.

            The Master Servicer and the Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement or (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations or (iii) any failure by a Servicer (as defined in Section 11.02(b)) to identify a Servicing Function Participant pursuant to Section 11.02(c).

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, any Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to Sections 11.06, 11.09, 11.10 or 11.11 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party's negligence, bad faith or willful misconduct in connection therewith. The Master Servicer and Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations. This Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer or the Special Servicer.

            Section 11.13 Signatures; Article XI Notices. Each Form 8-K report and Form 10-D report shall be signed by the Depositor. The Depositor shall provide its signature to the Trustee by electronic or fax transmission (with hard copy to follow by overnight mail) no later than the 13th calendar day following the related Distribution Date for Form 10-D, and not later than noon on the date of filing for Form 8-K (provided, that in each case the Trustee shall not file the related form until the Depositor has given its approval thereof). If a Form 8-K or Form 10-D cannot be filed on time or if a previously filed Form 8-K or Form 10-D needs to be amended, the Trustee will follow the procedures set forth in this Article XI.

            With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to Article XI, the Trustee may deliver such notice, notwithstanding any contrary provision in Section 12.05 via facsimile to (704) 386-1094, via email to Stephen.l.hogueL@bankofamerica.com or telephonically by calling Stephen Hogue at (704) 387-2040.

            Section 11.14 Amendments. This Article XI (other than with respect to the reports and certifications set forth in Section 11.09 and Section 11.11) may be amended by the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and the Sarbanes-Oxley Act and/or to conform to standards developed within the commercial mortgage-backed securities market without any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

            Section 11.15 Companion Loans. In the event that any Companion Loan is securitized and the trust fund (or similar vehicle) into which such Companion Loan is placed is then subject to the reporting requirements of the Exchange Act (including without limitation, the requirements of the Sarbanes-Oxley Act), each of the Master Servicer and the Special Servicer hereby agree to provide reasonable cooperation (including without limitation, the provision of Sarbanes-Oxley Certifications in the form set forth on Exhibit L) to enable such trust fund to comply with such reporting requirements applicable to such trust fund, and the Master Servicer and the Special Servicer shall require any sub-servicer engaged by it to provide to the Master Servicer and the Special Servicer, as applicable, and to the master servicer and special servicer, as applicable, with respect to a securitization of a Companion Loan, a certification that is substantially similar to the form of certificate attached to this Agreement, as it relates to the servicing activities of such sub-servicer, on which such Person and such Person's partners, representatives, affiliates, members, managers, directors, officers, employees or agents can rely.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any Companion Loan Holder, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder that shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action that, if made effective, would apply retroactively to the Torre Mayor Loan REMIC, REMIC I or REMIC II at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the Torre Mayor Loan REMIC, REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) and (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; provided further that such amendment shall not adversely affect in any material respect the rights and obligations of the related Mortgage Loan Seller without such Mortgage Loan Seller's written consent; provided further that such amendment shall not adversely affect in any material respect the rights and obligations of a Companion Loan Holder without such Companion Loan Holder's written consent; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses (i) through (vi) above) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates by any Rating Agency or Serviced Companion Loan Securities (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates or the Companion Loan Holders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties that are required to be distributed on any Certificate without the written consent of the Holder of such Certificate,
(ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the written consent of the Holders of all Certificates of such Class,
(iii) change the definition of the Servicing Standard, without the written consent of the Holders of all Certificates outstanding, or (iv) modify the provisions of this Section 12.01 without the written consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates. For purposes of this Section 12.01(b), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of this Section 12.01(b).

            (c) At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), the Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation,
(i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Mortgage Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund, (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates, and (v) to provide for any holders of any Classes of Non-Registered Certificates remaining as such after giving effect to such amendment to receive or have the right to request to receive any statements, reports or other information that the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates are entitled to receive or request to receive under this Agreement. For purposes of this Section 12.01(c), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of
Section 12.01(b). Any restructuring pursuant to this Section 12.01(c) shall require, at the expense of the requesting holders, the prior written approval of each Rating Agency and confirmation of the ratings of each such Class of Certificates (taking into account such restructuring), including confirmation that such restructuring will not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned to the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates.

            (d) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on the Torre Mayor Loan REMIC, REMIC I, REMIC II or any REMIC in which a Companion Loan is included pursuant to the REMIC Provisions or cause the Torre Mayor Loan REMIC, REMIC I, REMIC II or any REMIC in which a Companion Loan is included to fail to qualify as a REMIC at any time that any Certificates are outstanding or either Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder and each Companion Loan Holder.

            (f) It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

            (g) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 12.01 that affects its rights, duties and immunities under this Agreement or otherwise.

            (h) The cost of any Opinion of Counsel to be delivered pursuant to
Section 12.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (d) shall be payable out of the Distribution Account.

            (i) Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Class A-SBFL Swap Counterparty or the Class A-SBFL Certificates or the rights of the Class A-SBFL Swap Counterparty under the Class A-SBFL Swap Contract or the rights of the holders of the Class A-SBFL Certificates without the consent of the Class A-SBFL Swap Counterparty and 100% of the Holders of the Class A-SBFL Certificates.

            Section 12.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only (i) upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and (ii) upon consent of the Directing Certificateholder. It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this Section 12.02.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder or Companion Loan Holder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's or Companion Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or Companion Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/ or the Companion Loan Holder(s) from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or Companion Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder or Companion Loan Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 12.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 12.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

            (i) in the case of Banc of America Commercial Mortgage Inc., 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255,
      Attention: Stephen Hogue, telecopy number: (704) 386-1094 (with copies to Paul Kurzeja, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street (20th Floor, Charlotte, North Carolina 28255), telecopy number: (704) 387-0922;

            (ii) in the case of the Master Servicer, Bank of America, National Association, Capital Markets Servicing Group, NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255, Attention:
      Servicing Manager, telecopy number: (704) 317-4501, Reference: Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, with copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202;

            (iii) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: President, telecopy number: (913) 253-9001;

            (iv) in the case of the Trustee and REMIC Administrator, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
      Corporate Trust Services (CMBS), Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4, telecopy number: (410) 716-2380;

            (v) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
      CMBS--Monitoring, facsimile number (212) 553-1350; (B) Standard & Poor's Ratings Services, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: Commercial Mortgage Group Surveillance Manager, telecopy number (212) 438-2662;

            (vi) in the case of the initial Directing Certificateholder, Anthracite Capital, Inc., at Anthracite Capital, Inc., 40 East 52nd Street, 7th Floor, New York, New York 10022, Attention: Richard Shea and Daniel Sefcik, telecopy number: (212) 754-8758;

            (vii) in the case of the initial KinderCare Portfolio Pari Passu Note A-1 Holder, LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-6, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group - Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6, telecopy number: (312) 904-2084;

            (viii) in the case of the initial KinderCare Portfolio Controlling Holder, [Banc of America Securities LLC, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Mr. Stephen L. Hogue, with a copy to Paul E. Kurieja, Esq., at 100 North Tryon Street 20th Floor, NC1-007-20-01, Charlotte, North Carolina 28255 and with a copy to A. James Cotins, Esq.];

            (ix) in the case of the initial Torre Mayor Pari Passu Note A-1 Holder, LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-5, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group - Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-5, telecopy number: (312) 904-2084;

            (x) in the case of the initial Torre Mayor Controlling Holder, Metropolitan Life Insurance Company, 10 Park Avenue, Morristown, New Jersey 07962, Attention: Senior Managing Director, Real Estate Investments;

            (xi) in the case of the Class A-SBFL Swap Counterparty, IXIS Financial Products, Inc., 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Swaps Administration, telecopy number: (212) 891-6298, with a copy to General Counsel, telecopy number (212) 891-6137;

            or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 12.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Companion Loan Holder and any designees thereof acting on behalf of or exercising the rights of such Companion Loan Holder and the Class A-SBFL Swap Counterparty shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein and may directly enforce such rights. Except as specifically contemplated by Sections 3.22, 3.24, 6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 12.08 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 12.09 Notices to and from Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default hereunder that has not been cured;

            (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

            (iv) any change in the location of the Distribution Account, the Torre Mayor Loan REMIC Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account, the Class A-SBFL Floating Rate Account or the Excess Liquidation Proceeds Account;

            (v) the final payment to any Class of Certificateholders; and

            (vi) the repurchase of any Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee and the appointment of a successor; and

            (ii) any change in the location of the Certificate Account.

            (c) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency, with respect to each Loan such information as the Rating Agency shall reasonably request and that the Trustee, the Master Servicer or the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

            (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 11.09; and

            (ii) each of its annual independent public accountants' servicing reports described in Section 11.11, if any.

            In addition, as and to the extent required by Section 3.12(a) and
(b), each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual or other periodic operating statements and rent rolls collected, by it pursuant to Section 3.12(b).

            (e) The Trustee shall promptly furnish each Rating Agency on a monthly basis, to the extent not made available on the Trustee's Website, copies of the statements to the Holders of the REMIC II Certificates required by the first paragraph of Section 4.02(a).

            (f) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies, any Controlling Holder, any Companion Loan Holder or a Holder of a Non-Registered Certificate (except a Class V, Class R-I, Class R-II or Class R-TM Certificate) (if requested by such Holder), by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this Section 12.09, shall be so delivered or otherwise made available through an electronic medium.

            (g) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current rating on any Certificate then outstanding.

            Section 12.10 Requests for Information; Standing Requests.

            (a) Any Holder of a Non-Registered Certificate (except a Class V, Class R-I, Class R-II or Class R-TM Certificate) shall be entitled to, upon request to the Master Servicer, receive a copy from the Master Servicer, of any notice or report to be delivered hereunder to the Directing Certificateholder.

            (b) For the avoidance of doubt, it is noted that to the extent that any Rating Agency, any Controlling Holder, any Companion Loan Holder or any Holder of a Non-Registered Certificate (except a Class V, Class R-I, Class R-II or Class R-TM Certificate) is stated herein to be entitled to obtain from the Master Servicer or the Special Servicer, upon request, any particular report or other item of information obtained or prepared with respect to the Loans by the parties to this Agreement in the course of their performance hereof, such request by such Person may take the form of a standing request to the Master Servicer or the Special Servicer, as the case may be, to receive all such reports or items until further notice.

            Section 12.11 Insolvency.

            The Master Servicer, Special Servicer, Depositor and Trustee shall each notify the Depositor and the Trustee of any of the events enumerated in
Item 1.03 of Form 8-K with respect to any of the Master Servicer, Special Servicer, Depositor or Trustee as least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 1.03 of Form 8-K not later than the effective date of any such event.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.


                                       BANC OF AMERICA COMMERCIAL
                                          MORTGAGE INC.
                                          Depositor


                                       By: /s/  John S. Palmer
                                          --------------------------------------
                                          Name:  John S. Palmer
                                          Title: Vice President


                                       BANK OF AMERICA, NATIONAL ASSOCIATION
                                          Master Servicer


                                       By: /s/ Sean D Reilly
                                          --------------------------------------
                                          Name:  Sean D Reilly
                                          Title: Prinicipal


                                       MIDLAND LOAN SERVICES, INC.
                                          Special Servicer


                                       By: /s/ Lawrence D. Ashley
                                          --------------------------------------
                                          Name:  Lawrence D. Ashley
                                          Title: Senior Vice President


                                       WELLS FARGO BANK, N.A.
                                       Trustee and REMIC Administrator


                                       By: /s/ Deborah Daniels
                                          --------------------------------------
                                          Name:  Deborah Daniels
                                          Title: Vice President


                                       HSBC FINANCIAL SERVICES (CAYMAN) LIMITED,
                                          collateral trustee with respect to the
                                          Mortgaged Property securing the Cayman
                                          Islands Mortgage Loan


                                       By: /s/ Amanda Wayman & Kareen Watler
                                          --------------------------------------
                                          Name:  Amanda Wayman & Kareen Watler
                                          Title: Authorized Signatories

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )

            On the 14th day of March 2006, before me, a notary public in and for said State, personally appeared John S. Palmer known to me to be a Vice President of BANC OF AMERICA COMMERCIAL MORTGAGE INC. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Demetria C. Criston
                                       -----------------------------------------
                                       Notary Public

[Notarial Seal]

My commission expires:


February 4, 2008
--------------------------

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )

            On the 14th day of March 2006, before me, a notary public in and for said State, personally appeared Sean D. Reilly known to me to be a Principal of BANK OF AMERICA, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Demetria C. Criston
                                       -----------------------------------------
                                       Notary Public

[Notarial Seal]

My commission expires:


February 8, 2004
--------------------------

STATE OF KANSAS         )
                        )     ss.:
COUNTY OF JOHNSON       )

            On the 14th day of March 2006, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior Vice President of Midland Loan Services, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Brent Kinder
                                       -----------------------------------------
                                       Notary Public

[Notarial Seal]

My commission expires:


January 30, 2010
--------------------------

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 8th day of March 2006, before me, a notary public in and for said State, personally appeared Deborah Daniels, known to me to be a Vice President of WELLS FARGO BANK, N.A. which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Janet M. Jolley
                                       -----------------------------------------
                                       Notary Public

[Notarial Seal]

My commission expires:


January 3, 2009
--------------------------

                                   Exhibit A-1
                          Form of Class A-1 Certificate

                          CLASS A-1 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.2190% per annum                        Certificate as of the Issue Date:
                                         $[81,500,000]

Date of Pooling and Servicing Agreement: Class Principal Balance of all the
March 1, 2006                            Class A-1 Certificates as of the Issue
                                         Date:
                                         $[81,500,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-1-[__]                CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-1 Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-2
                          Form of Class A-2 Certificate

                          CLASS A-2 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.3340% per annum                        Certificate as of the Issue Date:
                                         $[84,400,000]

Date of Pooling and Servicing Agreement: Class Principal Balance of all the
March 1, 2006                            Class A-2 Certificates as of the Issue
                                         Date:
                                         $[84,400,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-2-[__]                CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-2 Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-3
                         Form of Class A-3A Certificate

                         CLASS A-3A COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.4470% per annum                        Certificate as of the Issue Date:
                                         $[130,100,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class A-3A Certificates as of the
March 1, 2006                            Issue Date:
                                         $[130,100,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-3A-[__]               CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-3A Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-4
                         Form of Class A-3B Certificate

                         CLASS A-3B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.4470%                                  Certificate as of the Issue Date:
                                         $[25,000,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class A-3A Certificates as of the
March 1, 2006                            Issue Date:
                                         $[25,000,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-3A-[__]               CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-3B Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-5
                        Form of Class A-SBFL Certificate

                        CLASS A-SBFL COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
LIBOR + 0.20%                            Certificate as of the Issue Date:
                                         $[133,468,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class A-SBFL Certificates as of the
March 1, 2006                            Issue Date:
                                         $[133,468,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: P-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)

------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-SBFL Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________ please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

   I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the the following address: _________________________________________________________

_____________________________________________________________________________.

Dated:

                                       --------------------------------------
                                       Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions  shall, if permitted,  be made by wire transfer or otherwise,
in  immediately   available   funds,  to  ____________   for  the  account  of
--------------------.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________)  and all  applicable  statements and notices should be mailed to
---------------------------.

   This information is provided by ______________________________________, the assignee named above, or _______________________________________, as its agent.

                                   Exhibit A-6
                          Form of Class A-4 Certificate

                          CLASS A-4 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.3720% per annum                        Certificate as of the Issue Date:
                                         $[500,000,000] $[116,500,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class A-4 Certificates as of the Issue
March 1, 2006                            Date:
                                         $[500,000,000] $[116,500,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-4-[__]                CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-4 Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-7
                         Form of Class A-1A Certificate

                         CLASS A-1A COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.3780% per annum                        Certificate as of the Issue Date:
                                         $[355,399,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class A-1A  Certificates as of the
March 1, 2006                            Issue Date:
                                         $[355,399,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-SB-[__]               CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-1A Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-8
                          Form of Class XC Certificate

                          CLASS XC COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Notional Amount of this
0.0447%                                  Certificate as of the Issue Date:
                                         $[500,000,000]  $[500,000,000]
                                         $[500,000,000]  $[500,000,000]
                                         $[37,667,323]

Date of Pooling and Servicing            Class Notional  Amount of all the Class
Agreement:                               XC Certificates as of the Issue Date:
March 1, 2006                            $2,037,667,323

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: XC-[__]                 CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class XC Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-9
                          Form of Class XP Certificate

                          CLASS XP COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                             [RULE 144A] CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Notional Amount of this
0.3406%                                  Certificate as of the Issue Date:
                                         $[500,000,000] $[500,000,000]
                                         $[500,000,000] $[489,427,000]

Date of Pooling and Servicing            Class Notional  Amount of all the Class
Agreement:                               XP Certificates as of the Issue Date:
March 1, 2006                            [$1,989,427,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: XP-[__]                 CUSIP No.: [__________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class XP Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-10
                          Form of Class A-M Certificate

                          CLASS A-M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.4210% per annum                        Certificate as of the Issue Date:
                                         $[203,766,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class A-M Certificates as of the Issue
March 1, 2006                            Date:
                                         $[203,766,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-M-[__]                CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-M Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-11
                          Form of Class A-J Certificate

                          CLASS A-J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.4600%                                  Certificate as of the Issue Date:
                                         $[142,637,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class A-J Certificates as of the Issue
March 1, 2006                            Date:
                                         $[142,637,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-J-[__]                CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-J Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-12
                           Form of Class B Certificate

                           CLASS B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.4900% per annum                        Certificate as of the Issue Date:
                                         $[20,377,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class B Certificates as of the Issue
March 1, 2006                            Date:
                                         $[20,377,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: B-[__]                  CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class B Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-13
                           Form of Class C Certificate

                           CLASS C COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.5090 % per annum                       Certificate as of the Issue Date:
                                         $[22,924,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class C Certificates as of the Issue
March 1, 2006                            Date:
                                         $[22,924,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: C-[__]                  CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class C Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-14
                           Form of Class D Certificate

                           CLASS D COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.6424%                                  Certificate as of the Issue Date:
                                         $[20,376,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class D Certificates as of the Issue
March 1, 2006                            Date:
                                         $[20,376,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: D-[__]                  CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class D Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-15
                           Form of Class E Certificate

                           CLASS E COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.7304%                                  Certificate as of the Issue Date:
                                         $[35,659,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class E Certificates as of the Issue
March 1, 2006                            Date:
                                         $[35,659,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: E-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class E Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-16
                           Form of Class F Certificate

                           CLASS F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.7764                                   Certificate as of the Issue Date:
                                         $[20,377,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class F Certificates as of the Issue
March 1, 2006                            Date:
                                         $[20,377,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: F-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class F Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-17
                           Form of Class G Certificate

                           CLASS G COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.7764%                                  Certificate as of the Issue Date:
                                         $[25,471,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class G Certificates as of the Issue
March 1, 2006                            Date:
                                         $[25,471,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: G-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class G Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-18
                           Form of Class H Certificate

                           CLASS H COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                    [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.7764%                                  Certificate as of the Issue Date:
                                         $[22,924,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class H Certificates as of the Issue
March 1, 2006                            Date:
                                         $[22,924,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: H-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)

------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class H Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-19
                           Form of Class J Certificate

                           CLASS J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                    [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.7764%                                  Certificate as of the Issue Date:
                                         $[28,018,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class J Certificates as of the Issue
March 1, 2006                            Date:
                                         $[28,018,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: J-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class J Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-20
                           Form of Class K Certificate

                           CLASS K COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                    [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.0450%                                  Certificate as of the Issue Date:
                                         $[7,641,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class K Certificates as of the Issue
March 1, 2006                            Date:
                                         $[7,641,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: K-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class K Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-21
                           Form of Class L Certificate

                           CLASS L COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                    [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.0450%                                  Certificate as of the Issue Date:
                                         $[10,188,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class L Certificates as of the Issue
March 1, 2006                            Date:
                                         $[10,188,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: L-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class L Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-22
                           Form of Class M Certificate

                           CLASS M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                    [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.0450%                                  Certificate as of the Issue Date:
                                         $[7,641,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class M Certificates as of the Issue
March 1, 2006                            Date:
                                         $[7,641,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: M-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)

------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class M Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-23
                           Form of Class N Certificate

                           CLASS N COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                    [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.0450%                                  Certificate as of the Issue Date:
                                         $[2,547,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class N Certificates as of the Issue
March 1, 2006                            Date:
                                         $[2,547,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: N-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)

------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, and the Trustee, the REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, and the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class N Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-24
                           Form of Class O Certificate

                           CLASS O COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                    [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.0450%                                  Certificate as of the Issue Date:
                                         $[5,095,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class O Certificates as of the Issue
March 1, 2006                            Date:
                                         $[5,095,000]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: O-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class O Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-25
                           Form of Class P Certificate

                           CLASS P COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                    [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.0450%                                  Certificate as of the Issue Date:
                                         $[7,641,000]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class P Certificates as of the Issue
March 1, 2006                            Date:
                                         $[7,641,000]

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: P-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class P Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-26
                           Form of Class Q Certificate

                           CLASS Q COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

                    [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                       Certificate Principal Balance of this
5.0450%                                  Certificate as of the Issue Date:
                                         $[28,018,323]

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement:                               Class Q Certificates as of the Issue
March 1, 2006                            Date:
                                         $[28,018,323]

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: P-[__]                  CUSIP No.: [__________](1)
                                                    [__________](2)


------------------
(1)   For Rule 144A Book-Entry Certificates only.
(2)   For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class Q Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-27
                          Form of Class R-I Certificate

                          CLASS R-I COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing            Percentage  Interest  evidenced by this
Agreement:                               Certificate in the related Class:
March 1, 2006                            100%

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: R-I-[__]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH, A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

   This certifies that Bank of America, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Trustee and REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

   Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

   A "Permitted Transferee" is any Transferee that is not a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Non-United States Person or any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.

   A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

   A "Non United States Person" is (a) any Person other than a United States Person or (b) any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class R-I Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-28
                         Form of Class R-II Certificate

                         CLASS R-II COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

   This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing            Percentage  Interest  evidenced by this
Agreement:                               Certificate in the related Class:
March 1, 2006                            100%

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: R-II-[__]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

   This certifies that Bank of America, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Trustee and REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

   Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

   A "Permitted Transferee" is any Transferee that is not a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Non-United States Person or any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.

   A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

   A "Non United States Person" is (a) any Person other than a United States Person or (b) any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class R-II Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-29
                         Form of Class R-TM Certificate

                         CLASS R-TM COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

   This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing            Percentage  Interest  evidenced by this
Agreement:                               Certificate in the related Class:
March 1, 2006                            100%

Cut-off Date:                            Initial Pool Balance: $[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: R-TM-[__]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

   This certifies that Bank of America, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Trustee and REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

   Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

   A "Permitted Transferee" is any Transferee that is not a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Non-United States Person or any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.

   A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

   A "Non United States Person" is (a) any Person other than a United States Person or (b) any Person the income of which is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class R-TM Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-30
                           Form of Class V Certificate

                           CLASS V COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2006-1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement:                               Certificate in the related Class:
March 1, 2006                            [100]%

Cut-off Date:                            Initial Pool Balance: $$[2,037,667,323]
March 1, 2006

Issue Date:
March 14, 2006

First Distribution Date:
April 10, 2006

Master Servicer:                         Trustee and REMIC Administrator:
Bank of America, N.A.                    Wells Fargo Bank, N.A.

Special Servicer:
Midland Loan Services, Inc.

Certificate No.: V-[__]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101).

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF EXCESS INTEREST RECEIVED ON THE MORTGAGE POOL AS PROVIDED IN THE AGREEMENT.

   This certifies that Citigroup Global Markets is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class V Certificates referred to in the within mentioned Agreement.

Dated:

                                       Wells Fargo Bank, N.A.,
                                          as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

                 Certificate Balance of
                 Definitive Certificates
            exchanged or transferred for, or
             issued in exchange for or upon     Remaining Principal
            transfer of, an interest in this   Amount of Book Entry   Notation
  Date           Book-Entry Certificate             Certificate        Made By
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------
----------  --------------------------------   --------------------  -----------

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _________________________________________________________
________________________________________________________________________________

Dated:

                                        --------------------------------------
                                        Signature by or on behalf of Assignor

                                        --------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________
for the account of _________________________________________________.

   Distributions   made  by  check   (such   check  to  be  made   payable  to
____________________________________)   and  all  applicable   statements  and
notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                    EXHIBIT B

                    FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479
Attn: Corporate (CMBS) Securities
Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

    Re: Transfer of Banc of America Commercial Mortgage Inc. Commercial Mortgage
        Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator on behalf of the holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

                  (a) Check one of the following:*

            |_| The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

--------
* Each Purchaser must include one of the following two certifications.

            |_| The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            (b) The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale (i) to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act and applicable state securities laws, pursuant to any other exemption from the registration requirements of the 1933 Act and applicable state securities laws, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            (c) The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            (d) The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            (e) The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            (f) The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            (g) Check one of the following:*

            |_| The Purchaser is a U.S. Tax Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            |_| The Purchaser is not a "U.S. Tax Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Tax Person, (ii) two duly executed copies of IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original interest discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a United States trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Form [W-8BEN, IRS Form W-8IMY or IRS Forms W-8ECI, as the case may be]**, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Tax Person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Tax Persons).

* Each Purchaser must include one of the two alternative certifications. ** Omit for Class R-I, Class R-II and Class R-TM.

            (h) Please make all payments due on the Certificates:***

            |_| (A) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

            Bank: _________________________________________
            ABA#: _________________________________________
            Account #:  ___________________________________
            Attention:  ___________________________________

            |_| (B) by mailing a check or draft to the following address:

            ------------------------------------------------
            ------------------------------------------------
            ------------------------------------------------


                                Very truly yours,

                                       --------------------------------------
                                          [The Purchaser]


                                       By:____________________________________
                                          Name:
                                          Title:

Dated:


*** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                   EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)

STATE OF                   )
                           )  participation.:
COUNTY OF                  )

            [NAME OF OFFICER], being first duly sworn, deposes and says that:

            (a) He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Banc of America Commercial Mortgage Inc. Class R-[I] [II] Commercial Mortgage Pass-Through Certificate, Series 2006-1, evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificate")), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Pooling and Servicing Agreement").

            (b) The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a "non United States person". (For this purpose: (i) a "disqualified organization" means the United States or a possession thereof, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income); and (ii) a "non United States person" is any person other than a "United States person". A "United States person" is a citizen or resident of the United States, a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.)

            (c) The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a "disqualified organization", on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a "disqualified organization" and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and
      (iv) that the Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulations Section 1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            (d) The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            (e) The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            (f) The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            (g) The Transferee's taxpayer identification number is
      ______________.

            (h) The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such Residual Certificate in violation of
      Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

            (i) No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

            (j) The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

            (k) The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            (l) The Transferee will not cause income to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States person.

            (m) Check the applicable box:

            |_| The present value of the anticipated tax liabilities associated with holding the Residual Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations
      Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_| None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 20__.


                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

[Corporate Seal]

ATTEST:

------------------------------
[Assistant] Secretary

            Personally appeared before me the above named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ___ day of ______________, 20__.



                                  --------------------------------------------
                                  NOTARY PUBLIC

COUNTY OF ___________
STATE OF _____________
My Commission expires the _________
day of _____________, 20__.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE
                        PURSUANT TO SECTION 5.02(d)(i)(D)

                                                       __________________, 20___

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Attn: Corporate (CMBS) Securities

    Re: Banc of America Commercial Mortgage Inc. Commercial Mortgage
        Pass-Through Certificates, Series 2006-1, Class R-[I] [II], evidencing a __% percentage interest in the Class to which it belongs

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to ____________________ (the "Transferee") of
the captioned Class R-[I] [II] Certificate (the "Residual Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2006, by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

            (a) No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            (b) The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

            (c) The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.


                                  Very truly yours,

                                  --------------------------------------------
                                  (Transferor)

                                  By:____________________________________
                                     Name:
                                     Title:

                                    EXHIBIT D

                               REQUEST FOR RELEASE

                                                     ____________________, 20___

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479
Attn: Corporate (CMBS) Securities

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name:____________________________________

            Address:_________________________________________

            Prospectus No.:____________________________________

If only particular documents in the Mortgage File are requested, please specify which:

------------------------------------------------------------------------------

      Reason for requesting file (or portion thereof):

            ______      (a) Mortgage Loan paid in full. The undersigned hereby
certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

            ______      (b)   The Mortgage Loan is being foreclosed.

            ______      (c)   Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       BANK OF AMERICA, N.A.



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Phone:


                                       MIDLAND LOAN SERVICES, INC.



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Phone:

Please deliver the Mortgage File as follows:

-----------------------------------
-----------------------------------
-----------------------------------
Attention:  _______________________
Phone:   __________________________

                                    EXHIBIT E

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479
Attn: Corporate (CMBS) Securities

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

    Re: Transfer of Banc of America Commercial Mortgage Inc. Commercial Mortgage
        Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1, Class __ (the "Certificate") issued pursuant to that Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            (a) The Purchaser either is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
      Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to the Class V Certificates and the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under both Sections I and III of Prohibited Transaction Class Exemption 95-60, or (except with respect to the Class V Certificates and the Residual Certificates) will deliver the opinion contemplated by 3 below.

            (b) Except for the Class V Certificates and the Residual Certificates (which may not transferred unless the Purchaser can make the representation described in 1 above), the Purchaser is purchasing Certificates, which at the time of purchase are rated "BBB-" or better by at least one of Fitch, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., and the Purchaser (a) is purchasing the Certificates pursuant to Prohibited Transaction Exemption 93-31 and (b) is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

            (c) Except for the Class V Certificates and the Residual Certificates (which may not transferred unless the Purchaser can make the representation described in 1 above), the Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above and cannot make the representation in 2 above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel will not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Placement Agent, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.


                                 Very truly yours,

                                 ---------------------------------------------
                                 [The Purchaser]

                                 By:____________________________________
                                    Name:
                                    Title:

                                    EXHIBIT F

                         FORM OF CUSTODIAL CERTIFICATION

[Date]

Banc of America Commercial Mortgage Inc.,
       as Depositor
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255
Attention:  Stephen Hogue

    Re: Pooling and Servicing Agreement dated as of March 1, 2006 (the
        "Agreement") by and among Banc of America Commercial Mortgage Inc. as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or each Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with
Section 2.01(b) and (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed, and relate to such Mortgage Loan.

            None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Notwithstanding the foregoing, with respect to Letters of Credit referenced in clause (xii) of the definition of "Mortgage File" the Trustee shall perform the review set forth in Section 2.02(b)(iii)(A)-(C) of the Agreement. Furthermore, except as expressly provided in Section 2.02(b) of the Agreement, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the Agreement.

                                  Respectfully,


                                  [Name]
                                  [Title]

cc: Paul E. Kurzeja, Esq., Assistant General Counsel, Bank of America
    Corporation

                                    EXHIBIT G

                           DISTRIBUTION DATE STATEMENT


       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951     Determination Date:04/04/2006                                      Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------
                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation                                                   6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        Principal Prepayment Detail                                          18
                        Historical Detail                                                    19
                        Delinquency Loan Detail                                              20
                        Specially Serviced Loan Detail                                     21 - 22
                        Modified Loan Detail                                                 23
                        Liquidated Loan Detail                                               24
                        Bond/Collateral Realized Loss Reconciliation                         25
                        Suppelemental Reporting                                              26
                     -------------------------------------------------------------------------------

             Depositor                                   Master Servicer                              Special Servicer
--------------------------------------     --------------------------------------------     ---------------------------------------
Banc of America Commercial Mortgage        Bank of America, N.A.                            Midland Loan Services, Inc
214 North Tryon Street                     900 West Trade Street                            10851 Mastin Street, Building 82
Charlotte, NC 28255                        Suite 650                                        Overland Park, KS 66210
                                           Charlotte, NC 28255


Contact:  Stephen Hogue                    Contact:  Capital Markets Servicing Group        Contact:  Brad Hauger
Phone Number: (704) 386-1094               Phone Number: (704) 317-4501                     Phone Number:  (913) 253-9000
--------------------------------------     --------------------------------------------     ---------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 1 of 19

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951   Determination Date:04/04/2006                                        Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3B        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-SBFL       0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1A         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 R-I         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 R-II        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 R-TM        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 XC          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
 XP          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).




-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3B             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-SBFL            0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1A              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 R-I              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 R-II             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 R-TM             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 X-P              0.00000000     0.00000000      0.00000000     0.00000000
 X-C              0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 3 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                            Reconciliation Detail

       Advance Summary                                                    Master Servicing Fee Summary
P & I Advances Outstanding                 0.00             Current Period Accrued Master Servicing Fees                    0.00
Servicing Advances Outstanding             0.00             Less Master Servicing Fees on Delinquent Payments               0.00
                                                            Less Reductions to Master Servicing Fees                        0.00
Reimbursement for Interest on P & I        0.00
Advances paid from general collections                      Plus Master Servicing Fees for Delinquent Payments Received     0.00
                                                            Plus Adjustments for Prior Master Servicing Calculation         0.00
Reimbursement for Interest on Servicing    0.00
Advances paid from general collections                      Total Master Servicing Fees Collected                           0.00

Certificate Interest Reconciliation
-----------------------------------------------------------------------------------------------------------------------------------
                                   Net                                                                                  Remaining
                                Aggregate                    Distributable                                               Unpaid
                   Accrued      Prepayment   Distributable    Certificate                  Additional                 Distributable
        Accrual  Certificate     Interest     Certificate      Interest        WAC CAP     Trust Fund    Interest     Certificate
Class    Days     Interest      Shortfall      Interest       Adjustment      Shortfall     Expenses   Distribution     Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1      0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
 A-2      0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
 A-3A     0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
 A-3B     0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
A-SBFL    0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
 A-4      0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
A-1A      0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
 A-M      0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
 A-J      0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  B       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  C       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  D       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  E       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  F       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  G       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  H       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  J       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  K       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  L       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  M       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  N       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  O       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  P       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
  Q       0          0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals               0.00           0.00          0.00             0.00             0.00         0.00          0.00         0.00
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 4 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------


                                  Other Required Information

------------------------------------------------------------------------------------------------
Available Distribution Amount(1)                                                            0.00




Aggregate Number of Outstanding Loans                                                         0

Aggregate Unpaid Principal Balance of Loans                                                 0.00

Aggregate Stated Principal Balance Loans                                                    0.00




Aggregate Amount of Servicing Fee                                                           0.00

Aggregate Amount of Special Servicing Fee                                                   0.00

Aggregate Amount of Trustee Fee                                                             0.00

Aggregate Stand-by Fee                                                                      0.00

Aggregate Paying Agent Fee                                                                  0.00

Aggregate Trust Fund Expenses                                                               0.00




Additional Trust Fund Expenses                                                              0.00

        Fees Paid to Special Servicer                                                       0.00

        Interest on Advances                                                                0.00

        Other Expenses of Trust                                                             0.00



Appraisal Reduction Amount
-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number     Amount       Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 5 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------
                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:
          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 6 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3A
       A-3B
      A-SBFL
       A-4
       A-1A
       X-C
       X-P
       A-M
       A-J
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
      ---------------------------------------------------------------------------------------------------------------
      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.

   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
   Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 7 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------


                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 8 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 9 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                               Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                          Age of Most Financial Information
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                 Age of Most                      % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted        Recent Financial  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Information     Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 10 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------


                          Current Mortgage Loan and Property Stratification Tables
                                                 Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.




-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 11 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                  Current Mortgage Loan and Property Stratification Tables
                                                         Group I
               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 12 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                   Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                          Age of Most Financial Information
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                 Age of Most                      % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted        Recent Financial  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Information     Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 13 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951   Determination Date:04/04/2006                                        Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------


                          Current Mortgage Loan and Property Stratification Tables
                                                 Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 14 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951   Determination Date:04/04/2006                                        Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                  Current Mortgage Loan and Property Stratification Tables
                                                         Group II
               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 15 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                   Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                          Age of Most Financial Information
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                 Age of Most                      % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted        Recent Financial  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Information     Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 16 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951   Determination Date:04/04/2006                                        Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment    Maturity  Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date         Date    (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD




                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 17 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                                Series 2006-1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
------------------------------------------------------------------------------------------------------------------------------------
                                                Principal Prepayment Amount                  Prepayment Premium
                  Offering Document       ------------------------------------------------------------------------------------------
Loan Number       Cross-Reference         Payoff Amount     Curtailment Amount    Percentage Premium    Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 18 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                                Series 2006-1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


               Prepayments                          Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 19 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                                Series 2006-1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------


                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances      Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
              Current      Outstanding
             Servicing      Servicing       Bankruptcy     REO
Loan Number   Advances      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 20 of 26


                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 21 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                                Series 2006-1                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 22 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                    GS Mortgage Securities Corporation II            |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2005-GG4                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     07/12/2005
Columbia, MD 21045-1951                                                                        Record Date:      06/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
            Offering
Loan        Document          Pre-Modification    Post-Modification    Pre-Modification    Post-Modification     Modification
Number    Cross-Reference         Balance              Balance           Interest Rate        Interest Rate          Date
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------

Loan
Number     Modification Description
-------------------------------------






















-------------------------------------
Totals
-------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 23 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951   Determination Date:04/04/2006                                        Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                             Liquidated Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                   Final Recovery        Offering                                                    Gross Proceeds      Aggregate
Loan                Determination        Document      Appraisal    Appraisal   Actual     Gross       as a % of        Liquidation
Number                  Date         Cross-Reference      Date        Value     Balance   Proceeds   Actual Balance      Expenses *
-----------------------------------------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       Net           Net Proceeds                    Repurchased
Loan               Liquidation        as a % of         Realized      by Seller
Number               Proceeds       Actual Balance        Loss          (Y/N)
--------------------------------------------------------------------------------












--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 24 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                     Bond/Collateral Reallized Loss Reconciliation

------------------------------------------------------------------------------------------------------------------------------------
                                   Beginning                                             Amounts
                                   Balance of     Aggregate      Prior Realized      Covered by Over-       Interest (Shortage)/
Distribution         Prospectus   the Loan at   Realized Loss     Loss Applied     collateralization and    Excesses applied to
    Date                 Id       Liquidation     on Loans       to Certificates    other Credit Support    other Credit Support
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                        Modification          Additional
                        Adjustments/         (Recoveries)/        Current Realized        Recoveries of      (Recoveries)/Realized
Distribution        Appraisal Reduction   Expenses applied to      Loss Applied to       Realized Losses        Loss Applied to
    Date                 Adjustment         Realized Losses          Certificates         Paid as Cash        Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 25 of 26

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                  Banc of America Commercial Mortgage Inc.           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                              Series 2006-1                          |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:     04/10/2006
Columbia, MD 21045-1951    Determination Date:04/04/2006                                       Record Date:      03/31/2006
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Supplemental Reporting


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 26 of 26

                                    EXHIBIT H

                           FORM OF REQUEST FOR REVIEW

                                                     __________________, 20_____

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Attn: Corporate (CMBS) Securities

    Re: Pooling and Servicing Agreement dated as of March 1, 2006 (the
        "Agreement") by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator for the Certificateholders of Commercial Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the above referenced Agreement, [_________________] requests a review of the following Mortgage file:

            Property Name:    ________________________________________

            Property Address: ________________________________________

            Loan Number :     ________________________________________

            The results of such review should be returned to [________________] at the following address:

            --------------------------------

            --------------------------------

            --------------------------------

            Phone:__________________________

            Fax:____________________________

                                    EXHIBIT I

                FORM OF NOTICE REGARDING PURCHASE OPTION EXERCISE

                         [Letterhead of Master Servicer]

                                     [Date]

[Option Holder]

    Re: Banc of America Commercial Mortgage Inc. Commercial Mortgage
        Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

            You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section
3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of March 1, 2006, by and among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated _________, a copy of which is attached hereto, is effective. Pursuant to Section 3.18(d) of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [_________'s] acquisition of Mortgage Loan number ___ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

            [Describe closing mechanics. Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Mortgage Loan.]

            Upon payment of the Option Price, Mortgage Loan number ___ and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [__________] or at [your] [_________'s] direction.

            Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [________] the ownership of Mortgage Loan ____, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [____________] for review as soon as is practicable.

            [Provide Master Servicer contact information.]

            Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                   Sincerely,

                                   By:____________________________________
                                      Name:
                                      Title:


Option Holder's Acknowledgment



By:  _______________________________
     Name:
     Title:
     Date:

                                    EXHIBIT J

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

       For any loan that is not among ten (10) largest loans in pool, and that has an outstanding balance less than both (a) $20,000,000 and (b) 5% of outstanding pool balance

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York  10041
      Attn:  Commercial Mortgage Surveillance

From: Bank of America, N.A., in its capacity as Master Servicer (the "Master
      Servicer") under the Pooling and Servicing Agreement dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among the Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator.

Date: _________, 20___

      Re: Banc of America Commercial Mortgage Inc. Commercial Mortgage
          Pass-Through Certificates Series 2006-1

      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

                                           --------------------

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this Certification must be conformed to terms used in the Pooling and Servicing Agreement]

            As Master Servicer under the Pooling and Servicing Agreement, we hereby:

            (a) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

            ______a full defeasance of the entire principal balance of the Mortgage Loan; or

            ______a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

            (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  (A) The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  (B) The defeasance was consummated on __________, 20__.

                  (C) The defeasance collateral consists of securities that (i)
            constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

                  (D) The Master Servicer received an opinion of counsel (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC event.

                  (E) The Master Servicer determined that the defeasance
            collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  (F) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

                  (G) The agreements executed in connection with the defeasance
            (i) grant control of the pledged securities account to the trustee,
            (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the Defeasance Collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  (H) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  (I) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $20,000,000 and five percent of pool balance, which is less than 5% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by us (the "Current Report").

                  (J) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

            (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       BANK OF AMERICA, N.A.



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT K

                    FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

                    Banc of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates
                           Series 2006-1 (the "Trust")

            I, [identify the certifying individual], certify that:

            (a) I have reviewed this annual report on Form 10-K, and all reports on Form 10-D of the Trust formed pursuant to the Pooling and Servicing Agreement (the ("Pooling and Servicing Agreement") dated as of March 1, 2006 among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator;

            (b) Based on my knowledge, the Exchange Act periodic reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            (c) Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in Exchange Act periodic reports;

            (d) Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement; and

            (e) All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d - 18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K; and

            (f) I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the Master Servicer's or Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: ________, as Special Servicer, ________, as Trustee and REMIC Administrator, ________, as Sub-Servicer, ________, and as Sub-Servicer,________.

Date: _________________________

-------------------------------
[Signature]
[Title]

                                    EXHIBIT L


                           FORM OF CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR

      Re: Banc of America Commercial Mortgage Trust 2006-1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-1
            ---------------------------------------------------------------

            I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer/Special Servicer] under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 2006, among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, N.A., as Master Servicer, Midland Loan Services, Inc., as Special Servicer and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator certify to [identify the individual signing the Sarbanes-Oxley Certification], the Depositor and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

            (a) [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the "Reports"), of the Trust;]

            (b) [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by the Master Servicer or Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

            (c) [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

            (d) [To be certified by the Master Servicer and Special Servicer] [Based on my knowledge, the servicing information required to be provided under Section 3.13 of the pooling and servicing agreement is included in such servicing reports delivered by the special servicer to the depositor;]

            (e) [To be certified by the Master Servicer and Special Servicer] [Based on my knowledge, the servicing information in these reports delivered by the special servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such reports;]

            (f) [To be certified by the Master Servicer and Special Servicer] [I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in such reports under Item 1123 of Regulation AB with respect to the special servicer, and except as disclosed in the compliance certificate delivered by the special servicer under Section 3.13 of the pooling and servicing agreement, the special servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects;]

            (g) [To be certified by the Master Servicer and Special Servicer] [The accountant's statement delivered pursuant to Section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement;]

            (h) [To be certified by the Master Servicer and Special Servicer] [I am responsible for reviewing the activities performed by [the Master Servicer] [the Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that annual report, [the Master Servicer] [the Special Servicer] has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all Reports required to be submitted to the Trustee thereunder, and that, to the knowledge of [the Master Servicer] [the Special Servicer], based upon the review required under the Pooling and Servicing Agreement with respect to [the Master Servicer] [the Special Servicer], such reports do not contain any material misstatements or omissions;]

            (i) [To be certified by the Master Servicer and Special Servicer] [I have disclosed to [the Master Servicer's] [the Special Servicer's] certified public accountants all significant deficiencies relating to the compliance of [the Master Servicer] [the Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Pooling and Servicing Agreement; and]

            (j) [To be certified by the Master Servicer and Special Servicer] [All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the special servicer required to be delivered by the special servicer under the pooling and servicing agreement in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been delivered pursuant to the terms of the pooling and servicing agreement. Any material instances of noncompliance with the servicing criteria have been disclosed in such reports.]


Date: _________________________


[NAME OF COMPANY]

________________________________
[Signature]
[Title]

                                    EXHIBIT M

                        FORM OF REGULATION S CERTIFICATE

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479
Attn: Corporate (CMBS) Securities

Re:  Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage
     Pass-Through Certificates, Series 2006-1, Class [   ]

Ladies and Gentlemen:

            Reference is made to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor (the "Depositor"), Bank of America, N.A., as Master Servicer (the "Master Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (ISIN No. ).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (a) the offer of the Certificates was not made to a person in the United States,

            [(b)__at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States,]*

-----------------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

            [2. the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

            (c) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:


Dated:  _________ __, __

                                    EXHIBIT N

                          FORM OF TRANSFER CERTIFICATE
                          FOR EXCHANGE OR TRANSFER FROM
                   DOMESTIC GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

                            (Exchanges or transfers pursuant to
                  Section 5.02(d) of the Pooling and Servicing Agreement)


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Attn: Corporate (CMBS) Securities

Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1, Class [ ]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor (the "Depositor"), Bank of America, N.A., as Master Servicer (the "Master Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. _____________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ____________) to be held with [Euroclear] [Clearstream]* (ISIN No. _____________) through the Depository.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (a) the offer of the Certificates was not made to a person in the United States,

            [(b) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the transferee was outside the United States,]**

            [2. the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]

            (c) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:


Dated:  _____________, ___


------------------
** Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT O

                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM DOMESTIC
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                     CERTIFICATE AFTER THE RESTRICTED PERIOD

                       (Exchange or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479
Attn: Corporate (CMBS) Securities

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1, Class [ ]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor (the "Depositor"), Bank of America, N.A., as Master Servicer (the "Master Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. _____) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (ISIN No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (a) the offer of the Certificates was not made to a person in the United States,

            [(b) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]

            (c) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]*

            (d) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (e) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

            or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:

Dated:      ____ __, ____


--------------------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT P

                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO DOMESTIC GLOBAL CERTIFICATE

                       (Exchange or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)


Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479
Attn: Corporate (CMBS) Securities

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-1, Class [ ]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as depositor (the "Depositor"), Bank of America, N.A., as Master Servicer (the "Master Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. __________) with [Euroclear] [Clearstream]* (ISIN No. __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Domestic Global Certificate (CUSIP No. __________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer and Banc of America Securities LLC and Barclays Capital Inc., the Initial Purchasers of the offering of the Certificates.

                                       [Insert Name of Transferor]


                                       By:____________________________________
                                          Name:
                                          Title:

Dated:      ____ __, ____

                                   SCHEDULE I

                                  BACM 06-1 MLS

NOTICE TO RECIPIENT

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

IRS CIRCULAR 230 NOTICE: THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Sequence   Loan Number   Loan Seller       Property Name
--------   -----------   ---------------   ----------------------------------------------------------------
       1         59414   Bank of America   KinderCare Portfolio (12) (13)
       2         59264   Bank of America   Desert Passage
       3      20050248   Barclays          Waterfront at Port Chester
       4         59639   Bank of America   Fairmont Sonoma Mission Inn & Spa
       5      20051519   Barclays          Torre Mayor
       6         59431   Bank of America   Medical Mutual Headquarters
       7      20051227   Barclays          Frandor Shopping Center
       8      20051248   Barclays          Metro Plaza at Jersey City
       9         59551   Bank of America   Plaza Antonio
    10.1         59442   Bank of America   Main Event - Austin,TX
    10.2         59442   Bank of America   Main Event - Plano, TX
    10.3         59442   Bank of America   Main Event - Conroe (Shenandoah), TX
    10.4         59442   Bank of America   Main Event - Lewisville, TX
    10.5         59442   Bank of America   Main Event - Fort Worth, TX
    10.6         59442   Bank of America   Main Event - Grapevine,TX
      10         59442   Bank of America   Main Event Portfolio (Roll Up)
      11         59156   Bank of America   Jordache Distribution
      12      20051383   Barclays          Marriott Courtyard Grand Cayman
      13         59355   Bank of America   DEA Division Headquarters
      14      20051381   Barclays          Bass Creek Corporate Center
      15      20051351   Barclays          Beltway 8
                                           Rollup Bass Creek Corporate Center and Beltway 8 (Crossed Loans)
      16      20051464   Barclays          Avalon Parc Apartments
      17         59531   Bank of America   34 Peachtree Street
      18         59616   Bank of America   Embassy Suites
      19         59474   Bank of America   Accor North American Headquarters
      20         59617   Bank of America   Camelot Apartments
      21         59488   Bank of America   Union Station Apartments
      22         59439   Bank of America   Mitsuwa Marketplace
      23      20051394   Barclays          Montpelier II
      24         59268   Bank of America   Special Data Processing Building
      25         59447   Bank of America   Stockdale Village
      26         59271   Bank of America   Shawnee Mission Medical Office Buildings
      27         59484   Bank of America   Golden Terrace West
      28         59613   Bank of America   Autodesk Civic Center
      29         59452   Bank of America   Hawthorne Place Apartments
      30         59291   Bank of America   Department of Homeland Security
      31         15778   Bridger           Asbury Plaza
      32         59509   Bank of America   Preston Glen at Bridge Mill
    33.1         59513   Bank of America   Nolen/Exchange Properties

    33.2         59513   Bank of America   Greenbriar/Greenwood Properties
    33.3         59513   Bank of America   Hart Properties
      33         59513   Bank of America   Southlake Flex Portfolio (Roll Up)
      34         59480   Bank of America   North Park Towers
    35.1         59379   Bank of America   Storage Plus Portfolio - East Murray
    35.2         59379   Bank of America   Storage Plus Portfolio - Murray Mid-Valley
    35.3         59379   Bank of America   Storage Plus Portfolio - Pocatello
    35.4         59379   Bank of America   Storage Plus Portfolio - Boise
    35.5         59379   Bank of America   Storage Plus Portfolio - North Murray
      35         59379   Bank of America   Storage Plus Portfolio (Roll Up)
      36         16374   Bridger           Legends Terrace Apartments
      37         59385   Bank of America   Pacoima Plaza
    38.1         59401   Bank of America   Northwest Highway Self Storage
    38.2         59401   Bank of America   Rhino Self Storage III
    38.3         59401   Bank of America   Rhino Self Storage VIII
    38.4         59401   Bank of America   Rhino Self Storage VII
    38.5         59401   Bank of America   Rhino Self Storage
      38         59401   Bank of America   Watson and Taylor Self Storage Portfolio (Roll Up)
      39      20051279   Barclays          Palermo Apartments
      40         15170   Bridger           Plazas of Broadview
      41         59444   Bank of America   Glen Eagle at Wildwood
      42         59529   Bank of America   12725 Twinbrook Parkway
      43         59197   Bank of America   Country Club of Woodland Hills
      44         59486   Bank of America   East Bay Oaks
      45      20050800   Barclays          Raymour & Flanigan - Ocean Township
      46       9000377   SunTrust Bank     Hampton Inn - Springfield
      47         59483   Bank of America   Holiday Village
      48         16624   Bridger           Bayboro
      49         15954   Bridger           Greystone at Inverness, Phase II
      50         59417   Bank of America   McGraw-Hill Companies
      51       9000407   SunTrust Bank     Heather Ridge
      52         59402   Bank of America   Wabash Landing
      53       9000366   SunTrust Bank     Grupe Bldg
      54         16943   Bridger           Parma Woods Apartments
      55         16955   Bridger           The Shoppes at Coldwater
      56       9000364   SunTrust Bank     Hampton Inn- Beck Port
      57         59433   Bank of America   BJ's Wholesale Club - Miami, FL
      58         59449   Bank of America   Residence Inn
      59         59466   Bank of America   University Springs Apartments
      60         59418   Bank of America   Corona Office & Self Storage
      61      20050864   Barclays          Palisades Trailer Bowl MHP
      62         59569   Bank of America   Hampton Inn & Suites
      63       9000330   SunTrust Bank     FDA Building
      64         59490   Bank of America   Lyon Village
      65      20051405   Barclays          24 Hour Fitness
      66         59605   Bank of America   Verizon Call Center
      67         59593   Bank of America   Assured Self Storage
      68       9000304   SunTrust Bank     Comfort Inn - Springfield
      69         59487   Bank of America   Eldorado Village
    70.1         59615   Bank of America   Raleigh North Apartments
    70.2         59615   Bank of America   Milbank Court Apartments
      70         59615   Bank of America   Raleigh North Apartments and Milbank Court Apartments (Roll Up)
      71         59435   Bank of America   Peregrine Pharmaceuticals
      72         59476   Bank of America   Timberhills Shopping Center
      73      20051361   Barclays          Pontrail Apartments
      74         59595   Bank of America   Crossroads at Santa Maria
      75         59583   Bank of America   Best Buy - Erie, PA
    76.1         59400   Bank of America   U-Lock Hickory
    76.2         59400   Bank of America   U-Lock Morganton
    76.3         59400   Bank of America   U-Lock Concord
      76         59400   Bank of America   U-Lock Portfolio (Roll Up)
      77         59504   Bank of America   Cimarron Crossing Apartments
      78         16333   Bridger           Park Plaza Apartments (WI)
      80         59550   Bank of America   Dick's Sporting Goods - Keene, NH
      81         59491   Bank of America   StorQuest - Camarillo
      82         16939   Bridger           Bent Tree Apartments
      83      20051395   Barclays          Holiday Inn Express - Allen Park
      84         16580   Bridger           Holiday Inn Express-NW Portland
      85         16184   Bridger           Sherwood Office Building
      86         59319   Bank of America   Whitewater Trade Center
      87         59489   Bank of America   Graham Shopping Center - Falls Church, VA
      88         59543   Bank of America   Shoppes of Killian
      89         59446   Bank of America   The Meadows MHC
      90         59475   Bank of America   Rancho Springs Medical Center
      91         59597   Bank of America   Best Buy - Ft. Lauderdale
      92         59443   Bank of America   Market Square Center
      93         59151   Bank of America   Hampton Inn - Niagara Falls
      94         59545   Bank of America   Crossroads Storage
      95         59318   Bank of America   Phoenix Airport Industrial
      96      20051476   Barclays          Mosaica Office Building
      97         15733   Bridger           Royal Hills
      98         16882   Bridger           ClimaStor Perkins Road
      99         59541   Bank of America   6850 Stevenson Boulevard
     100       9000354   SunTrust Bank     Junction Business Park
     101         59321   Bank of America   Promenade Shopping Center
     102         59505   Bank of America   2324 Boston Road
     103         59607   Bank of America   Quest Northgate
     104      20051274   Barclays          Suburban Lodge Extended Stay
     105         15687   Bridger           Prosperity Bank Building
     106         15109   Bridger           HUB Plaza
     107         59510   Bank of America   Randol Crossing
     108         15095   Bridger           Embassy Tower
     109      20051253   Barclays          Comfort Inn-Hyannis
     110      20050944   Barclays          The Carrier Building
     111      20051398   Barclays          Fairfield Inn-Flagstaff
     112         59075   Bank of America   Best Western Franklin Park Suites
     113         15756   Bridger           Mansell Forest
     114         59582   Bank of America   Best Buy - Northridge, CA
     115      20051463   Barclays          Wingate Inn Cincinnati - Blue Ash
   116.1         16154   Bridger           Eagles Portfolio-221 Knox Marsh Road
   116.2         16154   Bridger           Eagles Portfolio-30 Sumner Drive
     116         16154   Bridger           Eagles Portfolio (Roll Up)
     117      20050228   Barclays          Dominion Marketplace
   118.1         59399   Bank of America   Space Saver Self Storage Facility
   118.2         59399   Bank of America   Pack Rat Self Storage Facility
     118         59399   Bank of America   Space Saver Self Storage and Pack Rat Self Storage (Roll Up)
     119         59457   Bank of America   Brown Deer Park
     120         59608   Bank of America   Associated Banc - Corporate Building
     121         13724   Bridger           AAA AA SS
     122         14278   Bridger           Platinum Storage (Phelan)
     123         59214   Bank of America   Hermitage Apartments
     124      20051422   Barclays          Allsize Ministorage
     125         59584   Bank of America   PepsiCo Distribution Center
     126         15417   Bridger           Guardian Storage Centers (StorAmerica)
     127         14388   Bridger           BrookHollow
     128      20061254   Barclays          Linens N Things
     129         16941   Bridger           Highland House Apartments-OH
     130         16247   Bridger           Painters Mill Professional Center
     131         15552   Bridger           Meridian Retail Center
     132       9000347   SunTrust Bank     Maryland Office Interiors
     133      20051345   Barclays          Holiday Inn Express - Germantown WI
     134         58947   Bank of America   Stone Creek Apartments
     135         59578   Bank of America   Sunset Self Storage
     136         59215   Bank of America   Ridgeside Apartments
     137         16057   Bridger           Parkway III
     138       9000289   SunTrust Bank     Shane Co. - Roseville
     139         59273   Bank of America   University Square Apartments
     140      20051347   Barclays          Willowind Apartments
     141         16166   Bridger           Amesbury Apartments
     142         14485   Bridger           Crutcher Apartments
     143         16541   Bridger           Ridge Apartments
     144       9000365   SunTrust Bank     Sleep Inn - Beck Port
     145         14493   Bridger           Strawberry Meadows Apartments
     146         15328   Bridger           Lombard Station
     147         16533   Bridger           Tanyard Park Apartments
     148      20051360   Barclays          Court Center Plaza
     149         16033   Bridger           Holiday Inn Express Burlington
     150         15782   Bridger           National Storage Centers
     151         16320   Bridger           Jacob's Landing Apartments
     152         59527   Bank of America   Bentonville Butcher Shop Building
     153       9000295   SunTrust Bank     Heritage Place II Apartments
     154         59577   Bank of America   8131 W. Grandridge
     155         59441   Bank of America   Mansell Crossing Verizon Pad
     156         59574   Bank of America   Archer Road Business Park
     157         59477   Bank of America   Glendale Workshops
     158         15375   Bridger           Las Violetas Apartments
     159         15475   Bridger           Magnolia Building
     160         14280   Bridger           American Self Storage
     161         16259   Bridger           East Bend Apartments
     162         14718   Bridger           Esquire House
     163         16335   Bridger           Saddle Ridge Duplexes
     164         59530   Bank of America   South West Self Storage
     165         16394   Bridger           Bellefontaine Retail
     166         13660   Bridger           Covington Lakes Retail Center
     167         15610   Bridger           Northpark Drive-Ridgeland
     168         59590   Bank of America   OfficeMax - Phoenix, AZ
     169         14719   Bridger           Swiss Highlands Shopping Center
     170         59327   Bank of America   1825 Commerce Street
     171         16041   Bridger           Royal Sentry Apartments
     172         59470   Bank of America   Hammer Ranch
     173         15106   Bridger           Ensley Square Retail
     174         16723   Bridger           Storage Depot - Pharr
     175       9000276   SunTrust Bank     Shane Co. - Kennesaw
     176         12142   Bridger           El Camino Self Storage
     177         17211   Bridger           National Storage Center-Portland
     178         16331   Bridger           Regency Pointe Business Center
     179         16718   Bridger           Edinburg-Storage Depot
     180         16603   Bridger           Lake Meridian Crossing
     181         59528   Bank of America   5485 Reno Corporate Drive
     182         15660   Bridger           Kings Manor
     183         16713   Bridger           Storage Depot - Burleson
     184         59576   Bank of America   3489 Baseline Road
     185         16532   Bridger           Regency Square
     186         59549   Bank of America   Staples - Atascadero
     187         16721   Bridger           Fossil Creek-Storage Depot
     188         15458   Bridger           Canal Building
     189         59269   Bank of America   Arbors Apartments
     190         16727   Bridger           Storage Depot - Morningside
     191         15357   Bridger           Chester Village
     192         15696   Bridger           Acadian Village
     193         15584   Bridger           Southpark Retail
                                           Totals/Weighted Average

Sequence   Street Address
--------   -------------------------------------------------------------------------------------------------------------------------
       1   Various
       2   3663 Las Vegas Boulevard South
       3   Westchester Avenue and South Main Street
       4   100 Boyes Boulevard
       5   505 Paseo de la Reforma
       6   2060 East 9th Street
       7   300 Frandor Avenue
       8   400 Luis Munoz Marin Boulevard
       9   22351-22461 Antonio Parkway
    10.1   13301 North US Highway 183
    10.2   3941 North Central Expressway
    10.3   19441 Interstate 45 South
    10.4   2070 South Stemmons Freeway
    10.5   4801 Citylake Boulevard
    10.6   407 West State Highway 114
      10   Various
      11   200 Helen Street
      12   590 West Bay Road
      13   315 South 16th Street
      14   9955 59th Avenue North
      15   11000 Corporate Centre Drive
           Various
      16   6201 Windhaven Parkway
      17   34 Peachtree Street
      18   1811 Broadway
      19   4001 International Parkway
      20   1334 South Avenue B
      21   8197 Meeting Street
      22   21515 South Western Avenue
      23   7701-7707 Montpelier Road
      24   16120 US Highway 19 North
      25   5430-5700 Stockdale Highway
      26   8901-9119 West 74th Street, 8800 West 75th Street & 7301 East Frontage Road
      27   431 Zeta Street
      28   3900 & 3950 Civic Center Drive
      29   10208 Hawthorne Place Drive
      30   1717 Avenue H East
      31   2445-2575 Northwest Arterial Road
      32   1000 Preston Glen Circle
    33.1   580 Commerce Street; 2805 Market Loop; 2835,2845,2855,2860,2865,2870,2875 Exchange Boulevard; 525, 535 & 545 South Nolen
           Drive
    33.2   2100 Greenbriar Drive; 2050,2100 Greenwood Drive
    33.3   1601,1603,1605,1607,1609,1611 Hart Court
      33   Various
      34   16500 North Park Drive
    35.1   820 East 5400 South
    35.2   5937 South 1650 West
    35.3   2065 Hiline Road
    35.4   1350 West Victory Road
    35.5   4018 South 300 West
      35   Various
      36   400 Legends Terrace Drive
      37   12727 Van Nuys Boulevard
    38.1   1975 West Northwest Highway
    38.2   9191 Dyer Street
    38.3   1631 Joe Battle Boulevard
    38.4   5405 South Desert Boulevard
    38.5   2250 Joe Battle Boulevard
      38   Various
      39   5870 West Harmon Avenue
      40   101, 103, 203, 303 and 403 East Royalton Road; 500 and 550 East Royalton Road; 7000 Town Center Drive
      41   5877 Ross Road
      42   12725 Twinbrook Parkway
      43   6333 South 91st East Avenue
      44   601 Starkey Road
      45   1606 Highway 35
      46   6550 Loisdale Court
      47   3405 Sinton Road
      48   263 13th Avenue South
      49   7375 Old Moon Road
      50   7500 Chavenelle Road
      51   8800 Meadow Vista Road
      52   375 Brown Street
      53   3255 West March Lane
      54   5216 Knollwood Drive
      55   4724 Coldwater Road
      56   85 University Boulevard
      57   10425 Marlin Road
      58   246 Daniel Webster Highway
      59   109 West Avenue
      60   1351 Pomona Road
      61   16321 Pacific Coast Highway
      62   1750 North Highway 121
      63   60 Eighth Street
      64   2580 & 2598 Fair Oaks Boulevard
      65   13320 North Scottsdale Road
      66   220 Brooks Street
      67   510 Douglas Avenue
      68   6560 Loisdale Court
      69   2505 East Bay Drive
    70.1   1500 Raleigh Boulevard
    70.2   1621 Burgundy Street
      70   Various
      71   14272-14282 Franklin Avenue
      72   1005-1071 Mono Way
      73   549 Lakewood Drive
      74   2160-2214 South Bradley Road
      75   6650 Peach Street
    76.1   1108 18th Street Northeast
    76.2   1420 Bethel Road
    76.3   220 Winecoff School Road
      76   Various
      77   2014 Remington Drive
      78   8901 North Park Plaza Court
      80   38 Ash Brook Road
      81   151 North Lewis Road
      82   1510-1662 West Royalton Road
      83   3600 Enterprise Drive
      84   2333 NW Vaughn Street
      85   4000 South Sherwood Forest Boulevard
      86   2100 North Park Road
      87   3103 Graham Road
      88   10834-10876 SW 104th Street
      89   11602 Meadow Park Drive
      90   25485 Medical Center Drive
      91   2829 North Federal Highway
      92   506 Main Street
      93   501 Rainbow Boulevard
      94   650 Southside Parkway
      95   2950 East Broadway Road
      96   10210 South 50th Place
      97   500 Snows Mill Avenue
      98   7355 Perkins Road
      99   6850 Stevenson Boulevard
     100   9060 Junction Drive
     101   1220 Airline Road
     102   2324-44 Boston Road
     103   3714 Northgate Boulevard
     104   5615 Major Boulevard
     105   500 North Water Street
     106   1101 Opal Court
     107   8901 Meadowbrook Boulevard
     108   9300 Underwood Avenue
     109   1470 Iyannough Road
     110   1711 Corporation Parkway
     111   2005 South Milton Road
     112   2045 Polaris Parkway
     113   4555 Mansell Road
     114   19929 Rinaldi Street
     115   4320 Glendale-Milford Road
   116.1   221 Knox Marsh Road
   116.2   30 Sumner Drive / 390 Main Street
     116   Various
     117   910-916 Great Bridge Boulevard
   118.1   2044 Old Norcross Road
   118.2   2040 Lawrenceville Highway
     118   Various
     119   9115 & 9155 Brown Deer Road
     120   2985 South Ridge Road
     121   3216 Mid Pine Road
     122   9428 Sheep Creek Road
     123   189 Old Hickory Boulevard
     124   12455 Westpark Drive
     125   500 Sunrise Highway
     126   2845 North 52nd Street
     127   206 East Wintergreen Road
     128   4809 West Waco Drive
     129   11732-11830 Lake Avenue
     130   110 & 150 Painters Mill Road
     131   17526 Meridian Avenue East
     132   2923 Lord Baltimore Drive
     133   West 177 North 9675 Riversbend Lane
     134   4541 N. E. Stallings Drive
     135   3921 East Sunset Road
     136   6320 Hixson Pike
     137   600 Lynnhaven Parkway
     138   366 North Sunrise Avenue
     139   1100 West Corral Avenue
     140   3927 Willow Avenue
     141   4084 Amesbury Drive
     142   1305 Crutcher Street
     143   5725 and 5727 Tibaron Lane
     144   1891 Evelyn Byrd Avenue
     145   220-380 Strawberry Meadows / 709 E Meadow
     146   1440 North Lombard Street
     147   235 Tanyard Park Place
     148   3802 East Court Street
     149   1003 Goldenrod Road
     150   1907 E. Francis Avenue
     151   940 and 944 Old Virginia Beach Road, 501-548 Sunninghill Court, and 501-532 Salt Aire Court
     152   1201 South Walton Boulevard
     153   301 Dorchester Avenue
     154   8131 West Grandridge Boulevard
     155   7301 North Point Parkway
     156   6615 Southwest Archer Road
     157   4340 East Kentucky Avenue
     158   2110 W Elisa Lane
     159   3300 West McGraw Street
     160   6660 East Main Street
     161   1967 East Bend Circle
     162   1840 NE 186th Street
     163   2-20 and 24-30 Saddle Ridge Court
     164   3300 Southwest 42nd Street
     165   2226-2244 South Main Street
     166   9700 North Illinois Route 47
     167   1025 Northpark Drive
     168   16809 North 9th Street
     169   3007 North Belt Highway
     170   1825 Commerce Street
     171   2838 - 2852 Harrison Avenue
     172   7510, 7528, 7562, 7610 Pacific Avenue
     173   2 East Nine Mile Road
     174   212 W. Ferguson Avenue
     175   735 Ernest Barrett Parkway
     176   201 S. El Camino Real, Suite B
     177   8436 NE Marx Drive
     178   2710 Holloway Road
     179   222 N. Jackson Road
     180   13121 SE Kent Kangley Road
     181   5485 Reno Corporate Drive
     182   203 Eden Drive
     183   220 Hidden Creek Parkway
     184   3489 East Baseline Road
     185   500 East Semoran Boulevard
     186   815 El Camino Real
     187   6650 N. Riverside Drive
     188   3600 15th Avenue West
     189   1600 North Joe Ramsey Boulevard
     190   205 Morningside Road
     191   11840 Chester Village Drive
     192   1613 Latourette Lane
     193   2001 East Ben White Boulevard


Sequence   City                     State (1)        Zip Code        Mortgage Rate (2)    Amortization Basis   Original Balance
--------   ----------------------   --------------   -------------   -----------------    ------------------   ----------------
       1   Various                  Various          Various                     5.236%   Actual/360               $150,000,000
       2   Las Vegas                NV                       89109               5.464%   Actual/360               $131,883,334
       3   Port Chester             NY                       10573               5.463%   Actual/360               $110,000,000
       4   Sonoma                   CA                       95476               5.400%   Actual/360                $55,000,000
       5   Mexico City              Mexico                                       7.546%   Actual/360                $55,000,000
       6   Cleveland                OH                       44115               5.650%   Actual/360                $52,715,219
       7   Lansing                  MI                       48912               5.460%   Actual/360                $39,500,000
       8   Jersey City              NJ                       07302               5.730%   Actual/360                $39,000,000
       9   Rancho Santa Margarita   CA                       92688               6.083%   Actual/360                $39,000,000
    10.1   Austin                   TX                       78750                                                   $7,439,224
    10.2   Plano                    TX                       75023                                                   $6,191,309
    10.3   Conroe                   TX                       77385                                                   $5,591,483
    10.4   Lewisville               TX                       75067                                                   $5,515,643
    10.5   Fort Worth               TX                       76132                                                   $5,515,643
    10.6   Grapevine                TX                       76051                                                   $5,446,698
      10   Various                  TX               Various                     5.618%   Actual/360                $35,700,000
      11   South Plainfield         NJ                       07080               5.526%   Actual/360                $34,400,000
      12   Grand Cayman             Cayman Islands                               6.450%   Actual/360                $30,000,000
      13   St. Louis                MO                       63103               5.733%   Actual/360                $27,000,000
      14   Plymouth                 MN                       55442               5.660%   Actual/360                $13,600,000
      15   Houston                  TX                       77041               5.710%   Actual/360                $11,795,000
           Various                  Various          Various                     5.683%   Actual/360                $25,395,000
      16   Plano                    TX                       75093               5.490%   Actual/360                $24,100,000
      17   Atlanta                  GA                       30303               5.897%   Actual/360                $23,200,000
      18   Nashville                TN                       37203               5.886%   Actual/360                $21,100,000
      19   Carrollton               TX                       75007               5.274%   Actual/360                $20,800,000
      20   Yuma                     AZ                       85364               5.493%   Actual/360                $20,800,000
      21   West Chester             OH                       45069               5.589%   Actual/360                $18,900,000
      22   Torrance                 CA                       90501               5.680%   Actual/360                $18,430,127
      23   Laurel                   MD                       20723               5.740%   Actual/360                $18,113,000
      24   Clearwater               FL                       33764               5.433%   Actual/360                $17,850,000
      25   Bakersfield              CA                       93309               5.420%   Actual/360                $17,700,000
      26   Overland Park            KS                       66204               5.485%   Actual/360                $17,200,000
      27   Golden                   CO                       80401               5.317%   Actual/360                $16,800,000
      28   San Rafael               CA                       94903               5.585%   Actual/360                $16,500,000
      29   Riverview                FL                       33569               5.295%   Actual/360                $16,200,000
      30   Omaha                    NE                       68110               5.583%   Actual/360                $16,000,000
      31   Dubuque                  IA                       52002               5.514%   Actual/360                $16,000,000
      32   Canton                   GA                       30114               5.530%   Actual/360                $15,750,000
    33.1   Southlake                TX                       76092                                                  $10,255,109

    33.2   Southlake                TX                       76092                                                   $2,713,524
    33.3   Southlake                TX                       76092                                                   $2,431,367
      33   Southlake                TX                       76092               5.665%   Actual/360                $15,400,000
      34   Southfield               MI                       48075               5.362%   Actual/360                $15,000,000
    35.1   Murray                   UT                       84107                                                   $4,744,000
    35.2   Murray                   UT                       84123                                                   $4,088,000
    35.3   Pocatello                ID                       83202                                                   $2,160,000
    35.4   Boise                    ID                       83705                                                   $2,064,000
    35.5   Murray                   UT                       84107                                                   $1,072,000
      35   Various                  Various          Various                     5.245%   Actual/360                $14,128,000
      36   Eureka                   MO                       63025               5.804%   Actual/360                $14,000,000
      37   Pacoima                  CA                       91331               5.532%   Actual/360                $13,000,000
    38.1   Dallas                   TX                       75220                                                   $3,178,261
    38.2   El Paso                  TX                       79924                                                   $3,141,304
    38.3   El Paso                  TX                       79936                                                   $2,513,043
    38.4   El Paso                  TX                       79932                                                   $2,254,348
    38.5   El Paso                  TX                       79938                                                   $1,663,043
      38   Various                  TX               Various                     5.180%   Actual/360                $12,750,000
      39   Las Vegas                NV                       89103               5.710%   Actual/360                $12,550,000
      40   Broadview Heights        OH                       44147               5.310%   Actual/360                $12,240,000
      41   Fairfield                OH                       45014               5.592%   Actual/360                $12,200,000
      42   Rockville                MD                       20852               5.453%   Actual/360                $12,000,000
      43   Tulsa                    OK                       74133               5.925%   Actual/360                $11,981,894
      44   Largo                    FL                       33771               5.374%   Actual/360                $11,900,000
      45   Oakhurst                 NJ                       07755               5.890%   Actual/360                $11,800,000
      46   Springfield              VA                       22150               6.010%   Actual/360                $11,750,000
      47   Colorado Springs         CO                       80907               5.317%   Actual/360                $11,600,000
      48   St. Petersburg           FL                       33701               5.739%   Actual/360                $11,600,000
      49   Columbus                 GA                       31909               5.293%   Actual/360                $11,600,000
      50   Dubuque                  IA                       52002               5.402%   Actual/360                $10,875,000
      51   Charlotte                NC                       28213               5.640%   Actual/360                $10,800,000
      52   West Lafayette           IN                       47906               5.769%   Actual/360                $10,700,000
      53   Stockton                 CA                       95219               6.090%   Actual/360                $10,500,000
      54   Parma                    OH                       44129               5.637%   Actual/360                $10,400,000
      55   Fort Wayne               IN                       46825               5.580%   Actual/360                $10,025,000
      56   Harrisonburg             VA                       22801               5.880%   Actual/360                $10,000,000
      57   Cutler Ridge             FL                       33157               5.680%   Actual/360                 $9,967,787
      58   Merrimack                NH                       03054               5.769%   Actual/360                $10,000,000
      59   San Marcos               TX                       78666               5.545%   Actual/360                 $9,900,000
      60   Corona                   CA                       92882               5.304%   Actual/360                 $9,700,000
      61   Pacific Palisades        CA                       90272               5.470%   Actual/360                 $9,450,000
      62   Grapevine                TX                       76051               5.770%   Actual/360                 $9,200,000
      63   Atlanta                  GA                       30309               5.270%   Actual/360                 $9,000,000
      64   Sacramento               CA                       95825               5.272%   Actual/360                 $8,800,000
      65   Scottsdale               AZ                       85254               5.650%   Actual/360                 $8,700,000
      66   Worcester                MA                       01606               5.900%   Actual/360                 $8,500,000
      67   Altamonte Springs        FL                       32714               5.587%   Actual/360                 $8,300,000
      68   Springfield              VA                       22150               6.010%   Actual/360                 $8,250,000
      69   Largo                    FL                       33771               5.374%   Actual/360                 $8,190,000
    70.1   Raleigh                  NC                       27610                                                   $5,025,652
    70.2   Raleigh                  NC                       27610                                                   $2,648,132
      70   Raleigh                  NC                       27610               5.932%   Actual/360                 $7,673,784
      71   Tustin                   CA                       92780               5.530%   Actual/360                 $7,576,877
      72   Sonora                   CA                       95370               5.213%   Actual/360                 $7,400,000
      73   South Lyon               MI                       48178               5.640%   Actual/360                 $7,150,000
      74   Santa Maria              CA                       93455               5.658%   Actual/360                 $7,150,000
      75   Erie                     PA                       16509               5.721%   Actual/360                 $7,125,000
    76.1   Hickory                  NC                       28601                                                   $2,559,543
    76.2   Morganton                NC                       28655                                                   $2,340,153
    76.3   Concord                  NC                       28027                                                   $2,193,894
      76   Various                  NC               Various                     5.180%   Actual/360                 $7,093,590
      77   Arlington                TX                       76010               5.624%   Actual/360                 $7,090,000
      78   Brown Deer               WI                       53223               5.221%   Actual/360                 $7,100,000
      80   Keene                    NH                       03431               5.850%   Actual/360                 $7,040,000
      81   Camarillo                CA                       93010               5.353%   Actual/360                 $7,000,000
      82   Broadview Heights        OH                       44147               5.719%   Actual/360                 $7,000,000
      83   Allen Park               MI                       48101               6.250%   Actual/360                 $7,000,000
      84   Portland                 OR                       97210               6.032%   Actual/360                 $6,445,000
      85   Baton Rouge              LA                       70816               5.780%   Actual/360                 $6,370,000
      86   Connersville             IN                       47331               5.494%   Actual/360                 $6,412,500
      87   Falls Church             VA                       22042               5.877%   Actual/360                 $6,209,239
      88   Miami                    FL                       33176               5.660%   Actual/360                 $6,093,939
      89   Fredericksburg           VA                       22407               5.595%   Actual/360                 $6,000,000
      90   Murietta                 CA                       92562               5.412%   Actual/360                 $6,000,000
      91   Fort Lauderdale          FL                       33306               5.340%   Actual/360                 $6,000,000
      92   Gaithersburg             MD                       20878               5.454%   Actual/360                 $5,920,000
      93   Niagara Falls            NY                       14303               5.948%   Actual/360                 $5,880,000
      94   Santa Maria              CA                       93455               5.490%   Actual/360                 $5,850,000
      95   Phoenix                  AZ                       85040               5.536%   Actual/360                 $5,750,000
      96   Phoenix                  AZ                       85044               6.010%   Actual/360                 $5,700,000
      97   Tuscaloosa               AL                       35406               5.114%   Actual/360                 $5,700,000
      98   Baton Rouge              LA                       70808               5.904%   Actual/360                 $5,700,000
      99   Fremont                  CA                       94538               5.662%   Actual/360                 $5,680,000
     100   Annapolis Junction       MD                       20701               5.870%   Actual/360                 $5,600,000
     101   Corpus Christi           TX                       78412               5.661%   Actual/360                 $5,600,000
     102   Bronx                    NY                       10467               5.150%   Actual/360                 $5,500,000
     103   Sacramento               CA                       95834               5.798%   Actual/360                 $5,500,000
     104   Orlando                  FL                       32819               5.890%   Actual/360                 $5,450,000
     105   Corpus Christi           TX                       78471               5.664%   Actual/360                 $5,425,000
     106   Hagerstown               MD                       21740               5.868%   Actual/360                 $5,300,000
     107   Fort Worth               TX                       76120               5.686%   Actual/360                 $5,225,000
     108   Omaha                    NE                       68114               5.819%   Actual/360                 $5,100,000
     109   Hyannis                  MA                       02601               5.830%   Actual/360                 $5,100,000
     110   Raleigh                  NC                       27604               5.555%   Actual/360                 $5,000,000
     111   Flagstaff                AZ                       86001               5.850%   Actual/360                 $5,000,000
     112   Columbus                 OH                       43240               5.805%   Actual/360                 $5,000,000
     113   Alpharetta               GA                       30022               5.896%   Actual/360                 $4,970,000
     114   Porter Ranch             CA                       91326               5.972%   Actual/360                 $4,750,000
     115   Blue Ash                 OH                       45242               5.750%   Actual/360                 $4,750,000
   116.1   Dover                    NH                       03820                                                   $2,996,540
   116.2   Dover / Somersworth      NH               03820 / 03878                                                   $1,703,460
     116   Various                  NH               Various                     5.919%   Actual/360                 $4,700,000
     117   Chesapeake               VA                       23320               5.900%   Actual/360                 $4,700,000
   118.1   Lawrenceville            GA                       30044                                                   $2,553,496
   118.2   Lawrenceville            GA                       30044                                                   $2,127,914
     118   Lawrenceville            GA                       30044               5.180%   Actual/360                 $4,681,410
     119   San Diego                CA                       92121               5.358%   Actual/360                 $4,650,000
     120   Green Bay                WI                       54304               5.565%   Actual/360                 $4,517,860
     121   Fayetteville             NC                       28306               5.415%   Actual/360                 $4,500,000
     122   Phelan                   CA                       92371               5.318%   Actual/360                 $4,400,000
     123   Jackson                  TN                       38305               4.923%   Actual/360                 $4,100,000
     124   Houston                  TX                       77082               5.670%   Actual/360                 $4,080,000
     125   Patchogue                NY                       11772               5.430%   Actual/360                 $4,050,000
     126   Phoenix                  AZ                       85008               5.579%   Actual/360                 $4,040,000
     127   DeSoto                   TX                       75115               5.405%   Actual/360                 $3,913,000
     128   Waco                     TX                       76710               5.750%   Actual/360                 $3,810,000
     129   Lakewood                 OH                       44107               5.719%   Actual/360                 $3,650,000
     130   Owings Mills             MD                       21117               5.714%   Actual/360                 $3,600,000
     131   Puyallup                 WA                       98375               5.530%   Actual/360                 $3,575,000
     132   Windsor Mill             MD                       21244               5.700%   Actual/360                 $3,600,000
     133   Germantown               WI                       53022               5.965%   Actual/360                 $3,581,000
     134   Nacogdoches              TX                       75965               5.626%   Actual/360                 $3,560,000
     135   Las Vegas                NV                       89120               5.837%   Actual/360                 $3,520,000
     136   Hixson                   TN                       37343               4.923%   Actual/360                 $3,500,000
     137   Virginia Beach           VA                       23452               5.680%   Actual/360                 $3,493,750
     138   Roseville                CA                       95661               5.610%   Actual/360                 $3,475,000
     139   Kingsville               TX                       78363               5.272%   Actual/360                 $3,400,000
     140   Kansas City              MO                       64133               6.000%   Actual/360                 $3,360,000
     141   Montgomery               AL                       36116               5.345%   Actual/360                 $3,350,000
     142   Springdale               AR                       72764               5.300%   Actual/360                 $3,350,000
     143   Toledo                   OH                       43615               5.584%   Actual/360                 $3,300,000
     144   Harrisonburg             VA                       22801               5.880%   Actual/360                 $3,200,000
     145   Springdale               AR                       72764               5.300%   Actual/360                 $3,205,000
     146   Portland                 OR                       97217               5.771%   Actual/360                 $3,000,000
     147   Louisville               KY                       40229               5.614%   Actual/360                 $3,000,000
     148   Flint                    MI                       48506               5.630%   Actual/360                 $3,000,000
     149   Burlington               WA                       98233               6.077%   Actual/360                 $3,000,000
     150   Spokane                  WA                       99208               5.400%   Actual/360                 $3,000,000
     151   Virginia Beach           VA                       23451               5.699%   Actual/360                 $2,800,000
     152   Bentonville              AR                       72712               5.609%   Actual/360                 $2,800,000
     153   La Plata                 MD                       20646               5.280%   Actual/360                 $2,800,000
     154   Kennewick                WA                       99336               6.032%   Actual/360                 $2,750,000
     155   Alpharetta               GA                       30022               5.500%   Actual/360                 $2,643,000
     156   Gainesville              FL                       32608               5.565%   Actual/360                 $2,625,000
     157   Glendale                 CO                       80246               5.351%   Actual/360                 $2,615,000
     158   Edinburg                 TX                       78541               5.574%   Actual/360                 $2,585,000
     159   Seattle                  WA                       98199               5.790%   Actual/360                 $2,535,392
     160   Mesa                     AZ                       85205               5.410%   Actual/360                 $2,500,000
     161   Birmingham               AL                       35215               5.602%   Actual/360                 $2,500,000
     162   North Miami Beach        FL                       33179               5.330%   Actual/360                 $2,500,000
     163   Wilmington               DE                       19808               5.131%   Actual/360                 $2,500,000
     164   Gainesville              FL                       32608               5.705%   Actual/360                 $2,380,000
     165   Bellefontaine            OH                       43311               5.736%   Actual/360                 $2,305,000
     166   Huntley                  IL                       60142               5.393%   Actual/360                 $2,280,000
     167   Ridgeland                MS                       39157               5.629%   Actual/360                 $2,254,000
     168   Phoenix                  AZ                       85022               5.756%   Actual/360                 $2,240,000
     169   St. Joseph               MO                       64506               5.771%   Actual/360                 $2,200,000
     170   Yorktown Heights         NY                       10598               5.766%   Actual/360                 $2,160,000
     171   Cincinnati               OH                       45211               5.667%   Actual/360                 $2,160,000
     172   Stockton                 CA                       95207               5.517%   Actual/360                 $2,100,000
     173   Pensacola                FL                       32534               5.630%   Actual/360                 $2,100,000
     174   Pharr                    TX                       78577               5.747%   Actual/360                 $2,100,000
     175   Kennesaw                 GA                       30144               5.510%   Actual/360                 $2,100,000
     176   Encinitas                CA                       92024               5.154%   Actual/360                 $2,103,000
     177   Portland                 OR                       97220               5.891%   Actual/360                 $2,000,000
     178   Louisville               KY                       40299               5.698%   Actual/360                 $2,000,000
     179   Edinburg                 TX                       78541               5.747%   Actual/360                 $1,988,000
     180   Kent                     WA                       98030               5.812%   Actual/360                 $1,950,000
     181   Reno                     NV                       89511               5.887%   Actual/360                 $1,950,000
     182   Longview                 TX                       75605               5.553%   Actual/360                 $1,835,400
     183   Burleson                 TX                       76028               5.747%   Actual/360                 $1,802,500
     184   Gilbert                  AZ                       85234               6.030%   Actual/360                 $1,720,000
     185   Casselberry              FL                       32707               5.996%   Actual/360                 $1,725,000
     186   Atascadero               CA                       93422               5.770%   Actual/360                 $1,650,000
     187   Fort Worth               TX                       76137               5.747%   Actual/360                 $1,650,000
     188   Seattle                  WA                       98119               5.990%   Actual/360                 $1,590,000
     189   Greenville               TX                       75401               5.220%   Actual/360                 $1,500,000
     190   Brownsville              TX                       78521               5.747%   Actual/360                 $1,462,500
     191   Chester                  VA                       23831               5.876%   Actual/360                 $1,400,000
     192   Jonesboro                AR                       72404               5.719%   Actual/360                 $1,105,000
     193   Austin                   TX                       78741               5.923%   Actual/360                 $1,025,000


Sequence   Cut-off Date Balance   Remaining Term To Stated Maturity (months)   Stated Maturity Date   Due Date
--------   --------------------   ------------------------------------------   --------------------   --------
       1           $149,625,000                                          117   12/1/2015              1st
       2           $131,883,334                                          116   11/1/2015              1st
       3           $110,000,000                                          116   11/1/2015              1st
       4            $55,000,000                                           59   2/1/2011               1st
       5            $55,000,000                                          114   9/1/2015               1st
       6            $52,715,219                                          118   1/1/2016               1st
       7            $39,500,000                                          118   1/1/2016               1st
       8            $39,000,000                                          119   2/1/2016               1st
       9            $39,000,000                                          178   1/1/2021               1st
    10.1             $7,400,234
    10.2             $6,158,860
    10.3             $5,562,177
    10.4             $5,486,735
    10.5             $5,486,735
    10.6             $5,418,151
      10            $35,512,892                                          115   10/1/2015              1st
      11            $34,400,000                                          114   9/1/2015               1st
      12            $29,913,698                                           82   1/1/2013               1st
      13            $27,000,000                                           81   12/1/2012              1st
      14            $13,600,000                                           82   1/1/2013               1st
      15            $11,795,000                                           82   1/1/2013               1st
                    $25,395,000                                           82   1/1/2013               1st
      16            $24,100,000                                          119   2/1/2016               1st
      17            $23,200,000                                           81   12/1/2012              1st
      18            $21,053,533                                          118   1/1/2016               1st
      19            $20,800,000                                          112   7/1/2015               1st
      20            $20,800,000                                          120   3/1/2016               1st
      21            $18,838,735                                           57   12/1/2010              1st
      22            $18,388,148                                          138   9/1/2017               1st
      23            $18,113,000                                           82   1/1/2013               1st
      24            $17,850,000                                           56   11/1/2010              1st
      25            $17,700,000                                          117   12/1/2015              1st
      26            $17,124,006                                          116   11/1/2015              1st
      27            $16,800,000                                          117   12/1/2015              1st
      28            $16,461,828                                          118   1/1/2016               1st
      29            $16,200,000                                          116   11/1/2015              1st
      30            $16,000,000                                          105   12/1/2014              1st
      31            $16,000,000                                          118   1/1/2016               1st
      32            $15,750,000                                          118   1/1/2016               1st
    33.1            $10,255,109

    33.2             $2,713,524
    33.3             $2,431,367
      33            $15,400,000                                           82   1/1/2013               1st
      34            $15,000,000                                           58   1/1/2011               1st
    35.1             $4,744,000
    35.2             $4,088,000
    35.3             $2,160,000
    35.4             $2,064,000
    35.5             $1,072,000
      35            $14,128,000                                          118   1/1/2016               1st
      36            $14,000,000                                          119   2/1/2016               1st
      37            $12,969,663                                          118   1/1/2016               1st
    38.1             $3,178,261
    38.2             $3,141,304
    38.3             $2,513,043
    38.4             $2,254,348
    38.5             $1,663,043
      38            $12,750,000                                          116   11/1/2015              1st
      39            $12,550,000                                          119   2/1/2016               1st
      40            $12,198,195                                           81   12/1/2012              7th
      41            $12,160,476                                           57   12/1/2010              1st
      42            $12,000,000                                          117   12/1/2015              1st
      43            $11,945,448                                          117   12/1/2015              1st
      44            $11,900,000                                          117   12/1/2015              1st
      45            $11,774,031                                          118   1/1/2016               1st
      46            $11,714,110                                          118   1/1/2016               1st
      47            $11,600,000                                          117   12/1/2015              1st
      48            $11,573,832                                          118   1/1/2016               1st
      49            $11,560,255                                          117   12/1/2015              1st
      50            $10,849,075                                          135   6/1/2017               1st
      51            $10,800,000                                          120   3/1/2016               1st
      52            $10,700,000                                          118   1/1/2016               1st
      53            $10,500,000                                          120   3/1/2016               1st
      54            $10,400,000                                          118   1/1/2016               1st
      55            $10,001,788                                          118   1/1/2016               1st
      56             $9,968,910                                          118   1/1/2016               1st
      57             $9,967,787                                          136   7/1/2017               1st
      58             $9,968,437                                          118   1/1/2016               1st
      59             $9,900,000                                          117   12/1/2015              1st
      60             $9,666,833                                           57   12/1/2010              1st
      61             $9,450,000                                          118   1/1/2016               1st
      62             $9,179,351                                          118   1/1/2016               1st
      63             $9,000,000                                          141   12/1/2017              1st
      64             $8,769,730                                          117   12/1/2015              1st
      65             $8,700,000                                          119   2/1/2016               1st
      66             $8,481,324                                           81   12/1/2012              1st
      67             $8,300,000                                          119   2/1/2016               1st
      68             $8,224,800                                          118   1/1/2016               1st
      69             $8,190,000                                          117   12/1/2015              1st
    70.1             $5,025,652
    70.2             $2,648,132
      70             $7,673,784                                          117   12/1/2015              1st
      71             $7,559,189                                          118   1/1/2016               1st
      72             $7,400,000                                          117   12/1/2015              1st
      73             $7,150,000                                          118   1/1/2016               1st
      74             $7,140,156                                          119   2/1/2016               1st
      75             $7,125,000                                          118   1/1/2016               1st
    76.1             $2,559,543
    76.2             $2,340,153
    76.3             $2,193,894
      76             $7,093,590                                          116   11/1/2015              1st
      77             $7,090,000                                          117   12/1/2015              1st
      78             $7,067,050                                          116   11/1/2015              1st
      80             $7,030,500                                          119   2/1/2016               1st
      81             $7,000,000                                          117   12/1/2015              1st
      82             $7,000,000                                          116   11/1/2015              1st
      83             $6,979,306                                          118   1/1/2016               1st
      84             $6,425,373                                          118   1/1/2016               1st
      85             $6,370,000                                          118   1/1/2016               1st
      86             $6,363,070                                           64   7/1/2011               1st
      87             $6,183,757                                          116   11/1/2015              1st
      88             $6,080,013                                          118   1/1/2016               1st
      89             $6,000,000                                          117   12/1/2015              1st
      90             $6,000,000                                          119   2/1/2016               1st
      91             $5,984,187                                          119   2/1/2016               1st
      92             $5,920,000                                          117   12/1/2015              1st
      93             $5,865,252                                          119   2/1/2016               1st
      94             $5,850,000                                          118   1/1/2016               1st
      95             $5,750,000                                          119   2/1/2016               1st
      96             $5,700,000                                          119   2/1/2016               1st
      97             $5,700,000                                          116   11/1/2015              1st
      98             $5,692,351                                          119   2/1/2016               1st
      99             $5,667,024                                          118   1/1/2016               1st
     100             $5,587,635                                          118   1/1/2016               1st
     101             $5,582,092                                          117   12/1/2015              1st
     102             $5,500,000                                          117   12/1/2015              1st
     103             $5,500,000                                          118   1/1/2016               1st
     104             $5,417,786                                          116   11/1/2015              1st
     105             $5,412,611                                          118   1/1/2016               1st
     106             $5,288,294                                          118   1/1/2016               1st
     107             $5,225,000                                          118   1/1/2016               1st
     108             $5,100,000                                          116   11/1/2015              1st
     109             $5,084,036                                          118   1/1/2016               1st
     110             $5,000,000                                          120   3/1/2016               1st
     111             $4,984,391                                          118   1/1/2016               1st
     112             $4,979,199                                           56   11/1/2010              1st
     113             $4,970,000                                          117   12/1/2015              1st
     114             $4,750,000                                          153   12/1/2018              1st
     115             $4,741,361                                          119   2/1/2016               1st
   116.1             $2,996,540
   116.2             $1,703,460
     116             $4,700,000                                          117   12/1/2015              1st
     117             $4,685,636                                          117   12/1/2015              1st
   118.1             $2,553,496
   118.2             $2,127,914
     118             $4,681,410                                          116   11/1/2015              1st
     119             $4,634,260                                          117   12/1/2015              1st
     120             $4,511,578                                          119   2/1/2016               1st
     121             $4,470,330                                          114   9/1/2015               1st
     122             $4,400,000                                          113   8/1/2015               1st
     123             $4,100,000                                          114   9/1/2015               1st
     124             $4,080,000                                          118   1/1/2016               1st
     125             $4,044,287                                          119   2/1/2016               1st
     126             $4,026,880                                          117   12/1/2015              1st
     127             $3,883,274                                          113   8/1/2015               1st
     128             $3,810,000                                          120   3/1/2016               1st
     129             $3,650,000                                          117   12/1/2015              1st
     130             $3,591,846                                          118   1/1/2016               1st
     131             $3,575,000                                          117   12/1/2015              1st
     132             $3,573,979                                          118   1/1/2016               1st
     133             $3,569,995                                          118   1/1/2016               1st
     134             $3,560,000                                          116   11/1/2015              1st
     135             $3,520,000                                          119   2/1/2016               1st
     136             $3,500,000                                          114   9/1/2015               1st
     137             $3,493,750                                          116   11/1/2015              1st
     138             $3,451,853                                          114   9/1/2015               1st
     139             $3,376,953                                          114   9/1/2015               1st
     140             $3,355,535                                           59   2/1/2011               1st
     141             $3,341,939                                          118   1/1/2016               1st
     142             $3,327,414                                          114   9/1/2015               1st
     143             $3,289,293                                          117   12/1/2015              1st
     144             $3,190,051                                          118   1/1/2016               1st
     145             $3,183,392                                          114   9/1/2015               1st
     146             $2,993,268                                          118   1/1/2016               1st
     147             $2,993,092                                          118   1/1/2016               1st
     148             $2,988,291                                          179   2/1/2021               1st
     149             $2,987,111                                          117   12/1/2015              1st
     150             $2,980,904                                          116   11/1/2015              1st
     151             $2,793,642                                          118   1/1/2016               1st
     152             $2,793,548                                          118   1/1/2016               1st
     153             $2,787,147                                          116   11/1/2015              1st
     154             $2,744,087                                          118   1/1/2016               1st
     155             $2,643,000                                           59   2/1/2011               1st
     156             $2,625,000                                          118   1/1/2016               1st
     157             $2,604,491                                          117   12/1/2015              1st
     158             $2,579,009                                          118   1/1/2016               1st
     159             $2,535,392                                          118   1/1/2016               1st
     160             $2,500,000                                          114   9/1/2015               1st
     161             $2,500,000                                          117   12/1/2015              1st
     162             $2,500,000                                          117   12/1/2015              1st
     163             $2,488,203                                          116   11/1/2015              1st
     164             $2,380,000                                          117   12/1/2015              1st
     165             $2,305,000                                          118   1/1/2016               1st
     166             $2,280,000                                          113   8/1/2015               1st
     167             $2,254,000                                          116   11/1/2015              1st
     168             $2,240,000                                           93   12/1/2013              1st
     169             $2,195,063                                          118   1/1/2016               1st
     170             $2,160,000                                           82   1/1/2013               1st
     171             $2,150,777                                          116   11/1/2015              1st
     172             $2,100,000                                          118   1/1/2016               1st
     173             $2,100,000                                          118   1/1/2016               1st
     174             $2,095,269                                          118   1/1/2016               1st
     175             $2,085,764                                          114   9/1/2015               1st
     176             $2,074,453                                          115   10/1/2015              1st
     177             $1,995,599                                          118   1/1/2016               1st
     178             $1,992,143                                          117   12/1/2015              1st
     179             $1,983,521                                          118   1/1/2016               1st
     180             $1,950,000                                          118   1/1/2016               1st
     181             $1,945,706                                          118   1/1/2016               1st
     182             $1,827,393                                          116   11/1/2015              1st
     183             $1,798,439                                          118   1/1/2016               1st
     184             $1,716,300                                          118   1/1/2016               1st
     185             $1,714,968                                          116   11/1/2015              1st
     186             $1,646,297                                          118   1/1/2016               1st
     187             $1,646,283                                          118   1/1/2016               1st
     188             $1,590,000                                          118   1/1/2016               1st
     189             $1,500,000                                          114   9/1/2015               1st
     190             $1,459,205                                          118   1/1/2016               1st
     191             $1,395,702                                          117   12/1/2015              1st
     192             $1,100,328                                          116   11/1/2015              1st
     193             $1,021,832                                          118   1/1/2016               1st
                 $2,037,667,324

Sequence   Monthly Payment   Administrative Fee Rate (3)    Primary Servicing Fee Rate    Master Servicing Fee Rate
--------   ---------------   ---------------------------    --------------------------    -------------------------
       1          $785,499                         0.061%                        0.050%                       0.010%
       2          $739,475                         0.021%                        0.010%                       0.010%
       3          $622,017                         0.031%                        0.020%                       0.010%
       4          $250,914                         0.021%                        0.010%                       0.010%
       5          $386,302                         0.031%                        0.020%                       0.010%
       6          $304,291                         0.021%                        0.010%                       0.010%
       7          $223,286                         0.031%                        0.020%                       0.010%
       8          $227,098                         0.031%                        0.020%                       0.010%
       9          $235,910                         0.021%                        0.010%                       0.010%
    10.1
    10.2
    10.3
    10.4
    10.5
    10.6
      10          $205,352                         0.021%                        0.010%                       0.010%
      11          $195,881                         0.021%                        0.010%                       0.010%
      12          $201,626                         0.031%                        0.020%                       0.010%
      13          $130,784                         0.021%                        0.010%                       0.010%
      14           $78,590                         0.061%                        0.050%                       0.010%
      15           $68,533                         0.061%                        0.050%                       0.010%
                  $147,123
      16          $136,686                         0.031%                        0.020%                       0.010%
      17          $137,563                         0.021%                        0.010%                       0.010%
      18          $124,963                         0.021%                        0.010%                       0.010%
      19          $115,168                         0.051%                        0.040%                       0.010%
      20          $118,009                         0.021%                        0.010%                       0.010%
      21          $108,370                         0.021%                        0.010%                       0.010%
      22          $106,735                         0.021%                        0.010%                       0.010%
      23          $105,588                         0.061%                        0.050%                       0.010%
      24          $100,601                         0.061%                        0.050%                       0.010%
      25           $99,612                         0.021%                        0.010%                       0.010%
      26           $97,498                         0.021%                        0.010%                       0.010%
      27           $93,463                         0.021%                        0.010%                       0.010%
      28           $94,567                         0.061%                        0.050%                       0.010%
      29           $89,909                         0.021%                        0.010%                       0.010%
      30           $75,474                         0.021%                        0.010%                       0.010%
      31           $90,987                         0.041%                        0.030%                       0.010%
      32           $89,723                         0.021%                        0.010%                       0.010%
    33.1

    33.2
    33.3
      33           $89,040                         0.071%                        0.060%                       0.010%
      34           $83,874                         0.021%                        0.010%                       0.010%
    35.1
    35.2
    35.3
    35.4
    35.5
      35           $77,972                         0.071%                        0.060%                       0.010%
      36           $82,181                         0.051%                        0.040%                       0.010%
      37           $74,074                         0.021%                        0.010%                       0.010%
    38.1
    38.2
    38.3
    38.4
    38.5
      38           $69,854                         0.021%                        0.010%                       0.010%
      39           $72,920                         0.031%                        0.020%                       0.010%
      40           $68,045                         0.071%                        0.060%                       0.010%
      41           $69,976                         0.021%                        0.010%                       0.010%
      42           $55,287                         0.071%                        0.060%                       0.010%
      43           $71,261                         0.021%                        0.010%                       0.010%
      44           $66,625                         0.021%                        0.010%                       0.010%
      45           $69,915                         0.031%                        0.020%                       0.010%
      46           $75,777                         0.061%                        0.030%                       0.030%
      47           $64,534                         0.021%                        0.010%                       0.010%
      48           $67,613                         0.041%                        0.030%                       0.010%
      49           $64,365                         0.041%                        0.030%                       0.010%
      50           $61,080                         0.021%                        0.010%                       0.010%
      51           $62,273                         0.061%                        0.030%                       0.030%
      52           $62,572                         0.021%                        0.010%                       0.010%
      53           $68,230                         0.211%                        0.180%                       0.030%
      54           $59,947                         0.051%                        0.040%                       0.010%
      55           $57,425                         0.056%                        0.045%                       0.010%
      56           $63,699                         0.061%                        0.030%                       0.030%
      57           $57,727                         0.021%                        0.010%                       0.010%
      58           $63,026                         0.021%                        0.010%                       0.010%
      59           $56,491                         0.021%                        0.010%                       0.010%
      60           $53,889                         0.021%                        0.010%                       0.010%
      61           $53,478                         0.031%                        0.020%                       0.010%
      62           $53,806                         0.021%                        0.010%                       0.010%
      63           $96,651                         0.061%                        0.030%                       0.030%
      64           $48,714                         0.021%                        0.010%                       0.010%
      65           $50,220                         0.031%                        0.020%                       0.010%
      66           $50,417                         0.021%                        0.010%                       0.010%
      67           $47,581                         0.021%                        0.010%                       0.010%
      68           $53,205                         0.061%                        0.030%                       0.030%
      69           $45,854                         0.021%                        0.010%                       0.010%
    70.1
    70.2
      70           $45,673                         0.021%                        0.010%                       0.010%
      71           $43,163                         0.021%                        0.010%                       0.010%
      72           $32,593                         0.021%                        0.010%                       0.010%
      73           $41,227                         0.031%                        0.020%                       0.010%
      74           $41,309                         0.021%                        0.010%                       0.010%
      75           $41,448                         0.021%                        0.010%                       0.010%
    76.1
    76.2
    76.3
      76           $38,864                         0.021%                        0.010%                       0.010%
      77           $40,810                         0.071%                        0.060%                       0.010%
      78           $39,079                         0.041%                        0.030%                       0.010%
      80           $41,532                         0.021%                        0.010%                       0.010%
      81           $39,102                         0.021%                        0.010%                       0.010%
      82           $40,712                         0.061%                        0.050%                       0.010%
      83           $46,177                         0.111%                        0.100%                       0.010%
      84           $41,651                         0.041%                        0.030%                       0.010%
      85           $37,295                         0.041%                        0.030%                       0.010%
      86           $39,355                         0.021%                        0.010%                       0.010%
      87           $36,738                         0.021%                        0.010%                       0.010%
      88           $35,215                         0.081%                        0.070%                       0.010%
      89           $34,426                         0.021%                        0.010%                       0.010%
      90           $33,737                         0.021%                        0.010%                       0.010%
      91           $40,733                         0.021%                        0.010%                       0.010%
      92           $33,442                         0.021%                        0.010%                       0.010%
      93           $41,950                         0.021%                        0.010%                       0.010%
      94           $33,179                         0.021%                        0.010%                       0.010%
      95           $32,778                         0.021%                        0.010%                       0.010%
      96           $35,603                         0.031%                        0.020%                       0.010%
      97           $30,997                         0.041%                        0.030%                       0.010%
      98           $33,823                         0.041%                        0.030%                       0.010%
      99           $32,830                         0.081%                        0.070%                       0.010%
     100           $33,108                         0.061%                        0.030%                       0.030%
     101           $32,364                         0.021%                        0.010%                       0.010%
     102           $30,031                         0.021%                        0.010%                       0.010%
     103           $32,264                         0.021%                        0.010%                       0.010%
     104           $34,749                         0.031%                        0.020%                       0.010%
     105           $31,363                         0.041%                        0.030%                       0.010%
     106           $31,328                         0.041%                        0.030%                       0.010%
     107           $30,280                         0.071%                        0.060%                       0.010%
     108           $29,986                         0.041%                        0.030%                       0.010%
     109           $32,331                         0.031%                        0.020%                       0.010%
     110           $28,562                         0.031%                        0.020%                       0.010%
     111           $31,758                         0.031%                        0.020%                       0.010%
     112           $29,354                         0.021%                        0.010%                       0.010%
     113           $29,466                         0.041%                        0.030%                       0.010%
     114           $28,393                         0.021%                        0.010%                       0.010%
     115           $29,883                         0.051%                        0.040%                       0.010%
   116.1
   116.2
     116           $27,935                         0.041%                        0.030%                       0.010%
     117           $27,877                         0.031%                        0.020%                       0.010%
   118.1
   118.2
     118           $25,648                         0.021%                        0.010%                       0.010%
     119           $25,989                         0.021%                        0.010%                       0.010%
     120           $25,836                         0.021%                        0.010%                       0.010%
     121           $25,311                         0.091%                        0.080%                       0.010%
     122           $24,483                         0.041%                        0.030%                       0.010%
     123           $21,817                         0.071%                        0.060%                       0.010%
     124           $23,603                         0.031%                        0.020%                       0.010%
     125           $22,818                         0.021%                        0.010%                       0.010%
     126           $23,139                         0.041%                        0.030%                       0.010%
     127           $21,985                         0.041%                        0.030%                       0.010%
     128           $22,234                         0.031%                        0.020%                       0.010%
     129           $21,229                         0.071%                        0.060%                       0.010%
     130           $20,926                         0.081%                        0.070%                       0.010%
     131           $20,366                         0.041%                        0.030%                       0.010%
     132           $29,798                         0.061%                        0.030%                       0.030%
     133           $22,996                         0.031%                        0.020%                       0.010%
     134           $20,496                         0.021%                        0.010%                       0.010%
     135           $20,737                         0.021%                        0.010%                       0.010%
     136           $18,624                         0.071%                        0.060%                       0.010%
     137           $20,233                         0.041%                        0.030%                       0.010%
     138           $20,151                         0.061%                        0.030%                       0.030%
     139           $18,821                         0.021%                        0.010%                       0.010%
     140           $20,145                         0.031%                        0.020%                       0.010%
     141           $18,696                         0.091%                        0.080%                       0.010%
     142           $18,603                         0.081%                        0.070%                       0.010%
     143           $18,911                         0.041%                        0.030%                       0.010%
     144           $20,384                         0.061%                        0.030%                       0.030%
     145           $17,798                         0.081%                        0.070%                       0.010%
     146           $17,547                         0.041%                        0.030%                       0.010%
     147           $17,249                         0.071%                        0.060%                       0.010%
     148           $24,846                         0.111%                        0.100%                       0.010%
     149           $19,470                         0.041%                        0.030%                       0.010%
     150           $18,244                         0.041%                        0.030%                       0.010%
     151           $16,249                         0.091%                        0.080%                       0.010%
     152           $16,090                         0.091%                        0.080%                       0.010%
     153           $15,514                         0.061%                        0.030%                       0.030%
     154           $16,544                         0.021%                        0.010%                       0.010%
     155           $12,282                         0.021%                        0.010%                       0.010%
     156           $15,012                         0.021%                        0.010%                       0.010%
     157           $15,150                         0.021%                        0.010%                       0.010%
     158           $14,798                         0.041%                        0.030%                       0.010%
     159           $14,860                         0.041%                        0.030%                       0.010%
     160           $14,054                         0.041%                        0.030%                       0.010%
     161           $14,355                         0.091%                        0.080%                       0.010%
     162           $13,929                         0.091%                        0.080%                       0.010%
     163           $13,621                         0.041%                        0.030%                       0.010%
     164           $13,821                         0.021%                        0.010%                       0.010%
     165           $13,431                         0.091%                        0.080%                       0.010%
     166           $12,793                         0.041%                        0.030%                       0.010%
     167           $12,981                         0.041%                        0.030%                       0.010%
     168           $13,081                         0.021%                        0.010%                       0.010%
     169           $12,868                         0.041%                        0.030%                       0.010%
     170           $12,627                         0.021%                        0.010%                       0.010%
     171           $12,492                         0.071%                        0.060%                       0.010%
     172           $11,946                         0.071%                        0.060%                       0.010%
     173           $12,095                         0.071%                        0.060%                       0.010%
     174           $12,251                         0.041%                        0.030%                       0.010%
     175           $12,043                         0.061%                        0.030%                       0.030%
     176           $14,755                         0.041%                        0.030%                       0.010%
     177           $11,851                         0.041%                        0.030%                       0.010%
     178           $12,105                         0.071%                        0.060%                       0.010%
     179           $11,598                         0.041%                        0.030%                       0.010%
     180           $11,457                         0.041%                        0.030%                       0.010%
     181           $11,550                         0.021%                        0.010%                       0.010%
     182           $10,482                         0.041%                        0.030%                       0.010%
     183           $10,515                         0.041%                        0.030%                       0.010%
     184           $10,345                         0.021%                        0.010%                       0.010%
     185           $11,110                         0.041%                        0.030%                       0.010%
     186            $9,650                         0.021%                        0.010%                       0.010%
     187            $9,626                         0.041%                        0.030%                       0.010%
     188            $9,523                         0.041%                        0.030%                       0.010%
     189            $8,255                         0.071%                        0.060%                       0.010%
     190            $8,532                         0.041%                        0.030%                       0.010%
     191            $8,282                         0.041%                        0.030%                       0.010%
     192            $6,427                         0.041%                        0.030%                       0.010%
     193            $6,556                         0.041%                        0.030%                       0.010%


Sequence   Ownership Interest   Cross-Collateralized Loans   Original Amortization (months) (4)   ARD Loan   Grace Period
--------   ------------------   --------------------------   ----------------------------------   --------   ------------
       1   Fee                  No                                       Scheduled Amortization   No                    0
       2   Fee                  No                                                          360   No                    0
       3   Fee                  No                                                          360   No                    5
       4   Fee                  No                                                                No                    0
       5   Fee                  No                                                          360   No                    5
       6   Fee                  No                                                          360   No                    5
       7   Fee                  No                                                          360   No                    5
       8   Fee                  No                                                          360   No                    5
       9   Fee                  No                                                          360   No                    5
    10.1   Fee
    10.2   Fee
    10.3   Fee
    10.4   Fee
    10.5   Fee
    10.6   Fee
      10   Fee                  No                                                          360   No                    5
      11   Fee                  No                                                          360   No                    0
      12   Fee                  No                                                          300   No                    5
      13   Fee                  No                                                                Yes                   5
      14   Fee                  Yes(BACM 06-1-A)                                            360   No                    5
      15   Fee                  Yes(BACM 06-1-A)                                            360   No                    5
                                                                                            360   No
      16   Fee                  No                                                          360   No                    5
      17   Fee                  No                                                          360   No                    7
      18   Fee                  No                                                          360   No                    5
      19   Fee                  No                                                          360   No                   10
      20   Fee                  No                                                          360   No                    5
      21   Fee                  No                                                          360   No                    5
      22   Fee                  No                                                          360   No                    5
      23   Fee                  No                                                          360   No                    5
      24   Fee                  No                                                          360   No                    5
      25   Fee                  No                                                          360   No                    5
      26   Leasehold            No                                                          360   No                    5
      27   Fee                  No                                                          360   No                    5
      28   Fee                  No                                                          360   No                    5
      29   Fee                  No                                                          360   No                    0
      30   Fee                  No                                                                Yes                   5
      31   Fee                  No                                                          360   No                    5
      32   Fee                  No                                                          360   No                    5
    33.1   Fee

    33.2   Fee
    33.3   Fee
      33   Fee                  No                                                          360   Yes                   5
      34   Fee                  No                                                          360   Yes                   5
    35.1   Fee
    35.2   Fee
    35.3   Fee
    35.4   Fee
    35.5   Fee
      35   Fee                  No                                                          360   No                    5
      36   Fee                  No                                                          360   No                    5
      37   Fee                  No                                                          360   No                    5
    38.1   Fee
    38.2   Fee
    38.3   Fee
    38.4   Fee
    38.5   Fee
      38   Fee                  No                                                          360   No                    5
      39   Fee                  No                                                          360   No                    5
      40   Fee                  No                                                          360   No                    0
      41   Fee                  No                                                          360   No                    5
      42   Fee                  No                                                                No                    5
      43   Fee                  No                                                          360   No                    5
      44   Fee                  No                                                          360   No                    5
      45   Fee                  No                                                          360   No                    5
      46   Fee                  No                                                          300   No                    5
      47   Fee                  No                                                          360   No                    5
      48   Fee                  No                                                          360   No                    5
      49   Fee/Leasehold        No                                                          360   No                    5
      50   Fee                  No                                                          360   No                   10
      51   Fee                  No                                                          360   No                    5
      52   Fee                  No                                                          360   No                    5
      53   Fee                  No                                                          300   No                    5
      54   Fee                  No                                                          360   No                    5
      55   Fee                  No                                                          360   No                    6
      56   Fee                  No                                                          300   No                    5
      57   Fee                  No                                                          360   No                    5
      58   Fee                  No                                                          300   No                    5
      59   Fee                  No                                                          360   No                    5
      60   Fee                  No                                                          360   No                    5
      61   Fee                  No                                                          360   No                    5
      62   Fee                  No                                                          360   No                    5
      63   Fee                  No                                                          120   No                    5
      64   Fee/Leasehold        No                                                          360   No                    5
      65   Fee                  No                                                          360   No                    5
      66   Fee                  No                                                          360   No                    5
      67   Fee                  No                                                          360   No                    5
      68   Fee                  No                                                          300   No                    5
      69   Fee                  No                                                          360   No                    5
    70.1   Fee
    70.2   Fee
      70   Fee                  No                                                          360   No                    5
      71   Fee                  No                                                          360   No                    5
      72   Fee                  No                                                                No                    5
      73   Fee                  No                                                          360   No                    5
      74   Fee                  No                                                          360   No                    5
      75   Fee                  No                                                          360   No                    5
    76.1   Fee
    76.2   Fee
    76.3   Fee
      76   Fee                  No                                                          360   No                    5
      77   Fee                  No                                                          360   No                   10
      78   Fee                  No                                                          360   No                    5
      80   Fee                  No                                                          360   No                    5
      81   Fee                  No                                                          360   No                    5
      82   Fee                  No                                                          360   No                    5
      83   Fee                  No                                                          300   No                    5
      84   Fee                  No                                                          300   No                    5
      85   Fee                  No                                                          360   No                    5
      86   Fee                  No                                                          300   No                    5
      87   Fee                  No                                                          360   No                    5
      88   Fee                  No                                                          360   No                    5
      89   Fee                  No                                                          360   No                    5
      90   Fee                  No                                                          360   Yes                   5
      91   Fee                  No                                                          240   No                    5
      92   Fee                  No                                                          360   No                    5
      93   Fee                  No                                                          240   No                    5
      94   Fee                  No                                                          360   No                    5
      95   Fee                  No                                                          360   No                    5
      96   Fee                  No                                                          324   No                    5
      97   Fee                  No                                                          360   No                    5
      98   Fee                  No                                                          360   No                    5
      99   Fee                  No                                                          360   No                    5
     100   Fee                  No                                                          360   No                    5
     101   Fee                  No                                                          360   No                    5
     102   Fee                  No                                                          360   No                    5
     103   Fee                  No                                                          360   No                    5
     104   Fee                  No                                                          300   No                    5
     105   Fee                  No                                                          360   No                    5
     106   Fee                  No                                                          360   No                    5
     107   Fee                  No                                                          360   No                    5
     108   Fee                  No                                                          360   No                    5
     109   Fee                  No                                                          300   No                    5
     110   Fee                  No                                                          360   No                    5
     111   Fee                  No                                                          300   No                    5
     112   Leasehold            No                                                          360   No                    5
     113   Fee                  No                                                          360   No                    5
     114   Fee                  No                                                          360   No                    5
     115   Fee                  No                                                          300   No                    5
   116.1   Fee
   116.2   Fee
     116   Fee                  No                                                          360   No                    7
     117   Fee                  No                                                          360   No                    5
   118.1   Fee
   118.2   Fee
     118   Fee                  No                                                          360   No                    5
     119   Fee                  No                                                          360   No                    5
     120   Fee                  No                                                          360   No                    5
     121   Fee                  No                                                          360   No                    5
     122   Fee                  No                                                          360   No                    7
     123   Fee                  No                                                          360   No                    5
     124   Fee                  No                                                          360   No                    5
     125   Fee                  No                                                          360   No                    5
     126   Fee                  No                                                          360   No                    5
     127   Fee                  No                                                          360   No                    7
     128   Fee                  No                                                          360   No                    5
     129   Fee                  No                                                          360   No                    5
     130   Fee                  No                                                          360   No                    5
     131   Fee                  No                                                          360   No                    5
     132   Fee                  No                                                          180   No                    5
     133   Fee                  No                                                          300   No                    5
     134   Fee                  No                                                          360   No                    5
     135   Fee                  No                                                          360   No                    5
     136   Fee                  No                                                          360   No                    5
     137   Fee                  No                                                          360   No                    5
     138   Fee                  No                                                          352   No                    5
     139   Fee                  No                                                          360   No                    5
     140   Fee                  No                                                          360   No                    5
     141   Fee                  No                                                          360   No                    5
     142   Fee                  No                                                          360   No                    5
     143   Fee                  No                                                          360   No                    5
     144   Fee                  No                                                          300   No                    5
     145   Fee                  No                                                          360   No                    5
     146   Fee                  No                                                          360   No                    5
     147   Fee                  No                                                          360   No                    5
     148   Fee                  No                                                          180   No                    5
     149   Fee                  No                                                          300   No                    5
     150   Fee                  No                                                          300   No                    5
     151   Fee                  No                                                          360   No                    5
     152   Fee                  No                                                          360   No                    5
     153   Fee                  No                                                          360   No                    5
     154   Fee                  No                                                          360   No                    5
     155   Fee                  No                                                                No                    0
     156   Fee                  No                                                          360   No                    5
     157   Fee                  No                                                          330   No                    5
     158   Fee                  No                                                          360   No                    5
     159   Fee                  No                                                          360   No                    5
     160   Fee                  No                                                          360   No                    7
     161   Fee                  No                                                          360   No                    5
     162   Fee                  No                                                          360   No                    5
     163   Fee                  No                                                          360   No                    5
     164   Fee                  No                                                          360   No                    5
     165   Fee                  No                                                          360   No                    5
     166   Fee                  No                                                          360   No                    5
     167   Fee                  No                                                          360   No                    5
     168   Fee                  No                                                          360   No                    5
     169   Fee                  No                                                          360   No                    5
     170   Fee                  No                                                          360   No                    5
     171   Fee                  No                                                          360   No                    5
     172   Fee                  No                                                          360   No                    5
     173   Fee                  No                                                          360   No                    5
     174   Fee                  No                                                          360   No                    5
     175   Fee                  No                                                          352   No                    5
     176   Leasehold            No                                                          221   No                    5
     177   Fee                  No                                                          360   No                    5
     178   Fee                  No                                                          324   No                    5
     179   Fee                  No                                                          360   No                    5
     180   Fee                  No                                                          360   No                    5
     181   Fee                  No                                                          360   No                    5
     182   Fee                  No                                                          360   No                    5
     183   Fee                  No                                                          360   No                    5
     184   Fee                  No                                                          360   No                    5
     185   Fee                  No                                                          300   No                    5
     186   Fee                  No                                                          360   No                    5
     187   Fee                  No                                                          360   No                    5
     188   Fee                  No                                                          360   No                    5
     189   Fee                  No                                                          360   No                   10
     190   Fee                  No                                                          360   No                    5
     191   Fee                  No                                                          360   No                    5
     192   Fee                  No                                                          360   No                    5
     193   Fee                  No                                                          300   No                    5


1 Two Mortgaged Properties related to Loan No. 20051519 and Loan No. 20051383 are located in Mexico City, Mexico and Grand Cayman, Cayman Islands, respectively.

2 Rates are full precision in the "BACM2006_1.xls" file located on the computer diskette.

3 Administrative Fee Rate includes the rates at which the master servicing fee (and any sub-servicing fee) and trustee fee accrue.

4 For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day

5 Each of the Mortgaged Properties related to Loan No. 59414 has a value based on either the year opened or year built, depending on the related child development center.

6     Year renovated based on appraisal.

7 For the Mortgaged Properties related to Loan No. 59414, occupancy is based on a utilization rate.

8 For the Mortgaged Properties related to Loan No. 59414, occupancy date is based on a trailing twelve month utilization rate.

9 The borrower for Loan No. 59414 receives an annual payment of $90,800,000 (via the "Master Lease").

10 For Mortgage Loan No. 59414 the Most Recent NOI and Full Year NOI represent the EBITDAs of the underlying properties.

11 For the Mortgaged Properties related to Loan No. 59401, four of the five properties contain trailing twelve month Most Recent Financials ending August 31, 2005 and one ending June 30, 2005.

12 Loan No. 59414 is secured by 713 properties which are broken out separately on Annex A2.

13    A sampling of 25% of the Mortgaged Properties was reviewed for Loan No.
      59414.

14 The related appraiser performed appraisals on 393 of the 713 properties in the related Mortgage Loan portfolio for Loan No. 59414, from which the appraiser extrapolated a value based on a formula for the remainder of the properties.

                                   SCHEDULE II

            Sub-Servicing Agreements in Effect as of the Closing Date

            1. Sub-Servicing Agreement, dated as of March 1, 2006, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and GMAC COMMERCIAL MORTGAGE CORPORATION, as Sub-Servicer. 2. Sub-Servicing Agreement, dated as of March 1, 2006, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and SUNTRUST BANK, as Sub-Servicer.

            3. Sub-Servicing Agreement, dated as of March 1, 2006, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Sub-Servicer.

            4. Sub-Servicing Agreement, dated as of March 1, 2006, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, CAPSTONE REALTY ADVISORS, LLC, COLLATERAL MORTGAGE CAPITAL, LLC, LAUREATE CAPITAL LLC, CBRE MELODY OF TEXAS, LP, and NORTHMARQ CAPITAL, INC., each as Sub-Servicers.

            5. Sub-Servicing Agreement, dated as of March 1, 2006, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and MIDLAND LOAN SERVICES, INC., as Sub-Servicer.

            6. Sub-Servicing Agreement, dated as of March 1, 2006, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and HOLLIDAY FENOGLIO FOWLER, L.P., as Sub-Servicer.

                                  SCHEDULE III

                  Schedule of Exceptions under Section 2.02(a)

                                      None.

                                   SCHEDULE IV

                            Class XP Reference Rates

Interest                       Class X    Interest                     Class XP
Accrual                       Reference    Accrual                    Reference
Period   Distribution Date      Rate       Period   Distribution Date    Rate
------   -----------------    ---------   --------  -----------------  ---------
 1          4/10/2006         5.746400%      43        10/10/2009      5.557800%
 2          5/10/2006         5.557900%      44        11/10/2009      5.744100%
 3          6/10/2006         5.744100%      45        12/10/2009      5.557300%
 4          7/10/2006         5.557800%      46         1/10/2010      5.557300%
 5          8/10/2006         5.744000%      47         2/10/2010      5.557300%
 6          9/10/2006         5.744000%      48         3/10/2010      5.559100%
 7         10/10/2006         5.557700%      49         4/10/2010      5.743500%
 8         11/10/2006         5.743900%      50         5/10/2010      5.557200%
 9         12/10/2006         5.557600%      51         6/10/2010      5.743400%
10          1/10/2007         5.557600%      52         7/10/2010      5.557100%
11          2/10/2007         5.557500%      53         8/10/2010      5.743400%
12          3/10/2007         5.559300%      54         9/10/2010      5.745200%
13          4/10/2007         5.745200%      55        10/10/2010      5.558900%
14          5/10/2007         5.558800%      56        11/10/2010      5.745200%
15          6/10/2007         5.745100%      57        12/10/2010      5.560400%
16          7/10/2007         5.558700%      58         1/10/2011      5.562100%
17          8/10/2007         5.745000%      59         2/10/2011      5.564100%
18          9/10/2007         5.744900%      60         3/10/2011      5.571200%
19         10/10/2007         5.558600%      61         4/10/2011      5.755200%
20         11/10/2007         5.744800%      62         5/10/2011      5.568600%
21         12/10/2007         5.558500%      63         6/10/2011      5.755600%
22          1/10/2008         5.744700%      64         7/10/2011      5.569000%
23          2/10/2008         5.558400%      65         8/10/2011      5.755600%
24          3/10/2008         5.559300%      66         9/10/2011      5.755600%
25          4/10/2008         5.744600%      67        10/10/2011      5.569000%
26          5/10/2008         5.558300%      68        11/10/2011      5.755600%
27          6/10/2008         5.744500%      69        12/10/2011      5.569000%
28          7/10/2008         5.558200%      70         1/10/2012      5.755600%
29          8/10/2008         5.744400%      71         2/10/2012      5.569000%
30          9/10/2008         5.744400%      72         3/10/2012      5.570200%
31         10/10/2008         5.558100%      73         4/10/2012      5.755600%
32         11/10/2008         5.744300%      74         5/10/2012      5.569000%
33         12/10/2008         5.558000%      75         6/10/2012      5.755600%
34          1/10/2009         5.558000%      76         7/10/2012      5.567300%
35          2/10/2009         5.558000%      77         8/10/2012      5.753800%
36          3/10/2009         5.559500%      78         9/10/2012      5.753800%
37          4/10/2009         5.744200%      79        10/10/2012      5.568200%
38          5/10/2009         5.557900%      80        11/10/2012      5.751100%
39          6/10/2009         5.744200%      81        12/10/2012      5.551400%
40          7/10/2009         5.557900%      82         1/10/2013      5.549700%
41          8/10/2009         5.744100%      83         2/10/2013      5.549600%
42          9/10/2009         5.744100%      84         3/10/2013      5.552800%

                                   SCHEDULE V

                                    IO LOANS

NOTICE TO RECIPIENT

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

IRS CIRCULAR 230 NOTICE: THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      IO     %
LoanNumber        PropertyName                            LoanTransaction    Cutoff  Balance   Amortization Type     Period  of Pool
------------------------------------------------------------------------------------------------------------------------------------
          59264   Desert Passage                                BACM 06-1        131,883,334   IO, Balloon               36     6.5%
       20050248   Waterfront at Port Chester                    BACM 06-1        110,000,000   IO, Balloon               24     5.4%
          59639   Fairmont Sonoma Mission Inn & Spa             BACM 06-1         55,000,000   Interest Only             60     2.7%
       20051519   Torre Mayor                                   BACM 06-1         55,000,000   IO, Balloon               12     2.7%
          59431   Medical Mutual Headquarters                   BACM 06-1         52,715,219   IO, Balloon               36     2.6%
       20051227   Frandor Shopping Center                       BACM 06-1         39,500,000   IO, Balloon               36     1.9%
          59551   Plaza Antonio                                 BACM 06-1         39,000,000   IO, Balloon               60     1.9%
       20051248   Metro Plaza at Jersey City                    BACM 06-1         39,000,000   IO, Balloon               36     1.9%
          59156   Jordache Distribution                         BACM 06-1         34,400,000   IO, Balloon               24     1.7%
          59355   DEA Division Headquarters                     BACM 06-1         27,000,000   Interest Only, Hyper Am   84     1.3%
       20051464   Avalon Parc Apartments                        BACM 06-1         24,100,000   IO, Balloon               48     1.2%
          59531   34 Peachtree Street                           BACM 06-1         23,200,000   IO, Balloon               36     1.1%
          59474   Accor North American Headquarters             BACM 06-1         20,800,000   IO, Balloon               36     1.0%
          59617   Camelot Apartments                            BACM 06-1         20,800,000   IO, Balloon               36     1.0%
       20051394   Montpelier II                                 BACM 06-1         18,113,000   IO, Balloon               36     0.9%
          59268   Special Data Processing Building              BACM 06-1         17,850,000   IO, Balloon               12     0.9%
          59447   Stockdale Village                             BACM 06-1         17,700,000   IO, Balloon               60     0.9%
          59484   Golden Terrace West                           BACM 06-1         16,800,000   IO, Balloon               36     0.8%
          59452   Hawthorne Place Apartments                    BACM 06-1         16,200,000   IO, Balloon               24     0.8%
          59291   Department of Homeland Security               BACM 06-1         16,000,000   Interest Only, Hyper Am  108     0.8%
          15778   Asbury Plaza                                  BACM 06-1         16,000,000   IO, Balloon               36     0.8%
          59509   Preston Glen at Bridge Mill                   BACM 06-1         15,750,000   IO, Balloon               60     0.8%
          59513   Southlake Flex Portfolio                      BACM 06-1         15,400,000   IO, Hyper Am              24     0.8%
          59480   North Park Towers                             BACM 06-1         15,000,000   IO, Hyper Am              36     0.7%
          59379   Storage Plus Portfolio                        BACM 06-1         14,128,000   IO, Balloon               60     0.7%
          16374   Legends Terrace Apartments                    BACM 06-1         14,000,000   IO, Balloon               36     0.7%
       20051381   Bass Creek Corporate Center                   BACM 06-1         13,600,000   IO, Balloon               36     0.7%
          59401   Watson and Taylor Self Storage Portfolio      BACM 06-1         12,750,000   IO, Balloon               36     0.6%
       20051279   Palermo Apartments                            BACM 06-1         12,550,000   IO, Balloon               48     0.6%
          59529   12725 Twinbrook Parkway                       BACM 06-1         12,000,000   Interest Only            120     0.6%
          59486   East Bay Oaks                                 BACM 06-1         11,900,000   IO, Balloon               36     0.6%
       20051351   Beltway 8                                     BACM 06-1         11,795,000   IO, Balloon               36     0.6%
          59483   Holiday Village                               BACM 06-1         11,600,000   IO, Balloon               36     0.6%
        9000407   Heather Ridge                                 BACM 06-1         10,800,000   IO, Balloon               48     0.5%
          59402   Wabash Landing                                BACM 06-1         10,700,000   IO, Balloon               24     0.5%
          16943   Parma Woods Apartments                        BACM 06-1         10,400,000   IO, Balloon               36     0.5%
          59433   BJ's Wholesale Club - Miami, FL               BACM 06-1          9,967,787   IO, Balloon               36     0.5%
          59466   University Springs Apartments                 BACM 06-1          9,900,000   IO, Balloon               36     0.5%
       20050864   Palisades Trailer Bowl MHP                    BACM 06-1          9,450,000   IO, Balloon               60     0.5%
        9000330   FDA Building                                  BACM 06-1          9,000,000   IO, Fully Am              21     0.4%
       20051405   24 Hour Fitness                               BACM 06-1          8,700,000   IO, Balloon               36     0.4%
          59593   Assured Self Storage                          BACM 06-1          8,300,000   IO, Balloon               12     0.4%
          59487   Eldorado Village                              BACM 06-1          8,190,000   IO, Balloon               36     0.4%
          59615   Raleigh North Apartments and                  BACM 06-1          7,673,784   IO, Balloon               36     0.4%
`                 Milbank Court Apartments                      `               `              `                   `        `
          59476   Timberhills Shopping Center                   BACM 06-1          7,400,000   Interest Only            120     0.4%
       20051361   Pontrail Apartments                           BACM 06-1          7,150,000   IO, Balloon               60     0.4%
          59583   Best Buy - Erie, PA                           BACM 06-1          7,125,000   IO, Balloon               24     0.3%
          59400   U-Lock Portfolio                              BACM 06-1          7,093,590   IO, Balloon               36     0.3%
          59504   Cimarron Crossing Apartments                  BACM 06-1          7,090,000   IO, Balloon               60     0.3%
          59491   StorQuest - Camarillo                         BACM 06-1          7,000,000   IO, Balloon               36     0.3%
          16939   Bent Tree Apartments                          BACM 06-1          7,000,000   IO, Balloon               36     0.3%
          16184   Sherwood Office Building                      BACM 06-1          6,370,000   IO, Balloon               60     0.3%
          59446   The Meadows MHC                               BACM 06-1          6,000,000   IO, Balloon               24     0.3%
          59475   Rancho Springs Medical Center                 BACM 06-1          6,000,000   IO, Hyper Am              36     0.3%
          59443   Market Square Center                          BACM 06-1          5,920,000   IO, Balloon               60     0.3%
          59545   Crossroads Storage                            BACM 06-1          5,850,000   IO, Balloon               24     0.3%
          59318   Phoenix Airport Industrial                    BACM 06-1          5,750,000   IO, Balloon               48     0.3%
       20051476   Mosaica Office Building                       BACM 06-1          5,700,000   IO, Balloon               36     0.3%
          15733   Royal Hills                                   BACM 06-1          5,700,000   IO, Balloon               24     0.3%
          59505   2324 Boston Road                              BACM 06-1          5,500,000   IO, Balloon               24     0.3%
          59607   Quest Northgate                               BACM 06-1          5,500,000   IO, Balloon               36     0.3%
          59510   Randol Crossing                               BACM 06-1          5,225,000   IO, Balloon               36     0.3%
          15095   Embassy Tower                                 BACM 06-1          5,100,000   IO, Balloon               24     0.3%
       20050944   The Carrier Building                          BACM 06-1          5,000,000   IO, Balloon               12     0.2%
          15756   Mansell Forest                                BACM 06-1          4,970,000   IO, Balloon               60     0.2%
          59582   Best Buy - Northridge, CA                     BACM 06-1          4,750,000   IO, Balloon               60     0.2%
          16154   Eagles Portfolio Roll Up                      BACM 06-1          4,700,000   IO, Balloon               24     0.2%
          59399   Space Saver Self Storage and                  BACM 06-1          4,681,410   IO, Balloon               36     0.2%
`                 Pack Rat Self Storage                         `               `              `                   `        `
          14278   Platinum Storage (Phelan)                     BACM 06-1          4,400,000   IO, Balloon               24     0.2%
          59214   Hermitage Apartments                          BACM 06-1          4,100,000   IO, Balloon               84     0.2%
       20051422   Allsize Ministorage                           BACM 06-1          4,080,000   IO, Balloon               24     0.2%
          16941   Highland House Apartments-OH                  BACM 06-1          3,650,000   IO, Balloon               36     0.2%
          15552   Meridian Retail Center                        BACM 06-1          3,575,000   IO, Balloon               12     0.2%
          58947   Stone Creek Apartments                        BACM 06-1          3,560,000   IO, Balloon               24     0.2%
          59578   Sunset Self Storage                           BACM 06-1          3,520,000   IO, Balloon               36     0.2%
          59215   Ridgeside Apartments                          BACM 06-1          3,500,000   IO, Balloon               84     0.2%
          16057   Parkway III                                   BACM 06-1          3,493,750   IO, Balloon               60     0.2%
          59441   Mansell Crossing Verizon Pad                  BACM 06-1          2,643,000   Interest Only             60     0.1%
          59574   Archer Road Business Park                     BACM 06-1          2,625,000   IO, Balloon               24     0.1%
          15475   Magnolia Building                             BACM 06-1          2,535,392   IO, Balloon               24     0.1%
          14280   American Self Storage                         BACM 06-1          2,500,000   IO, Balloon               24     0.1%
          16259   East Bend Apartments                          BACM 06-1          2,500,000   IO, Balloon               24     0.1%
          14718   Esquire House                                 BACM 06-1          2,500,000   IO, Balloon               60     0.1%
          59530   South West Self Storage                       BACM 06-1          2,380,000   IO, Balloon               24     0.1%
          16394   Bellefontaine Retail                          BACM 06-1          2,305,000   IO, Balloon               24     0.1%
          13660   Covington Lakes Retail Center                 BACM 06-1          2,280,000   IO, Balloon               36     0.1%
          15610   Northpark Drive-Ridgeland                     BACM 06-1          2,254,000   IO, Balloon               36     0.1%
          59590   OfficeMax - Phoenix, AZ                       BACM 06-1          2,240,000   IO, Balloon               12     0.1%
          59470   Hammer Ranch                                  BACM 06-1          2,100,000   IO, Balloon               60     0.1%
          15106   Ensley Square Retail                          BACM 06-1          2,100,000   IO, Balloon               36     0.1%
          16603   Lake Meridian Crossing                        BACM 06-1          1,950,000   IO, Balloon               12     0.1%
          15458   Canal Building                                BACM 06-1          1,590,000   IO, Balloon               24     0.1%
          59269   Arbors Apartments                             BACM 06-1          1,500,000   IO, Balloon               24     0.1%

                                   SCHEDULE VI

                                 ADDITIONAL DEBT

                                                                                            Existing
                                                             Loan                          Additional
LoanNumber    PropertyName                                Transaction     Cutoff Balance      Debt
-----------------------------------------------------------------------------------------------------
    59264     Desert Passage                               BACM 06-1        131,883,334         Yes
 20051519     Torre Mayor                                  BACM 06-1         55,000,000         Yes
 20051463     Wingate Inn Cincinnati - Blue Ash            BACM 06-1          4,741,361         Yes
    59414     KinderCare Portfolio                         BACM 06-1        149,625,000         Yes
    59452     Hawthorne Place Apartments                   BACM 06-1         16,200,000         Yes
    59480     North Park Towers                            BACM 06-1         15,000,000         Yes
 20051347     Willowind Apartments                         BACM 06-1          3,355,535         Yes
    16394     Bellefontaine Retail                         BACM 06-1          2,305,000         Yes
    59639     Fairmont Sonoma Mission Inn & Spa            BACM 06-1         55,000,000          No
    59431     Medical Mutual Headquarters                  BACM 06-1         52,715,219          No
    59551     Plaza Antonio                                BACM 06-1         39,000,000          No
    59531     34 Peachtree Street                          BACM 06-1         23,200,000          No
    59439     Mitsuwa Marketplace                          BACM 06-1         18,388,148          No
    59271     Shawnee Mission Medical Office Buildings     BACM 06-1         17,124,006          No
    59433     BJ's Wholesale Club - Miami, FL              BACM 06-1          9,967,787          No
    59435     Peregrine Pharmaceuticals                    BACM 06-1          7,559,189          No
    59476     Timberhills Shopping Center                  BACM 06-1          7,400,000          No
    59595     Crossroads at Santa Maria                    BACM 06-1          7,140,156          No
    59504     Cimarron Crossing Apartments                 BACM 06-1          7,090,000          No
    59597     Best Buy - Ft. Lauderdale                    BACM 06-1          5,984,187          No
    59545     Crossroads Storage                           BACM 06-1          5,850,000          No
    59541     6850 Stevenson Boulevard                     BACM 06-1          5,667,024          No
    59510     Randol Crossing                              BACM 06-1          5,225,000          No
    59075     Best Western Franklin Park Suites            BACM 06-1          4,979,199          No
    58947     Stone Creek Apartments                       BACM 06-1          3,560,000          No
    59578     Sunset Self Storage                          BACM 06-1          3,520,000          No
    59470     Hammer Ranch                                 BACM 06-1          2,100,000          No
    59549     Staples - Atascadero                         BACM 06-1          1,646,297          No
 20050248     Waterfront at Port Chester                   BACM 06-1        110,000,000          No
 20051464     Avalon Parc Apartments                       BACM 06-1         24,100,000          No
 20050864     Palisades Trailer Bowl MHP                   BACM 06-1          9,450,000          No
    15778     Asbury Plaza                                 BACM 06-1         16,000,000          No
    16374     Legends Terrace Apartments                   BACM 06-1         14,000,000          No
    16955     The Shoppes at Coldwater                     BACM 06-1         10,001,788          No
    16580     Holiday Inn Express-NW Portland              BACM 06-1          6,425,373          No
    16882     ClimaStor Perkins Road                       BACM 06-1          5,692,351          No
    15109     HUB Plaza                                    BACM 06-1          5,288,294          No
    15417     Guardian Storage Centers (StorAmerica)       BACM 06-1          4,026,880          No
    14485     Crutcher Apartments                          BACM 06-1          3,327,414          No
    14493     Strawberry Meadows Apartments                BACM 06-1          3,183,392          No
    16259     East Bend Apartments                         BACM 06-1          2,500,000          No
  9000330     FDA Building                                 BACM 06-1          9,000,000          No


             Existing Additional Debt Amount       Existing Additional Debt Description
---------------------------------------------------------------------------------------------------
    59264                        303,766,666       A-2 Pari-Passu ($131.883MM); A-3 Pari-Passu
 20051519                                          ($131.883MM); Mezz($40MM)
 20051463        Yes - $75,000,000(secured);       $55,000,000 (pari passu); $20,000,000 (B-Note);
    59414          $73,844,655.94(unsecured)       73,844,655.94 (unsecured)
    59452                            937,520       Subordinate Unsecured
    59480                        550,000,000       A-1 Pari-Passu ($150MM); A-3 Pari-Passu ($150MM);
 20051347                                          Junior A Note ($200MM); Mezz ($50MM)
    16394                          2,000,000       Mezzanine
    59639                         17,400,000       Mezzanine
    59431                            350,000       Mezzanine
    59551                            165,000       Subordinate Secured
    59531
    59439
    59271
    59433
    59435
    59476
    59595
    59504
    59597
    59545
    59541
    59510
    59075
    58947
    59578
    59470
    59549
 20050248
 20051464
 20050864
    15778
    16374
    16955
    16580
    16882
    15109
    15417
    14485
    14493
    16259
  9000330


                  Future Debt
                   Permitted?      Future Debt Amount Permitted
----------------------------------------------------------------------------
    59264             Yes          LTV <= 75%, DSCR >= 1.25x
 20051519             Yes          20,000,000
 20051463             Yes          Maximum of 937,520; LTV <= 90%
    59414             No
    59452             No
    59480             No
 20051347             No
    16394             No
    59639             Yes          LTV <= 60%, DSCR >= 1.20x
    59431             Yes
    59551             Yes          After 2 years: LTV <= 70%; DSCR >= 1.15x
    59531             Yes          LTV <= 80%; DSCR >= 1.15x
    59439             Yes
    59271             Yes          After 2 years: LTV <= 90%, DSCR >= 1.10x
    59433             Yes
    59435             Yes
    59476             Yes          LTV <=65%, DSCR >=1.30x
    59595             Yes          After 2 years: LTV <= 65%; DSCR >= 1.30x
    59504             Yes          LTV <= 80%, DSCR >= 1.15x
    59597             Yes          LTV <= 70%; DSCR >= 1.20x
    59545             Yes          After 2 years: LTV <= 75%, DSCR >= 1.25x
    59541             Yes          LTV <=80%, DSCR >=1.20x
    59510             Yes          LTV <=80%, DSCR >=1.15x
    59075             Yes          After 23 payments: LTV <=75%, DSCR >=1.40x
    58947             Yes          After 3 years: LTV <= 80%, DSCR >= 1.15x
    59578             Yes          After 2 years: LTV <=80%, DSCR >=1.20x
    59470             Yes          LTV <= 80%, DSCR >= 1.25x
    59549             Yes          After 2 years: LTV <= 80%, DSCR >= 1.20x
 20050248             Yes          DSCR >= 1.10x; LTV <= 80%
 20051464             Yes          LTV <= 85%; DSCR >= 1.10x
 20050864             Yes          LTV <= 75%
    15778             Yes          LTV <= 80%; DSCR >= 1.20x
    16374             Yes          LTV <= 80%; DSCR >= 1.20x
    16955             Yes          DSCR >= 1.25x
    16580             Yes          LTV <= 70%; DSCR >= 1.50x
    16882             Yes          LTV <= 80%; DSCR >= 1.30x
    15109             Yes
    15417             Yes          LTV <= 80%; DSCR >= 1.25x
    14485             Yes          LTV <= 80%; DSCR >= 1.20x
    14493             Yes          LTV <= 80%; DSCR >= 1.20x
    16259             Yes          LTV <= 80%; DSCR >= 1.20x
  9000330             Yes          LTV <= 85%, DSCR >= 1.20x




                         Future Debt Description                                          % of Pool
--------------------------------------------------------------------------------------------------
    59264                Mezzanine                                                          6.5%
 20051519                C-Note                                                             2.7%
 20051463                Subordinate Unsecured                                              0.2%
    59414                                                                                   7.3%
    59452                                                                                   0.8%
    59480                                                                                   0.7%
 20051347                                                                                   0.2%
    16394                                                                                   0.1%
    59639                Mezzanine                                                          2.7%
    59431                Line of Credit (Unsecured Debt)                                    2.6%
    59551                Mezzanine                                                          1.9%
    59531                Mezzanine                                                          1.1%
    59439                Line of Credit (Unsecured Debt)                                    0.9%
    59271                Mezzanine                                                          0.8%
    59433                Line of Credit (Unsecured Debt)                                    0.5%
    59435                Line of Credit (Unsecured Debt)                                    0.4%
    59476                Mezzanine                                                          0.4%
    59595                Mezzanine                                                          0.4%
    59504                Subordinate Secured                                                0.3%
    59597                Mezzanine                                                          0.3%
    59545                Mezzanine                                                          0.3%
    59541                Mezzanine                                                          0.3%
    59510                Mezzanine                                                          0.3%
    59075                Mezzanine                                                          0.2%
    58947                Mezzanine                                                          0.2%
    59578                Mezzanine/Subordinate Secured                                      0.2%
    59470                Mezzanine                                                          0.1%
    59549                Mezzanine                                                          0.1%
 20050248                Mezzanine                                                          5.4%
 20051464                Mezzanine                                                          1.2%
 20050864                Mezzanine                                                          0.5%
    15778                Subordinate Secured                                                0.8%
    16374                Subordinate Secured                                                0.7%
    16955                Secured/Unsecured/Mezzanine                                        0.5%
    16580                Subordinate Secured                                                0.3%
    16882                Subordinate Secured                                                0.3%
    15109                Short term unsecured loans from affiliates of the borrower         0.3%
    15417                Subordinate Secured                                                0.2%
    14485                Subordinate Secured                                                0.2%
    14493                Subordinate Secured                                                0.2%
    16259                Subordinate Secured                                                0.1%
  9000330                Mezzanine                                                          0.4%

                                 SCHEDULE VII

                         Schedule of Controlling Holders

Directing Certificateholder

Anthracite Capital, Inc., at Anthracite Capital, Inc., 40 East 52nd Street, 7th Floor, New York, New York 10022, Attention: Richard Shea and Daniel Sefcik, telecopy number: (212) 754-8758.

                                  SCHEDULE VIII

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

            The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria":


--------------------------------------------------------------------------------------------------------------------------
                                             Relevant Servicing Criteria                             Applicable Party(ies)
--------------------------------------------------------------------------------------------------------------------------
        Reference                                     Criteria
--------------------------------------------------------------------------------------------------------------------------
                                          General Servicing Considerations
----------------                                                                                      --------------------

----------------                                                                                      --------------------
                                                                                                             Trustee
                                                                                                         Master Servicer
                   Policies and procedures are instituted to monitor any performance or other            Special Servicer
1122(d)(1)(i)      triggers and events of default in accordance with the transaction agreements.         Primary Servicer
----------------                                                                                      --------------------
                                                                                                             Trustee
                   If any material servicing activities are outsourced to third parties, policies        Master Servicer
                   and procedures are instituted to monitor the third party's performance and            Special Servicer
1122(d)(1)(ii)     compliance with such servicing activities.                                            Primary Servicer
----------------                                                                                      --------------------
                   Any requirements in the transaction agreements to maintain a back-up servicer              N/A
1122(d)(1)(iii)    for the mortgage loans are maintained.
----------------                                                                                      --------------------
                   A fidelity bond and errors and omissions policy is in effect on the party                 Trustee
                   participating in the servicing function throughout the reporting period in the        Master Servicer
                   amount of coverage required by and otherwise in accordance with the terms of the      Special Servicer
1122(d)(1)(iv)     transaction agreements.                                                               Primary Servicer
----------------                                                                                      --------------------
                                          Cash Collection and Administration
----------------                                                                                      --------------------
                   Payments on mortgage loans are deposited into the appropriate custodial bank              Trustee
                   accounts and related bank clearing accounts no more than two business days            Master Servicer
                   following receipt, or such other number of days specified in the transaction          Special Servicer
1122(d)(2)(i)      agreements.                                                                           Primary Servicer
----------------                                                                                      --------------------
                   Disbursements made via wire transfer on behalf of an obligor or to an investor            Trustee
1122(d)(2)(ii)     are made only by authorized personnel.
----------------                                                                                      --------------------
                   Advances of funds or guarantees regarding collections, cash flows or                  Master Servicer
                   distributions, and any interest or other fees charged for such advances, are          Special Servicer
1122(d)(2)(iii)    made, reviewed and approved as specified in the transaction agreements.                   Trustee
----------------                                                                                      --------------------
                   The related accounts for the transaction, such as cash reserve accounts or                Trustee
                   accounts established as a form of overcollateralization, are separately               Master Servicer
                   maintained (e.g., with respect to commingling of cash) as set forth in the            Special Servicer
1122(d)(2)(iv)     transaction agreements.                                                               Primary Servicer
----------------                                                                                      --------------------
                   Each custodial account is maintained at a federally insured depository                    Trustee
                   institution as set forth in the transaction agreements. For purposes of this          Master Servicer
                   criterion, "federally insured depository institution" with respect to a foreign       Special Servicer
                   financial institution means a foreign financial institution that meets the            Primary Servicer
1122(d)(2)(v)      requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
----------------                                                                                      --------------------
                                                                                                         Master Servicer
                                                                                                         Special Servicer
                                                                                                             Trustee
1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.                 Primary Servicer
----------------                                                                                      --------------------
                   Reconciliations are prepared on a monthly basis for all asset-backed securities           Trustee
                   related bank accounts, including custodial accounts and related bank clearing         Master Servicer
                   accounts. These reconciliations are (A) mathematically accurate; (B) prepared         Special Servicer
                   within 30 calendar days after the bank statement cutoff date, or such other           Primary Servicer
                   number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and
                   (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other
1122(d)(2)(vii)    number of days specified in the transaction agreements.
----------------                                                                                      --------------------
                                          Investor Remittances and Reporting
----------------                                                                                      --------------------
                   Reports to investors, including those to be filed with the Commission, are                Trustee
                   maintained in accordance with the transaction agreements and applicable
                   Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of
1122(d)(3)(i)      mortgage loans serviced by the Servicer.
----------------                                                                                      --------------------
                   Amounts due to investors are allocated and remitted in accordance with                    Trustee
                   timeframes, distribution priority and other terms set forth in the transaction
1122(d)(3)(ii)     agreements.
----------------                                                                                      --------------------
                   Disbursements made to an investor are posted within two business days to the              Trustee
                   Servicer's investor records, or such other number of days specified in the
1122(d)(3)(iii)    transaction agreements.
----------------                                                                                      --------------------
                   Amounts remitted to investors per the investor reports agree with cancelled               Trustee
1122(d)(3)(iv)     checks, or other form of payment, or custodial bank statements.
----------------                                                                                      --------------------
                                Pool Asset Administration
----------------                                                                                      --------------------
                                                                                                             Trustee
                                                                                                         Master Servicer
                   Collateral or security on mortgage loans is maintained as required by the             Special Servicer
1122(d)(4)(i)      transaction agreements or related mortgage loan documents.                            Primary Servicer
----------------                                                                                      --------------------
                   Mortgage loan and related documents are safeguarded as required by the                    Trustee
1122(d)(4)(ii)     transaction agreements.
----------------                                                                                      --------------------
                                                                                                             Trustee
                   Any additions, removals or substitutions to the asset pool are made, reviewed         Master Servicer
                   and approved in accordance with any conditions or requirements in the                 Special Servicer
1122(d)(4)(iii)    transaction agreements.                                                               Primary Servicer
----------------                                                                                      --------------------
                   Payments on mortgage loans, including any payoffs, made in accordance with the        Master Servicer
                   related mortgage loan documents are posted to the Servicer's obligor records          Special Servicer
                   maintained no more than two business days after receipt, or such other number of      Primary Servicer
                   days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage
1122(d)(4)(iv)     loan documents.
----------------                                                                                      --------------------
                   The Servicer's records regarding the mortgage loans agree with the Servicer's         Master Servicer
1122(d)(4)(v)      records with respect to an obligor's unpaid principal balance.                        Primary Servicer
----------------                                                                                      --------------------
                   Changes with respect to the terms or status of an obligor's mortgage loans            Master Servicer
                   (e.g., loan modifications or re-agings) are made, reviewed and approved by            Special Servicer
                   authorized personnel in accordance with the transaction agreements and related        Primary Servicer
1122(d)(4)(vi)     pool asset documents.
----------------                                                                                      --------------------
                   Loss mitigation or recovery actions (e.g., forbearance plans, modifications and       Master Servicer
                   deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are      Special Servicer
                   initiated, conducted and concluded in accordance with the timeframes or other
1122(d)(4)(vii)    requirements established by the transaction agreements.
----------------                                                                                      --------------------
                   Records documenting collection efforts are maintained during the period a             Master Servicer
                   mortgage loan is delinquent in accordance with the transaction agreements. Such       Special Servicer
                   records are maintained on at least a monthly basis, or such other period              Primary Servicer
                   specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed
1122(d)(4)(viii)   temporary (e.g., illness or unemployment).
----------------                                                                                      --------------------
                   Adjustments to interest rates or rates of return for mortgage loans with              Master Servicer
1122(d)(4)(ix)     variable rates are computed based on the related mortgage loan documents.             Primary Servicer
----------------                                                                                      --------------------
                   Regarding any funds held in trust for an obligor (such as escrow accounts): (A)       Master Servicer
                   such funds are analyzed, in accordance with the obligor's mortgage loan               Primary Servicer
                   documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                   and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified
1122(d)(4)(x)      in the transaction agreements.
----------------                                                                                      --------------------
                   Payments made on behalf of an obligor (such as tax or insurance payments) are         Master Servicer
                   made on or before the related penalty or expiration dates, as indicated on the        Primary Servicer
                   appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or
1122(d)(4)(xi)     such other number of days specified in the transaction agreements.
----------------                                                                                      --------------------
                   Any late payment penalties in connection with any payment to be made on behalf        Master Servicer
                   of an obligor are paid from the servicer's funds and not charged to the obligor,      Primary Servicer
1122(d)(4)(xii)    unless the late payment was due to the obligor's error or omission.
----------------                                                                                      --------------------
                   Disbursements made on behalf of an obligor are posted within two business days        Master Servicer
                   to the obligor's records maintained by the servicer, or such other number of          Primary Servicer
1122(d)(4)(xiii)   days specified in the transaction agreements.
----------------                                                                                      --------------------
                   Delinquencies, charge-offs and uncollectible accounts are recognized and              Master Servicer
1122(d)(4)(xiv)    recorded in accordance with the transaction agreements.                               Primary Servicer
----------------                                                                                      --------------------
                   Any external enhancement or other support, identified in Item 1114(a)(1) through            N/A
                   (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction
1122(d)(4)(xv)     agreements.
----------------                                                                                      --------------------

----------------                                                                                      --------------------


                                   SCHEDULE IX
                         Additional Form 10-D Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.4 of the Pooling and Servicing Agreement to disclose to the Depositor and the Trustee any information described in the corresponding Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).

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                    Item on Form 10-D                                   Party Responsible
---------------------------------------------------------------------------------------------------------------------
Item 1A: Distribution and Pool Performance Information:    o     Master Servicer

o     Item 1121(a)(13) of Regulation AB                    o     Trustee
---------------------------------------------------------------------------------------------------------------------
Item 1B: Distribution and Pool Performance Information:    o     Trustee
o     Item 1121 (a)(14) of Regulation AB                   o     Depositor
---------------------------------------------------------------------------------------------------------------------
Item 2: Legal Proceedings:                                 o     Master Servicer (as to itself)
o     Item 1117 of Regulation AB                           o     Special Servicer (as to itself)
                                                           o     Trustee (as to itself)
                                                           o     Depositor (as to itself)
                                                           o     Primary Servicer (as to itself)
                                                           o     Any other Reporting Servicer (as to itself)
                                                           o     Trustee/Master Servicer/Depositor/Special Servicer
                                                                 as to the Trust
                                                           o     Each Seller as sponsor (as defined in Regulation AB)
                                                           o     Originators under Item 1110 of Regulation AB
                                                           o     Party under Item 1100(d)(1) of Regulation AB
---------------------------------------------------------------------------------------------------------------------
Item 3: Sale of Securities and Use of Proceeds             o     Depositor
---------------------------------------------------------------------------------------------------------------------
Item 4: Defaults Upon Senior Securities                    o     Trustee
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Item 5: Submission of Matters to a Vote of Security        o     Trustee
Holders
---------------------------------------------------------------------------------------------------------------------
Item 6:  Significant Obligors of Pool Assets               o     Depositor
                                                           o     Sponsor
                                                           o     Mortgage Loan Seller
                                                           o     Master Servicer
                                                           o     Primary Servicer (as to loans serviced by it)
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Item 7:  Significant Enhancement Provider Information      o     Depositor
---------------------------------------------------------------------------------------------------------------------
Item 8:  Other Information                                 o     Trustee
                                                           o     Any other party responsible for disclosure items on
                                                                 Form 8-K
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Item 9:  Exhibits                                          o     Depositor
                                                           o     Master Servicer
                                                           o     Special Servicer
                                                           o     Trustee
                                                           o     Primary Servicer
---------------------------------------------------------------------------------------------------------------------

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                                   SCHEDULE X
                         Additional Form 10-K Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.5 of the Pooling and Servicing Agreement to disclose to the Depositor and the Trustee any information described in the corresponding Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).

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                 Item on Form 10-K                                               Party Responsible
-------------------------------------------------------------------------------------------------------------------------
Item 1B: Unresolved Staff Comments                         o        Depositor
-------------------------------------------------------------------------------------------------------------------------
Item 9B: Other Information                                 o        Trustee
                                                           o        Any other party responsible for disclosure items on
                                                                    Form 8-K
-------------------------------------------------------------------------------------------------------------------------
Item 15: Exhibits, Financial Statement Schedules           o        Trustee
                                                           o        Depositor
-------------------------------------------------------------------------------------------------------------------------
Additional Item:                                           o        Master Servicer (as to itself)
                                                           o        Special Servicer (as to itself)
Disclosure per Item 1117 of Regulation AB                  o        Trustee (as to itself)
                                                           o        Depositor (as to itself)
                                                           o        Primary Servicer (as to itself)
                                                           o        Any other Reporting Servicer (as to itself)
                                                           o        Trustee/Master Servicer/Depositor/Special Servicer as
                                                                    to the Trust
                                                           o        Each Seller as sponsor (as defined in Regulation AB)
                                                           o        Originators under Item 1110 of Regulation AB
                                                           o        Party under Item 1100(d)(1) of Regulation AB
-------------------------------------------------------------------------------------------------------------------------
Additional Item:                                           o        Master Servicer (as to itself)
Disclosure per Item 1119 of Regulation AB                  o        Special Servicer (as to itself)
                                                           o        Trustee (as to itself)
                                                           o        Depositor (as to itself)
                                                           o        Primary Servicer (as to itself)
                                                           o        Trustee/Master Servicer/Depositor/Special Servicer as
                                                                    to the Trust
                                                           o        Each Seller as sponsors (as defined in Regulation AB)
                                                           o        Originators under Item 1110 of Regulation AB
                                                           o        Party under Item 1100(d)(1) of Regulation AB
-------------------------------------------------------------------------------------------------------------------------
Additional Item:                                           o        Depositor
Disclosure per Item 1112(b) of Regulation AB               o        Each Seller as sponsor (as defined in Regulation AB)
                                                           o        Master Servicer
-------------------------------------------------------------------------------------------------------------------------
Additional Item:                                           o        Depositor
Disclosure per Items 1114(b)(2) and 1115(b) of             o        Trustee
Regulation AB                                              o        Master Servicer
-------------------------------------------------------------------------------------------------------------------------

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

                                   SCHEDULE XI
                         Form 8-K Disclosure Information

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.7 of the Pooling and Servicing Agreement to report to the Depositor and the Trustee the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has knowledge of such information (other than information as to itself).

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                    Item on Form 8-K                                          Party Responsible
-------------------------------------------------------------------------------------------------------------
Item 1.01- Entry into a Material Definitive Agreement      o        Trustee/Master Servicer/Depositor/Special
                                                                    Servicer as to the Trust
-------------------------------------------------------------------------------------------------------------
Item 1.02- Termination of a Material Definitive Agreement  o        Trustee/Master Servicer/Depositor/Special
                                                                    Servicer as to the Trust
-------------------------------------------------------------------------------------------------------------
Item 1.03- Bankruptcy or Receivership                      o        Depositor
-------------------------------------------------------------------------------------------------------------
Item 2.04- Triggering Events that Accelerate or Increase   o        Trustee
a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement
-------------------------------------------------------------------------------------------------------------
Item 3.03- Material Modification to Rights of Security
Holders                                                    o        Trustee
-------------------------------------------------------------------------------------------------------------
Item 5.03- Amendments of Articles of Incorporation or      o        Depositor
Bylaws; Change of Fiscal Year
-------------------------------------------------------------------------------------------------------------
Item 6.01- ABS Informational and Computational Material    o        Depositor
-------------------------------------------------------------------------------------------------------------
Item 6.02- Change of Servicer or Trustee                   o        Master Servicer
                                                           o        Special Servicer
                                                           o        Primary Servicer
                                                           o        Trustee
                                                           o        Depositor
-------------------------------------------------------------------------------------------------------------
Item 6.03- Change in Credit Enhancement or External        o        Depositor
Support                                                    o        Trustee
-------------------------------------------------------------------------------------------------------------
Item 6.04- Failure to Make a Required Distribution         o        Trustee
-------------------------------------------------------------------------------------------------------------
Item 6.05- Securities Act Updating Disclosure              o        Depositor
-------------------------------------------------------------------------------------------------------------
Item 7.01- Regulation FD Disclosure                        o        Depositor
-------------------------------------------------------------------------------------------------------------
Item 8.01                                                  o        Depositor
-------------------------------------------------------------------------------------------------------------
Item 9.01                                                  o        Depositor
                                                           o        Master Servicer
                                                           o        Special Servicer
                                                           o        Trustee
                                                           o        Primary Servicer
-------------------------------------------------------------------------------------------------------------

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